As filed with the Securities and Exchange Commission on January 22, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

_____________________________

Nevada	2834	87-0449967
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Seelos Therapeutics, Inc.
300 Park Avenue, 12th Floor
New York, NY 10022
(646) 998-6475
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

_____________________________

Raj Mehra, Ph.D.
President, Chief Executive Officer and Chairman of the Board of Directors
Seelos Therapeutics, Inc.
300 Park Avenue, 12th Floor
New York, NY 10022
(646) 998-6475
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________

Copies to:

Jeffrey T. Hartlin, Esq. Samantha H. Eldredge, Esq. Paul Hastings LLP 1117 S. California Avenue Palo Alto, CA 94304 (650) 320-1804	Joseph Smith Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

_____________________________

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

_____________________________

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of common stock, $0.001 par value per share	$13,800,000(1)(2)	$1,791.24

(1)	Includes the price of additional shares of common stock that the underwriters have the option to purchase to cover over-allotments.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

_____________________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

Subject To Completion, Dated January 21, 2020

PRELIMINARY PROSPECTUS

         Shares
Common Stock

We are offering         shares of our common stock in this offering.

Our common stock is listed on the Nasdaq Capital Market under the symbol "SEEL." On January 17, 2020, the last reported sale price per share of our common stock was $1.52.

The recent market price used throughout this prospectus may not be indicative of the final offering price. The final public offering price will be determined through negotiation between us and the underwriters based upon a number of factors, including our history and our prospects, the industry in which we operate, our past and present operating results, the previous experience of our executive officers and the general condition of the securities markets at the time of this offering.

You should read this prospectus, together with additional information described under the heading "Where You Can Find More Information", carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading "Risk Factors" beginning on page 7 of this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1) Does not include accountable expense allowance equal to $90,000 payable to the underwriters. In addition, we will reimburse the underwriters for certain other expenses. See the section of this prospectus entitled "Underwriting" for additional disclosure regarding underwriting discounts, commissions and expenses.

We have granted the underwriters a 45-day option to purchase up to        additional shares of common stock from us at the public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

The underwriters expect to deliver the shares against payment on              , 2020.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Benchmark Company

The date of this prospectus is                    , 2020.

TABLE OF CONTENTS

Disclosure Regarding Forward-Looking Statements	1
Prospectus Summary	2
The Offering	5
Risk Factors	6
Market and Industry Data	39
Use of Proceeds	40
Market Price of and Dividends on Securities	41
Capitalization	42
Dilution	44
Management's Discussion and Analysis of Financial Condition and Results of Operations	46
Business	63
Management	82
Executive Officer Compensation	87
Certain Relationships and Related Party Transactions	102
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	103
Description of Capital Stock	104
Underwriting	108
Legal Matters	113
Experts	113
Where You Can Find More Information	113
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	113
Index to Financial Statements	F-1

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission (the "SEC"). No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any related free writing prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have materially changed since those dates.

Unless the context otherwise requires, the terms "Seelos," "we," "us" and "our" in this prospectus refer to Seelos Therapeutics, Inc., and "this offering" refers to the offering contemplated in this prospectus.

For investors outside of the United States: We have not, and the underwriters have not, done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside of the United States.

i

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking statements" by us within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

  risks and uncertainties associated with our research and development activities, including our clinical trials and preclinical studies;

  the timing or likelihood of regulatory filings and approvals or of alternative regulatory pathways for our product candidates;

  the potential market opportunities for commercializing our product candidates;

  our expectations regarding the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and our ability to serve such markets;

  estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

  our ability to continue as a going concern;

  our ability to develop, acquire and advance our product candidates into, and successfully complete, clinical trials and preclinical studies and obtain regulatory approvals;

  the implementation of our business model and strategic plans for our business and product candidates;

  the initiation, cost, timing, progress and results of future and current preclinical studies and clinical trials, and our research and development programs;

  the terms of future licensing arrangements, and whether we can enter into such arrangements at all;

  timing and receipt or payments of licensing and milestone revenues or payments, if any;

  the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and our ability to operate our business without infringing the intellectual property rights of others;

  regulatory developments in the United States and foreign countries;

  the performance of our third party suppliers and manufacturers;

  our ability to maintain and establish collaborations or obtain additional funding;

  the success of competing therapies that are currently or may become available;

  our financial performance; and

  developments and projections relating to our competitors and our industry.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus.

We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors described in this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements contained in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make.

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase shares of our common stock, you should read this entire prospectus carefully, including the sections of this prospectus entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

The Company

Overview

We are a clinical-stage biopharmaceutical company focused on achieving efficient development of products that address significant unmet needs in Central Nervous System ("CNS") disorders and other rare disorders.

Our business model is to advance multiple late-stage therapeutic candidates with proven mechanisms of action that address large markets with unmet medical needs and for which there is a strong economic and scientific rationale for development.

Our product development pipeline is as follows:

Product	Indication	Development Phase	Development Status
SLS-002 Intranasal Racemic Ketamine	Acute Suicidal Ideation and Behavior (ASIB) for Major Depressive Disorder (MDD) and Post-Traumatic Stress Disorder (PTSD)	Phase I	Phase I data anticipated in Q1 2020

SLS-005 IV Trehalose	Sanfilippo Syndrome	Phase II	Currently screening in US

SLS-004 Gene Therapy	Parkinson's Disease (PD)	Phase II	Preclinical studies to commence soon

SLS-006 Partial Dopamine Agonist	Parkinson's Disease (PD)	Phase II/III	Evaluating studies to advance into late stage trials

SLS-007 Peptide Inhibitor	Parkinson's Disease (PD)	Pre-IND	Preclinical data expected in 2H 2020

SLS-008 CRTh2 Antagonist	Pediatric Esophagitis, Asthma, Atopic Dermatitis	Pre-IND	Formulation work underway

Lead Programs

Our lead programs are SLS-002 for the potential treatment of suicidality in major depressive disorder ("MDD") and in post-traumatic stress disorder ("PTSD"), and SLS-005 for the potential treatment of Sanfilippo syndrome.

SLS-002 is intranasal racemic ketamine with two investigational new drug applications ("INDs") for the treatment of suicidality in MDD and in PTSD. SLS-002 was originally derived from a Javelin Pharmaceuticals, Inc./Hospira, Inc. program with 16 clinical studies involving approximately 500 subjects. SLS-002 addresses an unmet need for an efficacious drug to treat suicidality in the U.S. Traditionally, anti-depressants have been used in this setting but many of the existing treatments are known to contribute to an increased risk of suicidal thoughts in some circumstances, and if and when they are effective, it often takes weeks for the full therapeutic effect to be manifested.

The clinical development program for SLS-002 includes two parallel healthy volunteer studies (Phase I), expected to be rapidly followed by pivotal registration studies after meeting with the FDA. We believe there is a large opportunity in the U.S. and European markets for products in this space. Based on information gathered from the databases of the Agency for Healthcare Research and Quality, there were more than 500,000 visits to emergency rooms for suicide attempts in 2013 in the U.S. alone. Experimental studies suggest ketamine to be a rapid, effective treatment for refractory depression and suicidality.

SLS-005 is IV Trehalose, a protein stabilizer that crosses the blood-brain-barrier, activates autophagy and lysosomal biogenesis. Based on the pre-clinical and in-vitro studies, there is a sound scientific rationale for developing Trehalose for the treatment of Sanfilippo syndrome. Trehalose is a low molecular weight disaccharide (.342 kDa) that protects against pathological processes in cells. It has been shown to penetrate muscle and cross the blood brain barrier. In animal models of several diseases associated with abnormal cellular-protein aggregation, it has been shown to reduce pathological aggregation of misfolded proteins as well as to activate autophagy pathways through the activation of Transcription Factor EB ("TFEB"), a key factor in lysosomal and autophagy gene expression. Activation of TFEB is an emerging therapeutic target for a number of diseases with pathologic accumulation of storage material. Trehalose 90 mg/mL IV solution has demonstrated promising clinical potential in prior phase 2 clinical development for oculopharyngeal muscular dystrophy ("OPMD") and spinocerebellar ataxia type 3 ("SCA3"), also known as Machado Joseph disease, with a good safety profile and encouraging efficacy results. Pathological accumulation of protein aggregates within cells, whether in the CNS or in muscle, eventually leads to loss of function and ultimately cell death. Prior preclinical studies indicate that this platform has the potential to prevent mutant protein aggregation in other devastating PolyA/PolyQ diseases.

Additionally, we are developing several preclinical programs, most of which have well-defined mechanisms of action, including: SLS-004, licensed from Duke University, and SLS-007, licensed from The Regents of the University of California, for the potential treatment of Parkinson's Disease ("PD"), SLS-008, targeted at chronic inflammation in asthma and orphan indications such as pediatric esophagitis, SLS-010 in narcolepsy and related disorders and SLS-012, an injectable therapy for post-operative pain management.

Recent Developments

We recently announced interim data from our Phase I study of SLS-002. The study demonstrated that 60mg of SLS-002, when administered as a monotherapy and in combination with an oral antidepressant, was generally safe and well-tolerated. Further, on January 6, 2020, we announced the scheduling of a Type C meeting with the U.S. Food and Drug Administration ("FDA") in March 2020. In connection with this meeting, we will seek guidance for an adaptive Phase III trial of SLS-002 for Acute Suicidal Ideation and Behavior ("ASIB") in patients with MDD.

As a result of the scheduling of the Type C meeting and the Fast Track designation for SLS-002 for the treatment of ASIB in patients with MDD, we believe we are well positioned to take advantage of the FDA's expedited programs for drug development and review.

Strategy and Ongoing Programs

SLS-002: The clinical development program for SLS-002 includes two parallel healthy volunteer studies (Phase I), expected to be rapidly followed by pivotal registration studies after meeting with the FDA. We have scheduled a Type C meeting with the FDA in March 2020 to seek guidance for an adaptive Phase III trial of SLS-002 for ASIB in patients with MDD.

SLS-005 is undergoing a clinical trial which is a combined Phase IIb/III, multicenter study designed to assess safety, tolerability and efficacy of IV Trehalose in Sanfilippo syndrome A and B patients. Outcome measures include functional outcomes, biomarkers, neuro-cognitive assessments and quality of life measurements. Additionally, we intend to include Sanfilippo syndrome C and D patients as well as Sanfilippo syndrome A and B patients that do not meet the criteria of inclusion for the Phase IIb/III study in a separate expanded patient access study.

SLS-004 is an all-in-one lentiviral vector, targeted for gene editing through DNA methylation within intron 1 of the SNCA gene responsible for expressing alpha-synuclein protein. SLS-004, when delivered to dopaminergic neurons derived from human induced pluripotent stem cells (hiPSCs) of a PD patient, modified the expression on alpha-synuclein and exhibited reversal of the disease-related cellular-phenotypes characteristics of the neurons. The role of mutated SNCA in PD pathogenesis and the need to maintain the normal physiological levels of alpha-synuclein protein emphasize the so-far unmet need to develop new therapeutic strategies, such as SLS-004, targeting the regulatory mechanism of alpha-synuclein expression.

SLS-006 is a true partial dopamine agonist, originally developed by Wyeth Pharmaceuticals, Inc., with previous clinical studies on 340 subjects in various Phase I and Phase II studies. It is a potent D2/D3 agonist/antagonist that has shown promising efficacy with statistical significance in Phase II studies in early stage PD patients and an attractive safety profile. Moreover, it has also shown synergistic effect with reduced doses of L-DOPA. We are evaluating studies to advance the product candidate into late stage trials.

SLS-007 is a rationally designed peptide-based approach, targeting the NACore (nonamyloid component core) of alpha-synuclein to inhibit the protein from aggregation. Recent in-vitro and cell culture research have shown SLS-007 has the ability to stop the propagation and seeding of α-synuclein aggregates. We will evaluate the potential for in-vivo delivery of SLS-007 in a PD transgenic mice model. The goal will be to establish in-vivo pharmacokinetics/pharmacodynamics and target engagement parameters of SLS-007, a family of anti-alpha-synuclein peptidic inhibitors.

SLS-008 is an orally available antagonist for Chemoattractant Receptor-homologous molecules expressed on TH2 cells ("CRTh2"), targeted at chronic inflammation in asthma and orphan indications such as pediatric esophagitis. We have a "family" of compounds under our SLS-008 program. We intend to file an IND after completion of IND-enabling studies, which are currently in progress, in an undisclosed pediatric orphan indication where there is a high unmet need for an effective oral therapy.

Additionally, we are developing several preclinical programs, most of which have well-defined mechanisms of action, including:

  SLS-010, an oral histamine H3A receptor antagonist that shows promising activity in narcolepsy and related disorders; and
  SLS-012, an injectable therapy for post-operative pain management.

Corporate Information

Our principal executive offices are located at 300 Park Avenue, 12th Floor, New York, NY 10022, and our telephone number is (646) 293-2100. Our website is located at www.seelostherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of, this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC's website at http://www.sec.gov.

We are a "smaller reporting company" as defined in Rule 12b-2 of the Exchange Act and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act.

THE OFFERING
Common stock offered by us	shares
Common stock outstanding before this offering	26,949,905 shares
Common stock to be outstanding immediately after this offering	shares
Underwriters' option to purchase additional shares of common stock	The underwriters have an option, exercisable for 45 days after the date of this prospectus, to purchase up to an additional shares of common stock from us.
Public offering price	$ per share
Use of proceeds

We estimate the net proceeds from this offering will be approximately $           million, after deducting the underwriting fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for general corporate purposes and to advance the development of our product candidates. See "Use of Proceeds" beginning on page 41 of this prospectus for additional detail.

Trading symbol	Our common stock is listed on the Nasdaq Capital Market under the symbol "SEEL."
Risk factors

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus and other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

The number of shares of our common stock that will be outstanding immediately after this offering is based on 26,949,905 shares of our common stock issued and outstanding as of September 30, 2019, and excludes:

  1,809,845 shares of our common stock issued to Phoenixus AG f/k/a Vyera Pharmaceuticals AG and Turing Pharmaceuticals AG ("Vyera") on January 7, 2020 pursuant to that certain stock purchase agreement, dated as of January 2, 2020 by and between us and Vyera (the "Stock Purchase Agreement");

  78,628 shares of our common stock issued pursuant to the exercise of a warrant on December 18, 2019;

  393,582 shares of our common stock issuable upon the exercise of stock options outstanding under our Amended and Restated 2012 Stock Long Term Incentive Plan (the "2012 Plan") as of September 30, 2019, at a weighted-average exercise price of $11.72 per share;

  30,816 shares of our common stock issuable upon the exercise of stock options outstanding under the Seelos Therapeutics, Inc. 2016 Equity Incentive Plan (the "2016 Plan") issued on September 23, 2016, which were assumed by us in the business combination between Apricus Biosciences, Inc., a Nevada corporation ("Apricus"), and Seelos Therapeutics, Inc., a Delaware corporation ("STI"), which was completed on January 24, 2019 (the "Merger), at a weighted-average exercise price of $0.65 per share;

  97,285 shares of our common stock issuable upon the exercise of stock options outstanding under our 2019 Inducement Plan (the "2019 Inducement Plan") issued on September 30, 2019, at a weighted-average exercise price of $1.60 per share;

  1,424,757 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2019, at a weighted average exercise price of $6.95 per share;

  any shares of our common stock reserved for issuance under the 2012 Plan (of which none were available as of September 30, 2019); and

  902,715 shares of our common stock reserved for issuance under the 2019 Inducement Plan as of September 30, 2019.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, before making a decision to invest in our common stock. The risks and uncertainties described below may not be the only ones we face. If any of the risks actually occur, our business, financial condition, cash flows and results of operations could be materially and adversely affected. In that event, the trading price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to the Company

We are a clinical-stage company, the company under new management has a very limited operating history, are not currently profitable, do not expect to become profitable in the near future and may never become profitable.

We are a clinical-stage biopharmaceutical company. Since our incorporation, we have focused primarily on the development and acquisition of clinical-stage therapeutic candidates, which has not changed as a result of the completion of the business combination between Apricus Biosciences, Inc., a Nevada corporation ("Apricus"), and Seelos Therapeutics, Inc., a Delaware corporation ("Seelos"), in accordance with the terms of the Agreement and Plan of Merger and Reorganization entered into on July 30, 2018, pursuant to which (i) a subsidiary of Apricus merged with and into Seelos, with Seelos (renamed as "Seelos Corporation") continuing as a wholly owned subsidiary of Apricus and the surviving corporation of the merger, and (ii) Apricus was renamed as "Seelos Therapeutics, Inc." (the "Merger"). All of our therapeutic candidates are in the clinical development stage and none of our new pipeline therapeutic candidates have been approved for marketing or are being marketed or commercialized.

As a result, we have no meaningful historical operations upon which to evaluate our business and prospects and have not yet demonstrated an ability to obtain marketing approval for any of our product candidates or successfully overcome the risks and uncertainties frequently encountered by companies in the biopharmaceutical industry. We also have not generated any revenues from collaboration and licensing agreements or product sales to date, and continue to incur significant research and development and other expenses. As a result, we have not been profitable and have incurred significant operating losses in every reporting period since our inception. We have never been profitable and have incurred an accumulated deficit of $45.4 million from our inception through September 30, 2019.

For the foreseeable future, we expect to continue to incur losses, which will increase significantly from historical levels as we expand our drug development activities, seek regulatory approvals for our product candidates and begin to commercialize them if they are approved by the U.S. Food and Drug Administration (the "FDA") the European Medicines Agency (the "EMA") or comparable foreign authorities. Even if we succeed in developing and commercializing one or more product candidates, we may never become profitable.

We are dependent on the success of one or more of our current product candidates and we cannot be certain that any of them will receive regulatory approval or be commercialized.

Prior to the Merger, we spent significant time, money and effort on the licensing and development of our core assets, SLS-002 and SLS-006 and our other earlier-stage assets, SLS-008, SLS-010 and SLS-012. To date, no pivotal clinical trials designed to provide clinically and statistically significant proof of efficacy, or to provide sufficient evidence of safety to justify approval, have been completed with any of our pipeline product candidates. All of our product candidates will require additional development, including clinical trials as well as further preclinical studies to evaluate their toxicology, carcinogenicity and pharmacokinetics and optimize their formulation, and regulatory clearances before they can be commercialized. Positive results obtained during early development do not necessarily mean later development will succeed or that regulatory clearances will be obtained. Our drug development efforts may not lead to commercial drugs, either because our product candidates fail to be safe and effective or because we have inadequate financial or other resources to advance our product candidates through the clinical development and approval processes. If any of our product candidates fail to demonstrate safety or efficacy at any time or during any phase of development, we would experience potentially significant delays in, or be required to abandon, development of the product candidate.

We do not anticipate that any of our current product candidates will be eligible to receive regulatory approval from the FDA, the EMA or comparable foreign authorities and begin commercialization for a number of years, if ever. Even if we ultimately receive regulatory approval for any of these product candidates, we or our potential future partners, if any, may be unable to commercialize them successfully for a variety of reasons. These include, for example, the availability of alternative treatments, lack of cost-effectiveness, the cost of manufacturing the product on a commercial scale and competition with other drugs. The success of our product candidates may also be limited by the prevalence and severity of any adverse side effects. If we fail to commercialize one or more of our current product candidates, we may be unable to generate sufficient revenues to attain or maintain profitability, and our financial condition and stock price may decline.

If development of our product candidates does not produce favorable results, we and our collaborators, if any, may be unable to commercialize these products.

To receive regulatory approval for the commercialization of our core assets, SLS-002, SLS-005 and SLS-006 and our earlier-stage assets, SLS-004, SLS-007, SLS-008, SLS-010 and SLS-012, or any other product candidates that we may develop, adequate and well-controlled clinical trials must be conducted to demonstrate safety and efficacy in humans to the satisfaction of the FDA, the EMA and comparable foreign authorities. In order to support marketing approval, these agencies typically require successful results in one or more Phase 3 clinical trials, which our current product candidates have not yet reached and may never reach. The development process is expensive, can take many years and has an uncertain outcome. Failure can occur at any stage of the process. We may experience numerous unforeseen events during, or as a result of, the development process that could delay or prevent commercialization of our current or future product candidates, including the following:

  clinical trials may produce negative or inconclusive results;
  preclinical studies conducted with product candidates during clinical development to, among other things, evaluate their toxicology, carcinogenicity and pharmacokinetics and optimize their formulation may produce unfavorable results;
  patient recruitment and enrollment in clinical trials may be slower than we anticipate;
  costs of development may be greater than we anticipate;
  our product candidates may cause undesirable side effects that delay or preclude regulatory approval or limit their commercial use or market acceptance, if approved;
  collaborators who may be responsible for the development of our product candidates may not devote sufficient resources to these clinical trials or other preclinical studies of these candidates or conduct them in a timely manner; or
  we may face delays in obtaining regulatory approvals to commence one or more clinical trials.

Success in early development does not mean that later development will be successful because, for example, product candidates in later-stage clinical trials may fail to demonstrate sufficient safety and efficacy despite having progressed through initial clinical trials.

We have licensed or acquired all of the intellectual property related to our product candidates from third parties. All clinical trials, preclinical studies and other analyses performed to date with respect to our product candidates have been conducted by their original owners. Therefore, as a company, we have limited experience in conducting clinical trials for our product candidates. Since our experience with our product candidates is limited, we will need to train our existing personnel and hire additional personnel in order to successfully administer and manage our clinical trials and other studies as planned, which may result in delays in completing such planned clinical trials and preclinical studies. Moreover, to date our product candidates have been tested in less than the number of patients that will likely need to be studied to obtain regulatory approval. The data collected from clinical trials with larger patient populations may not demonstrate sufficient safety and efficacy to support regulatory approval of these product candidates.

We currently do not have strategic collaborations in place for clinical development of any of our current product candidates, except for our collaborative agreement with Team Sanfilippo Foundation, which we assumed in connection with the asset purchase agreement with Bioblast Pharma Ltd. for IV Trehalose, which is now known as

SLS-005. Therefore, in the future, we or any potential future collaborative partner will be responsible for establishing the targeted endpoints and goals for development of our product candidates. These targeted endpoints and goals may be inadequate to demonstrate the safety and efficacy levels required for regulatory approvals. Even if we believe data collected during the development of our product candidates are promising, such data may not be sufficient to support marketing approval by the FDA, the EMA or comparable foreign authorities. Further, data generated during development can be interpreted in different ways, and the FDA, the EMA or comparable foreign authorities may interpret such data in different ways than us or our collaborators. Our failure to adequately demonstrate the safety and efficacy of our product candidates would prevent our receipt of regulatory approval, and ultimately the potential commercialization of these product candidates.

Since we do not currently possess the resources necessary to independently develop and commercialize our product candidates or any other product candidates that we may develop, we may seek to enter into collaborative agreements to assist in the development and potential future commercialization of some or all of these assets as a component of our strategic plan. However, our discussions with potential collaborators may not lead to the establishment of collaborations on acceptable terms, if at all, or it may take longer than expected to establish new collaborations, leading to development and potential commercialization delays, which would adversely affect our business, financial condition and results of operations.

We expect to continue to incur significant research and development expenses, which may make it difficult for us to attain profitability.

We expect to expend substantial funds in research and development, including preclinical studies and clinical trials of our product candidates, and to manufacture and market any product candidates in the event they are approved for commercial sale. We also may need additional funding to develop or acquire complementary companies, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. Moreover, our planned increases in staffing will dramatically increase our costs in the near and long-term.

However, our spending on current and future research and development programs and product candidates for specific indications may not yield any commercially viable products. Due to our limited financial and managerial resources, we must focus on a limited number of research programs and product candidates and on specific indications. Our resource allocation decisions may cause us to fail to capitalize on viable commercial products or profitable market opportunities.

Because the successful development of our product candidates is uncertain, we are unable to precisely estimate the actual funds we will require to develop and potentially commercialize them. In addition, we may not be able to generate sufficient revenue, even if we are able to commercialize any of our product candidates, to become profitable.

Given our lack of current cash flow, we will need to raise additional capital; however, it may be unavailable to us or, even if capital is obtained, may cause dilution or place significant restrictions on our ability to operate our business. If we fail to raise the necessary additional capital, we may be unable to complete the development and commercialization of our product candidates, or continue our development programs.

Since we will be unable to generate sufficient, if any, cash flow to fund our operations for the foreseeable future, we will need to seek additional equity or debt financing to provide the capital required to maintain or expand our operations.

As of September 30, 2019, we had a cash balance of approximately $15.3 million.

As a result of our recurring losses from operations, there is uncertainty regarding our ability to maintain liquidity sufficient to operate our business effectively, which raises substantial doubt about our ability to continue as a going concern. If we are unsuccessful in our efforts to raise outside financing, we may be required to significantly reduce or cease operations. The report of our independent registered public accounting firm on our audited financial statements for the year ended December 31, 2018 included a "going concern" explanatory paragraph indicating that our recurring losses from operations raise substantial doubt about our ability to continue as a going concern.

We currently have an effective shelf registration statement on Form S-3 filed with the SEC under which we may offer from time to time any combination of debt securities, common and preferred stock and warrants. Under current SEC regulations, in the event the aggregate market value of our common stock held by non-affiliates ("public float") is less than $75.0 million, the amount we can raise through primary public offerings of securities, including sales under an Equity Distribution Agreement with Piper Jaffray & Co. (the "Equity Distribution Agreement"), in any twelve-month period using shelf registration statements is limited to an aggregate of one-third of our public float. SEC regulations permit us to use the highest closing sales price of our common stock (or the average of the last bid and last ask prices of our common stock) on any day within 60 days of sales under the shelf registration statement. As of December 31, 2019, our public float was approximately $32.1 million based on 27.0 million shares of our common stock outstanding at a price of $1.34 per share, which was the closing sale price of our common stock on December 31, 2019. As our public float was less than $75.0 million as of December 31, 2019, our usage of our S-3 shelf registration statement is limited. Additionally, as discussed in the risk factor entitled "As a result of our failure to timely file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, we are currently ineligible to file new short form registration statements on Form S-3, which may impair our ability to raise capital on terms favorable to us, in a timely manner or at all.", we will no longer be permitted to use our existing registration statements on Form S-3 upon the earlier to occur of the filing of our Annual Report on Form 10-K for the fiscal year ending December 31, 2019 or the occurrence of a fundamental change which would require a post-effective amendment to any such registration statements pursuant to Item 512 of Regulation S-K and Section 10(a)(3) of the Securities Act. Moreover, we suspended our continuous offering under the Equity Distribution Agreement effective August 23, 2019. Although we still maintain the ability to raise funds through other means, such as through the filing of a registration statement on Form S-1 or in private placements, the rules and regulations of the SEC or any other regulatory agencies may restrict our ability to conduct certain types of financing activities, or may affect the timing of and amounts we can raise by undertaking such activities.

There can be no assurance that we will be able to raise sufficient additional capital on acceptable terms or at all. If such additional financing is not available on satisfactory terms, or is not available in sufficient amounts, we may be required to delay, limit or eliminate the development of business opportunities and our ability to achieve our business objectives, our competitiveness, and our business, financial condition and results of operations will be materially adversely affected. In addition, we may be required to grant rights to develop and market product candidates that we would otherwise prefer to develop and market ourselves. Our inability to fund our business could lead to the loss of your investment.

Our future capital requirements will depend on many factors, including, but not limited to:

  the scope, rate of progress, results and cost of our clinical trials, preclinical studies and other related activities;
  our ability to establish and maintain strategic collaborations, licensing or other arrangements and the financial terms of such arrangements;
  the timing of, and the costs involved in, obtaining regulatory approvals for any of our current or future product candidates;
  the number and characteristics of the product candidates we seek to develop or commercialize;
  the cost of manufacturing clinical supplies, and establishing commercial supplies, of our product candidates;
  the cost of commercialization activities if any of our current or future product candidates are approved for sale, including marketing, sales and distribution costs;
  the expenses needed to attract and retain skilled personnel;
  the costs associated with being a public company;
  the amount of revenue, if any, received from commercial sales of our product candidates, should any of our product candidates receive marketing approval; and
  the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing possible patent claims, including litigation costs and the outcome of any such litigation.

If we raise additional capital by issuing equity securities, the percentage ownership of our existing stockholders may be reduced, and accordingly these stockholders may experience substantial dilution. We may also issue equity securities that provide for rights, preferences and privileges senior to those of our common stock. Given our need for cash and that equity issuances are the most common type of fundraising for similarly situated companies, the risk of dilution is particularly significant for our stockholders. Our inability to raise capital when needed would harm our business, financial condition and results of operations, and could cause our stock price to decline or require that we wind down our operations altogether.

As a result of our failure to timely file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, we are currently ineligible to file new short form registration statements on Form S-3, which may impair our ability to raise capital on terms favorable to us, in a timely manner or at all.

Form S-3 permits eligible issuers to conduct registered offerings using a short form registration statement that allows the issuer to incorporate by reference its past and future filings and reports made under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, Form S-3 enables eligible issuers to conduct primary offerings "off the shelf" under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"). The shelf registration process, combined with the ability to forward incorporate information, allows issuers to avoid delays and interruptions in the offering process and to access the capital markets in a more expeditions and efficient manner than raising capital in a standard registered offering pursuant to a Registration Statement on Form S-1. The ability to register securities for resale may also be limited as a result of the loss of Form S-3 eligibility.

The significant changes to the results of operations and presentation of financial statements required to account for the Merger in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, and the significant turnover in key personnel in connection with the Merger combined to cause a delay in the completion of our financial statements as of, and for the period ended, March 31, 2019. In particular, because the warrants issued in the Merger were subsequently amended on multiple occasions in the first quarter, and a number of warrants were exercised during the quarter, we were required to remeasure the value of the warrants at multiple points during the quarter. This, in turn, resulted in a non-cash modification of the fair value of the warrants during the quarter. Accordingly, we were unable to complete the compilation, analysis and review of information required to be included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 until May 21, 2019, one day after the deadline for such filing.

As a result of our failure to timely file our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, we are currently ineligible to file new short form registration statements on Form S-3 and, absent a waiver of the Form S-3 eligibility requirements, we will no longer be permitted to use our existing registration statements on Form S-3 upon the earlier to occur of the filing of our Annual Report on Form 10-K for the fiscal year ending December 31, 2019 or the occurrence of a fundamental change which would require a post-effective amendment to any such registration statements pursuant to Item 512 of Regulation S-K and Section 10(a)(3) of the Securities Act. As a consequence, we might not be permitted to sell all of the amount of common stock we could otherwise sell prior to such time, subject to the limits of General Instruction I.B.6 of Form S-3, under the Equity Distribution Agreement (if we determine to un-suspend the continuous offering thereunder), which could adversely affect our ability to run our operations and progress our product development programs. We will not be permitted to conduct an "at the market offering" pursuant to the Equity Distribution Agreement absent an effective primary registration statement on Form S-3.

Our inability to use Form S-3 may significantly impair our ability to raise necessary capital to run our operations and progress our product development programs. If we seek to access the capital markets through a registered offering during the period of time that we are unable to use Form S-3, we may be required to publicly disclose the proposed offering and the material terms thereof before the offering commences, we may experience delays in the offering process due to SEC review of a Form S-1 registration statement and we may incur increased offering and transaction costs and other considerations. Disclosing a public offering prior to the formal commencement of an offering may result in downward pressure on our stock price. If we are unable to raise capital through a registered offering, we would be required to conduct our equity financing transactions on a private placement basis, which may be subject to pricing, size and other limitations imposed under the rules of The Nasdaq Stock Market LLC, or seek other sources of capital.

Absent a waiver of the Form S-3 eligibility requirements and assuming we continue to timely file our required Exchange Act reports, the earliest we would regain the ability to use Form S-3 is June 1, 2020.

Our product candidates may cause undesirable side effects that could delay or prevent their regulatory approval or commercialization or have other significant adverse implications on our business, financial condition and results of operations.

Undesirable side effects observed in clinical trials or in supportive preclinical studies with our product candidates could interrupt, delay or halt their development and could result in the denial of regulatory approval by the FDA, the EMA or comparable foreign authorities for any or all targeted indications or adversely affect the marketability of any such product candidates that receive regulatory approval. In turn, this could eliminate or limit our ability to commercialize our product candidates.

Our product candidates may exhibit adverse effects in preclinical toxicology studies and adverse interactions with other drugs. There are also risks associated with additional requirements the FDA, the EMA or comparable foreign authorities may impose for marketing approval with regard to a particular disease.

Our product candidates may require a risk management program that could include patient and healthcare provider education, usage guidelines, appropriate promotional activities, a post-marketing observational study, and ongoing safety and reporting mechanisms, among other requirements. Prescribing could be limited to physician specialists or physicians trained in the use of the drug, or could be limited to a more restricted patient population. Any risk management program required for approval of our product candidates could potentially have an adverse effect on our business, financial condition and results of operations.

Undesirable side effects involving our product candidates may have other significant adverse implications on our business, financial condition and results of operations. For example:

  we may be unable to obtain additional financing on acceptable terms, if at all;
  our collaborators may terminate any development agreements covering these product candidates;
  if any development agreements are terminated, we may determine not to further develop the affected product candidates due to resource constraints and may not be able to establish additional collaborations for their further development on acceptable terms, if at all;
  if we were to later continue the development of these product candidates and receive regulatory approval, earlier findings may significantly limit their marketability and thus significantly lower our potential future revenues from their commercialization;
  we may be subject to product liability or stockholder litigation; and
  we may be unable to attract and retain key employees.

In addition, if any of our product candidates receive marketing approval and we or others later identify undesirable side effects caused by the product:

  regulatory authorities may withdraw their approval of the product, or we or our partners may decide to cease marketing and sale of the product voluntarily;
  we may be required to change the way the product is administered, conduct additional clinical trials or preclinical studies regarding the product, change the labeling of the product, or change the product's manufacturing facilities; and
  our reputation may suffer.

Any of these events could prevent us from achieving or maintaining market acceptance of the affected product and could substantially increase the costs and expenses of commercializing the product, which in turn could delay or prevent us from generating significant revenues from the sale of the product.

Our efforts to discover product candidates beyond our current product candidates may not succeed, and any product candidates we recommend for clinical development may not actually begin clinical trials.

We intend to use our technology, including our licensed technology, knowledge and expertise to develop novel drugs to address some of the world's most widespread and costly central nervous system, respiratory and other disorders, including orphan indications. We intend to expand our existing pipeline of core assets by advancing drug compounds from current ongoing discovery programs into clinical development. However, the process of researching and discovering drug compounds is expensive, time-consuming and unpredictable. Data from our current preclinical programs may not support the clinical development of our lead compounds or other compounds from these programs, and we may not identify any additional drug compounds suitable for recommendation for clinical development. Moreover, any drug compounds we recommend for clinical development may not demonstrate, through preclinical studies, indications of safety and potential efficacy that would support advancement into clinical trials. Such findings would potentially impede our ability to maintain or expand our clinical development pipeline. Our ability to identify new drug compounds and advance them into clinical development also depends upon our ability to fund our research and development operations, and we cannot be certain that additional funding will be available on acceptable terms, or at all.

Delays in the commencement or completion of clinical trials could result in increased costs to us and delay our ability to establish strategic collaborations.

Delays in the commencement or completion of clinical trials could significantly impact our drug development costs. We do not know whether planned clinical trials will begin on time or be completed on schedule, if at all. The commencement of clinical trials can be delayed for a variety of reasons, including, but not limited to, delays related to:

  obtaining regulatory approval to commence one or more clinical trials;
  reaching agreement on acceptable terms with prospective third-party contract research organizations ("CROs") and clinical trial sites;
  manufacturing sufficient quantities of a product candidate or other materials necessary to conduct clinical trials;
  obtaining institutional review board approval to conduct one or more clinical trials at a prospective site;
  recruiting and enrolling patients to participate in one or more clinical trials; and
  the failure of our collaborators to adequately resource our product candidates due to their focus on other programs or as a result of general market conditions.

In addition, once a clinical trial has begun, it may be suspended or terminated by us, our collaborators, the institutional review boards or data safety monitoring boards charged with overseeing our clinical trials, the FDA, the EMA or comparable foreign authorities due to a number of factors, including:

  failure to conduct the clinical trial in accordance with regulatory requirements or clinical protocols;
  inspection of the clinical trial operations or clinical trial site by the FDA, the EMA or comparable foreign authorities resulting in the imposition of a clinical hold;
  unforeseen safety issues; or
  lack of adequate funding to continue the clinical trial.

If we experience delays in the completion, or termination, of any clinical trial of our product candidates, the commercial prospects of our product candidates will be harmed, and our ability to commence product sales and generate product revenues from any of our product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs and slow down our product candidate development and approval process. Delays in completing our clinical trials could also allow our competitors to obtain marketing approval before we do or shorten the patent protection period during which we may have the exclusive right to commercialize our product candidates. Any of these occurrences may harm our business, financial condition and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

Results of earlier clinical trials may not be predictive of the results of later-stage clinical trials.

The results of preclinical studies and early clinical trials of product candidates may not be predictive of the results of later-stage clinical trials. Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy results despite having progressed through preclinical studies and initial clinical trials. Many companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to adverse safety profiles or lack of efficacy, notwithstanding promising results in earlier studies. Similarly, our future clinical trial results may not be successful for these or other reasons.

This product candidate development risk is heightened by any changes in the planned clinical trials compared to the completed clinical trials. As product candidates are developed through preclinical to early to late stage clinical trials towards approval and commercialization, it is customary that various aspects of the development program, such as manufacturing and methods of administration, are altered along the way in an effort to optimize processes and results. While these types of changes are common and are intended to optimize the product candidates for late stage clinical trials, approval and commercialization, such changes carry the risk that they will not achieve these intended objectives.

Any of these changes could make the results of our planned clinical trials or other future clinical trials we may initiate less predictable and could cause our product candidates to perform differently, including causing toxicities, which could delay completion of our clinical trials, delay approval of our product candidates, and/or jeopardize our ability to commence product sales and generate revenues.

If we experience delays in the enrollment of patients in our clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for our product candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or other regulatory authorities. Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians' and patients' perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications we are investigating.

If we fail to enroll and maintain the number of patients for which the clinical trial was designed, the statistical power of that clinical trial may be reduced, which would make it harder to demonstrate that the product candidate being tested in such clinical trial is safe and effective. Additionally, enrollment delays in our clinical trials may result in increased development costs for our product candidates, which would cause the value of our company to decline and limit our ability to obtain additional financing. Our inability to enroll a sufficient number of patients for any of our current or future clinical trials would result in significant delays or may require us to abandon one or more clinical trials altogether.

We intend to rely on third parties to conduct our preclinical studies and clinical trials and perform other tasks. If these third parties do not successfully carry out their contractual duties, meet expected deadlines, or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business, financial condition and results of operations could be substantially harmed.

We intend to rely upon third-party CROs, medical institutions, clinical investigators and contract laboratories to monitor and manage data for our ongoing preclinical and clinical programs. Nevertheless, we maintain responsibility for ensuring that each of our clinical trials and preclinical studies is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards and our reliance on these third parties does not relieve us of our regulatory responsibilities. We and our CROs and other vendors are required to comply with current requirements on good manufacturing practices ("cGMP"), good clinical practices ("GCP") and good laboratory practice ("GLP"), which are a collection of laws and regulations enforced by the FDA, the EMA and comparable foreign authorities for all of our product candidates in clinical development. Regulatory authorities enforce these regulations through periodic inspections of preclinical study and clinical trial sponsors, principal investigators, preclinical study and clinical trial sites, and other contractors. If we or any of our CROs or vendors fails to comply with applicable regulations, the data generated in our preclinical studies and clinical trials may be deemed unreliable and the FDA, the EMA or comparable foreign authorities may require us to perform additional preclinical studies and clinical trials before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with GCP regulations. In addition, our clinical trials must be conducted with products produced consistent with cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical trials, which would delay the development and regulatory approval processes.

We may not be able to enter into arrangements with CROs on commercially reasonable terms, or at all. In addition, our CROs will not be our employees, and except for remedies available to us under our agreements with such CROs, we will not be able to control whether or not they devote sufficient time and resources to our ongoing preclinical and clinical programs. If CROs do not successfully carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the data they obtain is compromised due to the failure to adhere to our protocols, regulatory requirements, or for other reasons, our clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for or successfully commercialize our product candidates. CROs may also generate higher costs than anticipated. As a result, our business, financial condition and results of operations and the commercial prospects for our product candidates could be materially and adversely affected, our costs could increase, and our ability to generate revenue could be delayed.

Switching or adding additional CROs, medical institutions, clinical investigators or contract laboratories involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work replacing a previous CRO. As a result, delays occur, which can materially impact our ability to meet our desired clinical development timelines. There can be no assurance that we will not encounter similar challenges or delays in the future or that these delays or challenges will not have a material adverse effect on our business, financial condition or results of operations.

Our product candidates are subject to extensive regulation under the FDA, the EMA or comparable foreign authorities, which can be costly and time consuming, cause unanticipated delays or prevent the receipt of the required approvals to commercialize our product candidates.

The clinical development, manufacturing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution of our product candidates are subject to extensive regulation by the FDA and other U.S. regulatory agencies, the EMA or comparable authorities in foreign markets. In the U.S., neither we nor our collaborators are permitted to market our product candidates until we or our collaborators receive approval of a new drug application ("NDA") from the FDA or receive similar approvals abroad. The process of obtaining these approvals is expensive, often takes many years, and can vary substantially based upon the type, complexity and novelty of the product candidates involved. Approval policies or regulations may change and may be influenced by the results of other similar or competitive products, making it more difficult for us to achieve such approval in a timely manner or at all. Any guidance that may result from recent FDA advisory panel discussions may make it more expensive to develop and commercialize such product candidates. In addition, as a company, we have not previously filed NDAs with the FDA or filed similar applications with other foreign regulatory agencies. This lack of experience may impede our ability to obtain FDA or other foreign regulatory agency approval in a timely manner, if at all, for our product candidates for which development and commercialization is our responsibility.

Despite the time and expense invested, regulatory approval is never guaranteed. The FDA, the EMA or comparable foreign authorities can delay, limit or deny approval of a product candidate for many reasons, including:

  a product candidate may not be deemed safe or effective;
  agency officials of the FDA, the EMA or comparable foreign authorities may not find the data from non-clinical or preclinical studies and clinical trials generated during development to be sufficient;
  the FDA, the EMA or comparable foreign authorities may not approve our third-party manufacturers' processes or facilities; or
  the FDA, the EMA or a comparable foreign authority may change its approval policies or adopt new regulations.

Our inability to obtain these approvals would prevent us from commercializing our product candidates.

Even if our product candidates receive regulatory approval in the U.S., we may never receive approval or commercialize our products outside of the U.S.

In order to market any products outside of the U.S., we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy. Approval procedures vary among countries and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. The regulatory approval process in other countries may include all of the risks detailed above regarding FDA approval in the U.S. as well as other risks. Regulatory approval in one country does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country may have a negative effect on the regulatory process in others. Failure to obtain regulatory approval in other countries or any delay seeking or obtaining such approval would impair our ability to develop foreign markets for our product candidates.

Even if any of our product candidates receive regulatory approval, our product candidates may still face future development and regulatory difficulties.

If any of our product candidates receive regulatory approval, the FDA, the EMA or comparable foreign authorities may still impose significant restrictions on the indicated uses or marketing of the product candidates or impose ongoing requirements for potentially costly post-approval studies and trials. In addition, regulatory agencies subject a product, our manufacturer and the manufacturer's facilities to continual review and periodic inspections. If a regulatory agency discovers previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, a regulatory agency may impose restrictions on that product, our collaborators or us, including requiring withdrawal of the product from the market. Our product candidates will also be subject to ongoing FDA, the EMA or comparable foreign authorities' requirements for the labeling, packaging, storage, advertising, promotion, record-keeping and submission of safety and other post-market information on the drug. If our product candidates fail to comply with applicable regulatory requirements, a regulatory agency may:

  issue warning letters or other notices of possible violations;
  impose civil or criminal penalties or fines or seek disgorgement of revenue or profits;
  suspend any ongoing clinical trials;
  refuse to approve pending applications or supplements to approved applications filed by us or our collaborators;
  withdraw any regulatory approvals;
  impose restrictions on operations, including costly new manufacturing requirements, or shut down our manufacturing operations; or
  seize or detain products or require a product recall.

The FDA, the EMA and comparable foreign authorities actively enforce the laws and regulations prohibiting the promotion of off-label uses.

The FDA, the EMA and comparable foreign authorities strictly regulate the promotional claims that may be made about prescription products, such as our product candidates, if approved. In particular, a product may not be promoted for uses that are not approved by the FDA, the EMA or comparable foreign authorities as reflected in the product's approved labeling. If we receive marketing approval for our product candidates for our proposed indications, physicians may nevertheless use our products for their patients in a manner that is inconsistent with the approved label, if the physicians personally believe in their professional medical judgment that our products could be used in such manner. However, if we are found to have promoted our products for any off-label uses, the federal government could levy civil, criminal or administrative penalties, and seek fines against us. Such enforcement has become more common in the industry. The FDA, the EMA or comparable foreign authorities could also request that we enter into a consent decree or a corporate integrity agreement, or seek a permanent injunction against us under which specified promotional conduct is monitored, changed or curtailed. If we cannot successfully manage the promotion of our product candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business, financial condition and results of operations.

If our competitors have product candidates that are approved faster, marketed more effectively, are better tolerated, have a more favorable safety profile or are demonstrated to be more effective than ours, our commercial opportunity may be reduced or eliminated.

The biopharmaceutical industry is characterized by rapidly advancing technologies, intense competition and a strong emphasis on proprietary products. While we believe that our technology, knowledge, experience and scientific resources provide us with competitive advantages, we face potential competition from many different sources, including commercial biopharmaceutical enterprises, academic institutions, government agencies and private and public research institutions. Any product candidates that we successfully develop and commercialize will compete with existing therapies and new therapies that may become available in the future.

Many of our competitors have significantly greater financial resources and expertise in research and development, manufacturing, preclinical studies, clinical trials, regulatory approvals and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. Our competitors may succeed in developing technologies and therapies that are more effective, better tolerated or less costly than any which we are developing, or that would render our product candidates obsolete and noncompetitive. Even if we obtain regulatory approval for any of our product candidates, our competitors may succeed in obtaining regulatory approvals for their products earlier than we do. We will also face competition from these third parties in recruiting and retaining qualified scientific and management personnel, in establishing clinical trial sites and patient registration for clinical trials, and in acquiring and in-licensing technologies and products complementary to our programs or advantageous to our business.

The key competitive factors affecting the success of each of our product candidates, if approved, are likely to be its efficacy, safety, tolerability, frequency and route of administration, convenience and price, the level of branded and generic competition and the availability of coverage and reimbursement from government and other third-party payors.

The pharmaceutical market for the treatment of major depressive disorder includes selective serotonin reuptake inhibitors ("SSRIs"), serotonin and norepinephrine reuptake inhibitors ("SNRIs") and atypical antipsychotics. A number of these marketed antidepressants will be generic and would be key competitors to SLS-002. These products include Forest Laboratory's Lexapro/Cipralex (escitalopram) and Viibryd (vilazodone), Pfizer, Inc.'s Zoloft (sertraline), Effexor (venlafaxine) and Pristiq (desvenlafaxine), GlaxoSmithKline plc's Paxil/Seroxat (paroxetine), Eli Lilly and Company's Prozac (fluoxetine) and Cymbalta (duloxetine), AstraZeneca plc's Seroquel (quetiapine) and Bristol-Myers Squibb Company's Abilify (aripiprazole), among others. Patients with treatment-resistant depression often require treatment with several antidepressants, such as an SSRI or SNRI, combined with an "adjunct" therapy such as an antipsychotic compound, such as AstraZeneca plc's Seroquel (quetiapine) and Bristol-Myers Squibb Company's Abilify (aripiprazole), or mood stabilizers, such as Janssen Pharmaceutica's Topamax (topiramate). In addition, Janssen's Spravato (intranasal esketamine) which has been recently approved for treatment-resistant depression and Allergan's rapastinel (formerly Naurex) which has been discontinued, both drugs target the NMDA receptor and are expected to have a faster onset of therapeutic effect as compared to currently available therapies. Current treatments for Parkinson's Disease ("PD") are intended to improve the symptoms of patients. The cornerstone of PD therapy is levodopa, as it is the most effective therapy for reducing symptoms of PD. There are other drug therapies in development that will target the disease, such as gene and stem cell therapy and A2A receptor agonists.

We, or any future collaborators, may not be able to obtain orphan drug designation or orphan drug exclusivity for our product candidates.

Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals annually in the United States. In the United States and Europe,

obtaining orphan drug approval may allow us to obtain financial incentives, such as an extended period of exclusivity during which only we are allowed to market the orphan drug. While we plan to seek orphan drug designation from the FDA for SLS-005 for Sanfilippo syndrome and SLS-008 for the treatment of a pediatric indication, we, or any future collaborators, may not be granted orphan drug designations for our product candidates in the U.S. or in other jurisdictions.

Even if we, or any future collaborators, obtain orphan drug designation for a product candidate, we, or they, may not be able to obtain orphan drug exclusivity for that product candidate. Generally, a product with orphan drug designation only becomes entitled to orphan drug exclusivity if it receives the first marketing approval for the indication for which it has such designation, in which case the FDA or the EMA will be precluded from approving another marketing application for the same drug for that indication for the applicable exclusivity period. The applicable exclusivity period is seven years in the United States and ten years in Europe. The European exclusivity period can be reduced to six years if a drug no longer meets the criteria for orphan drug designation or if the drug is sufficiently profitable so that market exclusivity is no longer justified. Orphan drug exclusivity may be lost if the FDA or the EMA determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition.

Even if we, or any future collaborators, obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because FDA has taken the position that, under certain circumstances, another drug with the same active chemical and pharmacological characteristics, or moiety, can be approved for the same condition. Specifically, the FDA's regulations provide that it can approve another drug with the same active moiety for the same condition if the FDA concludes that the later drug is clinically superior in that it is shown to be safer, more effective or makes a major contribution to patient care.

We are subject to a multitude of manufacturing risks, any of which could substantially increase our costs and limit supply of our product candidates.

The process of manufacturing our product candidates is complex, highly regulated, and subject to several risks. For example, the process of manufacturing our product candidates is extremely susceptible to product loss due to contamination, equipment failure or improper installation or operation of equipment, or vendor or operator error. Even minor deviations from normal manufacturing processes for any of our product candidates could result in reduced production yields, product defects and other supply disruptions. If microbial, viral or other contaminations are discovered in our product candidates or in the manufacturing facilities in which our product candidates are made, such manufacturing facilities may need to be closed for an extended period of time to investigate and remedy the contamination. In addition, the manufacturing facilities in which our product candidates are made could be adversely affected by equipment failures, labor shortages, natural disasters, power failures and numerous other factors.

In addition, any adverse developments affecting manufacturing operations for our product candidates may result in shipment delays, inventory shortages, lot failures, withdrawals or recalls or other interruptions in the supply of our product candidates. We also may need to take inventory write-offs and incur other charges and expenses for product candidates that fail to meet specifications, undertake costly remediation efforts or seek costlier manufacturing alternatives.

We rely completely on third parties to manufacture our preclinical and clinical drug supplies, and our business, financial condition and results of operations could be harmed if those third parties fail to provide us with sufficient quantities of drug product, or fail to do so at acceptable quality levels or prices.

We do not currently have, nor do we plan to acquire, the infrastructure or capability internally to manufacture our preclinical and clinical drug supplies for use in our clinical trials, and we lack the resources and the capability to manufacture any of our product candidates on a clinical or commercial scale. We rely on our manufacturers to purchase from third-party suppliers the materials necessary to produce our product candidates for our clinical trials. There are a limited number of suppliers for raw materials that we use to manufacture our product candidates, and there may be a need to identify alternate suppliers to prevent a possible disruption of the manufacture of the materials necessary to produce our product candidates for our clinical trials, and, if approved, ultimately for commercial sale. We do not have any control over the process or timing of the acquisition of these raw materials by our manufacturers. Although we generally do not begin a clinical trial unless we believe we have a sufficient supply of a product candidate to complete such clinical trial, any significant delay or discontinuity in the supply of a product candidate, or the raw material components thereof, for an ongoing clinical trial due to the need to replace a third-party manufacturer could considerably delay completion of our clinical trials, product testing and potential regulatory approval of our product candidates, which could harm our business, financial condition and results of operations.

We and our contract manufacturers are subject to significant regulation with respect to manufacturing our product candidates. The manufacturing facilities on which we rely may not continue to meet regulatory requirements.

All entities involved in the preparation of therapeutics for clinical trials or commercial sale, including our contract manufacturers for our product candidates, are subject to extensive regulation. Components of a finished therapeutic product approved for commercial sale or used in late-stage clinical trials must be manufactured in accordance with cGMP. These regulations govern manufacturing processes and procedures and the implementation and operation of quality systems to control and assure the quality of investigational products and products approved for sale. Poor control of production processes can lead to the introduction of contaminants or to inadvertent changes in the properties or stability of our product candidates that may not be detectable in final product testing. We or our contract manufacturers must supply all necessary documentation in support of an NDA or marketing authorization application ("MAA") on a timely basis and must adhere to GLP and cGMP regulations enforced by the FDA, the EMA or comparable foreign authorities through their facilities inspection program. Some of our contract manufacturers may not have produced a commercially approved pharmaceutical product and therefore may not have obtained the requisite regulatory authority approvals to do so. The facilities and quality systems of some or all of our third-party contractors must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of our product candidates or any of our other potential products. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of our product candidates or any of our other potential products or the associated quality systems for compliance with the regulations applicable to the activities being conducted. Although we plan to oversee the contract manufacturers, we cannot control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with the regulatory requirements. If these facilities do not pass a pre-approval plant inspection, regulatory approval of the products may not be granted or may be substantially delayed until any violations are corrected to the satisfaction of the regulatory authority, if ever.

The regulatory authorities also may, at any time following approval of a product for sale, audit the manufacturing facilities of our third-party contractors. If any such inspection or audit identifies a failure to comply with applicable regulations or if a violation of our product specifications or applicable regulations occurs independent of such an inspection or audit, we or the relevant regulatory authority may require remedial measures that may be costly or time consuming for us or a third party to implement, and that may include the temporary or permanent suspension of a clinical trial or commercial sales or the temporary or permanent closure of a facility. Any such remedial measures imposed upon us or third parties with whom we contract could materially harm our business, financial condition and results of operations.

If we or any of our third-party manufacturers fail to maintain regulatory compliance, the FDA, the EMA or comparable foreign authorities can impose regulatory sanctions including, among other things, refusal to approve a pending application for a product candidate, withdrawal of an approval or suspension of production. As a result, our business, financial condition and results of operations may be materially and adversely affected.

Additionally, if supply from one manufacturer is interrupted, an alternative manufacturer would need to be qualified through an NDA supplement or MAA variation, or equivalent foreign regulatory filing, which could result in further delay. The regulatory agencies may also require additional studies or trials if a new manufacturer is relied upon for commercial production. Switching manufacturers may involve substantial costs and is likely to result in a delay in our desired clinical and commercial timelines.

These factors could cause us to incur higher costs and could cause the delay or termination of clinical trials, regulatory submissions, required approvals, or commercialization of our product candidates. Furthermore, if our suppliers fail to meet contractual requirements and we are unable to secure one or more replacement suppliers capable of production at a substantially equivalent cost, our clinical trials may be delayed or we could lose potential revenue.

Any collaboration arrangement that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize our current and potential future product candidates.

We may seek collaboration arrangements with biopharmaceutical companies for the development or commercialization of our current and potential future product candidates. To the extent that we decide to enter into collaboration agreements, we will face significant competition in seeking appropriate collaborators. Moreover, collaboration arrangements are complex and time consuming to negotiate, execute and implement. We may not be successful in our efforts to establish and implement collaborations or other alternative arrangements should we choose to enter into such arrangements, and the terms of the arrangements may not be favorable to us. If and when we collaborate with a third party for development and commercialization of a product candidate, we can expect to relinquish some or all of the control over the future success of that product candidate to the third party. The success of our collaboration arrangements will depend heavily on the efforts and activities of our collaborators. Collaborators generally have significant discretion in determining the efforts and resources that they will apply to these collaborations.

Disagreements between parties to a collaboration arrangement can lead to delays in developing or commercializing the applicable product candidate and can be difficult to resolve in a mutually beneficial manner. In some cases, collaborations with biopharmaceutical companies and other third parties are terminated or allowed to expire by the other party. Any such termination or expiration would adversely affect our business, financial condition and results of operations.

If we are unable to develop our own commercial organization or enter into agreements with third parties to sell and market our product candidates, we may be unable to generate significant revenues.

We do not have a sales and marketing organization, and we have no experience as a company in the sales, marketing and distribution of pharmaceutical products. If any of our product candidates are approved for commercialization, we may be required to develop our sales, marketing and distribution capabilities, or make arrangements with a third party to perform sales and marketing services. Developing a sales force for any resulting product or any product resulting from any of our other product candidates is expensive and time consuming and could delay any product launch. We may be unable to establish and manage an effective sales force in a timely or cost-effective manner, if at all, and any sales force we do establish may not be capable of generating sufficient demand for our product candidates. To the extent that we enter into arrangements with collaborators or other third parties to perform sales and marketing services, our product revenues are likely to be lower than if we marketed and sold our product candidates independently. If we are unable to establish adequate sales and marketing capabilities, independently or with others, we may not be able to generate significant revenues and may not become profitable.

The commercial success of our product candidates depends upon their market acceptance among physicians, patients, healthcare payors and the medical community.

Even if our product candidates obtain regulatory approval, our products, if any, may not gain market acceptance among physicians, patients, healthcare payors and the medical community. The degree of market acceptance of any of our approved product candidates will depend on a number of factors, including:

  the effectiveness of our approved product candidates as compared to currently available products;
  patient willingness to adopt our approved product candidates in place of current therapies;
  our ability to provide acceptable evidence of safety and efficacy;
  relative convenience and ease of administration;
  the prevalence and severity of any adverse side effects;
  restrictions on use in combination with other products;
  availability of alternative treatments;

  pricing and cost-effectiveness assuming either competitive or potential premium pricing requirements, based on the profile of our product candidates and target markets;
  effectiveness of us or our partners' sales and marketing strategy;
  our ability to obtain sufficient third-party coverage or reimbursement; and
  potential product liability claims.

In addition, the potential market opportunity for our product candidates is difficult to precisely estimate. Our estimates of the potential market opportunity for our product candidates include several key assumptions based on our industry knowledge, industry publications, third-party research reports and other surveys. Independent sources have not verified all of our assumptions. If any of these assumptions proves to be inaccurate, then the actual market for our product candidates could be smaller than our estimates of the potential market opportunity. If the actual market for our product candidates is smaller than we expect, our product revenue may be limited, it may be harder than expected to raise funds and it may be more difficult for us to achieve or maintain profitability. If we fail to achieve market acceptance of our product candidates in the U.S. and abroad, our revenue will be limited and it will be more difficult to achieve profitability.

If we fail to obtain and sustain an adequate level of reimbursement for our potential products by third-party payors, potential future sales would be materially adversely affected.

There will be no viable commercial market for our product candidates, if approved, without reimbursement from third-party payors. Reimbursement policies may be affected by future healthcare reform measures. We cannot be certain that reimbursement will be available for our current product candidates or any other product candidate we may develop. Additionally, even if there is a viable commercial market, if the level of reimbursement is below our expectations, our anticipated revenue and gross margins will be adversely affected.

Third-party payors, such as government or private healthcare insurers, carefully review and increasingly question and challenge the coverage of and the prices charged for drugs. Reimbursement rates from private health insurance companies vary depending on the company, the insurance plan and other factors. Reimbursement rates may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. There is a current trend in the U.S. healthcare industry toward cost containment.

Large public and private payors, managed care organizations, group purchasing organizations and similar organizations are exerting increasing influence on decisions regarding the use of, and reimbursement levels for, particular treatments. Such third-party payors, including Medicare, may question the coverage of, and challenge the prices charged for, medical products and services, and many third-party payors limit coverage of or reimbursement for newly approved healthcare products. In particular, third-party payors may limit the covered indications. Cost-control initiatives could decrease the price we might establish for products, which could result in product revenues being lower than anticipated. We believe our drugs will be priced significantly higher than existing generic drugs and consistent with current branded drugs. If we are unable to show a significant benefit relative to existing generic drugs, Medicare, Medicaid and private payors may not be willing to provide reimbursement for our drugs, which would significantly reduce the likelihood of our products gaining market acceptance.

We expect that private insurers will consider the efficacy, cost-effectiveness, safety and tolerability of our potential products in determining whether to approve reimbursement for such products and at what level. Obtaining these approvals can be a time consuming and expensive process. Our business, financial condition and results of operations would be materially adversely affected if we do not receive approval for reimbursement of our potential products from private insurers on a timely or satisfactory basis. Limitations on coverage could also be imposed at the local Medicare carrier level or by fiscal intermediaries. Medicare Part D, which provides a pharmacy benefit to Medicare patients as discussed below, does not require participating prescription drug plans to cover all drugs within a class of products. Our business, financial condition and results of operations could be materially adversely affected if Part D prescription drug plans were to limit access to, or deny or limit reimbursement of, our product candidates or other potential products.

Reimbursement systems in international markets vary significantly by country and by region, and reimbursement approvals must be obtained on a country-by-country basis. In many countries, the product cannot be commercially launched until reimbursement is approved. In some foreign markets, prescription pharmaceutical pricing remains subject to continuing governmental control even after initial approval is granted. The negotiation process in some countries can exceed 12 months. To obtain reimbursement or pricing approval in some countries, we may be required to conduct a clinical trial that compares the cost-effectiveness of our products to other available therapies.

If the prices for our potential products are reduced or if governmental and other third-party payors do not provide adequate coverage and reimbursement of our drugs, our future revenue, cash flows and prospects for profitability will suffer.

Current and future legislation may increase the difficulty and cost of commercializing our product candidates and may affect the prices we may obtain if our product candidates are approved for commercialization.

In the U.S. and some foreign jurisdictions, there have been a number of adopted and proposed legislative and regulatory changes regarding the healthcare system that could prevent or delay regulatory approval of our product candidates, restrict or regulate post-marketing activities and affect our ability to profitably sell any of our product candidates for which we obtain regulatory approval.

In the U.S., the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 ("MMA") changed the way Medicare covers and pays for pharmaceutical products. Cost reduction initiatives and other provisions of this legislation could limit the coverage and reimbursement rate that we receive for any of our approved products. While the MMA only applies to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates. Therefore, any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payors.

In March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (collectively the "PPACA"), was enacted. The PPACA was intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against healthcare fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. The PPACA increased manufacturers' rebate liability under the Medicaid Drug Rebate Program by increasing the minimum rebate amount for both branded and generic drugs and revised the definition of "average manufacturer price" ("AMP"), which may also increase the amount of Medicaid drug rebates manufacturers are required to pay to states. The legislation also expanded Medicaid drug rebates and created an alternative rebate formula for certain new formulations of certain existing products that is intended to increase the rebates due on those drugs. The Centers for Medicare & Medicaid Services, which administers the Medicaid Drug Rebate Program, also has proposed to expand Medicaid rebates to the utilization that occurs in the territories of the U.S., such as Puerto Rico and the Virgin Islands. Further, beginning in 2011, the PPACA imposed a significant annual fee on companies that manufacture or import branded prescription drug products and required manufacturers to provide a 50% discount off the negotiated price of prescriptions filled by beneficiaries in the Medicare Part D coverage gap, referred to as the "donut hole." Legislative and regulatory proposals have been introduced at both the state and federal level to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products.

There have been recent public announcements by members of the U.S. Congress, President Trump and his administration regarding their plans to repeal and replace the PPACA and Medicare. For example, on December 22, 2017, President Trump signed into law the Tax Cuts and Jobs Act of 2017, which, among other things, eliminated the individual mandate requiring most Americans (other than those who qualify for a hardship exemption) to carry a minimum level of health coverage, effective January 1, 2019. We are not sure whether additional legislative changes will be enacted, or whether the FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of our product candidates, if any, may be. In addition, increased scrutiny by the U.S. Congress of the FDA's approval process may significantly delay or prevent marketing approval, as well as subject us to more stringent product labeling and post-marketing approval testing and other requirements.

In Europe, the United Kingdom has indicated its intent to withdraw from the European Union in the future. A significant portion of the regulatory framework in the United Kingdom is derived from the regulations of the European Union, and the EMA is currently located in the United Kingdom. We cannot predict what consequences the withdrawal of the United Kingdom from the European Union, if it occurs, might have on the regulatory frameworks of the United Kingdom or the European Union, or on our future operations, if any, in these jurisdictions.

Changes in government funding for the FDA and other government agencies could hinder their ability to hire and retain key leadership and other personnel, properly administer drug innovation, or prevent our product candidates from being developed or commercialized, which could negatively impact our business, financial condition and results of operations.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including budget and funding levels, ability to hire and retain key personnel, and statutory, regulatory and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

In December 2016, the 21st Century Cures Act was signed into law. This new legislation is designed to advance medical innovation and empower the FDA with the authority to directly hire positions related to drug and device development and review. However, government proposals to reduce or eliminate budgetary deficits may include reduced allocations to the FDA and other related government agencies. These budgetary pressures may result in a reduced ability by the FDA to perform their respective roles; including the related impact to academic institutions and research laboratories whose funding is fully or partially dependent on both the level and timing of funding from government sources.

Disruptions at the FDA and other agencies may also slow the time necessary for our product candidates to be reviewed or approved by necessary government agencies, which could adversely affect our business, financial condition and results of operations.

We are subject to "fraud and abuse" and similar laws and regulations, and a failure to comply with such regulations or prevail in any litigation related to noncompliance could harm our business, financial condition and results of operations.

In the U.S., we are subject to various federal and state healthcare "fraud and abuse" laws, including anti-kickback laws, false claims laws and other laws intended, among other things, to reduce fraud and abuse in federal and state healthcare programs. The federal Anti-Kickback Statute makes it illegal for any person, including a prescription drug manufacturer, or a party acting on its behalf, to knowingly and willfully solicit, receive, offer or pay any remuneration that is intended to induce the referral of business, including the purchase, order or prescription of a particular drug, or other good or service for which payment in whole or in part may be made under a federal healthcare program, such as Medicare or Medicaid. Although we seek to structure our business arrangements in compliance with all applicable requirements, these laws are broadly written, and it is often difficult to determine precisely how the law will be applied in specific circumstances. Accordingly, it is possible that our practices may be challenged under the federal Anti-Kickback Statute.

The federal False Claims Act prohibits anyone from, among other things, knowingly presenting or causing to be presented for payment to the government, including the federal healthcare programs, claims for reimbursed drugs or services that are false or fraudulent, claims for items or services that were not provided as claimed, or claims for medically unnecessary items or services. Under the Health Insurance Portability and Accountability Act of 1996, we are prohibited from knowingly and willfully executing a scheme to defraud any healthcare benefit program, including private payors, or knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services to obtain money or property of any healthcare benefit program. Violations of fraud and abuse laws may be punishable by criminal or civil sanctions, including penalties, fines or exclusion or suspension from federal and state healthcare programs such as Medicare and Medicaid and debarment from contracting with the U.S. government. In addition, private individuals have the ability to bring actions on behalf of the government under the federal False Claims Act as well as under the false claims laws of several states.

Many states have adopted laws similar to the federal Anti-Kickback Statute, some of which apply to the referral of patients for healthcare services reimbursed by any source, not just governmental payors. In addition, some states have passed laws that require pharmaceutical companies to comply with the April 2003 Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers or the Pharmaceutical Research and Manufacturers of America's Code on Interactions with Healthcare Professionals. Several states also impose other marketing restrictions or require pharmaceutical companies to make marketing or price disclosures to the state. There are ambiguities as to what is required to comply with these state requirements and if we fail to comply with an applicable state law requirement, we could be subject to penalties.

Neither the government nor the courts have provided definitive guidance on the application of fraud and abuse laws to our business. Law enforcement authorities are increasingly focused on enforcing these laws, and it is possible that some of our practices may be challenged under these laws. Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations will involve substantial costs. If we are found in violation of one of these laws, we could be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from governmental funded federal or state healthcare programs and the curtailment or restructuring of our operations. If this occurs, our business, financial condition and results of operations may be materially adversely affected.

If we face allegations of noncompliance with the law and encounter sanctions, our reputation, revenues and liquidity may suffer, and any of our product candidates that are ultimately approved for commercialization could be subject to restrictions or withdrawal from the market.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to generate revenues from any of our product candidates that are ultimately approved for commercialization. If regulatory sanctions are applied or if regulatory approval is withdrawn, our business, financial condition and results of operations will be adversely affected. Additionally, if we are unable to generate revenues from product sales, our potential for achieving profitability will be diminished and our need to raise capital to fund our operations will increase.

If we fail to retain current members of our senior management and scientific personnel, or to attract and keep additional key personnel, we may be unable to successfully develop or commercialize our product candidates.

Our success depends on our continued ability to attract, retain and motivate highly qualified management and scientific personnel. As of December 31, 2019, we have 6 employees. Our organization will rely primarily on outsourcing research, development and clinical trial activities, and manufacturing operations, as well as other functions critical to our business. We believe this approach enhances our ability to focus on our core product opportunities, allocate resources efficiently to different projects and allocate internal resources more effectively. We have filled several key open positions and are currently recruiting for a few remaining positions. However, competition for qualified personnel is intense. We may not be successful in attracting qualified personnel to fulfill our current or future needs and there is no guarantee that any of these individuals will join us on a full-time employment basis, or at all. In the event we are unable to fill critical open employment positions, we may need to delay our operational activities and goals, including the development of our product candidates, and may have difficulty in meeting our obligations as a public company. We do not maintain "key person" insurance on any of our employees.

In addition, competitors and others are likely in the future to attempt to recruit our employees. The loss of the services of any of our key personnel, the inability to attract or retain highly qualified personnel in the future or delays in hiring such personnel, particularly senior management and other technical personnel, could materially and adversely affect our business, financial condition and results of operations. In addition, the replacement of key personnel likely would involve significant time and costs, and may significantly delay or prevent the achievement of our business objectives.

From time to time, our management seeks the advice and guidance of certain scientific advisors and consultants regarding clinical and regulatory development programs and other customary matters. These scientific advisors and consultants are not our employees and may have commitments to, or consulting or advisory contracts with, other entities that may limit their availability to us. In addition, our scientific advisors may have arrangements with other companies to assist those companies in developing products or technologies that may compete with us.

We will need to increase the size of our organization and may not successfully manage our growth.

We are a clinical-stage biopharmaceutical company with a small number of planned employees, and our management system currently in place is not likely to be adequate to support our future growth plans. Our ability to grow and to manage our growth effectively will require us to hire, train, retain, manage and motivate additional employees and to implement and improve our operational, financial and management systems. These demands also may require the hiring of additional senior management personnel or the development of additional expertise by our senior management personnel. Hiring a significant number of additional employees, particularly those at the management level, would increase our expenses significantly. Moreover, if we fail to expand and enhance our operational, financial and management systems in conjunction with our potential future growth, it could have a material adverse effect on our business, financial condition and results of operations.

Our management's lack of public company experience could put us at greater risk of incurring fines or regulatory actions for failure to comply with federal securities laws and could put us at a competitive disadvantage, and could require our management to devote additional time and resources to ensure compliance with applicable corporate governance requirements.

Our executive officer does not have experience in managing and operating a public company, which could have an adverse effect on their ability to quickly respond to problems or adequately address issues and matters applicable to public companies. Any failure to comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, financial condition and results of operations. Further, since our executive officer does not have experience managing and operating a public company, we may need to dedicate additional time and resources to comply with legally mandated corporate governance policies relative to our competitors whose management teams have more public company experience.

We are exposed to product liability, non-clinical and clinical liability risks which could place a substantial financial burden upon us, should lawsuits be filed against us.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical formulations and products. In addition, the use in our clinical trials of pharmaceutical products and the subsequent sale of these products by us or our potential collaborators may cause us to bear a portion of or all product liability risks. A successful liability claim or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

We anticipate obtaining product liability insurance upon initiation of our clinical development activities; however, we may be unable to obtain product liability insurance on commercially reasonable terms or in adequate amounts. On occasion, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated adverse effects. A successful product liability claim or series of claims brought against us could cause our stock price to decline and, if judgments exceed our insurance coverage, could adversely affect our results of operations and business.

Our research and development activities involve the use of hazardous materials, which subject us to regulation, related costs and delays and potential liabilities.

Our research and development activities involve the controlled use of hazardous materials and chemicals, and we will need to develop additional safety procedures for the handling and disposing of hazardous materials. If an accident occurs, we could be held liable for resulting damages, which could be substantial. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of biohazardous materials. Additional federal, state and local laws and regulations affecting our operations may be adopted in the future. We may incur substantial costs to comply with, and substantial fines or penalties if we violate any of these laws or regulations.

We rely significantly on information technology and any failure, inadequacy, interruption or security lapse of that technology, including any cybersecurity incidents, could harm our ability to operate our business effectively.

Despite the implementation of security measures, our internal computer systems and those of third parties with which we contract are vulnerable to damage from cyber-attacks, computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures. System failures, accidents or security breaches could cause interruptions in our operations, and could result in a material disruption of our drug development and clinical activities and business operations, in addition to possibly requiring substantial expenditures of resources to remedy. The loss of drug development or clinical trial data could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability and our development programs and the development of our product candidates could be delayed.

Our employees and consultants may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of employee or consultant fraud or other misconduct. Misconduct by our employees or consultants could include intentional failures to comply with FDA regulations, provide accurate information to the FDA, comply with manufacturing standards, comply with federal and state healthcare fraud and abuse laws and regulations, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commissions, customer incentive programs and other business arrangements. Employee and consultant misconduct also could involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter such misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a material adverse effect on our business, financial condition and results of operations, and result in the imposition of significant fines or other sanctions against us.

Business disruptions such as natural disasters could seriously harm our future revenues and financial condition and increase our costs and expenses.

We, and our suppliers, may experience a disruption in our, and their business as a result of natural disasters. A significant natural disaster, such as an earthquake, hurricane, flood or fire, could severely damage or destroy our headquarters or facilities or the facilities of our manufacturers or suppliers, which could have a material and adverse effect on our business, financial condition and results of operations. In addition, terrorist acts or acts of war targeted at the U.S., and specifically the greater New York, New York region, could cause damage or disruption to us, our employees, facilities, partners and suppliers, which could have a material adverse effect on our business, financial condition and results of operations.

We may engage in strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

From time to time, we may consider strategic transactions, such as acquisitions of companies, asset purchases and out-licensing or in-licensing of products, product candidates or technologies. Additional potential transactions that we may consider include a variety of different business arrangements, including spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. Any such transaction may require us to incur non-recurring or other charges, may increase our near- and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our business, financial condition and results of operations. For example, these transactions may entail numerous operational and financial risks, including:

  exposure to unknown liabilities;
  disruption of our business and diversion of our management's time and attention in order to develop acquired products, product candidates or technologies;
  incurrence of substantial debt or dilutive issuances of equity securities to pay for any of these transactions;
  higher-than-expected transaction and integration costs;
  write-downs of assets or goodwill or impairment charges;
  increased amortization expenses;
  difficulty and cost in combining the operations and personnel of any acquired businesses or product lines with our operations and personnel;
  impairment of relationships with key suppliers or customers of any acquired businesses or product lines due to changes in management and ownership; and
  inability to retain key employees of any acquired businesses.

Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, any transactions that we do complete may be subject to the foregoing or other risks, and could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Intellectual Property

We may not be successful in obtaining or maintaining necessary rights to our product candidates through acquisitions and in-licenses.

Because several of our programs require the use of proprietary rights held by third parties, the growth of our business will likely depend in part on our ability to maintain and exploit these proprietary rights. In addition, we may need to acquire or in-license additional intellectual property in the future. We may be unable to acquire or in-license any compositions, methods of use, processes or other intellectual property rights from third parties that we identify as necessary for our product candidates. We face competition with regard to acquiring and in-licensing third-party intellectual property rights, including from a number of more established companies. These established companies may have a competitive advantage over us due to their size, cash resources and greater clinical development and commercialization capabilities. In addition, companies that perceive us to be a competitor may be unwilling to assign or license intellectual property rights to us. We also may be unable to acquire or in-license third-party intellectual property rights on terms that would allow us to make an appropriate return on our investment.

We may enter into collaboration agreements with U.S. and foreign academic institutions to accelerate development of our current or future preclinical product candidates. Typically, these agreements include an option for the company to negotiate a license to the institution's intellectual property rights resulting from the collaboration. Even with such an option, we may be unable to negotiate a license within the specified timeframe or under terms that are acceptable to us. If we are unable to license rights from a collaborating institution, the institution may offer the intellectual property rights to other parties, potentially blocking our ability to pursue our desired program.

If we are unable to successfully obtain required third-party intellectual property rights or maintain our existing intellectual property rights, we may need to abandon development of the related program and our business, financial condition and results of operations could be materially and adversely affected.

If we fail to comply with our obligations in the agreements under which we in-license intellectual property and other rights from third parties or otherwise experience disruptions to our business relationships with our licensors, we could lose intellectual property rights that are important to our business.

Our license agreement with Ligand Pharmaceuticals Incorporated, Neurogen Corporation and CyDex Pharmaceuticals, Inc. (the "Ligand License Agreement"), our license agreement with the Regents of the University of California (the "UC Regents License Agreement") and our license agreement with Duke University (the "Duke License Agreement", together with the Ligand License Agreement and the UC Regents License Agreement, the "License Agreements") are important to our business and we expect to enter into additional license agreements in the future. The License Agreements impose, and we expect that future license agreements will impose, various milestone payments, royalties and other obligations on us. If we fail to comply with our obligations under these agreements, or if we file for bankruptcy, we may be required to make certain payments to the licensor, we may lose the exclusivity of our license, or the licensor may have the right to terminate the license, in which event we would not be able to develop or market products covered by the license. Additionally, the milestone and other payments associated with these licenses could materially and adversely affect our business, financial condition and results of operations.

Pursuant to the terms of the Ligand License Agreement, the licensors each have the right to terminate the Ligand License Agreement with respect to the programs licensed by such licensor under certain circumstances, including, but not limited to: (i) if we do not pay an amount that is not disputed in good faith, (ii) if we willfully breach the Ligand License Agreement in a manner for which legal remedies would not be expected to make such licensor whole, or (iii) if we file or have filed against us a petition in bankruptcy or make an assignment for the benefit of creditors. In the event the Ligand License Agreement is terminated by a licensor, all licenses granted to us by such licensor will terminate immediately. Further, pursuant to the terms of the UC Regents License Agreement, the licensor has the right to terminate the UC Regents License Agreement or reduce our license to a nonexclusive license if we fail to achieve certain milestones within a specified timeframe. Similarly, pursuant to the terms of the Duke License Agreement, the licensor has the right to terminate the Duke License Agreement if we fail to achieve certain milestones within a specified timeframe.

In some cases, patent prosecution of our licensed technology may be controlled solely by the licensor. If our licensor fails to obtain and maintain patent or other protection for the proprietary intellectual property we in-license, then we could lose our rights to the intellectual property or our exclusivity with respect to those rights, and our competitors could market competing products using the intellectual property. In certain cases, we may control the prosecution of patents resulting from licensed technology. In the event we breach any of our obligations related to such prosecution, we may incur significant liability to our licensing partners. Licensing of intellectual property is of critical importance to our business and involves complex legal, business and scientific issues. Disputes may arise regarding intellectual property subject to a licensing agreement, including, but not limited to:

  the scope of rights granted under the license agreement and other interpretation-related issues;
  the extent to which our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
  the sublicensing of patent and other rights;
  our diligence obligations under the license agreement and what activities satisfy those diligence obligations;
  the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by us, our licensors and our collaborators; and
  the priority of invention of patented technology.

If disputes over intellectual property and other rights that we have in-licensed prevents or impairs our ability to maintain our current licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates. If we fail to comply with any such obligations to our licensor, such licensor may terminate their licenses to us, in which case we would not be able to market products covered by these licenses. The loss of our licenses would have a material adverse effect on our business.

We are required to issue shares, make certain cash payments and may be required to pay milestones and royalties pursuant to certain commercial agreements, which could adversely affect the overall profitability for us of any products that we may seek to commercialize.

Under the terms of the Ligand License Agreement, we may be obligated to pay the licensors under the License Agreement up to an aggregate of approximately $135 million in development, regulatory and sales milestones. We will also be required to pay royalties on future worldwide net product sales. In addition pursuant to the asset purchase agreement, as amended (the "Vyera APA"), with Phoenixus AG f/k/a Vyera Pharmaceuticals AG and Turing Pharmaceuticals AG ("Vyera"), we will be required to make cash payments to Vyera in the amounts of $1.0 million and $1.0 million in April 2020 and July 2020, respectively, and we will also be required to pay royalties to Vyera on net sales of SLS-002. We will also be required to pay $2.0 million in cash and up to an aggregate of approximately $17 million in development and regulatory milestones and royalties on net sales of SLS-005 pursuant to our asset purchase agreement with Bioblast Pharma Ltd. These cash, milestone and royalty payments could adversely affect the overall profitability for us of any products that we may seek to commercialize. Additionally, if we fail to timely make the mandatory cash payments under the Vyera APA (subject to a cure period), Vyera has the right to require that all of the assets we purchased from Vyera and the liabilities we assumed from Vyera be returned, which would result in a return of our SLS-002 program to Vyera and our inability to further develop such program. Pursuant to the amended and restated license agreement with Stuart Weg, M.D., we will be required to make cash payments to Dr. Weg in the amount of $0.125 million January 2021, and will be required to make an additional cash payment of $0.2 million in January 2022 if certain conditions are not met.

We may not be able to protect our proprietary or licensed technology in the marketplace.

We depend on our ability to protect our proprietary or licensed technology. We rely on trade secret, patent, copyright and trademark laws, and confidentiality, licensing and other agreements with employees and third parties, all of which offer only limited protection. Our success depends in large part on our ability and any licensor's or licensee's ability to obtain and maintain patent protection in the U.S. and other countries with respect to our proprietary or licensed technology and products. We currently in-license some of our intellectual property rights to develop our product candidates and may in-license additional intellectual property rights in the future. We cannot be certain that patent enforcement activities by our current or future licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents or other intellectual property rights. We also cannot be certain that our current or future licensors will allocate sufficient resources or prioritize their or our enforcement of such patents. Even if we are not a party to these legal actions, an adverse outcome could prevent us from continuing to license intellectual property that we may need to operate our business, which would have a material adverse effect on our business, financial condition and results of operations.

We believe we will be able to obtain, through prosecution of patent applications covering our owned technology and technology licensed from others, adequate patent protection for our proprietary drug technology, including those related to our in-licensed intellectual property. If we are compelled to spend significant time and money protecting or enforcing our licensed patents and future patents we may own, designing around patents held by others or licensing or acquiring, potentially for large fees, patents or other proprietary rights held by others, our business, financial condition and results of operations may be materially and adversely affected. If we are unable to effectively protect the intellectual property that we own or in-license, other companies may be able to offer the same or similar products for sale, which could materially adversely affect our business, financial condition and results of operations. The patents of others from whom we may license technology, and any future patents we may own, may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing the same or similar products or limit the length of term of patent protection that we may have for our products.

Obtaining and maintaining patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection for licensed patents, pending patent applications and potential future patent applications and patents could be reduced or eliminated for non-compliance with these requirements.

Periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or patent applications will be due to be paid to the U.S. Patent and Trademark Office ("USPTO") and various governmental patent agencies outside of the U.S. in several stages over the lifetime of the applicable patent and/or patent application. The USPTO and various non-U.S. governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. However, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. If this occurs with respect to our in-licensed patents or patent applications we may file in the future, our competitors might be able to use our technologies, which would have a material adverse effect on our business, financial condition and results of operations.

The patent positions of pharmaceutical products are often complex and uncertain. The breadth of claims allowed in pharmaceutical patents in the U.S. and many jurisdictions outside of the U.S. is not consistent. For example, in many jurisdictions, the support standards for pharmaceutical patents are becoming increasingly strict. Some countries prohibit method of treatment claims in patents. Changes in either the patent laws or interpretations of patent laws in the U.S. and other countries may diminish the value of our licensed or owned intellectual property or create uncertainty. In addition, publication of information related to our current product candidates and potential products may prevent us from obtaining or enforcing patents relating to these product candidates and potential products, including without limitation composition-of-matter patents, which are generally believed to offer the strongest patent protection.

Patents that we currently license and patents that we may own or license in the future do not necessarily ensure the protection of our licensed or owned intellectual property for a number of reasons, including, without limitation, the following:

  the patents may not be broad or strong enough to prevent competition from other products that are identical or similar to our product candidates;
  there can be no assurance that the term of a patent can be extended under the provisions of patent term extensions afforded by U.S. law or similar provisions in foreign countries, where available;
  the issued patents and patents that we may obtain or license in the future may not prevent generic entry into the market for our product candidates;
  we, or third parties from whom we in-license or may license patents, may be required to disclaim part of the term of one or more patents;
  there may be prior art of which we are not aware that may affect the validity or enforceability of a patent claim;
  there may be prior art of which we are aware, which we do not believe affects the validity or enforceability of a patent claim, but which, nonetheless, ultimately may be found to affect the validity or enforceability of a patent claim;
  there may be other patents issued to others that will affect our freedom to operate;
  if the patents are challenged, a court could determine that they are invalid or unenforceable;
  there might be a significant change in the law that governs patentability, validity and infringement of our licensed patents or any future patents we may own that adversely affects the scope of our patent rights;
  a court could determine that a competitor's technology or product does not infringe our licensed patents or any future patents we may own; and
  the patents could irretrievably lapse due to failure to pay fees or otherwise comply with regulations or could be subject to compulsory licensing.

If we encounter delays in our development or clinical trials, the period of time during which we could market our potential products under patent protection would be reduced.

Our competitors may be able to circumvent our licensed patents or future patents we may own by developing similar or alternative technologies or products in a non-infringing manner. Our competitors may seek to market generic versions of any approved products by submitting abbreviated new drug applications to the FDA in which our competitors claim that our licensed patents or any future patents we may own are invalid, unenforceable or not infringed. Alternatively, our competitors may seek approval to market their own products similar to or otherwise competitive with our products. In these circumstances, we may need to defend or assert our licensed patents or any future patents we may own, including by filing lawsuits alleging patent infringement. In any of these types of proceedings, a court or other agency with jurisdiction may find our licensed patents or any future patents we may own invalid or unenforceable. We may also fail to identify patentable aspects of our research and development before it is too late to obtain patent protection. Even if we own or in-license valid and enforceable patents, these patents still may not provide protection against competing products or processes sufficient to achieve our business objectives.

The issuance of a patent is not conclusive as to its inventorship, scope, ownership, priority, validity or enforceability. In this regard, third parties may challenge our licensed patents or any future patents we may own in the courts or patent offices in the U.S. and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical technology and products, or limit the duration of the patent protection of our technology and potential products. In addition, given the amount of time required for the development, testing and regulatory review of new product candidates, patents protecting such product candidates might expire before or shortly after such product candidates are commercialized.

We may infringe the intellectual property rights of others, which may prevent or delay our drug development efforts and prevent us from commercializing or increase the costs of commercializing our products.

Our commercial success depends significantly on our ability to operate without infringing the patents and other intellectual property rights of third parties. For example, there could be issued patents of which we are not aware that our current or potential future product candidates infringe. There also could be patents that we believe we do not infringe, but that we may ultimately be found to infringe.

Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our product candidates or potential products infringe. For example, pending applications may exist that claim or can be amended to claim subject matter that our product candidates or potential products infringe. Competitors may file continuing patent applications claiming priority to already issued patents in the form of continuation, divisional, or continuation-in-part applications, in order to maintain the pendency of a patent family and attempt to cover our product candidates.

Third parties may assert that we are employing their proprietary technology without authorization and may sue us for patent or other intellectual property infringement. These lawsuits are costly and could adversely affect our business, financial condition and results of operations and divert the attention of managerial and scientific personnel. If we are sued for patent infringement, we would need to demonstrate that our product candidates, potential products or methods either do not infringe the claims of the relevant patent or that the patent claims are invalid, and we may not be able to do this. Proving invalidity is difficult. For example, in the U.S., proving invalidity requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents. Even if we are successful in these proceedings, we may incur substantial costs and the time and attention of our management and scientific personnel could be diverted in pursuing these proceedings, which could have a material adverse effect on us. In addition, we may not have sufficient resources to bring these actions to a successful conclusion. If a court holds that any third-party patents are valid, enforceable and cover our products or their use, the holders of any of these patents may be able to block our ability to commercialize our products unless we acquire or obtain a license under the applicable patents or until the patents expire.

We may not be able to enter into licensing arrangements or make other arrangements at a reasonable cost or on reasonable terms. Any inability to secure licenses or alternative technology could result in delays in the introduction of our products or lead to prohibition of the manufacture or sale of products by us. Even if we are able to obtain a license, it may be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, in any such proceeding or litigation, we could be found liable for monetary damages, including treble damages and attorneys' fees, if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our product candidates or force us to cease some of our business operations, which could materially and adversely affect our business, financial condition and results of operations. Any claims by third parties that we have misappropriated their confidential information or trade secrets could have a similar material and adverse effect on our business, financial condition and results of operations. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Any claims or lawsuits relating to infringement of intellectual property rights brought by or against us will be costly and time consuming and may adversely affect our business, financial condition and results of operations.

We may be required to initiate litigation to enforce or defend our licensed and owned intellectual property. Lawsuits to protect our intellectual property rights can be very time consuming and costly. There is a substantial amount of litigation involving patent and other intellectual property rights in the biopharmaceutical industry generally. Such litigation or proceedings could substantially increase our operating expenses and reduce the resources available for development activities or any future sales, marketing or distribution activities.

In any infringement litigation, any award of monetary damages we receive may not be commercially valuable. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation. Moreover, there can be no assurance that we will have sufficient financial or other resources to file and pursue such infringement claims, which typically last for years before they are resolved. Further, any claims we assert against a perceived infringer could provoke these parties to assert counterclaims against us alleging that we have infringed their patents. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace.

In addition, our licensed patents and patent applications, and patents and patent applications that we may apply for, own or license in the future, could face other challenges, such as interference proceedings, opposition proceedings, re-examination proceedings and other forms of post-grant review. Any of these challenges, if successful, could result in the invalidation of, or in a narrowing of the scope of, any of our licensed patents and patent applications and patents and patent applications that we may apply for, own or license in the future subject to challenge. Any of these challenges, regardless of their success, would likely be time consuming and expensive to defend and resolve and would divert our management and scientific personnel's time and attention.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other biopharmaceutical companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical industry involves both technological and legal complexity and is costly, time-consuming and inherently uncertain. For example, the U.S. previously enacted and is currently implementing wide-ranging patent reform legislation. Specifically, on September 16, 2011, the Leahy-Smith America Invents Act (the "Leahy-Smith Act") was signed into law and included a number of significant changes to U.S. patent law, and many of the provisions became effective in March 2013. However, it may take the courts years to interpret the provisions of the Leahy-Smith Act, and the implementation of the statute could increase the uncertainties and costs surrounding the prosecution of our licensed and future patent applications and the enforcement or defense of our licensed and future patents, all of which could have a material adverse effect on our business, financial condition and results of operations.

In addition, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce patents that we might obtain in the future.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on product candidates throughout the world would be prohibitively expensive. Competitors may use our licensed and owned technologies in jurisdictions where we have not licensed or obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we may obtain or license patent protection, but where patent enforcement is not as strong as that in the U.S. These products may compete with our products in jurisdictions where we do not have any issued or licensed patents and any future patent claims or other intellectual property rights may not be effective or sufficient to prevent them from so competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to biopharmaceuticals, which could make it difficult for us to stop the infringement of our licensed patents and future patents we may own, or marketing of competing products in violation of our proprietary rights generally. Further, the laws of some foreign countries do not protect proprietary rights to the same extent or in the same manner as the laws of the U.S. As a result, we may encounter significant problems in protecting and defending our licensed and owned intellectual property both in the U.S. and abroad. For example, China currently affords less protection to a company's intellectual property than some other jurisdictions. As such, the lack of strong patent and other intellectual property protection in China may significantly increase our vulnerability regarding unauthorized disclosure or use of our intellectual property and undermine our competitive position. Proceedings to enforce our future patent rights, if any, in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information.

In order to protect our proprietary and licensed technology and processes, we rely in part on confidentiality agreements with our corporate partners, employees, consultants, manufacturers, outside scientific collaborators and sponsored researchers and other advisors. These agreements may not effectively prevent disclosure of our confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. Failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may be subject to claims that our employees, consultants or independent contractors have wrongfully used or disclosed confidential information of third parties.

We expect to employ individuals who were previously employed at other biopharmaceutical companies. Although we have no knowledge of any such claims against us, we may be subject to claims that we or our employees, consultants or independent contractors have inadvertently or otherwise used or disclosed confidential information of our employees' former employers or other third parties. Litigation may be necessary to defend against these claims.

There is no guarantee of success in defending these claims, and even if we are successful, litigation could result in substantial cost and be a distraction to our management and other employees. To date, none of our employees have been subject to such claims.

We may be subject to claims challenging the inventorship of our licensed patents, any future patents we may own and other intellectual property.

Although we are not currently experiencing any claims challenging the inventorship of our licensed patents or our licensed or owned intellectual property, we may in the future be subject to claims that former employees, collaborators or other third parties have an interest in our licensed patents or other licensed or owned intellectual property as an inventor or co- inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business, financial condition and results of operations. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

If we do not obtain additional protection under the Hatch-Waxman Amendments and similar foreign legislation extending the terms of our licensed patents and any future patents we may own, our business, financial condition and results of operations may be materially and adversely affected.

Depending upon the timing, duration and specifics of FDA regulatory approval for our product candidates, one or more of our licensed U.S. patents or future U.S. patents that we may license or own may be eligible for limited patent term restoration under the Drug Price Competition and Patent Term Restoration Act of 1984, referred to as the Hatch-Waxman Amendments. The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during drug development and the FDA regulatory review process. This period is generally one-half the time between the effective date of an investigational new drug application ("IND") (falling after issuance of the patent), and the submission date of an NDA, plus the time between the submission date of an NDA and the approval of that application. Patent term restorations, however, cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval by the FDA.

The application for patent term extension is subject to approval by the USPTO, in conjunction with the FDA. It takes at least six months to obtain approval of the application for patent term extension. We may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or restoration or the term of any such extension is less than we request, the period during which we will have the right to exclusively market our product will be shortened and our competitors may obtain earlier approval of competing products, and our ability to generate revenues could be materially adversely affected.

Risks Related to Owning Our Common Stock

The market price of our common stock is expected to be volatile.

The trading price of our common stock is likely to be volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:

  results from, and any delays in, planned clinical trials for our product candidates, or any other future product candidates, and the results of trials of competitors or those of other companies in our market sector;
  any delay in filing an NDA for any of our product candidates and any adverse development or perceived adverse development with respect to the FDA's review of that NDA;
  significant lawsuits, including patent or stockholder litigation;
  inability to obtain additional funding;

  failure to successfully develop and commercialize our product candidates;
  changes in laws or regulations applicable to our product candidates;
  inability to obtain adequate product supply for our product candidates, or the inability to do so at acceptable prices;
  unanticipated serious safety concerns related to any of our product candidates;
  adverse regulatory decisions;
  introduction of new products or technologies by our competitors;
  failure to meet or exceed drug development or financial projections we provide to the public;
  failure to meet or exceed the estimates and projections of the investment community;
  the perception of the biopharmaceutical industry by the public, legislatures, regulators and the investment community;
  announcements of significant acquisitions, strategic partnerships, joint ventures or capital commitments by us or our competitors;
  disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our licensed and owned technologies;
  additions or departures of key scientific or management personnel;
  changes in the market valuations of similar companies;
  general economic and market conditions and overall fluctuations in the U.S. equity market;
  sales of our common stock by us or our stockholders in the future; and
  trading volume of our common stock.

In addition, the stock market in general, and small biopharmaceutical companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. Further, a decline in the financial markets and related factors beyond our control may cause our stock price to decline rapidly and unexpectedly.

An active trading market for our common stock may not be sustained, and you may not be able to resell your common stock at a desired market price.

If no active trading market for our common stock is sustained, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future, or impair our ability to acquire or in-license other product candidates, businesses or technologies using our shares as consideration.

Our management owns a significant percentage of our stock and will be able to exert significant control over matters subject to stockholder approval.

As of December 31, 2019, Dr. Mehra, our sole executive officer and a director, owns approximately 11.4% of our outstanding common stock. Therefore, Dr. Mehra will have the ability to influence us through this ownership position.

This significant concentration of stock ownership may adversely affect the trading price for our common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. As a result, Dr. Mehra could significantly influence all matters requiring approval by our stockholders, including the election of directors and the approval of mergers or other business combination transactions. Dr. Mehra may be able to determine all matters requiring stockholder approval. The interests of these stockholders may not always coincide with our interests or the interests of other stockholders. This may also prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interests as one of our stockholders and he may act in a manner that advances his best interests and not necessarily those of other stockholders, including seeking a premium value for his common stock, and might affect the prevailing market price for our common stock.

Our internal control over financial reporting may not meet the standards required by Section 404 of the Sarbanes-Oxley Act, and failure to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, could have a material adverse effect on our business and share price.

Our management is required to report on the effectiveness of our internal control over financial reporting. The rules governing the standards that must be met for our management to assess our internal control over financial reporting are complex and require significant documentation, testing and possible remediation.

In connection with the implementation of the necessary procedures and practices related to internal control over financial reporting, we may identify deficiencies or material weaknesses that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, we may encounter problems or delays in completing the implementation of any requested improvements and receiving a favorable attestation in connection with the attestation provided by our independent registered public accounting firm. Failure to achieve and maintain an effective internal control environment could have a material adverse effect on our business, financial condition and results of operations and could limit our ability to report our financial results accurately and in a timely manner.

We will incur significant costs as a result of operating as a public company, our management has limited experience managing a public company, and our management will be required to devote substantial time to new compliance initiatives.

The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act") as well as rules subsequently implemented by the SEC and The Nasdaq Stock Market LLC ("Nasdaq") have imposed various requirements on public companies. There are significant corporate governance and executive compensation related provisions in the Dodd-Frank Act that require the SEC to adopt additional rules and regulations in these areas. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact (in ways we cannot currently anticipate) the manner in which we operate our business. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain our current levels of such insurance coverage.

As a publicly traded company, we will incur legal, accounting and other expenses associated with the SEC reporting requirements applicable to a company whose securities are registered under the Exchange Act, as well as corporate governance requirements, including those under the Sarbanes-Oxley Act, the Dodd-Frank Act and other rules implemented by the SEC and Nasdaq. The expenses incurred by public companies generally to meet SEC reporting, finance and accounting and corporate governance requirements have been increasing in recent years as a result of changes in rules and regulations and the adoption of new rules and regulations applicable to public companies.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.

The trading market for our common stock depends, in part, on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. In addition, if our operating results fail to meet the forecast of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price and trading volume to decline.

Sales of a substantial number of shares of our common stock in the public market by our existing stockholders, future issuances of our common stock or rights to purchase our common stock, could cause our stock price to fall.

Sales of a substantial number of shares of our common stock by our existing stockholders in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock. Between February 27, 2019, the date of the closing of the Merger, and December 31, 2019, the holders of certain of our outstanding warrants to purchase shares of our common stock elected to exercise such warrants resulting in the issuance of approximately 14.3 million shares of our common stock, which increased the number of shares of our common stock outstanding substantially. As of December 31, 2019, these investors continued to hold warrants to purchase approximately 0.9 million shares of our common stock, which, if exercised, would further increase the number of shares of our common stock outstanding and the number of shares eligible for resale in the public market.

The Financing Warrants contain price-based adjustment provisions which, if triggered, may cause substantial additional dilution to our stockholders.

On October 16, 2018, we entered into a Securities Purchase Agreement with the investors listed on the Schedule of Buyers attached thereto, as amended, pursuant to which, among other things, we agreed to issue warrants to purchase shares of our common stock (the "Financing Warrants"). As of December 31, 2019, Financing Warrants to purchase an aggregate of 0.9 million shares of our common stock with an exercise price of $0.9267 per share of common stock remain unexercised.

The outstanding Financing Warrants contain price-based adjustment provisions, pursuant to which the number of shares of our common stock that are issuable upon exercise of the Financing Warrants may be adjusted upward in the event of certain dilutive issuances by us.

If the Financing Warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to our then-existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress the market price of our common stock.

Anti-takeover provisions in our charter documents and under Nevada law could make an acquisition of us more difficult and may prevent attempts by our stockholders to replace or remove our management.

Provisions in our articles of incorporation and bylaws may delay or prevent an acquisition or a change in management. These provisions include a classified board of directors and the ability of the board of directors to issue preferred stock without stockholder approval. Although we believe these provisions collectively will provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our board of directors, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove then current management by making it more difficult for stockholders to replace members of the board of directors, which is responsible for appointing the members of management.

Certain provisions of Nevada corporate law deter hostile takeovers. Specifically, NRS 78.411 through 78.444 prohibit a publicly held Nevada corporation from engaging in a "combination" with an "interested stockholder" for a period of two years following the date the person first became an interested shareholder, unless (with certain exceptions) the "combination" or the transaction by which the person became an interested shareholder is approved in a prescribed manner. Generally, a "combination" includes a merger, asset or stock sale, or certain other transactions resulting in a financial benefit to the interested shareholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, beneficially owns or within two years prior to becoming an "interested shareholder" did own, 10% or more of a corporation's voting power. While these statutes permit a corporation to opt out of these protective provisions in its articles of incorporation, our articles of incorporation do not include any such opt-out provision.

Nevada's "acquisition of controlling interest" statutes, NRS 78.378 through 78.3793, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These "control share" laws provide generally that any person that acquires a "controlling interest" in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These statutes provide that a person acquires a "controlling interest" whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares that it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become "control shares" to which the voting restrictions described above apply. While these statutes permit a corporation to opt out of these protective provisions in its articles of incorporation or bylaws, our articles of incorporation and bylaws do not include any such opt-out provision.

Further, NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

Our pre-Merger net operating loss carryforwards and certain other tax attributes may be subject to limitations. The pre-Merger net operating loss carryforwards and certain other tax attributes of us may also be subject to limitations as a result of ownership changes resulting from the Merger.

In general, a corporation that undergoes an "ownership change" as defined in Section 382 of the United States Internal Revenue Code of 1986, as amended, is subject to limitations on its ability to utilize its pre-change net operating loss carryforwards to offset future taxable income. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders, generally stockholders beneficially owning five percent or more of a corporation's common stock, applying certain look-through and aggregation rules, increases by more than 50 percentage points over such stockholders' lowest percentage ownership during the testing period, generally three years. We may have experienced ownership changes in the past and may experience ownership changes in the future. It is possible that our net operating loss carryforwards and certain other tax attributes may also be subject to limitation as a result of ownership changes in the past and/or the closing of the Merger. Consequently, even if we achieve profitability, we may not be able to utilize a material portion of our net operating loss carryforwards and certain other tax attributes, which could have a material adverse effect on cash flow and results of operations.

We may never pay dividends on our common stock so any returns would be limited to the appreciation of our stock.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and does not anticipate it will declare or pay any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the appreciation of their stock.

Risks Related to this Offering

Purchasers of common stock in this offering will experience immediate and substantial dilution in the book value of their investment. You may experience further dilution upon exercise of our outstanding options and warrants.

If you purchase shares of our common stock in this offering you will experience immediate and substantial dilution, as the public offering price of our common stock will be substantially greater than the net tangible book value per share of our common stock before giving effect to this offering. Accordingly, if you purchase our common stock in this offering, you will incur immediate substantial dilution of approximately $ per share, representing the difference between the public offering price per share of common stock and our pro forma as adjusted net tangible book value as of September 30, 2019. For a further description of the dilution that you will experience immediately after this offering, see the section in this prospectus entitled "Dilution."

Future sales of our common stock, or the perception that such future sales may occur, may cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended.

We have broad discretion to determine how to use the funds raised in this offering, and may use them in ways that may not enhance our operating results or the price of our common stock.

Our management will have broad discretion over the use of proceeds from this offering, and we could spend the proceeds from this offering in ways our stockholders may not agree with or that do not yield a favorable return, if at all. We intend to use the net proceeds from this offering for general corporate purposes and to advance the development of our product candidates. See "Use of Proceeds" beginning on page 7 of this prospectus for additional detail. However, our use of these proceeds may differ substantially from our current plans. If we do not invest or apply the proceeds from this offering in ways that improve our operating results, we may fail to achieve expected financial results, which could cause our stock price to decline.

We do not expect to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

We have never declared or paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. Any payment of cash dividends will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in our common stock.

MARKET AND INDUSTRY DATA

Unless otherwise indicated, we have based the information concerning our industry contained in this prospectus on our general knowledge of and expectations concerning the industry, which involve risks and uncertainties and are subject to change based on various factors, including those discussed in the "Risk Factors" section of this prospectus and in the other information contained in this prospectus. These and other factors could cause the information concerning our industry to differ materially from those expressed in this prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of the common stock that we are offering will be approximately $        million (or $           million if the underwriters exercise their option to purchase additional shares in full), after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Each $1.00 increase or decrease in the assumed public offering price of $         per share of common stock, the last reported sale price of our common stock on the Nasdaq Capital Market on            , 2020, would increase or decrease the net proceeds from this offering by approximately $          million, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of shares of common stock we are offering. Each increase (decrease) of 1,000,000 shares in the number of shares of common stock we are offering would increase (decrease) the net proceeds to us from this offering by approximately $         million, assuming that the assumed public offering price remains the same, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes and to advance the development of our product candidates.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing investment grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

MARKET PRICE OF AND DIVIDENDS ON SECURITIES

Market Information

Our common stock is listed on the Nasdaq Capital Market and began trading on the Nasdaq Capital Market under the symbol "SEEL" on January 24, 2019. Prior to that, our common stock was listed on the Nasdaq Capital Market and previously traded through the close of business on January 23, 2019 under the ticker symbol "APRI".

As of December 31, 2019, there were 27,028,533 shares of our common stock outstanding held by approximately 101 stockholders of record, not including beneficial holders whose shares are held in names other than their own. As of December 31, 2019, there were no shares of our preferred stock outstanding.

Dividend Policy

We have never declared or paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our capital stock will depend on our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if the common stock price appreciates.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents, equity and total capitalization as of September 30, 2019:

  on an actual basis;

  on a pro forma basis to give effect to: (i) the issuance of 78,628 shares of our common stock pursuant to the exercise of a warrant on December 18, 2019, and (ii) the issuance of 1,809,845 shares of our common stock to Vyera on January 7, 2020 pursuant to the Stock Purchase Agreement; and

  on a pro forma as adjusted basis to give further effect to the issuance and sale of            shares of our common stock in this offering at an assumed public offering price of $        per share of common stock, the last reported sale price of our common stock on the Nasdaq Capital Market on                  , 2020, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, and the application of the estimated net proceeds of this offering as described under "Use of Proceeds".

You should read the data set forth in the table below in conjunction with the section of this prospectus under the caption "Use of Proceeds" as well as our "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and other financial information included in this prospectus.

	As of September 30, 2019
	Actual	Pro Forma		As Adjusted
	(unaudited)
	(in thousands, except share amounts)
Cash	$15,315	$15,388	$
Prepaid expenses and other current assets	896	896
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized and no shares issued
or outstanding, actual, pro forma and pro forma as adjusted	-	-		-
Common stock, $0.001 par value; 120,000,000 shares authorized, actual, pro forma and pro forma as adjusted, and 26,949,905 shares issued and outstanding, actual; 28,838,378, shares issued and
outstanding, pro forma; and shares issued and outstanding, as adjusted	27	29
Additional paid-in capital	55,723	58,044
Accumulated deficit	(45,402)	(47,652)
Total stockholders' equity	10,348	10,421
Total capitalization	$10,348	$10,421	$

The as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined between us and the underwriter at pricing.

The above table excludes:

  393,582 shares of our common stock issuable upon the exercise of stock options outstanding under the 2012 Plan as of September 30, 2019, at a weighted-average exercise price of $11.72 per share;

  30,816 shares of our common stock issuable upon the exercise of stock options outstanding under the 2016 Plan issued on September 23, 2016, which were assumed by us in the Merger, at a weighted-average exercise price of $0.65 per share;

  97,285 shares of our common stock issuable upon the exercise of stock options outstanding under the 2019 Inducement Plan issued on September 30, 2019, at a weighted-average exercise price of $1.60 per share;

  1,424,757 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2019, at a weighted-average exercise price of $6.95 per share;

  any shares of our common stock reserved for issuance under the 2012 Plan (of which none were available as of September 30, 2019); and

  902,715 shares of our common stock reserved for issuance under the 2019 Inducement Plan as of September 30, 2019.

DILUTION

Purchasers of common stock in this offering will experience immediate dilution to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of common stock immediately after this offering.

Our net tangible book value as of September 30, 2019 was approximately $10.3 million, or $0.38 per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of September 30, 2019.

Our pro forma net tangible book value as of September 30, 2019 was approximately $10.4 million, or $0.36 per share of common stock. Pro forma net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of September 30, 2019, after giving effect to: (1) the issuance of 78,628 shares of our common stock pursuant to the exercise of a warrant on December 18, 2019, and (2) the issuance of 1,809,845 shares of our common stock to Vyera on January 7, 2020 pursuant to the Stock Purchase Agreement.

After giving effect to (1) the pro forma adjustments described in the preceding paragraph, and (2) the sale by us of           shares of common stock at an assumed public offering price of $        per share of common stock, the last reported sale price of our common stock on the Nasdaq Capital Market on             , 2020, and after deducting underwriting fees and estimated offering expenses, our pro forma as adjusted net tangible book value as of September 30, 2019 would have been approximately $          million, or $        per share of common stock. This represents an immediate increase in pro forma net tangible book value of $         per share to our existing stockholders and an immediate dilution of $         per share of common stock issued to the investors participating in this offering.

The following table illustrates this per share dilution:

Public offering price per share of common stock			$
Net tangible book value per share as of September 30, 2019		$0.38
Decrease in net tangible book value per share attributable to the exercise of a warrant on December 18, 2019
and the issuance of shares of common stock to Vyera on January 7, 2020		$0.02
Pro forma net tangible book value per share as of September 30, 2019		$0.36
Increase in pro forma net tangible book value per share attributable to this offering	$
Pro forma as adjusted net tangible book value per share after this offering			$
Dilution per share to investors participating in this offering			$

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

Each $1.00 increase or decrease in the assumed public offering price of $        per share of common stock, the last reported sale price of our common stock on the Nasdaq Capital Market on            , 2020, would increase or decrease the dilution per common share to new investors purchasing shares of common stock in this offering by $        per share, assuming that the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. An increase or decrease of 1.0 million in the number of shares offered by us would increase or decrease the dilution to new investors by $          and $        per share, respectively, assuming a public offering price of $        per share of common stock, the last reported sale

price of our common stock on the Nasdaq Capital Market on               , 2020, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We may also increase or decrease the number of shares of common stock we are offering. An increase of 1,000,000 shares in the number of shares of common stock we are offering would increase our pro forma as adjusted net tangible book value by $        per share and decrease the dilution to new investors in this offering by $        per share, assuming that the assumed public offering price remains the same, and after deducting the estimated underwriting discounts and commissions and the estimated offering expenses payable by us. Similarly, a decrease of 1,000,000 shares in the number of shares of common stock we are offering would decrease our pro forma as adjusted net tangible book value by $        per share and increase the dilution to new investors in this offering by $        per share, assuming that the public offering price remains the same, and after deducting the underwriting discounts and commissions and estimated offering expenses.

If the underwriters exercise their option in full to purchase           additional shares of common stock in this offering at the public offering price of $        per share, the net tangible book value per share after this offering would be $        per share, the increase in the net tangible book value per share to existing stockholders would be $        per share and the dilution to new investors purchasing securities in this offering would be $        per share.

The above table excludes:

  393,582 shares of our common stock issuable upon the exercise of stock options outstanding under the 2012 Plan as of September 30, 2019, at a weighted-average exercise price of $11.72 per share;

  30,816 shares of our common stock issuable upon the exercise of stock options outstanding under the 2016 Plan issued on September 23, 2016, which were assumed by us in the Merger, at a weighted-average exercise price of $0.65 per share;

  97,285 shares of our common stock issuable upon the exercise of stock options outstanding under the 2019 Inducement Plan issued on September 30, 2019, at a weighted-average exercise price of $1.60 per share;

  1,424,757 shares of our common stock issuable upon the exercise of outstanding warrants as of September 30, 2019, at a weighted-average exercise price of $6.95 per share;

  any shares of our common stock reserved for issuance under the 2012 Plan (of which none were available as of September 30, 2019); and

  902,715 shares of our common stock reserved for issuance under the 2019 Inducement Plan effective as of September 30, 2019.

To the extent that options or warrants are exercised, new options or other equity awards are issued under our equity incentive plans, or we issue additional shares of common stock or other equity or convertible debt securities in the future, there may be further dilution to investors participating in this offering. Moreover, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a clinical-stage biopharmaceutical company focused on achieving efficient development of products that address significant unmet needs in CNS disorders and other rare disorders.

We plan on developing our clinical and regulatory strategy with our internal research and development team with a view toward prioritizing market introduction as quickly as possible. Our lead programs are SLS-002 for the potential treatment of suicidality in post-traumatic stress disorder, and in major depressive disorder, SLS-005 for Sanfilippo syndrome and SLS-006 for the potential treatment of PD. Additionally, we are developing several preclinical programs, most of which have well-defined mechanisms of action, including: SLS-004, licensed from Duke University, and SLS-007, licensed from The Regents of the University of California, for the potential treatment of PD, SLS-008 targeted at chronic inflammation in asthma and orphan indications such as pediatric esophagitis, SLS-010 in narcolepsy and related disorders, and SLS-012, an injectable therapy for post-operative pain management.

This Management's Discussion and Analysis of Financial Condition and Results of Operations discusses the historical operations of our company prior to the Merger for the fiscal years ended December 31, 2018 and 2017 and the operations of our company after the closing of the Merger for the three and nine months ended September 30, 2019.

Merger with Apricus Biosciences, Inc.

On January 24, 2019, Apricus completed a business combination with STI, in accordance with the terms of the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") entered into on July 30, 2018. Pursuant to the Merger Agreement, (i) a subsidiary of Apricus merged with and into STI, with STI (renamed as "Seelos Corporation") continuing as a wholly-owned subsidiary of Apricus and the surviving corporation of the merger and (ii) Apricus was renamed as "Seelos Therapeutics, Inc."

All share information has been retroactively restated to reflect the issuance of stock to STI's pre-Merger stockholders by Apricus in the Merger.

We intend to become a leading biopharmaceutical company focused on neurological and psychiatric disorders, including orphan indications. Our business strategy includes:

  Advancing SLS-002 in suicidality in major depressive disorder and in PTSD;
  Advancing SLS-005 in Sanfilippo syndrome;
  Advancing SLS-007 in PD as a monotherapy
  Advancing SLS-004 in PD;
  Filing an IND for SLS-008 in pediatric esophagitis and another undisclosed indication;
  Forming strategic collaborations in the European Union and Asian markets; and
  Acquiring synergistic assets in the central nervous system therapy space through licensing and partnerships.

Pre-Merger Financing

On October 16, 2018, we entered into a Securities Purchase Agreement by and among us, Apricus and the investors listed on the Schedule of Buyers attached thereto (the "Buyers"), as amended (the "Pre-Merger SPA"). Pursuant to the Pre-Merger SPA, among other things, we issued to the Buyers (i) an aggregate of 1,829,406 shares of our common stock and (ii) two series warrants to purchase shares of common stock (the "Series A Warrants" and the "Series B Warrants" and together, the "Pre-Merger Warrants") for an aggregate purchase price of approximately $18.0 million, or $16.5 million net of financing fees. The Pre-Merger Warrants were recorded at fair value of $21.5 million upon issuance and given the liability exceeded the proceeds received, a loss of $5.0 million was recognized.

We issued the Pre-Merger Warrants on January 31, 2019 and on February 14, 2019, we registered the resale of the shares of common stock underlying the Pre-Merger Warrants as required by the Registration Rights Agreement that we entered into on October 16, 2018 in connection with the Pre-Merger SPA.

The Series A Warrants were initially exercisable for 1,463,519 shares of common stock at an exercise price per share equal to $4.15, which was adjusted to 2,640,128 shares of common stock at an exercise price per share equal to $2.3005 on February 27, 2019, which was further adjusted to 3,629,023 shares of common stock at an exercise price per share equal to $1.6736 on March 7, 2019, in each case, pursuant to the terms thereof. Effective August 23, 2019, pursuant to the terms of the Series A Warrants, the exercise price of the Series A Warrants automatically decreased from $1.6736 per share to $0.9267 per share as a result of the announcement of the issuance of warrants pursuant to a Securities Purchase Agreement, dated August 23, 2019. The Series A Warrants were immediately exercisable upon issuance and have a term of five years from the date of issuance. The Series B Warrants were initially exercisable for no shares of common stock, which was adjusted to 7,951,090 shares of our common stock on February 27, 2019 and which was further adjusted to 11,614,483 shares of common stock on March 7, 2019, in each case, pursuant to the terms thereof. The Series B Warrants had an exercise price of $0.001, were immediately exercisable upon issuance and provided for an expiration date of the day following the later to occur of (i) the Reservation Date (as defined therein), and (ii) the date on which the Series B Warrants have been exercised in full (without giving effect to any limitation on exercise contained therein) and no shares remain issuable thereunder.

At September 30, 2019, 1.0 million Series A Warrants remain unexercised. As of September 30, 2019, no Series B Warrants remain outstanding.

Liquidity, Capital Resources and Financial Condition

For the Nine Months Ended September 30, 2019 and 2018

We have no revenues, other than non-recurring grant revenue related to our agreement with TSF, incurred operating losses since inception, and expect to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of September 30, 2019, we had $15.3 million in cash and an accumulated deficit of $45.4 million. We recorded a net loss of approximately $9.2 million for the year ended December 31, 2018, we had an accumulated deficit of approximately $325.2 million as of December 31, 2018. Our cash balance was approximately $3.6 million as of December 31, 2018. Our history and other factors raise substantial doubt about our ability to continue as a going concern. We have principally been financed through the sale of our common stock and other equity securities, debt financings and up-front payments received from commercial partners for our products under development.

On August 23, 2019, we entered into a Securities Purchase Agreement with certain institutional investors (the "Securities Purchase Agreement"), pursuant to which we agreed to issue and sell an aggregate of 4,475,000 shares of common stock, resulting in total gross proceeds of approximately $6.7 million, before deducting the placement agents' fees and other estimated offering expenses. The shares were offered by us pursuant to our shelf registration statement on Form S-3 filed with the SEC on November 2, 2017, as amended (see note 3 to the unaudited condensed consolidated financial statements). We also agreed to issue to the investors unregistered warrants to purchase up to 2,237,500 shares of common stock in a concurrent private placement (the "August 2019 Warrants"). The August 2019 Warrants have an exercise price of $1.78 per share of common stock, will be exercisable six months from the date of issuance and will expire four years following the date of issuance. The combined purchase price for one share and one warrant to purchase half of a share of common stock in the offerings was $1.50.

On June 17, 2019, we entered into an Equity Distribution Agreement (the "Equity Distribution Agreement") with Piper Jaffray & Co., as sales agent ("Piper Jaffray"), pursuant to which we may offer and sell, from time to time, through Piper Jaffray up to $50,000,000 in shares of our common stock. Any shares offered and sold in the offering will be issued pursuant to our registration statement on Form S-3 filed with the SEC on November 2, 2017, as amended. Under the Equity Distribution Agreement, Piper Jaffray may sell the shares by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on the Nasdaq Capital Market ("Nasdaq") or on any other existing trading market for the shares. Subject to our prior written consent, Piper Jaffray may also sell shares by any other method permitted by law, including but not limited to privately negotiated transactions. We have no obligation to sell any of the shares, and may at any time suspend offers under the Equity Distribution Agreement. The offering will terminate upon the earlier of (i) the sale of all of the shares or (ii) the termination of the Equity Distribution Agreement according to its terms by either us or Piper Jaffray. We and Piper Jaffray may each terminate the Equity Distribution Agreement at any time by giving advance written notice to the other party as required by the Equity Distribution Agreement. Under the terms of the Equity Distribution Agreement, Piper Jaffray will be entitled to a commission at a fixed rate of 3.0% of the gross proceeds from each sale of shares under the Equity Distribution Agreement. We will also reimburse Piper Jaffray for certain expenses incurred in connection with the Equity Distribution Agreement, and agreed to provide indemnification and contribution to Piper Jaffray with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). During the three and nine months ended September 30, 2019, we sold 1,197,676 shares for net proceeds of approximately $2.6 million pursuant to the Equity Distribution Agreement. On August 23, 2019, we suspended our continuous offering under the Equity Distribution Agreement.

Through October 31, 2018, we obtained proceeds of $2.3 million from the issuance of convertible notes (the "Notes"). These Notes accrued 8% interest and would have matured on April 30, 2019. The Notes were convertible into shares of common stock upon a preferred stock equity raise of greater than $1,000,000 at 80% or 90% of the lowest purchase price per share paid by another investor in a qualified financing. The Notes were converted into 172,284 shares of common stock on January 24, 2019 pursuant to the closing of the Merger.

On October 16, 2018, we entered into the Pre-Merger SPA. Pursuant to the Pre-Merger SPA, among other things, we issued to the Buyers (i) an aggregate of 1,829,406 shares of common stock and (ii) the Pre-Merger Warrants for an aggregate purchase price of approximately $18.0 million. We issued the Pre-Merger Warrants on January 31, 2019 and on February 14, 2019, we registered the resale of common stock underlying the Pre-Merger Warrants as required by the registration rights agreement that we entered into on October 16, 2018 in connection with the Pre-Merger SPA. The Series A Warrants were initially exercisable for 1,463,519 shares of common stock at an exercise price per share equal to $4.15, which was adjusted to 2,640,128 shares of common stock at an exercise price per share equal to $2.3005 on February 27, 2019 and which was further adjusted to 3,629,023 shares of common stock at an exercise price per share equal to $1.6736 on March 7, 2019, in each case, pursuant to the terms thereof. Effective August 23, 2019, pursuant to the terms of the Series A Warrants, the exercise price of the Series A Warrants automatically decreased from $1.6736 per share to $0.9267 per share as a result of the announcement of the issuance of the August 2019 Warrants pursuant to the Securities Purchase Agreement. The Series A Warrants were immediately exercisable upon issuance and have a term of five years from the date of issuance. The Series B Warrants were initially exercisable for no shares of common stock, which was adjusted to 7,951,090 shares of common stock on February 27, 2019 and which was further adjusted to 11,614,483 shares of common stock on March 7, 2019, in each case, pursuant to the terms thereof. The Series B Warrants had an exercise price of $0.001, were immediately exercisable upon issuance and had an expiration date of the day following the later to occur of (i) the Reservation Date (as defined therein) and (ii) the date on which the Series B Warrants have been exercised in full (without giving effect to any limitation on exercise contained therein) and no shares remain issuable thereunder.

During the nine months ended September 30, 2019, we received approximately $4.4 million in proceeds from the exercise of approximately 14.3 million Series A Warrants and Series B Warrants.

In connection with the closing of the Merger, we raised $18.0 million in gross proceeds from the Pre-Merger SPA financing (net proceeds of $16.5 million, after payment of transaction expenses).

We expect to use the net proceeds from the above transaction primarily for general corporate purposes, which may include financing our normal business operations, developing new or existing product candidates, and funding capital expenditures, acquisitions and investments. In addition, pursuant to the asset purchase agreement, as amended, with Vyera, we will be required to make cash payments to Vyera in the amounts of $750,000, $750,000, $1.0 million and $1.0 million in October 2019, early January 2020, early April 2020 and early July 2020, respectively. Pursuant to the amended and restated license agreement with Stuart Weg, M.D., we will be required to make cash payments to Dr. Weg in the amounts of $0.1 million and $0.125 million in January 2020 and January 2021, respectively, and will be required to make an additional cash payment of $0.2 million in January 2022 if certain conditions are not met. We believe that in order for us to meet our obligations arising from normal business operations for the next twelve months, we will require additional capital which we may raise through the issuance of either equity or debt securities or through the incurrence of debt. Without additional capital, our ability to continue to operate will be limited. These financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should we not be able to continue as a going concern.

On September 20, 2018, we entered into a Securities Purchase Agreement (the "September 2018 SPA") with an accredited investor (the "Purchaser") for net proceeds of approximately $1.1 million. Pursuant to the September 2018 SPA, we sold 153.333 shares of our common stock, at a purchase price of $8.10 per share and warrants to purchase up to 115,000 shares of common stock, exercisable six months after issuance at an exercise price equal to $9.00 per share, in a private placement. In addition, we issued warrants to purchase up to 7,667 shares of common stock to H.C. Wainwright (the "September 2018 Placement Agent Warrants"). The September 2018 Placement Agent Warrants are exercisable six months after issuance at an exercise price of $10.125 per share, and expire five years from the initial exercise date. We also issued additional warrants to the Purchaser in an amount of 89,239 shares of common stock, exercisable six months after issuance at an exercise price equal to $12.00 per share (all warrants issued to the Purchaser in the September 2018 SPA, the "September 2018 Warrants"). The September 2018 Warrants are exercisable for five years from the initial exercise date. In addition, pursuant to the terms of the September 2018 SPA, outstanding warrants to purchase up to 89,239 shares of common stock previously issued to and held by the Purchaser were canceled at the closing, which occurred on September 24, 2018. It is explicitly stated in the Form of Warrant for both the September 2018 Warrants and the September 2018 Placement Agent Warrants that under no circumstances would we be required to net cash settle the warrants. In connection with the September 2018 SPA, the Purchaser agreed to enter into a voting agreement with us to vote all of their respective shares of our common capital stock in favor of the adoption of the Merger Agreement.

On June 22, 2018, we entered into a subscription agreement amendment (the "Subscription Agreement Amendment") with Sarissa Capital Domestic Fund LP ("Sarissa Domestic") and Sarissa Capital Offshore Master Fund LP ("Sarissa Offshore" together with Sarissa Domestic, the "Investors"), which, among other things, removed the Investors' preemptive rights with respect to future issuances of our equity securities. Concurrently with the Subscription Agreement Amendment, we entered into a warrant amendment (the "June 2018 Warrant Amendment") with Sarissa Offshore regarding the warrants to purchase our common stock, issued in February 2015 (the "February 2015 Warrants") and January 2016 (together with the February 2015 Warrants, the "2015 and 2016 Warrants"), pursuant to which the exercise price of the warrants was reduced from $21.30 to $12.60 per share. Previously, in March 2018, we entered into a warrant amendment (the "March 2018 Warrant Amendment") with the holders of the 2015 and 2016 Warrants, which, among other things, (i) reduced the exercise price of the 2015 and 2016 Warrants from $264.00 to $21.30 per share, and (ii) amended certain provisions of the 2015 and 2016 Warrants such that they, effective as of the March 2018 Warrant Amendment, can no longer be net-cash settled.

On April 2, 2018, we completed a public offering (the "April 2018 Financing") for net proceeds of approximately $3.1 million, after deducting placement agent fees and other estimated offering expenses. Pursuant to the agreement, we sold 236,667 units at a purchase price of $15.00 per share, with each unit consisting of one share of our common stock and one warrant to purchase 0.5 of a share of our common stock (the "April 2018 Warrants"). The April 2018 Warrants have an exercise price equal to $15.00 per share of common stock and were exercisable following our May 17, 2018 announcement that we had received stockholder approval of an amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock to a total of 60,000,000 shares (the "2018 Charter Amendment") and the 2018 Charter Amendment became effective. The April 2018 Warrants will expire five years from that date. In addition, we issued warrants to purchase up to 11,833 shares of common stock (the "April 2018 Placement Agent Warrants") to H.C. Wainwright & Co., LLC ("H.C. Wainwright"). The April 2018 Placement Agent Warrants were exercisable upon the announcement of the effectiveness of the 2018 Charter Amendment at an exercise price of $18.75 per share, and also expire five years from that date.

On September 10, 2017, we entered into a Securities Purchase Agreement with certain accredited investors for net proceeds of approximately $3.1 million, after deducting commissions and estimated offering expenses. Pursuant to the agreement, we sold 71,220 shares of our common stock at a purchase price of $51.90 per share, and warrants to purchase up to 35,610 shares of common stock in a private placement (the "September 2017 Warrants"). The September 2017 Warrants were exercisable upon closing, or on September 13, 2017, at an exercise price equal to $50.10 per share of common stock and are exercisable for two and one half years from that date. In addition, we issued warrants to purchase up to 3,561 shares of common stock to H.C. Wainwright (the "September 2017 Placement Agent Warrants"). The September 2017 Placement Agent Warrants were originally exercisable upon closing at an exercise price of $64.80 per share, and also expire two and one half years from the closing date. In connection with the April 2018 Financing, the September 2017 Warrants and the September 2017 Placement Agent Warrants were amended to, among other things, (i) reduced the exercise price of the September 2017 Warrants and the September 2017 Placement Agent Warrants to $18.00 per share (the closing price of our stock on March 27, 2018, the date of the amendment), and (ii) changed the date upon which such warrants became exercisable to the effective date of the 2018 Charter Amendment, or May 17, 2018 (the "April 2018 Warrant Amendment").

On April 26, 2017, we completed an underwritten public offering (the "April 2017 Financing") for net proceeds of approximately $5.9 million, after deducting the underwriting discounts and commissions and our offering expenses. Pursuant to the underwriting agreement with H.C. Wainwright, we sold to H.C. Wainwright an aggregate of 167,667 units. Each unit consisted of one share of common stock and one warrant to purchase 0.75 of a share of common stock (the "April 2017 Warrants"), sold at a public offering price of $42.00 per unit. At the time of the offering closing, we did not currently have a sufficient number of authorized common stock to cover shares of common stock issuable upon the exercise of the warrants. The sufficient number of authorized common stock became available on May 17, 2017 when we received stockholder approval of the proposed amendment to our Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock (the "2017 Charter Amendment") and the 2017 Charter Amendment became effective. The April 2017 Warrants will expire five years from the date the warrants were exercisable, or May 17, 2017, and the exercise price of the April 2017 Warrants is $46.50 per share of common stock. In connection with this transaction, we issued to H.C. Wainwright warrants to purchase up to 8,383 shares of common stock (the "2017 Underwriter Warrants"). The 2017 Underwriter Warrants have substantially the same terms as the April 2017 Warrants, except that the 2017 Underwriter Warrants have a term of five years from the effective date of the related prospectus, or April 20, 2017, and an exercise price of $52.50 per share. The common shares, warrants and warrant shares were issued and sold pursuant to an effective registration statement on Form S- 1, which was previously filed with the SEC and declared effective on April 20, 2017, and a related prospectus.

On April 20, 2017, we entered into a warrant amendment with the holders of our warrants to purchase common stock, issued in a previous financing in September 2016 (the "September 2016 Warrants"), which, among other things, (i) reduced the exercise price of the warrants to $46.50 per share (the exercise price of the April 2017 Warrants), and (ii) changed the date upon which such warrants become exercisable to the effective date of the 2017 Charter Amendment, or May 17, 2017.

On March 8, 2017, we entered into the Ferring Asset Purchase Agreement, pursuant to which we sold to Ferring our assets and rights related to Vitaros outside of the United States for approximately $12.7 million, which consisted of an upfront payment of $11.5 million, approximately $0.7 million for the delivery of certain product-related inventory, and an aggregate of $0.5 million related to transition services. We used approximately $6.6 million of the proceeds from the sale to repay all outstanding amounts due and owed, including applicable termination fees, under the Credit Facility with the Lenders.

We currently have an effective shelf registration statement on Form S-3 filed with the SEC under which we may offer from time to time any combination of debt securities, common and preferred stock and warrants. As of December 31, 2019, we had approximately $87.0 million available under our Form S-3 shelf registration statement. However, under current SEC regulations, in the event the aggregate market value of our common stock held by non-affiliates ("public float") is less than $75.0 million, the amount we can raise through primary public offerings of securities, including sales under the Equity Distribution Agreement (if we determine to un-suspend the continuous offering thereunder), in any twelve-month period using shelf registration statements is limited to an aggregate of one-third of our public float. SEC regulations permit us to use the highest closing sales price of our common stock (or the average of the last bid and last ask prices of our common stock) on any day within 60 days of sales under the shelf registration statement. As of December 31, 2019, our public float was approximately $32.1 million based on 27.0 million shares of our common stock outstanding at a price of $1.34 per share, which was the closing sale price of our common stock on December 31, 2019. As our public float was less than $75.0 million as of December 31, 2019, our usage of our S-3 shelf registration statement is limited. We still maintain the ability to raise funds through other means, such as through the filing of a registration statement on Form S-1 or in private placements. The rules and regulations of the SEC or any other regulatory agencies may restrict our ability to conduct certain types of financing activities, or may affect the timing of and amounts we can raise by undertaking such activities.

The accompanying financial statements have been prepared assuming we will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to our ability to continue as a going concern.

Our future liquidity and capital funding requirements will depend on numerous factors, including:

  our ability to raise additional funds to finance our operations;
  our ability to maintain compliance with the listing requirements of Nasdaq;
  the outcome, costs and timing of any clinical trial results for our current or future product candidates;
  the extent and amount of any indemnification claims, including any made by Ferring under the asset purchase agreement with Ferring, entered into on March 8, 2017, pursuant to which we sold to Ferring our ex-U.S. assets and rights related to products in development, intended for the topical treatment of erectile dysfunction, which are known as Vitaros in certain countries outside of the United States;
  potential litigation expenses;
  the emergence and effect of competing or complementary products or product candidates;
  our ability to maintain, expand and defend the scope of our intellectual property portfolio, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;
  our ability to retain our current employees and the need and ability to hire additional management and scientific and medical personnel;
  the terms and timing of any collaborative, licensing or other arrangements that we have or may establish;
  the trading price of our common stock;
  our ability to secure a development partner for the product candidate in the United States for the treatment of erectile dysfunction (the "CVR Product Candidate") in order to overcome deficiencies raised in the 2018 complete response letter issued by the U.S. Food and Drug Administration (the "FDA") related to the CVR Product Candidate; and
  our ability to increase the number of authorized shares outstanding to facilitate future financing events.

We will need to raise substantial additional funds through one or more of the following: issuance of additional debt or equity, including pursuant to the Equity Distribution Agreement with Piper Jaffray (if we determine to un-suspend the continuous offering thereunder), and/or the completion of a licensing or other commercial transaction for one or more of our product candidates. If we are unable to maintain sufficient financial resources, our business, financial condition and results of operations will be materially and adversely affected. This could adversely affect future development, business activities, operations and business plan, such as future clinical studies and/or other future ventures. There can be no assurance that we will be able to obtain the needed financing on acceptable terms or at all. Additionally, equity or convertible debt financings may have a dilutive effect on the holdings of our existing stockholders. No assurances can be given that we will be able to obtain additional financings.

Results of Operations

Comparison of Years Ended December 31, 2018 and 2017

Operating Expense

Operating expense was as follows (in thousands, except percentages):

	Year Ended December 31,		2018 vs 2017
	2018	2017	$ Change	% Change
Operating expense
Research and development	$1,220	$3,463	$(2,243)	-65%
General and administrative	7,928	7,210	718	10%
Loss on disposal of assets	-	2	(2)	-100%
Total operating expense	$9,148	$10,675	$(1,527)	-14%

Research and Development Expenses

Research and development ("R&D") costs are expensed as they are incurred and include the cost of compensation and related expenses, as well as expenses for third parties who conduct R&D on our behalf. The $2.2 million decrease in R&D expense during the year ended December 31, 2018 as compared to the prior year, resulted primarily from decreases in salary-related expenses and decreases in development expenses for U.S. Vitaros upon completion of and resubmission of the NDA during the third quarter of 2017.

General and Administrative Expenses

General and administrative ("G&A") costs include expenses for personnel, finance, legal, business development and investor relations. General and administrative expenses increased by $0.7 million during the year ended December 31, 2018 as compared to the prior year. This increase was primarily due to increases in legal expenses in connection with the Laboratories Majorelle SAS et al. v. Apricus Biosciences, Inc. et al., No. 1:17-cv-06625 (AT) (DCF) litigation, which was dismissed during the third quarter of 2018. This was partially offset by a $0.8 million decrease in bonus expense during the year ended December 31, 2018 as compared to the prior year.

Other Income and Expense

Other income and expense was as follows (in thousands, except percentages):

	Year Ended December 31,		2018 vs 2017
	2018	2017	$ Change	% Change
Other (expense) income
Interest expense, net	$-	$(83)	$83	-100%
Change in fair value of warrant liabilities	222	(646)	868	-134%
Loss on extinguishment of debt	-	(422)	422	-100%
Amendment of equity classified warrants	(293)	-	(293)	n/a
Other (expense) income, net	1	77	(76)	-99%
Total other (expense) income	$(70)	$(1,074)	$1,004	-93%

Interest Expense, Net

In October 2014, we entered into the Loan and Security Agreement (the "Credit Facility") with Oxford Finance LLC ("Oxford") and Silicon Valley Bank ("SVB") (Oxford and SVB are referred to together as the "Lenders"). On March 8, 2017, we repaid to the Lenders all amounts due and owed under the Credit Facility. The payment included the outstanding balance of the term loans in full, a prepayment fee of approximately 2%, a final payment equal to 6% of the original principal amount of each term loan and per diem interest for a total payment of $6.6 million.

Change in Fair Value of Warrant Liability

In connection with our February 2015 and January 2016 equity financings, we issued warrants to purchase up to 10,073 shares (the "February 2015 Warrants") and 18,939 shares, respectively, of our common stock at an exercise price of $546.00 and $264.00 per share, respectively. Pursuant to the January 2016 financing, the February 2015 Warrants were repriced from $546.00 to $264.00 per share.

The initial fair value of the 2015 and 2016 Warrants was determined using the Black-Scholes option pricing model on each respective transaction date and recorded as the initial carrying values of the common stock warrant liabilities. The fair value of the 2015 and 2016 Warrants was remeasured at each financial reporting period with any changes in fair value recognized as a change in fair value of warrant liability in the accompanying consolidated statements of operations (see notes 1 and 7 to our consolidated financial statements for further details).

In March 2018, we entered into the March 2018 Warrant Amendment with the holders of 2015 and 2016 Warrants which, among other things, (i) reduced the exercise price of the 2015 and 2016 Warrants from $264.00 to $21.30 per share, and (ii) changed certain provisions of the 2015 and 2016 Warrants such that the Warrants could no longer be net-cash settled. The fair value of the 2015 and 2016 Warrants on the date of the modification was $0.5 million, which resulted in a charge of $0.2 million to change in fair value of warrant liability on the consolidated statements of operations. Upon modification, the 2015 and 2016 Warrants were reclassified to stockholders' equity.

Amendment of Equity Classified Warrants

In September 2018, pursuant to the terms of the September 2018 SPA, outstanding warrants to purchase up to 89,239 shares of common stock previously issued to and held by the Purchaser were cancelled at the closing of the financing on September 24, 2018. The fair value of the portion of the September 2018 Warrants previously issued and outstanding was $0.6 million on the date of the modification, which resulted in a charge of $0.1 million to amendment of equity classified warrants on the consolidated statements of operations.

On June 22, 2018, we entered into the Subscription Agreement Amendment with the Investors, which, among other things, removed the Investors' preemptive rights with respect to future issuances of our equity securities. Concurrently with the Subscription Agreement Amendment, we entered into the June 2018 Warrant Amendment with Sarissa Offshore regarding the 2015 and 2016 Warrants, pursuant to which the exercise price of the warrants was reduced from $21.30 to $12.60 per share. The amendment to the warrants resulted in a charge of approximately $17,000, which was recorded as amendment of equity classified warrants expense during the three months ended June 30, 2018.

In connection with the April 2018 Financing, we entered in the April 2018 Warrant Amendment, which (i) reduced the exercise price of the September 2017 Warrants and the September 2017 Placement Agent Warrants to $18.00 per share (the closing price of our stock on March 27, 2018, the date of the amendment), and (ii) changed the date upon which such warrants become exercisable to the effective date of the 2018 Charter Amendment. The April 2018 Warrant Amendment resulted in a charge of approximately $0.1 million, which was recorded as amendment of equity classified warrants in the consolidated statement of operations for the three months ended March 31, 2018.

Loss on Extinguishment of Debt

On March 8, 2017, pursuant to the Asset Purchase Agreement, (the "Ferring Asset Purchase Agreement") we entered into with Ferring International Center S.A. ("Ferring"), we repaid all outstanding amounts due and owed, including applicable termination fees, under the Credit Facility with the Lenders. The final payment included the outstanding balance of the term loans in full as well as (i) a prepayment fee contractually owed of approximately 2%, or $0.1 million, (ii) a final payment equal to 6% of the original principal amount of each term loan, or $0.6 million, and (iii) per diem interest of approximately $0.05 million, for a total payment of $6.6 million, which resulted in a loss on extinguishment of debt of $0.4 million.

Discontinued Operations

The operating results from our discontinued operations are as follows (in thousands):

	Year Ended
	December 31,
	2018	2017
Product sales	$-	$143
Royalty revenue	-	368
License fee revenue	-	-
Cost of goods sold	(24)	(74)
Cost of Sandoz rights	-	(10)
Operating expenses	-	(658)
Other expense	-	(16)
Gain on sale	-	12,317
(Loss) income from discontinued operations	$(24)	$12,070

On March 8, 2017, we entered into the Ferring Asset Purchase Agreement, pursuant to which we sold to Ferring our assets and rights related to Vitaros outside of the United States for approximately $12.7 million, which consisted of an upfront payment of $11.5 million, $0.7 million for the delivery of certain product-related inventory (received in April 2017), and an aggregate of $0.5 million related to transition services, the payments of which were received in July 2017 and September 2017. We used approximately $6.6 million of the proceeds from the sale to repay all outstanding amounts due and owed, including applicable termination fees, under the Credit Facility with the Lenders.

As a result of the Ferring Asset Purchase Agreement, all product sales revenue, royalty revenue, license fee revenue and cost of goods sold have been reflected as discontinued operations in the consolidated statement of operations for both periods presented. Cost of Sandoz rights represents the payments owed by us to Sandoz as a condition under the termination agreement between the two parties related to Vitaros outside of the United States. In addition, operating expenses, such as the transaction costs directly related to the Ferring Asset Purchase Agreement, have been presented as discontinued operations.

Comparison of the Three Months Ended September 30, 2019 and 2018

Revenues

We recorded $375,000 and $0 in grant revenue during the three months ended September 30, 2019 and 2018, respectively. The $375,000 increase in revenue in 2019 was related to our amended agreement with TSF.

Operating Expense

Operating expense was as follows (in thousands):

	Three Months Ended September 30,
	2019	2018
Operating expense
Research and development	$2,641	$172
General and administrative	1,415	915
Total operating expense	$4,056	$1,087

Research and Development Expenses

R&D costs are expensed as they are incurred and include the cost of compensation and related expenses, as well as expenses for third parties who conduct R&D on our behalf. The $2.5 million increase in R&D expense during the three months ended September 30, 2019, as compared to the same period in 2018, resulted primarily from clinical trial costs and license fees of approximately $1.1 million and $500,000, respectively, and employee related costs of approximately $413,000.

General and Administrative Expenses

G&A costs include expenses for personnel, finance, legal, business development and investor relations. General and administrative expenses increased by $500,000 during the three months ended September 30, 2019, as compared to the same period in 2018. This increase was primarily due to costs associated with becoming a publicly traded company on January 24, 2019, including by not limited to, legal, insurance, investor relations, accounting and Nasdaq costs of approximately $400,000. The increase was also related to increased employee related costs of approximately $93,000 as compared to the same period last year.

Other Income and Expense

Other income and expense were as follows (in thousands):

	Three Months Ended September 30,
	2019	2018
Other income (expense)
Interest income	$46	$-
Interest expense	(1)	(67)
Change in fair value of warrant liabilities	415	-
Change in fair value of convertible notes payable	-	57
Total other income (expense)	$460	$(10)

Interest Income

Interest income was $46,000 and $0 for the three months ended September 30, 2019 and 2018, respectively. The increase is due to investing excess cash during the three months ended September 30, 2019.

Interest Expense

Interest expense was $1 and $67,000 for the three months ended September 30, 2019 and 2018, respectively. The decrease is due to the conversion of all the outstanding convertible notes on January 24, 2019.

Change in Fair Value of Warrant Liability

The fair value of warrant liability was $690,000 at September 30, 2019. The change in fair value of warrant liabilities of $415,000 is due to revaluation of the Series A Warrants during the three months ended September 30, 2019.

Change in Fair Value of Convertible Notes Payable

The convertible notes were converted into common stock pursuant to the Merger on January 24, 2019. The change in fair value of convertible notes was $0 and $57,000 during the three months ended September 30, 2019 and 2018, respectively.

Comparison of the Nine Months Ended September 30, 2019 and 2018

Revenues

We recorded $375,000 and $0 in grant revenue during the nine months ended September 30, 2019 and 2018, respectively. The $375,000 increase in revenue in 2019 was related to our amended agreement with TSF.

Operating Expense

Operating expense was as follows (in thousands):

	Nine Months Ended September 30,
	2019	2018
Operating expense
Research and development	$13,365	$422
General and administrative	6,427	1,722
Total operating expense	$19,792	$2,144

Research and Development Expenses

R&D costs are expensed as they are incurred and include the cost of compensation and related expenses, as well as expenses for third parties who conduct R&D on our behalf. The $12.9 million increase in R&D expense during the nine months ended September 30, 2019, as compared to the same period in 2018, resulted primarily from the $2.2 million in non-cash charge for common stock issued for in-licensed intellectual property, $1.5 million for cash consideration and $2.0 million accrued for cash payment due in the first quarter of 2020 for the acquisition of Trehalose. The increase was also due to clinical trial costs of approximately $1.2 million, manufacturing costs approximately $1.7 million and approximately $1.1 million in employee related costs for personnel that were hired during the year.

General and Administrative Expenses

G&A costs include expenses for personnel, finance, legal, business development and investor relations. General and administrative expenses increased by $4.7 million during the nine months ended September 30, 2019, as compared to the same period in 2018. This increase was primarily due to $2.0 million for costs associated with the Merger for legal and administrative costs which we do not expect to continue going forward. This increase was also due to costs associated with becoming a publicly traded company on January 24, 2019, including by not limited to, legal, insurance, investor relations, accounting and Nasdaq listing fee costs of approximately $1.2 million and approximately $500,000 in employee-related costs for personnel that were hired during the year.

Other Income and Expense

Other income and expense were as follows (in thousands):

	Nine Months Ended September 30,
	2019	2018
Other income (expense)
Interest income	$110	$-
Interest expense	(28)	(113)
Loss on warrant issuance	(5,020)	-
Change in fair value of warrant liabilities	(16,132)	-
Change in fair value of convertible notes payable	(109)	2
Total other expense	$(21,179)	$(111)

Interest Income

Interest income was $110,000 and $0 for the nine months ended September 30, 2019 and 2018, respectively. The increase is due to investing excess cash during the nine months ended September 30, 2019.

Interest Expense

Interest expense was $28,000 and $113,000 for the nine months ended September 30, 2019 and 2018, respectively. The decrease is due to the conversion of all the outstanding convertible notes on January 24, 2019, offset partially by interest expense for the financing of our director and officer liability insurance policies during 2019.

Loss on warrant issuance

Loss on warrant issuance was $5.0 million and $0 for the nine months ended September 30, 2019 and 2018, respectively. The loss was due to the fair value of the warrants exceeding the net cash proceeds from the Merger.

Change in Fair Value of Warrant Liability

The fair value of warrant liability was $690,000 at September 30, 2019. The change in fair value of warrant liabilities of $16.1 million is due to revaluation of the Series A Warrants and Series B Warrants during the nine months ended September 30, 2019.

Change in Fair Value of Convertible Notes Payable

The convertible notes were converted into common stock pursuant to the Merger on January 24, 2019. The change in fair value of convertible notes was an expense of $109,000 and income of $2,000 during the nine months ended September 30, 2019 and 2018, respectively.

Cash Flow Summary

Cash Flow Summary for the Years Ended December 31, 2018 and 2017

The following table summarizes selected items in our consolidated statements of cash flows (in thousands):

	2018	2017
Net cash provided by (used in) operations
Net cash used in operating activities from continuing operations	$(8,126)	$(10,571)
Net cash provided by financing activities from continuing operations	5,377	2,501
Net cash (used in) provided by discontinued operations	(3)	12,314
Net (decrease) increase in cash	$(2,752)	$4,244

Operating Activities from Continuing Operations

Cash used in operating activities of $8.1 million in 2018 was primarily due to net loss of $9.2 million, adjusted for non-cash items such as the warrant liability revaluation of $0.2 million and stock based compensation expense of $1.3 million. Changes in operating assets and liabilities also contributed to the cash used in operating activities, such as decreases in prepaid expenses and accounts payable due to the decrease in R&D activity in the current year.

Cash used in operating activities from continuing operations of $10.6 million in 2017 was primarily due to a net loss from continuing operations of $11.7 million net of adjustments to net loss for non-cash items such as stock-based compensation expense of $1.1 million, the warrant liability revaluation of $0.6 million and the loss on extinguishment of debt of $0.4 million upon repayment of the Credit Facility. Changes in operating assets and liabilities also contributed to the cash used in operating activities, such as decreases in accounts payable and accrued expenses in the current year.

Investing Activities from Continuing Operations

There was no cash provided by investing activities during the 2018 or 2017.

Financing Activities from Continuing Operations

Cash provided by financing activities from continuing operations of $5.4 million during 2018 was due to net proceeds of $4.2 million from the issuance of common stock and warrants in our April and September 2018 financings, as well as proceeds of $1.3 million from the exercise of warrants during the first quarter of 2018.

Cash provided by financing activities of $2.5 million during 2017 was primarily attributable to the $9.3 million in net proceeds that we received from the issuance of common stock and warrants in our April 2017 and September 2017 financings, offset by the repayment of our Credit Facility of $7.1 million as a closing condition of the Ferring Asset Purchase Agreement.

Discontinued Operations

Cash provided by discontinued operations of $12.3 million during 2017 was a result of the Ferring Asset Purchase Agreement in March 2017, pursuant to which we sold to Ferring our assets and rights related to Vitaros outside of the United States for approximately $12.7 million, which consisted of an upfront payment of $11.5 million, approximately $0.7 million for the delivery of certain product-related inventory, and an aggregate of $0.5 million related to transition services.

Cash Flow Summary for the Nine Months Ended September 30, 2019 and 2018

The following table summarizes selected items in our unaudited condensed consolidated statements of cash flows (in thousands):
	Nine Months Ended
	September 30,
	2019	2018
Net cash provided by (used in) operations
Net cash used in operating activities	$(14,187)	$(1,184)
Net cash provided by financing activities	29,460	1,265
Net increase in cash	$15,273	$81

Operating Activities

Cash used in operating activities of $14.2 million in the nine months ended September 30, 2019 was primarily due to the net loss of $40.6 million, which were partially offset by changes in the fair value of the warrant liabilities of $16.1 million, the loss on warrant issuance of $5.0 million, $3.0 million for the acquisition of licenses for research and development and changes in operating assets and liabilities of $1.8 million.

Cash used in operating activities of $1.2 million during the nine months ended September 30, 2018 was primarily due to a net loss of $2.3 million, net of adjustments to net loss for changes in accounts payable and accrued expenses of $1.1 million.

Financing Activities

Cash provided by financing activities of $29.5 million in the nine months ended September 30, 2019 was primarily due to the proceeds from the exercise of warrants and the issuance and sale of common stock pursuant to the Securities Purchase Agreement.

Cash provided by financing activities of $1.3 million during the nine months ended September 30, 2018 was due to proceeds of $1.3 million from the issuance of convertible notes during the nine months ended September 30, 2018.

Off-Balance Sheet Arrangements

We do not currently have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any such arrangements as of December 31, 2018. We have not entered into any off-balance sheet arrangements during the nine months ended September 30, 2019.

Critical Accounting Estimates and Policies

The preparation of financial statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. Management bases its estimates on historical experience, market and other conditions, and various other assumptions it believes to be reasonable. Although these estimates are based on management's best knowledge of current events and actions that may impact us in the future, the estimation process is, by its nature, uncertain given that estimates depend on events over which we may not have control. If market and other conditions change from those that we anticipate, our financial statements may be materially affected. In addition, if our assumptions change, we may need to revise our estimates, or take other corrective actions, either of which may also have a material effect in our financial statements. We review our estimates, judgments, and assumptions used in our accounting practices periodically and reflect the effects of revisions in the period in which they are deemed to be necessary. We believe that these estimates are reasonable; however, our actual results may differ from these estimates.

We believe that the following critical accounting policies and estimates have a higher degree of inherent uncertainty and require our most significant judgments:

Stock Based Compensation

Stock based compensation expense includes charges related to options and restricted stock unit awards to employees and directors. The estimated grant date fair value of stock options granted to employees and directors is calculated based upon the closing stock price of our common stock on the date of the grant and recognized as stock-based compensation expense over the expected service period, which is typically approximated by the vesting period.

We estimate the fair value of each option award on the date of grant using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires us to estimate our dividend yield rate, expected volatility and risk-free interest rate over the life of the option. The use of estimates on these factors may cause the fair value of the option to be under or overestimated (see note 8 to our consolidated financial statements for the current estimates used in the Black-Scholes option pricing model).

We also issue performance-based shares which represent a right to receive a certain number of shares of common stock based on the achievement of corporate performance goals and continued employment during the vesting period. At each reporting period, we reassess the probability of the achievement of such corporate performance goals and adjusts expense as necessary.

Valuation of Warrant Liability

Our outstanding common stock warrants issued in connection with our February 2015 and January 2016 financings are classified as liabilities in the accompanying consolidated balance sheets as they contain provisions that are considered outside of our control, such as requiring us to maintain active registration of the shares underlying such warrants. The warrants were recorded at fair value using the Black-Scholes option pricing model. The fair value of these warrants is re-measured at each financial reporting period with any changes in fair value being recognized as a component of other income (expense) in the accompanying consolidated statements of operations.

The warrants issued in connection with our September 2016 financing were reclassified from warrant liabilities to stockholders' equity as a result of an amendment to such warrants executed as part of the April 2017 Financing. The warrants issued in September 2016 were amended so that, under no circumstance or by any event outside of our control, can these awards be cash settled. As a result, such warrants are no longer accounted for as liabilities.

We have issued other warrants that have similar terms whereas under no circumstance may the shares be settled in cash. As such, these warrants are equity-classified. See note 7 to our consolidated financial statements for further details.

Income Taxes

We recognize deferred taxes under the asset and liability method of accounting for income taxes by which deferred income taxes are recognized for differences between the financial statement and tax bases of assets and liabilities at enacted statutory tax rates in effect for the years in which the differences are expected to reverse. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

In consideration of our accumulated losses and lack of historical ability to generate taxable income to utilize our deferred tax assets, we have determined it is not more likely than not we will be able to realize any benefit from our temporary differences and have recorded a full valuation allowance. If we become profitable in the future at levels which cause management to conclude that it is more likely than not that we will realize all or a portion of the net operating loss carry-forward, we would record the estimated net realized value of the deferred tax asset at that time and would then provide for income taxes at a rate equal to our combined federal and state effective rates, which would be approximately 26% under current tax laws. Subsequent revisions to the estimated net realizable value of the deferred tax asset could cause our provision for income taxes to vary significantly from period to period.

Our policy is to recognize interest and penalties related to income tax matters in income tax expense. As the unrecognized tax benefits relate to un-utilized deferred tax assets and because we have generated net operating losses and capital losses since inception for both federal and state income tax purposes, no tax liabilities, penalties or interest have been recognized for balance sheet or statement of operations purposes as of and for the periods ended December 31, 2018 and 2017.

Tax Cuts and Jobs Act

On December 22, 2017, President Trump signed into law the tax legislation commonly known as the Tax Cuts and Jobs Act (the "TCJA"). The effects of the new federal legislation are recognized upon enactment, which is the date the president signs a bill into law. The TCJA includes numerous changes in existing tax law, including a permanent reduction in the federal corporate income tax rate from 35% to 21%. The rate reduction took effect on January 1, 2018. We have concluded that the TCJA will cause our deferred tax assets to be revalued. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in years in which those temporary differences are expected to be recovered or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through income tax expense. Based on currently available information, we recorded a $0.01 million reduction in the fourth quarter of 2018 related to the revaluation of our deferred tax assets, which will not result in additional tax expense in the quarter as we maintain a full valuation allowance on our deferred tax assets.

Recent Accounting Pronouncements

See note 1 to our consolidated financial statements and note 1 to the notes to unaudited condensed consolidated financial statements (unaudited) for a discussion of recent accounting pronouncements and their effect, if any, on us.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

On April 3, 2019, our Audit Committee (the "Audit Committee") of our Board of Directors (the "Board") dismissed BDO USA, LLP ("BDO") as our independent registered public accounting firm, effectively immediately.

The reports of BDO on our consolidated financial statements for the fiscal years ended December 31, 2018 and 2017 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of BDO on our consolidated financial statements for each of the fiscal years ended December 31, 2018 and 2017 contained an explanatory paragraph describing conditions that raise substantial doubt about our ability to continue as a going concern.

During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through April 3, 2019, there were no "disagreements" (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference thereto in their reports on the consolidated financial statements for such fiscal years.

During the fiscal years ended December 31, 2018 and 2017 and any subsequent interim period through April 3, 2019, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K).

On April 3, 2019, the Audit Committee approved the appointment of KPMG LLP ("KPMG") as our new independent registered public accounting firm, effective immediately. During the fiscal years ended December 31, 2018 and 2017 and the subsequent interim period through April 3, 2019, we did not, nor did anyone on our behalf, consult KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us by KPMG that KPMG concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a "disagreement" (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a "reportable event" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

BUSINESS

We are a clinical-stage biopharmaceutical company focused on achieving efficient development of products that address significant unmet needs in CNS disorders and other rare disorders.

Our business model is to advance multiple late-stage therapeutic candidates with proven mechanisms of action that address large markets with unmet medical needs and for which there is a strong economic and scientific rationale for development.

Our product development pipeline is as follows:

Product	Indication	Development Phase	Development Status
SLS-002 Intranasal Racemic Ketamine	Acute Suicidal Ideation and Behavior (ASIB) for Major Depressive Disorder (MDD) and Post-Traumatic Stress Disorder (PTSD)	Phase I	Phase I data anticipated in Q1 2020

SLS-005 IV Trehalose	Sanfilippo Syndrome	Phase II	Currently screening in US

SLS-004 Gene Therapy	Parkinson's Disease (PD)	Phase II	Preclinical studies to commence soon

SLS-006 Partial Dopamine Agonist	Parkinson's Disease (PD)	Phase II/III	Evaluating studies to advance into late stage trials

SLS-007 Peptide Inhibitor	Parkinson's Disease (PD)	Pre-IND	Preclinical data expected in 2H 2020

SLS-008 CRTh2 Antagonist	Pediatric Esophagitis, Asthma, Atopic Dermatitis	Pre-IND	Formulation work underway

Lead Programs

Our lead programs are SLS-002 for the potential treatment of suicidality in MDD and in PTSD, and SLS-005 for the potential treatment of Sanfilippo syndrome.

SLS-002 is intranasal racemic ketamine with two INDs for the treatment of suicidality in MDD and in PTSD. SLS-002 was originally derived from a Javelin Pharmaceuticals, Inc./Hospira, Inc. program with 16 clinical studies involving approximately 500 subjects. SLS-002 addresses an unmet need for an efficacious drug to treat suicidality in the U.S. Traditionally, anti-depressants have been used in this setting but many of the existing treatments are known to contribute to an increased risk of suicidal thoughts in some circumstances, and if and when they are effective, it often takes weeks for the full therapeutic effect to be manifested.

The clinical development program for SLS-002 includes two parallel healthy volunteer studies (Phase I), expected to be rapidly followed by pivotal registration studies after meeting with the FDA. We believe there is a large opportunity in the U.S. and European markets for products in this space. Based on information gathered from the databases of the Agency for Healthcare Research and Quality, there were more than 500,000 visits to emergency rooms for suicide attempts in 2013 in the U.S. alone. Experimental studies suggest ketamine to be a rapid, effective treatment for refractory depression and suicidality.

SLS-005 is IV Trehalose, a protein stabilizer that crosses the blood-brain-barrier, activates autophagy and lysosomal biogenesis. Based on the pre-clinical and in-vitro studies, there is a sound scientific rationale for developing Trehalose for the treatment of Sanfilippo syndrome. Trehalose is a low molecular weight disaccharide (.342 kDa) that protects against pathological processes in cells. It has been shown to penetrate muscle and cross the blood brain barrier. In animal models of several diseases associated with abnormal cellular-protein aggregation, it has been shown to reduce pathological aggregation of misfolded proteins as well as to activate autophagy pathways through the activation of TFEB, a key factor in lysosomal and autophagy gene expression. Activation of TFEB is an emerging therapeutic target for a number of diseases with pathologic accumulation of storage material. Trehalose 90 mg/mL IV solution has demonstrated promising clinical potential in prior phase 2 clinical development for OPMD and SCA3, also known as Machado Joseph disease, with a good safety profile and encouraging efficacy results. Pathological accumulation of protein aggregates within cells, whether in the CNS or in muscle, eventually leads to loss of function and ultimately cell death. Prior preclinical studies indicate that this platform has the potential to prevent mutant protein aggregation in other devastating PolyA/PolyQ diseases.

Two U.S. patents for parenteral administration of Trehalose exist for patients with OPMD and SCA3; both of which are expected to expire in 2033. In addition, Orphan Drug Designation for OPMD and SCA3 has been secured in the U.S. and in the European Union. In February 2019, we assumed a collaborative agreement, turned subsequently into a research grant, with Team Sanfilippo foundation ("TSF"), a nonprofit medical research foundation founded by parents of children with Sanfilippo syndrome.

Additionally, we are developing several preclinical programs, most of which have well-defined mechanisms of action, including: SLS-004, licensed from Duke University, and SLS-007, licensed from The Regents of the University of California, for the potential treatment of PD, SLS-008, targeted at chronic inflammation in asthma and orphan indications such as pediatric esophagitis, SLS-010 in narcolepsy and related disorders and SLS-012, an injectable therapy for post-operative pain management.

Recent Developments

We recently announced interim data from our Phase I study of SLS-002. The study demonstrated that 60mg of SLS-002, when administered as a monotherapy and in combination with an oral antidepressant, was generally safe and well-tolerated. Further, on January 6, 2020, we announced the scheduling of a Type C meeting with the FDA in March 2020. In connection with this meeting, we will seek guidance for an adaptive Phase III trial of SLS-002 for ASIB in patients with MDD.

As a result of the scheduling of the Type C meeting and the Fast Track designation for SLS-002 for the treatment of ASIB in patients with MDD, we believe we are well positioned to take advantage of the FDA's expedited programs for drug development and review.

Strategy and Ongoing Programs

SLS-002: The clinical development program for SLS-002 includes two parallel healthy volunteer studies (Phase I), expected to be rapidly followed by pivotal registration studies after meeting with the FDA. We have scheduled a Type C meeting with the FDA in March 2020 to seek guidance for an adaptive Phase III trial of SLS-002 for ASIB in patients with MDD.

SLS-005 is undergoing a clinical trial which is a combined Phase IIb/III, multicenter study designed to assess safety, tolerability and efficacy of IV Trehalose in Sanfilippo syndrome A and B patients. Outcome measures include functional outcomes, biomarkers, neuro-cognitive assessments and quality of life measurements. Additionally, we intend to include Sanfilippo syndrome C and D patients as well as Sanfilippo syndrome A and B patients that do not meet the criteria of inclusion for the Phase IIb/III study in a separate expanded patient access study.

SLS-004 is an all-in-one lentiviral vector, targeted for gene editing through DNA methylation within intron 1 of the SNCA gene responsible for expressing alpha-synuclein protein. SLS-004, when delivered to dopaminergic neurons derived from human induced pluripotent stem cells (hiPSCs) of a PD patient, modified the expression on alpha-synuclein and exhibited reversal of the disease-related cellular-phenotypes characteristics of the neurons. The role of mutated SNCA in PD pathogenesis and the need to maintain the normal physiological levels of alpha-synuclein protein emphasize the so-far unmet need to develop new therapeutic strategies, such as SLS-004, targeting the regulatory mechanism of alpha-synuclein expression.

SLS-006 is a true partial dopamine agonist, originally developed by Wyeth Pharmaceuticals, Inc., with previous clinical studies on 340 subjects in various Phase I and Phase II studies. It is a potent D2/D3 agonist/antagonist that has shown promising efficacy with statistical significance in Phase II studies in early stage PD patients and an attractive safety profile. Moreover, it has also shown synergistic effect with reduced doses of L-DOPA. We are evaluating studies to advance the product candidate into late stage trials.

SLS-007 is a rationally designed peptide-based approach, targeting the NACore (nonamyloid component core) of alpha-synuclein to inhibit the protein from aggregation. Recent in-vitro and cell culture research have shown SLS-007 has the ability to stop the propagation and seeding of α-synuclein aggregates. We will evaluate the potential for in-vivo delivery of SLS-007 in a PD transgenic mice model. The goal will be to establish in-vivo pharmacokinetics/pharmacodynamics and target engagement parameters of SLS-007, a family of anti-alpha-synuclein peptidic inhibitors.

SLS-008 is an orally available antagonist for CRTh2, targeted at chronic inflammation in asthma and orphan indications such as pediatric esophagitis. We have a "family" of compounds under our SLS-008 program. We intend to file an IND after completion of IND-enabling studies, which are currently in progress, in an undisclosed pediatric orphan indication where there is a high unmet need for an effective oral therapy.

Additionally, we are developing several preclinical programs, most of which have well-defined mechanisms of action, including:

  SLS-010, an oral histamine H3A receptor antagonist that shows promising activity in narcolepsy and related disorders; and
  SLS-012, an injectable therapy for post-operative pain management.

Merger

On January 24, 2019, Apricus completed a business combination with STI, in accordance with the terms of the Merger Agreement entered into on July 30, 2018. Pursuant to the Merger Agreement, (i) a subsidiary of Apricus merged with and into STI, with STI (renamed as "Seelos Corporation") continuing as a wholly-owned subsidiary of Apricus and the surviving corporation of the merger and (ii) Apricus was renamed as "Seelos Therapeutics, Inc."

Pursuant to the Merger, we will focus on the development and commercialization of CNS therapeutics with known mechanisms of action in areas with a highly unmet medical need. Shares of our common stock commenced trading on the Nasdaq Capital Market under the ticker symbol "SEEL" as of market open on January 24, 2019. Also, on January 23, 2019, in connection with, and prior to the completion of, the Merger, we effected a reverse stock split of our common stock at a ratio of 1-for-30 (the "Reverse Stock Split"). Accordingly, all share and per share information has been restated to retroactively show the effect of the Reverse Stock Split. Our previous ticker symbol was "APRI". Following the completion of the Merger, our business became primarily the business conducted by STI, which is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system disorders. See note 2 to our consolidated financial statements for more information regarding the Merger.

Bioblast Asset Purchase

On February 15, 2019, we entered into an Asset Purchase Agreement (the "Bioblast Asset Purchase Agreement") with Bioblast Pharma Ltd. ("Bioblast"). Pursuant to the Bioblast Asset Purchase Agreement, we acquired all of the assets of Bioblast relating to a therapeutic platform known as Trehalose (the " Bioblast Asset Purchase"). At the closing of the Bioblast Asset Purchase (the "Bioblast Closing"), we paid to Bioblast $1.5 million in cash, and we agreed to pay to Bioblast an additional $2.0 million in cash by the one-year anniversary of the Bioblast Closing. Under the terms of the Bioblast Asset Purchase Agreement, we agreed to pay additional consideration to Bioblast upon the achievement of certain milestones in the future, as follows: (1) within 15 days following the completion of our or our affiliate's first Phase 2(b) clinical trial of Trehalose satisfying certain criteria, we will pay to Bioblast $8.5 million in cash; and (2) within 15 days following the approval for commercialization by the United States Food and Drug Administration or the Health Products and Food Branch of Health Canada of the first new drug application ("NDA") or new drug submission, respectively, of Trehalose filed by us or our affiliates, we will pay to Bioblast $8.5 million in cash. In addition, we agreed to pay Bioblast a cash royalty equal to 1% of the net sales of Trehalose. Under the terms of the Bioblast Asset Purchase, we assumed a collaborative agreement with TSF, a nonprofit medical research foundation founded by parents of children with Sanfilippo syndrome. TSF, upon approval by the FDA, plans to begin a Phase IIb/III clinical trial in up to 24 patients with Sanfilippo syndrome, which is now known under the study name SLS-005. Seelos will provide the clinical supply of Trehalose. The terms of the Bioblast Asset Purchase Agreement entitle Seelos access to all clinical data from this trial.

Asset Purchase Agreement with Vyera Pharmaceuticals AG

On March 6, 2018, STI entered into an Asset Purchase Agreement with Vyera, as amended by an amendment thereto entered into on May 18, 2018 (the "First Vyera Amendment") and an amendment thereto entered into on December 31, 2018 (the "Second Vyera Amendment" such agreement, as amended by the First Vyera Amendment and the Second Vyera Amendment, the "Vyera Asset Purchase Agreement"). Pursuant to the Vyera Asset Purchase Agreement, STI agreed to acquire the assets (the "Vyera Assets"), and liabilities (the "Vyera Assumed Liabilities"), of Vyera related to a product candidate known as TUR-002 (intranasal ketamine), which is now known as SLS-002. STI is obligated to use commercially reasonable efforts to seek regulatory approval in the United States for and commercialize SLS-002. STI agreed that if it receives regulatory approval to commence a Phase III clinical trial for SLS-002 and no third party has alleged any claim of conflict, infringement, invalidity or other violation of any rights of others with regard to the Vyera Assets, then STI must commence a Phase III clinical trial for SLS-002 by June 30, 2020 (the "Phase III Obligation"), and if STI failed to do so, the Vyera Asset Purchase Agreement would terminate immediately and become null and void and all of the Vyera Assets and the Vyera Assumed Liabilities would automatically be returned to Vyera. As partial consideration for the Vyera Assets, we agreed to make a non-refundable milestone payment of $3.5 million upon dosing of the first patient in a Phase III clinical trial for SLS-002 (the "Dosing Milestone").

In the event that STI sells, directly or indirectly, all or substantially all of the Vyera Assets to a third party, then STI must pay Vyera an amount equal to 4% of the net proceeds actually received by STI as an upfront payment in such sale.

As consideration for the Vyera Assets, upon execution of the First Vyera Amendment, STI paid to Vyera a non-refundable cash payment of $150,000. As further partial consideration for the Vyera Assets, upon public announcement of the entry by us and STI into the Merger Agreement, STI paid to Vyera a non-refundable cash payment of $150,000.

As further partial consideration for the Vyera Assets, STI issued to Vyera 248,615 shares of STI's common stock and on January 25, 2019, we paid to Vyera cash consideration of $1.0 million. As further partial consideration for the Vyera Assets, STI agreed to pay to Vyera certain one-time, non-refundable milestone payments consisting of (i) $3.5 million upon dosing of the first patient in a Phase III clinical trial for SLS-002, (ii) $10.0 million upon approval by the FDA of an NDA, with respect to SLS-002, (iii) $5.0 million upon approval by the EMA of the foreign equivalent to an NDA with respect to SLS-002 in the United States, the European Union (either in its entirety or including at least one of France, Germany or, if at the time the United Kingdom is a member of the European Union, the United Kingdom), the United Kingdom, if at the time the United Kingdom is not a member of the European Union, Japan or the People's Republic of China (each a "Major Market"), (iv) $2.5 million upon approval by the EMA of the foreign equivalent to an NDA with respect to SLS-002 in a second Major Market, (v) $5.0 million upon the achievement of $250.0 million in net sales of SLS-002, (vi) $10.0 million upon the achievement of $500.0 million in net sales of SLS-002, (vii) $15.0 million upon the achievement of $1.0 billion in net sales of SLS-002, (viii) $20.0 million upon the achievement of $1.5 billion in net sales of SLS-002 and (ix) $25.0 million upon the achievement of $2.0 billion in net sales of SLS-002. STI will also pay to Vyera royalty percentage in the mid-teens on aggregate annual net sales of SLS-002.

On October 15, 2019, STI and Vyera entered into an amendment (the "Third Amendment") to the Vyera Asset Purchase Agreement. Pursuant to the Third Amendment, we remain obligated to use commercially reasonable efforts to seek regulatory approval in the United States for and commercialize SLS-002. However, the Third Amendment eliminates the Phase III Obligation. In addition, in replacement of our obligation to pay the Dosing Milestone, we agreed pursuant to the Third Amendment to (i) issue Vyera in January 2020 that number of registered shares of our common stock equal to $2,250,000 divided by the 30-day volume weighted average price of the common stock calculated prior to such issuance date, provided that we may elect, in its sole discretion, to pay Vyera cash (in whole or in part) in lieu of any shares of our common stock and (ii) make cash payments to Vyera in the amounts of $750,000, $750,000, $1.0 million and $1.0 million in October 2019, January 2020, April 2020 and July 2020, respectively (each, a "Payment Obligation"). In event we fail to timely meet a Payment Obligation (subject to a cure period), Vyera has the right to require that all of the Vyera Assets and the Vyera Assumed Liabilities be returned to Vyera. On October 18, 2019, we made a cash payment of $750,000 to Vyera. On January 2, 2020, we entered into the Stock Purchase Agreement with Vyera, pursuant to which we issued 1,809,845 shares of our common stock as partial consideration for the Vyera Assets. On January 7, 2020, we made a cash payment of $750,000 to Vyera.

License Agreement with Ligand Pharmaceuticals Incorporated

On September 21, 2016, STI entered into a License Agreement (the "License Agreement") with Ligand Pharmaceuticals Incorporated ("Ligand"), Neurogen Corporation and CyDex Pharmaceuticals, Inc. (collectively, the "Licensors"), pursuant to which, among other things, the Licensors granted to STI an exclusive, perpetual, irrevocable, worldwide, royalty-bearing, nontransferable right and license under (i) patents related to a product known as Aplindore, which is now known as SLS-006, acetaminophen (as it may have been or may be modified for use in a product to be administered by any method in any form including, without limitation injection and intravenously, the sole active pharmaceutical ingredient of which is acetaminophen), which is now known as

SLS-012, an H3 receptor antagonist, which is now known as SLS-010, and either or both of the Licensors' two proprietary CRTh2 antagonists, which are now known collectively as SLS-008 (collectively, the "Licensed Products"), and (ii) copyrights, trade secrets, moral rights and all other intellectual and proprietary rights related thereto. STI is obligated to use commercially reasonable efforts to (a) develop the Licensed Products, (b) obtain regulatory approval for the Licensed Products in the United States, the European Union (either in its entirety or including at least one of France, Germany or, if at the time the United Kingdom is a member of the European Union, the United Kingdom), the United Kingdom, if at the time the United Kingdom is not a member of the European Union, Japan or the People's Republic of China, each of which is referred to as a Major Market, and (c) commercialize the Licensed Products in each country where regulatory approval is obtained. STI has the exclusive right and sole responsibility and decision-making authority to research and develop any Licensed Products and to conduct all clinical trials and non-clinical studies STI believes appropriate to obtain regulatory approvals for commercialization of the Licensed Products. STI also has the exclusive right and sole responsibility and decision-making authority to commercialize any of the Licensed Products.

As partial consideration for the grant of the rights and licenses under the License Agreement, STI paid to Ligand a nominal option fee. As further partial consideration for the grant of the rights and licenses to STI under the License Agreement, STI is obligated pay to Ligand an aggregate of $1.3 million within 30 days after the closing of the issuance and sale by STI of debt and/or equity securities for gross proceeds to STI of at least $7.5 million. As further partial consideration for the grant of the rights and licenses to STI by Ligand under the License Agreement, STI agreed to pay to Ligand certain one-time, non-refundable milestone payments upon the achievement of certain financing milestones, consisting of (i) the lesser of $3.5 million or 10% of the net proceeds to the company in the event of STI's initial public offering or a financing transaction consummated in connection with a transaction as a result of which STI's business becomes owned or controlled by an existing issuer with a class of securities registered under the Securities Exchange Act of 1934, as amended, and immediately after such transaction, the security holders of STI as of immediately before such transaction own, as a result of such transaction, at least 35% of the equity securities or voting power of such issuer, or (ii) the lesser of $3.5 million or 10% of the net proceeds to STI in the event STI is acquired.

As further partial consideration for the grant of the rights and licenses to STI under the License Agreement, STI agreed to pay to Ligand certain one-time, non-refundable regulatory milestone payments in connection with the Licensed Products, other than in connection with Aplindore for the indication of PD or Restless Leg Syndrome, consisting of (i) $750,000 upon submission of an application with the FDA or equivalent foreign body for a particular Licensed Product, (ii) $3.0 million upon FDA approval of an application for a particular Licensed Product, (iii) $1.125 million upon regulatory approval in a Major Market for a particular Licensed Product, and (iv) $1.125 million upon regulatory approval in a second Major Market for a particular Licensed Product.

As further partial consideration for the grant of the rights and licenses to STI under the License Agreement, STI agreed to pay to Ligand certain one-time, non-refundable regulatory milestone payments in connection with the Licensed Products in connection with Aplindore for the indication of PD or Restless Leg Syndrome, consisting of (i) $100,000 upon submission of an application with the FDA or equivalent foreign body for such a particular Licensed Product, (ii) $350,000 upon FDA approval of an application for such a particular Licensed Product, (iii) $125,000 upon regulatory approval in a Major Market for such a particular Licensed Product, and (iv) $125,000 upon regulatory approval in a second Major Market for such a particular Licensed Product.

As further partial consideration for the grant of the rights and licenses under the License Agreement, STI agreed to pay to Ligand certain one-time, non-refundable commercial milestone payments in connection with the Licensed Products, consisting of (i) $10.0 million upon the achievement of $1.0 billion of cumulative worldwide net sales of Licensed Products based upon Aplindore, (ii) $10.0 million upon the achievement of $1.0 billion of cumulative worldwide net sales of Licensed Products based upon an H3 receptor antagonist, (iii) $10.0 million upon the achievement of $1.0 billion of cumulative worldwide net sales of Licensed Products based upon acetaminophen (as it may have been or may be modified for use in a product to be administered by any method in any form including, without limitation injection and intravenously, the sole active pharmaceutical ingredient of which is acetaminophen), (iv) $10.0 million upon the achievement of $1.0 billion of cumulative worldwide net sales of Licensed Products based upon CRTh2 antagonists, (v) $20.0 million upon the achievement of $2.0 billion of cumulative worldwide net sales of Licensed Products based upon Aplindore, (vi) $20.0 million upon the achievement of $2.0 billion of cumulative worldwide net sales of Licensed Products based upon an H3 receptor antagonist, (vii) $20.0 million upon the achievement of $2.0 billion of cumulative worldwide net sales of Licensed Products based upon acetaminophen (as it may have been or may be modified for use in a product to be administered by any method in any form including, without limitation injection and intravenously, the sole active pharmaceutical ingredient of which is acetaminophen), and (viii) $20.0 million upon the achievement of $2.0 billion of cumulative worldwide net sales of Licensed Products based upon CRTh2 antagonists.

STI will also pay to Ligand middle single-digit royalties on aggregate annual net sales of Licensed Products other than in connection with Aplindore for the indication of PD or Restless Leg Syndrome in a country where such Licensed Products are covered under a licensed patent and a tiered incremental royalty in the upper single digit to lower double digit range on aggregate annual net sales of Licensed Products in connection with Aplindore for the indication of PD or Restless Leg Syndrome in a country where such Licensed Products are covered under a licensed patent. Additionally, STI will pay to Ligand low single digit royalties on aggregate annual net sales of Licensed Products other than in connection with Aplindore for the indication of PD or Restless Leg Syndrome in a country where such Licensed Products are not covered under a licensed patent and a tiered incremental royalty in the lower single digit to middle single digit range on aggregate annual net sales of Licensed Products in connection with Aplindore for the indication of PD or Restless Leg Syndrome in a country where such Licensed Products are not covered under a licensed patent.

UCLA Exclusive License

We acquired an exclusive license to intellectual property owned by The Regents of the University of California relating to a family of rationally-designed peptide inhibitors that target the aggregation of alpha-synuclein (α-synuclein). Seelos plans to study this initial approach in PD and will further evaluate the potential clinical approach in other disorders affecting the central nervous system. Pursuant to the terms of the license, we paid an up-front license fee and agreed to pay certain annual fees, as well as a low single-digit royalty on net sales of licensed products.

Acquisition of License from Duke University

On June 27, 2019, we entered into an exclusive license agreement with Duke University pursuant to which we were granted an exclusive license to a gene therapy program targeting the regulation of the SNCA gene, which encodes alpha-synuclein expression. We plan to study this initial approach in PD and will further evaluate the potential clinical approach in other disorders affecting the CNS. This program is now known as SLS-004. We paid to Duke University $0.1 million and recognized a $0.1 million charge to research and development expense during the nine months ended September 30, 2019. We agreed to pay additional consideration to Duke University upon the achievement of certain milestones in the future, as follows: (i) within 30 days following filing of an IND following the completion of preclinical studies including comprehensive validation of the platform, we will pay $0.1 million; (ii) within 30 days following dosing of the first patient in a Phase 1 clinical trial, we will pay $0.2 million; (iii) within 30 days following dosing of the first patient in a Phase 2 clinical trial, we will pay $0.5 million; (iv) within 30 days following dosing of the first patient in a Phase 3 clinical trial, we will pay $1.0 million; and (v) within 30 days following an NDA approval, we will pay $2.0 million. We are also obligated to pay a single digit royalty on sales of the product, if any. In addition, if we fail to achieve certain milestones within a specified timeframe, Duke University may terminate the agreement.

Acquisition of License from Stuart Weg, MD

On August 29, 2019, we entered into an amended and restated exclusive license agreement with Stuart Weg, M.D. (the "Weg License Agreement"), pursuant to which we were granted an exclusive worldwide license to certain intellectual property and regulatory materials related to SLS-002. Under the terms of the Weg License Agreement, we paid an upfront license fee of $75,000 upon execution of the agreement. We agreed to pay additional consideration to Dr. Weg as follows: (i) $0.1 million on January 2, 2020, (ii) $0.125 million on January 2, 2021, and (iii) in the event the FDA has not approved an NDA for a product containing ketamine in any dosage on or before December 31, 2021, $0.2 million on January 2, 2022. As further consideration, we agreed to pay Dr. Weg certain milestone payments consisting of (i) $0.1 million and shares of common stock equal to $0.15 million divided by the closing sales price of our common stock upon the issuance of the first patent directed to an anxiety indication, (ii)

$0.5 million after the locking of the database and unblinding the data for the statistically significant readout of a Phase III trial of an intranasal racemic ketamine product that has been conducted for the submission of an NDA or the foreign equivalent to an NDA in a Major Market (the "Milestone Product"), (iii) $3.0 million upon FDA approval of an NDA for the Milestone Product, (iv) $2.0 million upon regulatory approval by the EMA for the Milestone Product, (v) $1.5 million upon regulatory approval in Japan for the Milestone Product; provided, however, that the maximum amount to be paid by us under milestones (i)-(v) will be $6.6 million. We will also pay to Dr. Weg a royalty percentage equal to 2.25% on the sale of each product containing ketamine in any dosage.

Legacy Pre-Merger Programs

Prior to the closing of the Merger, in addition to strategic efforts, we had been historically focused on the development of innovative product candidates in the areas of urology and rheumatology. We have two product candidates: Vitaros, a product candidate in the United States for the treatment of erectile dysfunction ("ED"), which we in-licensed from Warner Chilcott Company, Inc., now a subsidiary of Allergan plc ("Allergan"); and RayVa, a product candidate which has completed a Phase 2a clinical trial for the treatment of Raynaud's Phenomenon, secondary to scleroderma, for which we own worldwide rights.

Vitaros (alprostadil) is a topically-applied cream formulation of alprostadil, which is designed to dilate blood vessels. This combined with NexACT, our proprietary permeation enhancer, increases blood flow to the penis, causing an erection.

On February 15, 2018, the FDA, issued a complete response letter (a "CRL" and such CRL, the "2018 CRL") for the NDA for Vitaros. A CRL is a communication from the FDA that informs companies that an application cannot be approved in its present form. In April 2018, we met with the FDA and confirmed that two new Phase 3 clinical efficacy trials would be necessary at a lower formulation concentration in order to potentially reach approval. We have initiated discussions with parties for the U.S. Vitaros rights to enable Vitaros' continued development and potential approval in exchange for financial terms commensurate with a development stage asset.

On March 8, 2017, we entered into the Ferring Asset Purchase Agreement, pursuant to which we sold to Ferring our assets and rights related to Vitaros outside of the United States for approximately $12.7 million, which consisted of an upfront payment of $11.5 million, approximately $0.7 million for the delivery of certain product-related inventory, and an aggregate of $0.5 million related to transition services.

In 2009, Warner Chilcott Company, Inc., now a subsidiary of Allergan, acquired the commercial rights to Vitaros in the United States. In September 2015, we entered into a license agreement and amendment to the original agreement with Warner Chilcott Company, Inc., granting us exclusive rights to develop and commercialize Vitaros in the United States. If the NDA is approved by the FDA, Allergan has a one-time opt-in right to assume all future commercialization activities for Vitaros in the United States. If Allergan exercises its opt-in right, we may receive up to a total of $25 million in upfront and potential launch milestone payments, plus a double-digit royalty on net sales of Vitaros. If Allergan elects not to exercise its opt-in right, we may commercialize the product, and in return, pay Allergan a high double-digit royalty on our net sales of the product.

In 2008, the FDA issued a CRL (the "2008 CRL") for the Vitaros NDA, identifying certain deficiencies in the application. Based on our subsequent interactions with the FDA and after completion of further drug-device engineering and other activities intended to address issues previously raised in the 2008 CRL, which included human factor testing as well as new non-clinical studies, we resubmitted the Vitaros NDA in August 2017. The 2018 CRL indicated that the modest treatment effect did not outweigh certain safety concerns specific to the 2.5% concentration of our permeation enhancer NexACT ("DDAIP.HCl") contained in the current formulation and identified deficiencies related to chemistry, manufacturing and controls ("CMC"). In April 2018, at our end-of-review meeting with the FDA, the FDA confirmed that we should develop a new Vitaros formulation that reduces the concentration of DDAIP.HCl from 2.5% to 0.5% in order to address the tumor promotion and partner transference safety concerns noted in the 2018 CRL. The FDA also confirmed that two new Phase 3 clinical efficacy trials with the reformulated product should be conducted prior to resubmitting the NDA and that the trials should include an assessment of the potential risk of enhanced sexually transmitted infections with the new formulation. In addition, the FDA requested certain pharmacokinetic assessments that we expect can be completed as part of the requested Phase 3 program and any additional clinical or commercial safety data generated prior to a resubmission. Lastly, the FDA stated that the CMC section in the resubmission will need to be updated with data generated during development of the new formulation.

RayVa is our product candidate for the treatment of Raynaud's Phenomenon associated with scleroderma (systemic sclerosis). Raynaud's Phenomenon is characterized by the constriction of the blood vessels in response to cold or stress of the hands and feet, resulting in reduced blood flow and the sensation of pain, which can be severe. RayVa is a topically-applied cream formulation of alprostadil designed to dilate blood vessels, which is combined with our proprietary permeation enhancer NexACT, and applied on-demand to the affected extremities. RayVa received authorization in May 2014 from the FDA to begin clinical studies. We reported results from our Phase 2a clinical trial of RayVa for the treatment of Raynaud's Phenomenon secondary to scleroderma in September 2015. We are still assessing whether the safety concerns raised in the FDA's 2018 CRL specific to the 2.5% concentration of DDAIP.HCl contained in the current formulation of Vitaros will affect RayVa's future development path since the underlying NexACT technology is utilized in both. We will not initiate any future clinical studies without a collaboration partner.

NexACT Drug Delivery Technology

The NexACT drug delivery technology consists of a proprietary small molecule permeation enhancer called Dodecyl 2-(N,N dimethylamino)-propionate ("DDAIP") that enables the rapid absorption of high concentrations of an active pharmaceutical ingredient directly at the target site, which is designed to enhance the delivery of an active drug to the patient. We are still assessing how the safety concerns specific to the 2.5% concentration of DDAIP.HCl contained in the current formulation of Vitaros raised in the 2018 CRL may impact future development activities for other product candidates utilizing NexACT technology. The safety concerns raised were specific to Vitaros for the treatment of ED and are not necessarily transferable to other product candidates. As part of the Ferring Asset Purchase Agreement, we transferred the non-U.S. patents related to DDAIP and DDAIP in combination with alprostadil and received a perpetual, exclusive (even as to Ferring), fully transferable, fully sublicensable, royalty-free, fully paid-up license to such patents in certain fields other than sexual dysfunction.

Ferring Asset Purchase Agreement

On March 8, 2017, we entered into the Ferring Asset Purchase Agreement, pursuant to which, and on the terms and subject to the conditions thereof, among other things, we agreed to sell to Ferring our assets and rights (the "Purchased Assets") related to the business of developing, marketing, distributing, and commercializing, outside the United States, our products currently marketed or in development, intended for the topical treatment of sexual dysfunction, including products sold under the name Vitaros (the "Products"). The Purchased Assets include, among other things, certain pending and registered patents and trademarks, contracts, manufacturing equipment and regulatory approvals relating to the Products outside of the United States. We are retaining the U.S. development and commercialization rights for Vitaros and will receive a license from Ferring (the "Ferring License") for intellectual property rights for Vitaros and other products which relate to development both within the United States and internationally.

Pursuant to the terms of the Ferring Asset Purchase Agreement, we sold to Ferring our assets and rights related to Vitaros outside of the United States for approximately $12.7 million, which consisted of an upfront payment of $11.5 million, approximately $0.7 million for the delivery of certain product-related inventory, and an aggregate of $0.5 million related to transition services.

As of the closing, which occurred on March 8, 2017, Ferring assumed responsibility for our obligations under the purchased contracts and regulatory approvals, as well as other liabilities associated with the Purchased Assets arising after the closing date. We retained all liabilities associated with the Purchased Assets arising prior to the closing date.

Under the Ferring Asset Purchase Agreement, we have also agreed to indemnify Ferring for, among other things, breaches of our representations, warranties and covenants, any liability for which we remain responsible and our failure to pay certain taxes or comply with certain laws, subject to a specified deductible in certain cases. Our aggregate liability under such indemnification claims is generally limited to $2.0 million.

At the closing of the Ferring Asset Purchase Agreement, we entered into the Ferring License with respect to certain intellectual property rights necessary to or useful for our exploitation of the Purchased Assets within the United States and for our exploitation of the Purchased Assets in certain fields outside of sexual dysfunction, including for the treatment of Raynaud's Phenomenon, outside the United States. The parties granted one another a royalty-free, perpetual and non-exclusive license to product know-how in their respective territories and Ferring granted us a royalty-free, perpetual and exclusive license to certain patents in the field of sexual dysfunction in the United States and in certain fields other than sexual dysfunction outside of the United States.

Patent Portfolio

As of December 31, 2019, we owned or in-licensed approximately 37 issued patents that relate to our core programs, which will expire from 2020 through 2034, approximately. Also, as of that same date, we owned or in-licensed approximately 43 patent applications that relate to our core programs, which if ultimately issued would expire as late as approximately 2039, based upon the potential expiration date of the last to expire of those patent applications.

To further strengthen our global patent position on our proprietary products under development and to expand the patent protection to other markets, we have filed foreign patent applications, many of which correspond to our issued United States patents and pending United States patent applications. These foreign filings have resulted in numerous issued patents and currently pending patent applications.

While we have obtained patents and have patent applications pending, the extent of effective patent protection in the United States and other countries is highly uncertain. No consistent policy addresses the breadth of claims allowed in or the degree of protection afforded under patents of medical and pharmaceutical companies. Patents we currently own or may obtain might not be sufficiently broad to protect us against competitors with similar technology. Any of our patents could be invalidated or circumvented.

The holders of competing patents could determine to commence a lawsuit against us and may even prevail in any such lawsuit. Litigation could result in substantial cost to and diversion of effort by us, which may harm our business. In addition, our efforts to protect or defend our proprietary rights may not be successful or, even if successful, may result in substantial cost to us.

Trademark Portfolio

As of December 31, 2019, we owned approximately 5 registered trademarks and 1 pending trademark applications worldwide. We have common law trademark rights in the unregistered marks "Seelos Therapeutics, Inc.," "Seelos" and the Seelos logo in certain jurisdictions. Vitaros is a registered trademark of Ferring in certain countries outside of the United States.

While we have obtained registered trademarks, have trademark applications pending and may have common law trademark rights where applicable, the extent of effective trademark protection in the United States and other countries is highly uncertain. Trademarks we currently own or may obtain might not be sufficiently broad to protect us against competitors. Any of our trademarks could be invalidated or circumvented.

Even where we have registered trademarks, competitors could seek to invalidate these registrations. Any such litigation could result in substantial cost to and diversion of effort by us, which may harm our business. In addition, our efforts to protect or defend our proprietary rights may not be successful or, even if successful, may result in substantial cost to us.

Governmental Regulation

Government authorities in the United States (including federal, state and local authorities) and in other countries, extensively regulate, among other things, the manufacturing, research and clinical development, marketing, labeling and packaging, storage, distribution, post-approval monitoring and reporting, advertising and promotion, pricing and export and import of pharmaceutical products, such as our products and product candidates. The process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Moreover, failure to comply with applicable regulatory requirements may result in, among other things, warning letters, clinical holds, civil or criminal penalties, recall or seizure of products, injunction, disbarment, partial or total suspension of production or withdrawal of the product from the market. Any agency or judicial enforcement action could have a material adverse effect on us.

United States Government Regulation

In the United States, the FDA regulates drugs and medical devices under the Federal Food, Drug, and Cosmetic Act ("FDCA"), and its implementing regulations. Drugs and devices are also subject to other federal, state and local statutes and regulations. Our product candidates are subject to regulation as combination products, which means that they are composed of both a drug product and device product. If marketed individually, each component would be subject to different regulatory pathways and reviewed by different Centers within the FDA. A combination product, however, is assigned to a Center that will have primary jurisdiction over its regulation based on a determination of the combination product's primary mode of action, which is the single mode of action that provides the most important therapeutic action. In the case of our product candidates, we believe the primary mode of action is attributable to the drug component of the product, which means that the FDA's Center for Drug Evaluation and Research would have primary jurisdiction over the premarket development, review and approval of our product candidates. Accordingly, we have and plan to continue to investigate our products through the IND framework and seek approval through the NDA pathway. Based on our discussions with the FDA to date, we do not anticipate that the FDA will require a separate medical device authorization for the unit-dose dispenser to be marketed together with our product candidates, though the device component will need to comply with certain requirements applicable to devices. The process required by the FDA before our product candidates may be marketed in the United States generally involves the following:

  submission to the FDA of an IND which must become effective before human clinical trials may begin and must be updated annually;
  completion of extensive preclinical laboratory tests and preclinical animal studies, all performed in accordance with the FDA's Good Laboratory Practice regulations;
  performance of adequate and well-controlled human clinical trials to establish the safety and efficacy of the product candidate for each proposed indication in accordance with good clinical practices ("GCPs");
  submission to the FDA of an NDA after completion of all pivotal clinical trials;
  a determination by the FDA within 60 days of its receipt of an NDA to file the NDA for review;
  satisfactory completion of an FDA pre-approval inspection of the manufacturing facilities at which the active pharmaceutical ingredient ("API"), and finished drug product are produced and tested to assess compliance with good manufacturing Practices ("cGMP") regulations; and
  FDA review and approval of an NDA prior to any commercial marketing or sale of the drug in the United States.

An IND is a request for authorization from the FDA to administer an investigational drug product to humans. The central focus of an IND submission is on the general investigational plan and the protocol(s) for human studies. The IND also includes results of animal studies or other human studies, as appropriate, as well as manufacturing information, analytical data and any available clinical data or literature to support the use of the investigational new drug. An IND must become effective before human clinical trials may begin. An IND will automatically become effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to the proposed clinical trials. In such a case, the IND may be placed on clinical hold and the IND sponsor and the FDA must resolve any outstanding concerns or questions before clinical trials can begin. Accordingly, submission of an IND may or may not result in the FDA allowing clinical trials to commence.

Clinical trials involve the administration of the investigational drug to human subjects under the supervision of qualified investigators in accordance with GCPs, which include the requirement that all research subjects provide their informed consent for their participation in any clinical trial. Clinical trials are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety, and the efficacy criteria to be evaluated. A protocol for each clinical trial and any subsequent protocol amendments must be submitted to the FDA as part of the IND. Additionally, approval must also be obtained from each clinical trial site's institutional review board ("IRB") before the trials may be initiated, and the IRB must monitor the study until completed. There are also requirements governing the reporting of ongoing clinical trials and clinical trial results to public registries.

The clinical investigation of a drug is generally divided into three phases. Although the phases are usually conducted sequentially, they may overlap or be combined. The three phases of an investigation are as follows:

  Phase 1. Phase 1 includes the initial introduction of an investigational new drug into humans. Phase 1 clinical trials are typically closely monitored and may be conducted in patients with the target disease or condition or in healthy volunteers. These studies are designed to evaluate the safety, dosage tolerance, metabolism and pharmacologic actions of the investigational drug in humans, the side effects associated with increasing doses, and if possible, to gain early evidence on effectiveness. During Phase 1 clinical trials, sufficient information about the investigational drug's pharmacokinetics and pharmacological effects may be obtained to permit the design of well-controlled and scientifically valid Phase 2 clinical trials. The total number of participants included in Phase 1 clinical trials varies, but is generally in the range of 20 to 80.
  Phase 2. Phase 2 includes controlled clinical trials conducted to preliminarily or further evaluate the effectiveness of the investigational drug for a particular indication(s) in patients with the disease or condition under study, to determine dosage tolerance and optimal dosage, and to identify possible adverse side effects and safety risks associated with the drug. Phase 2 clinical trials are typically well-controlled, closely monitored, and conducted in a limited patient population, usually involving no more than several hundred participants.
  Phase 3. Phase 3 clinical trials are generally controlled clinical trials conducted in an expanded patient population generally at geographically dispersed clinical trial sites. They are performed after preliminary evidence suggesting effectiveness of the drug has been obtained, and are intended to further evaluate dosage, clinical effectiveness and safety, to establish the overall benefit-risk relationship of the investigational drug product, and to provide an adequate basis for product approval. Phase 3 clinical trials usually involve several hundred to several thousand participants.

A pivotal study is a clinical study which adequately meets regulatory agency requirements for the evaluation of a drug candidate's efficacy and safety such that it can be used to justify the approval of the product. Generally, pivotal studies are also Phase 3 studies but may be Phase 2 studies if the trial design provides a well-controlled and reliable assessment of clinical benefit, particularly in situations where there is an unmet medical need.

The FDA, the IRB or the clinical trial sponsor may suspend or terminate a clinical trial at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Additionally, some clinical trials are overseen by an independent group of qualified experts organized by the clinical trial sponsor, known as a data safety monitoring board or committee. This group provides authorization for whether or not a trial may move forward at designated check points based on access to certain data from the study. We may also suspend or terminate a clinical trial based on evolving business objectives and/or competitive climate.

Assuming successful completion of all required testing in accordance with all applicable regulatory requirements, detailed investigational drug product information is submitted to the FDA in the form of an NDA requesting approval to market the product for one or more indications. The application includes all relevant data available from pertinent preclinical and clinical trials, including negative or ambiguous results as well as positive findings, together with detailed information relating to the product's chemistry, manufacturing, controls and proposed labeling, among other things. Data can come from company-sponsored clinical trials intended to test the safety and effectiveness of a use of a product, or from a number of alternative sources, including studies initiated by investigators. To support marketing approval, the data submitted must be sufficient in quality and quantity to establish the safety and effectiveness of the investigational drug product to the satisfaction of the FDA.

Once the NDA submission has been accepted for filing, within 60 days following submission, the FDA's goal is to review applications for new molecular entities within ten months of the filing date or, if the application relates to a serious or life-threatening indication and demonstrates the potential to provide a significant improvement in safety or effectiveness over currently marketed therapies, six months from the filing date. The review process is often significantly extended by FDA requests for additional information or clarification. The FDA may refer the application to an advisory committee for review, evaluation and recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it typically follows such recommendations.

After the FDA evaluates the NDA and conducts inspections of manufacturing facilities where the drug product and/or its API will be produced, it may issue an approval letter or a complete response letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications. A complete response letter indicates that the review cycle of the application is complete and the application is not ready for approval. A complete response letter may require additional clinical data and/or an additional pivotal Phase 3 clinical trial(s), and/or other significant, expensive and time-consuming requirements related to clinical trials, preclinical studies or manufacturing. Even if such additional information is submitted, the FDA may ultimately decide that the NDA does not satisfy the criteria for approval. The FDA could also approve the NDA with a risk evaluation and mitigation strategy to mitigate risks, which could include medication guides, physician communication plans, or elements to assure safe use, such as restricted distribution methods, patient registries and other risk minimization tools. The FDA also may condition approval on, among other things, changes to proposed labeling, development of adequate controls and specifications, or a commitment to conduct one or more post-market studies or clinical trials. Such post-market testing may include Phase 4 clinical trials and surveillance to further assess and monitor the product's safety and effectiveness after commercialization. Regulatory approval of oncology products often requires that patients in clinical trials be followed for long periods to determine the overall survival benefit of the drug.

After regulatory approval of a drug product is obtained, manufacturers are required to comply with a number of post-approval requirements. The holder of an approved NDA must report, among other things, certain adverse reactions and production problems to the FDA, to provide updated safety and efficacy information, and to comply with requirements concerning advertising and promotional labeling for the approved product. Also, quality control and manufacturing procedures must continue to conform to cGMP after approval to ensure and preserve the long-term stability of the drug product and compliance with relevant manufacturing requirements applicable to the device component. The FDA periodically inspects manufacturing facilities to assess compliance with cGMP, which imposes extensive procedural, substantive and record keeping requirements. In addition, changes to the manufacturing process are strictly regulated, and, depending on the significance of the change, may require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP and impose reporting and documentation requirements upon us and any third-party manufacturers that we may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain compliance with cGMP and other aspects of regulatory compliance.

We rely, and expect to continue to rely, on third parties for the production of clinical and commercial quantities of our product candidates. Future FDA and state inspections may identify compliance issues at our facilities or at the facilities of our contract manufacturers that may disrupt production or distribution, or require substantial resources to correct. In addition, discovery of previously unknown problems with a product or the failure to comply with applicable requirements may result in restrictions on a product, manufacturer or holder of an approved NDA, including withdrawal or recall of the product from the market or other voluntary, FDA-initiated or judicial action that could delay or prohibit further marketing. Newly discovered or developed safety or effectiveness data may require changes to a product's approved labeling, including the addition of new warnings and contraindications, and also may require the implementation of other risk management measures. Also, new government requirements, including those resulting from new legislation, may be established, or the FDA's policies may change, which could delay or prevent regulatory approval of our products under development.

The Hatch-Waxman Amendments

ANDA Approval Process

The Hatch-Waxman Act, established abbreviated FDA approval procedures for drugs that are shown to be equivalent to proprietary drugs previously approved by the FDA through its NDA process. Approval to market and distribute these drugs is obtained by filing an ANDA with the FDA. An ANDA is a comprehensive submission that contains, among other things, data and information pertaining to the active pharmaceutical ingredient, drug product formulation, specifications and stability of the generic drug, as well as analytical methods, manufacturing process validation data and quality control procedures. Premarket applications for generic drugs are termed abbreviated because they generally do not include preclinical and clinical data to demonstrate safety and effectiveness. Instead, a generic applicant must demonstrate that its product is bioequivalent to the innovator drug.

In certain situations, an applicant may obtain ANDA approval of a generic product with a strength or dosage form that differs from a referenced innovator drug pursuant to the filing and approval of an ANDA Suitability Petition. The FDA will approve the generic product as suitable for an ANDA application if it finds that the generic product does not raise new questions of safety and effectiveness as compared to the innovator product. A product is not eligible for ANDA approval if the FDA determines that it is not equivalent to the referenced innovator drug, if it is intended for a different use, or if it is not subject to an approved Suitability Petition. However, such a product might be approved under an NDA, with supportive data from clinical trials.

505(b)(2) NDAs

As an alternative path to FDA approval for modifications to formulations or uses of products previously approved by the FDA, an applicant may submit an NDA under Section 505(b)(2) of the FDCA. Section 505(b)(2) was enacted as part of the Hatch-Waxman Amendments and permits the filing of an NDA where at least some of the information required for approval comes from studies not conducted by, or for, the applicant or for which the applicant has not obtained a right of reference. If the 505(b)(2) applicant can establish that reliance on FDA's previous findings of safety and effectiveness is scientifically appropriate, it may eliminate the need to conduct certain preclinical or clinical studies of the new product. The FDA may also require companies to perform additional studies or measurements, including clinical trials, to support the change from the approved branded reference drug. The FDA may then approve the new product candidate for all, or some, of the label indications for which the branded reference drug has been approved, as well as for any new indication sought by the 505(b)(2) applicant. We anticipate filing 505(b)(2) NDAs for our lead product candidates, which would rely, in part, on the FDA's previous findings of safety and efficacy of the active ingredient.

Orange Book Listing

In seeking approval for a drug through an NDA, including a 505(b)(2) NDA, applicants are required to list with the FDA certain patents whose claims cover the applicant's product. Upon approval of an NDA, each of the patents listed in the application for the drug is then published in the Orange Book. Any applicant who files an ANDA seeking approval of a generic equivalent version of a drug listed in the Orange Book or a 505(b)(2) NDA referencing a drug listed in the Orange Book must certify to the FDA that (1) no patent information on the drug product that is the subject of the application has been submitted to the FDA; (2) such patent has expired; (3) the date on which such patent expires; or (4) such patent is invalid or will not be infringed upon by the manufacture, use or sale of the drug product for which the application is submitted. This last certification is known as a paragraph IV certification. A notice of the paragraph IV certification must be provided to each owner of the patent that is the subject of the certification and to the holder of the approved NDA to which the ANDA or 505(b)(2) application refers. The applicant may also elect to submit a "section viii" statement certifying that its proposed label does not contain (or carves out) any language regarding the patented method-of-use rather than certify to a listed method-of-use patent. If the reference NDA holder and patent owners assert a patent challenge directed to one of the Orange Book listed patents within 45 days of the receipt of the paragraph IV certification notice, the FDA is prohibited from approving the application until the earlier of 30 months from the receipt of the paragraph IV certification expiration of the patent, settlement of the lawsuit or a decision in the infringement case that is favorable to the applicant. The ANDA or 505(b)(2) application also will not be approved until any applicable non-patent exclusivity listed in the Orange Book for the branded reference drug has expired as described in further detail below.

Non-Patent Exclusivity

In addition to patent exclusivity, the holder of the NDA for the listed drug may be entitled to a period of non-patent exclusivity, during which the FDA cannot approve an ANDA or 505(b)(2) application that relies on the listed drug. For example, a pharmaceutical manufacturer may obtain five years of non-patent exclusivity upon NDA approval of a new chemical entity ("NCE"), which is a drug that contains an active moiety that has not been approved by FDA in any other NDA. An "active moiety" is defined as the molecule or ion responsible for the drug substance's physiological or pharmacologic action. During the five-year exclusivity period, the FDA cannot accept for filing any ANDA seeking approval of a generic version of that drug or any 505(b)(2) NDA for the same active moiety and that relies on the FDA's findings regarding that drug, except that FDA may accept an application for filing after four years if the follow-on applicant makes a paragraph IV certification. A drug, including one approved under Section 505(b)(2), may obtain a three-year period of exclusivity for a particular condition of approval, or change to a marketed product, such as a new formulation for a previously approved product, if one or more new clinical studies (other than bioavailability or bioequivalence studies) was essential to the approval of the application and was conducted/sponsored by the applicant. Should this occur, the FDA would be precluded from approving any ANDA or 505(b)(2) application for the protected modification until after that three-year exclusivity period has run. However, unlike NCE exclusivity, the FDA can accept an application and begin the review process during the exclusivity period.

Europe/Rest of World Government Regulation

In addition to regulations in the United States, we may be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials and any commercial sales and distribution of our product candidates.

Whether or not we obtain FDA approval for a product, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the product in those countries. Certain countries outside of the United States have a similar process that requires the submission of a clinical trial application much like the IND prior to the commencement of human clinical trials. In Europe, for example, a clinical trial application ("CTA"), must be submitted to each country's national health authority and an independent ethics committee, much like the FDA and IRB, respectively. Once the CTA is approved in accordance with a country's requirements, clinical trial development may proceed.

The requirements and process governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, the clinical trials are conducted in accordance with cGCPs and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

To obtain regulatory approval of an investigational drug under European Union regulatory systems, we must submit a marketing authorization application. The application used to file the NDA in the United States is similar to that required in Europe, with the exception of, among other things, country-specific document requirements.

For other countries outside of the European Union, such as countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, product licensing, pricing and reimbursement vary from country to country. In all cases, again, the clinical trials are conducted in accordance with cGCPs and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

If we fail to comply with applicable foreign regulatory requirements, we may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Authorization Procedures in the European Union

Medicines can be authorized in the European Union by using either the centralized authorization procedure or national authorization procedures.

  Centralized Procedure. Under the Centralized Procedure a so-called Community Marketing Authorization is issued by the European Commission, based on the opinion of the Committee for Medicinal Products for Human Use of the EMA. The Community Marketing Authorization is valid throughout the entire territory of the European Economic Area ("EEA") (which includes the 28 Member States of the European Union plus Norway, Liechtenstein and Iceland). The Centralized Procedure is mandatory for certain types of products, such as biotechnology medicinal products, orphan medicinal products, and medicinal products indicated for the treatment of AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune and viral diseases. The Centralized Procedure is optional for products containing a new active substance not yet authorized in the EEA, or for products that constitute a significant therapeutic, scientific or technical innovation or which are in the interest of public health in the European Union.
  For medicines that do not fall within these categories, an applicant has the option of submitting an application for a centralized marketing authorization to the EMA, as long as the medicine concerned is a significant therapeutic, scientific or technical innovation, or if its authorization would be in the interest of public health.
  National Authorization Procedures. There are also two other possible routes to authorize medicinal products in several countries, which are available for investigational drug products that fall outside the scope of the centralized procedure:
    Decentralized Procedure. Using the Decentralized Procedure, an applicant may apply for simultaneous authorization in more than one European Union country of medicinal products that have not yet been authorized in any European Union country and that do not fall within the mandatory scope of the centralized procedure. Under the Decentralized Procedure the applicant chooses one country as Reference Member State. The regulatory authority of the Reference Member State will then be in charge of leading the assessment of the marketing authorization application.
    Mutual Recognition Procedure. In the Mutual Recognition Procedure, a medicine is first authorized in one European Union Member State, in accordance with the national procedures of that country. Following this, further marketing authorizations can be sought from other European Union countries in a procedure whereby the countries concerned agree to recognize the validity of the original, national marketing authorization.

In the European Union, upon receiving marketing authorization, new chemical entities generally receive eight years of data exclusivity and an additional two years of market exclusivity. If granted, data exclusivity prevents regulatory authorities in the European Union from referencing the innovator's data to assess a generic application. During the additional two-year period of market exclusivity, a generic marketing authorization can be submitted, and the innovator's data may be referenced, but no generic product can be marketed until the expiration of the market exclusivity. However, there is no guarantee that a product will be considered by the European Union's regulatory authorities to be a new chemical entity, and products may not qualify for data exclusivity.

Other Health Care Laws

We may also be subject to healthcare regulation and enforcement by the federal government and the states and foreign governments where we may market our product candidates, if approved. These laws include, without limitation, state and federal anti-kickback, fraud and abuse, false claims, physician sunshine and privacy and security laws and regulations.

The federal Anti-Kickback Statute prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual, for an item or service or the purchasing or ordering of a good or service, for which payment may be made under federal healthcare programs such as the Medicare and Medicaid programs. The Anti-Kickback Statute is subject to evolving interpretations. In the past, the government has enforced the Anti-Kickback Statute to reach large settlements with healthcare companies based on sham consulting and other financial arrangements with physicians. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act. The majority of states also have anti-kickback laws which establish similar prohibitions and in some cases may apply to items or services reimbursed by any third-party payor, including commercial insurers.

Additionally, the civil False Claims Act prohibits knowingly presenting or causing the presentation of a false, fictitious or fraudulent claim for payment to the United States government. Actions under the False Claims Act may be brought by the Attorney General or as a qui tam action by a private individual in the name of the government. Violations of the False Claims Act can result in very significant monetary penalties and treble damages. The federal government is using the False Claims Act, and the accompanying threat of significant liability, in its investigation and prosecution of pharmaceutical and biotechnology companies throughout the United States, for example, in connection with the promotion of products for unapproved uses and other sales and marketing practices. The government has obtained multi-million and multi-billion dollar settlements under the False Claims Act in addition to individual criminal convictions under applicable criminal statutes. Given the significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers' and manufacturers' compliance with applicable fraud and abuse laws.

The federal Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), also created new federal criminal statutes that prohibit among other actions, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program, including private third-party payors, knowingly and willfully embezzling or stealing from a healthcare benefit program, willfully obstructing a criminal investigation of a healthcare offense, and knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false, fictitious or fraudulent statement in connection with the delivery of or payment for healthcare benefits, items or services. Similar to the federal Anti-Kickback Statute, a person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation.

There has also been a recent trend of increased federal and state regulation of payments made to physicians and other healthcare providers. The Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the "Affordable Care Act"), among other things, imposed new reporting requirements on drug manufacturers for payments made by them to physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. Failure to submit timely, accurately and completely the required information may result in civil monetary penalties of up to an aggregate of approximately $0.2 million per year (or up to an aggregate of $1.1 million per year for "knowing failures"), for all payments, transfers of value or ownership or investment interests that are not timely, accurately and completely reported in an annual submission. Drug manufacturers are required to submit reports to the government by the 90th day of each calendar year. Certain states also mandate implementation of compliance programs, impose restrictions on drug manufacturer marketing practices and/or require the tracking and reporting of marketing expenditures and pricing information as well as gifts, compensation and other remuneration to physicians.

We may also be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA, as amended by the Health Information Technology and Clinical Health Act ("HITECH"), and their respective implementing regulations, including the final omnibus rule published on January 25, 2013, imposes specified requirements relating to the privacy, security and transmission of individually identifiable health information. Among other things, HITECH makes HIPAA's privacy and security standards directly applicable to "business associates," defined as independent contractors or agents of covered entities that create, receive, maintain or transmit protected health information in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and possibly other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorney's fees and costs associated with pursuing federal civil actions. In addition, state laws govern the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways, thus complicating compliance efforts.

Coverage and Reimbursement

Sales of our product candidates, once approved, will depend, in part, on the extent to which the costs of our products will be covered by third-party payors, such as government health programs, private health insurers and managed care organizations. Third-party payors generally decide which drugs they will cover and establish certain reimbursement levels for such drugs. In particular, in the United States, private health insurers and other third-party payors often provide reimbursement for products and services based on the level at which the government (through the Medicare or Medicaid programs) provides reimbursement for such treatments. Patients who are prescribed treatments for their conditions and providers performing the prescribed services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. Patients are unlikely to use our products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of our products. Sales of our products and product candidates, if approved, will therefore depend substantially on the extent to which the costs of products and our product candidates will be paid by third-party payors. Additionally, the market for our products and product candidates will depend significantly on access to third-party payors' formularies without prior authorization, step therapy, or other limitations such as approved lists of treatments for which third-party payors provide coverage and reimbursement. Additionally, coverage and reimbursement for therapeutic products can differ significantly from payor to payor. One third-party payor's decision to cover a particular medical product or service does not ensure that other payors will also provide coverage for the medical product or service, or will provide coverage at an adequate reimbursement rate. As a result, the coverage determination process will require us to provide scientific and clinical support for the use of our products to each payor separately and will be a time-consuming process.

In addition, the United States government, state legislatures and foreign governments have continued implementing cost-containment programs, including price controls, restrictions on coverage and reimbursement and requirements for substitution of generic products. Adoption of price controls and cost-containment measures, and adoption of more restrictive policies in jurisdictions with existing controls and measures, could further limit our future net revenue and results. Decreases in third-party reimbursement for our products and product candidates or a decision by a third-party payor to not cover our products or product candidates could reduce physician usage of our products and product candidates, if approved, and have a material adverse effect on our sales, results of operations and financial condition.

Health Care Reform

In the United States and foreign jurisdictions, there have been a number of legislative and regulatory changes to the healthcare system that could affect our future results of operations. There have been and continue to be a number of initiatives at the United States federal and state levels that seek to reduce healthcare costs.

In particular, in the United States, the Affordable Care Act has had, and is expected to continue to have, a significant impact on the healthcare industry. The Affordable Care Act was designed to expand coverage for the uninsured while at the same time containing overall healthcare costs. The Affordable Care Act, among other things, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program are calculated for drugs that are inhaled, infused, instilled, implanted or injected, increased the minimum Medicaid rebates owed by manufacturers under the Medicaid Drug Rebate Program and extended the rebate program to individuals enrolled in Medicaid managed care organizations, established annual fees and taxes on manufacturers of certain branded prescription drugs, and established a new Medicare Part D coverage gap discount program, in which manufacturers must agree to offer 50% point-of-sale discounts, which, through subsequent legislative amendments, was increased to 70%, off negotiated prices of applicable brand drugs to eligible beneficiaries during their coverage gap period, as a condition for the manufacturer's outpatient drugs to be covered under Medicare Part D. Substantial new provisions affecting compliance were also enacted, which may require us to modify our business practices with healthcare providers and entities.

Since its enactment, there have been judicial and Congressional challenges to certain aspects of the Affordable Care Act. We expect that the current presidential administration and U.S. Congress will likely continue to seek to modify, repeal, or otherwise invalidate all, or certain provisions of, the Affordable Care Act. Most recently, the TCJA was enacted, which, among other things, removes penalties for not complying with Affordable Care Act's individual mandate to carry health insurance. There is still uncertainty with respect to the impact President Trump's administration and the U.S. Congress may have, if any, and any changes will likely take time to unfold, and could have an impact on coverage and reimbursement for healthcare items and services covered by plans that were authorized by the Affordable Care Act.

In addition, other legislative changes have been proposed and adopted since the Affordable Care Act was enacted. These changes include aggregate reductions to Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013 and, due to subsequent legislative amendments to the statute, will stay in effect through 2025 unless additional Congressional action is taken. Additionally, in January 2013, the American Taxpayer Relief Act of 2012 was signed into law, which, among other things, further reduced Medicare payments to several types of providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. Recently there has been heightened governmental scrutiny over the manner in which manufacturers set prices for their marketed products, which has resulted in several Congressional inquiries and proposed bills designed to, among other things, reform government program reimbursement methodologies. Individual states in the United States have also become increasingly active in implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. We expect that additional state and federal healthcare reform measures will be adopted in the future, any of which could limit the amounts that federal and state governments will pay for healthcare products and services, which could result in reduced demand for our product candidates or additional pricing pressures.

Employees

As of December 31, 2019, we had 6 full time employees in the United States. Our organization will rely primarily on outsourcing research, development and clinical trial activities, and manufacturing operations, as well as other functions critical to our business. We believe this approach enhances our ability to focus on our core product opportunities, allocate resources efficiently to different projects and allocate internal resources more effectively. None of our employees are represented by a collective bargaining agreement. We believe that we have a good relationship with our employees.

Corporate Information

We were incorporated under the laws of the State of Nevada in 1987, as NexMed, Inc. On September 10, 2010, we changed our name to "Apricus Biosciences, Inc." On January 24, 2019, we completed the Merger with STI (formerly known as Seelos Therapeutics, Inc.), a Delaware corporation, and, upon completion of the Merger, we changed our name to "Seelos Therapeutics, Inc." Shares of our common stock commenced trading on the Nasdaq Capital Market under the ticker symbol "SEEL" as of market open on January 24, 2019.

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC, and we have an Internet website address at http://www.seelostherapeutics.com. We make available free of charge on our Internet website address our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Sections 13(a) or 15(d) of the Exchange Act as well as our proxy statements as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. You may also obtain copies of such documents from the SEC's website at http://www.sec.gov.

Properties

We currently lease two corporate office properties: (a) one in New York, as our new corporate office space and (b) one in San Diego for approximately 9,000 square feet. In January 2018, we and IRRAS AB ("IRRAS") entered into a sublease, pursuant to which we subleased to IRRAS excess capacity in the San Diego property. Then, in October 30, 2018, we and IRRAS entered into an amended and restated sublease, commencing January 1, 2019, pursuant to which we agreed to sublease to IRRAS the remainder of the San Diego property. The lease and sublease in San Diego will expire January 31, 2020 and we will not renew the lease or sublease. We believe that our leased facilities are generally well maintained and in good operating condition and that the New York space is suitable and sufficient for our operational needs.

Legal Proceedings

We may be a party to certain other litigation that is either judged to be not material or that arises in the ordinary course of business from time to time. We intend to vigorously defend our interests in these matters. We expect that the resolution of these matters will not have a material adverse effect on our business, financial condition or results of operations. However, due to the uncertainties inherent in litigation, no assurance can be given as to the outcome of these proceedings.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our sole executive officer and directors as of December 31, 2019:

Name	Age	Position(s)
Raj Mehra, Ph.D.	60	Chairman, Chief Executive Officer, President and Interim Chief Financial Officer
Brian Lian, Ph.D. (1)(2)(3)	54	Director
Daniel J. O'Connor, J.D. (1)(2)	55	Director
Richard W. Pascoe	55	Director
Dr. Robin L. Smith (1)(3)	55	Director

(1)   Member of the Audit Committee.

(2)   Member of the Corporate Governance/Nominating Committee of the Board (the "Corporate Governance/Nominating Committee").

(3)   Member of the Compensation Committee of the Board (the "Compensation Committee").

There are no family relationships between any of our directors or our executive officer.

Executive Officers

Dr. Raj Mehra has been our President, Chief Executive Officer, Interim Chief Financial Officer and Chairman of the Board of Directors since January 2019. Prior to founding Seelos, Dr. Mehra spent nine years at Auriga USA, LLC as a Managing Director focused on private and public equity investments in global healthcare companies. Prior to Auriga, Dr. Mehra was the sector head for healthcare equity investments at Bennett Lawrence Management, LLC in New York. He also founded and managed a long-short equity hedge fund at Weiss, Peck & Greer LLC. Dr. Mehra started his career as an investment professional at Cowen Asset Management, LLC. Dr. Mehra holds M.S., M.Phil., Ph.D., JD and MBA degrees from Columbia University in New York. He is also a graduate of Indian Institute of Technology, Kanpur, where he was ranked first in his class. The Board believes Dr. Mehra is qualified to serve as our chairman based on his experience in the healthcare industry, including his significant business knowledge based on his experience with healthcare-based investment banking.

Non-Employee Directors

Brian Lian, Ph.D has been a director since January 2019. He is the Chair of our Compensation Committee, the Chair of our Corporate Governance/Nominating Committee and a member of our Audit Committee. He is currently President and Chief Executive Officer and a Director of Viking Therapeutics, Inc. (Nasdaq: VKTX), a biopharmaceutical company. Dr. Lian has over 15 years of experience in the biotechnology and financial services industries. Prior to joining Viking, he was a Managing Director and Senior Research Analyst at SunTrust Robinson Humphrey, an investment bank, from 2012 to 2013. At SunTrust Robinson Humphrey, he was responsible for coverage of small and mid-cap biotechnology companies with an emphasis on companies in the diabetes, oncology, infectious disease and neurology spaces. Prior to SunTrust Robinson Humphrey, he was Managing Director and Senior Research Analyst at Global Hunter Securities, an investment bank, from 2011 to 2012. Prior to Global Hunter Securities, he was Senior Healthcare Analyst at The Agave Group, LLC, a registered investment advisor, from 2008 to 2011. Prior to The Agave Group, he was an Executive Director and Senior Biotechnology Analyst at CIBC World Markets, an investment bank, from 2006 to 2008. Prior to CIBC, he was a research scientist in small molecule drug discovery at Amgen, a biotechnology company. Prior to Amgen, he was a research scientist at Microcide Pharmaceuticals, a biotechnology company. Dr. Lian holds an MBA in accounting and finance from Indiana University, an MS and Ph.D. in organic chemistry from The University of Michigan, and a BA in chemistry from Whitman College. The Board believes Dr. Lian is qualified to serve as a director based on his experience in the healthcare industry, including his significant business knowledge based on his experience with healthcare-based investment banking.

Daniel J. O'Connor, J.D. has been a director since January 2019. He is the Chair of our Audit Committee and a member of our Corporate Governance/Nominating Committee. He is currently Chief Executive Officer and a director of OncoSec Medical Incorporated. Prior to that, Mr. O'Connor served as President, Chief Executive Officer, Director and in other senior roles at Advaxis, Inc., a cancer immunotherapy company, from January 2013 until his resignation in July 2017. Prior to that, Mr. O'Connor was Senior Vice President and General Counsel for BRACCO Diagnostics Inc., a diagnostic imaging company, from 2008 until 2012; Senior Vice President, General Counsel and Secretary for ImClone Systems Incorporated, a biopharmaceutical company, from 2002 until 2008; and General Counsel at PharmaNet (now inVentiv Health Clinical), a clinical research company, from 1998 until 2001. Mr. O'Connor is a 1995 graduate of the Pennsylvania State University's Dickinson School of Law in Carlisle, Pennsylvania and currently serves as an Entrepreneur Trusted Advisor to its Dean. He graduated from the United States Marines Corps Officer Candidate School in 1988 and was commissioned as an officer in the U.S. Marines, attaining the rank of Captain while serving in Saudi Arabia during Operation Desert Shield. Mr. O'Connor is currently the Vice Chairman of the Board of the Trustees of BioNJ. In October 2017, Mr. O'Connor was appointed to the New Jersey Biotechnology Task Force by its Governor, and he was formerly a New Jersey criminal prosecutor. The Board believes Mr. O'Connor is qualified to serve as a director based on the depth and diversity of his experience in senior management of pharmaceutical companies.

Richard W. Pascoe has been a director since March 2013. He has served as the Chairman and Chief Executive Officer of Histogen Inc., a private regenerative medicine company, since January 2019. He previously served as our Chief Executive Officer from March 2013 to January 2019, our Secretary from February 2015 to January 2019, and our Principal Financial Officer and Principal Accounting Officer from December 2016 to January 2019. He joined the Company following the merger of Somaxon Pharmaceuticals, Inc. with Pernix Therapeutics Holdings, Inc. Mr. Pascoe was the Chief Executive Officer of Somaxon from August 2008 until joining the Company and was responsible for the FDA approval of Somaxon's lead drug Silenor®. Prior to Somaxon, Mr. Pascoe was with ARIAD Pharmaceuticals, Inc., a specialty pharmaceutical company where he was most recently Senior Vice President and Chief Operating Officer. Prior to joining ARIAD in 2005, Mr. Pascoe held a series of senior management roles at King Pharmaceuticals, Inc. (acquired by Pfizer Inc.), including Senior Vice President positions in both marketing and sales, as well as Vice President positions in both international sales and marketing and hospital sales. Prior to King, Mr. Pascoe was in the commercial groups at Medco Research, Inc. (acquired by King), COR Therapeutics, Inc. (acquired by Millennium Pharmaceuticals Inc., the Takeda Oncology Company), B. Braun Interventional and The BOC Group. Mr. Pascoe is a member of the board of directors of KemPharm, Inc., as well as a member of the company's audit and compensation committees and its lead independent director. He serves as a member of the board of directors of the Johnny Mac Soldiers Fund, a charity for military veterans. Mr. Pascoe is also a member of the board of directors of BIOCOM, as well as its Vice-President of Industry. Mr. Pascoe served as a Commissioned Officer with the U.S. Army 24th Infantry Division and continues to serve as a Civilian Aid to the Secretary of the Army. He is a graduate of the United States Military Academy at West Point where he received a B.S. degree in Leadership. The Board believes Mr. Pascoe is qualified to serve as a director based on the depth and diversity of his experience in senior management of public pharmaceutical companies.

Dr. Robin L. Smith has been a director since January 2019. She is a member of our Audit Committee and our Compensation Committee. Dr. Smith has served as partner of BRM Holdings, LLC, a consulting firm, since March 2015. In 2007, Dr. Smith founded The Stem for Life Foundation (SFLF), a nonprofit organization, and has served as Chairman of the Board and President of the Stem for Life Foundation since its inception. The Stem for Life Foundation is now part of the Cura Foundation of which Dr. Smith serves as Chairman of the Board and President. She has been Vice President of the Science and Faith STOQ Foundation in Rome since 2015 and has served as a member of its Board of Directors since 2012. She also co-founded Spiritus Therapeutics, Inc. in 2018 and serves as President and Chairman of the Board. In addition, Dr. Smith has extensive experience serving in executive and board level capacities for various medical enterprises and healthcare-based entities. From 2006 to 2015, Dr. Smith served as Chairman and CEO of Caladrius Biosciences, Inc. (formerly NeoStem Inc.) (Nasdaq: CLBS). She has been Chairman of the board of directors of Mynd Analytics, Inc. (Nasdaq: MYND) since August 2015 and has served on the board of directors of Rockwell Medical, Inc. (Nasdaq: RMTI) since June 2016, on the board of Sorrento Therapeutics, Inc. (Nasdaq: SRNE) since December 2019 and on the board of directors of Celularity, Inc. since August 2019. She has been a member of the Board of Overseers at the NYU Langone Medical Center in New York since 2014, a member of the International Board of Sanford Health since 2016, co-chairman of the Life Sci advisory board on gender diversity since April 2016, a member of the board of directors of Alliance for Regenerative Medicine (ARM) Foundation since 2017 and a co-founder and member of the board of directors of Unite to Prevent Cancer Foundation since 2018. She has served as a voluntary Clinical Associate Professor in the Department of Medicine at the Rutgers, New Jersey Medical School since 2017. She served on the Board of Trustees of the NYU Langone Medical Center from 2006 to 2014 and was on the board of directors of Signal Genetics, Inc. (Nasdaq: SGNL) from July 2014 to February 2016, BioXcel Corporation from August 2015 to June 2017 and ProLung Inc. from February 2017 to July 2018. Dr. Smith received her M.D. from Yale University, an M.B.A. from the Wharton School of Business and a B.A. from Yale University. The Board believes Dr. Smith is qualified to serve as a director based on her scientific background and ability to contribute to the Board's understanding of technical matters relating to our business, as well as Dr. Smith's broader business development and corporate experience.

Board of Directors

Our Amended and Restated Articles of Incorporation, as amended, provide that the Board is divided into three classes as nearly equal in number as possible, with directors in each class serving staggered three-year terms. The total Board size is currently fixed at five directors. The Class I director (whose term expires at the 2022 annual meeting of stockholders) is Daniel J. O'Connor, J.D. The Class II directors (whose terms expire at the 2021 annual meeting of stockholders) are Raj Mehra, Ph.D. and Brian Lian, Ph.D. The Class III directors (whose terms expire at the 2020 annual meeting of stockholders) are Dr. Robin L. Smith and Richard W. Pascoe.

At each annual meeting of stockholders, the successors to the directors whose term will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. In addition, the authorized number of directors may be changed only by resolution of our Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing a change of our management or a change in control.

Director Independence

Our Board has determined that each of Mr. O'Connor and Drs. Lian and Smith met the definitions of independence under the Nasdaq Marketplace Rules and Section 10A-3 of the Exchange Act. Accordingly, all of our directors, other than our Chairman, Chief Executive Officer, President and Interim Chief Financial Officer, Dr. Mehra, and our former Chief Executive Officer and Secretary, Mr. Pascoe, are deemed to be independent.

Committees of the Board

There are currently three active committees of the Board: the Audit Committee, the Corporate Governance/Nominating Committee and the Compensation Committee. Below are descriptions of our three active Board committees.

The Audit Committee regularly meets with our financial and accounting management and independent auditors and is responsible for the selection and engagement of our independent auditors. Additionally, the Audit Committee reviews with the independent auditors the scope and results of the audit engagement, approves professional services provided by the independent auditors, reviews the independence of the independent auditors and reviews the adequacy of the internal accounting controls. The Audit Committee acts under a written charter, a copy of which is available on our website at www.seelostherapeutics.com/corporate-governance/. The Audit Committee consists of Daniel J. O'Connor, J.D. (Chair), Brian Lian, Ph.D. and Dr. Robin L. Smith, none of whom was an employee of the Company and each of whom met the applicable independence standards promulgated by the Nasdaq Marketplace and those of the SEC. The Board has also determined that Mr. O'Connor qualifies as an "audit committee financial expert," as defined in Item 407(d)(5) of the SEC's Regulation S-K.

The Corporate Governance/Nominating Committee makes recommendations to the Board regarding the election of directors, as well as providing guidance and oversight on matters relating to corporate governance. The Corporate Governance/Nominating Committee consists of Brian Lian, Ph.D. (Chair) and Daniel J. O'Connor, J.D., neither of whom was an employee of the Company and each of whom met the independence requirements of the Nasdaq Marketplace. The Corporate Governance/Nominating Committee acts under a written charter, which is available on our website at www.seelostherapeutics.com/corporate-governance/.

The Compensation Committee determines compensation levels for our executive officers, implements incentive programs for officers, directors and consultants, and administers our equity compensation plans. The Compensation Committee consists of Brian Lian, Ph.D. (Chair) and Dr. Robin L. Smith, neither of whom was an employee of the Company and each of whom met the independence requirements of the Nasdaq Marketplace and those of the SEC. The Compensation Committee acts under a written charter, a copy of which is posted on our website at www.seelostherapeutics.com/corporate-governance/. Our independent compensation consultants as well as executive officers and management play important roles in making recommendations and formulating compensation plans for our employees, including the Named Executive Officers.

The Compensation Committee may delegate authority for day-to-day administration and interpretation of our various compensation plans, including the selection of participants, the determination of award levels and the approval of award documents to our non-officer employees. However, the Compensation Committee may not delegate any authority under those plans for matters affecting the compensation and benefits of our Named Executive Officers. Compensation recommendations and performance assessments of Named Executive Officers from our Chief Executive Officer are considered by the Compensation Committee in determining the total compensation packages for Named Executive Officers (excluding the Chief Executive Officer). The Chief Executive Officer is not present for any discussions relating to his compensation.

Board's Role in Risk Oversight

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including, but not limited to, risks relating to product candidate development, technological uncertainty, dependence on clients and collaborative partners, uncertainty regarding patents and proprietary rights, comprehensive government regulations, marketing or sales capability or experience, business integration and dependence on key personnel. Management is responsible for the day-to-day management of the risks we face, while our Board as a whole and through its committees, is responsible for the oversight of risk management. Our Board believes its administration of its risk oversight function has not affected its leadership structure.

Board oversight is conducted primarily through committees of the Board, including the Audit Committee, Compensation Committee and the Corporate Governance/Nominating Committee. However, the full Board has retained responsibility for general risk oversight. Our Board satisfies this responsibility, in part, through reports by each committee chair regarding the committee's considerations and actions. The Board also has the responsibility of ensuring compliance with the risk management processes designed and implemented by management, which it satisfies through reports directly from the officer responsible for oversight of particular risks within our Company. The Board believes that full and open communication between management and the Board is essential for effective risk management and oversight.

Code of Ethics

We have adopted a Code of Ethics that applies to our Chief Executive Officer and to all of our directors and employees. The Code of Ethics, as amended and restated, is available in the Corporate Governance section of the Investors page on our website at www.seelostherapeutics.com/corporate-governance/. We will disclose future amendments to, or waivers from, certain provisions of our code of ethics, if any, on the above website within four business days following the date of such amendment or waiver.

Compensation Committee Interlocks and Insider Participation

During the last completed fiscal year, no member of the Compensation Committee was a current or former officer or employee of the Company. None of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity's executive officers served on our Compensation Committee. None of our executive officers served as a director of another entity whose executive officers served on our Compensation Committee. Moreover, none of our executive officers served as a member of the compensation committee (or board of directors serving the compensation function) of another entity where such entity's executive officers served on our Board.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid by us during the years ended December 31, 2019 and 2018 to each person who served as our principal executive officer at any time during fiscal year 2019 and the one other individual who would have been our most highly paid executive officer other than the principal executive officer but for the fact that he was not serving as an executive officer as of December 31, 2019 (collectively our "Named Executive Officers"):

				Non-Equity
			Option	Incentive Plan	All Other
Name and Position(s)	Year	Salary	Awards (5)	Compensation (6)	Compensation	Total
Raj Mehra, Ph.D.,	2019	$437,500	$-	$235,000	$5,250	$677,750
Chairman, Chief Executive Officer, President
and Interim Chief Financial Officer (1)(2)
Richard W. Pascoe, Former Chief	2019	$118,079	$-	$-	$1,049,196	$1,167,275
Executive Officer, Secretary and Director (3)	2018	$487,396	$516,950	$-	$13,728	$1,018,074
Neil Morton, Former Senior	2019	$67,191	$-	$-	$536,653	$603,844
Vice President, Chief Business Officer (4)	2018	$275,000	$126,600	$-	$12,636	$414,236

(1)	Dr. Mehra joined the Company effective January 24, 2019.
(2)	Dr. Mehra's All Other Compensation in 2019 includes $5,250 for our matching and profit sharing contribution to the 401(k) plan.
(3)

Mr. Pascoe's employment was terminated on January 24, 2019. Mr. Pascoe's salary in 2019 includes $73,024 in accrued and unused vacation and personal time pay provided upon termination. Mr. Pascoe's All Other Compensation in 2019 includes $974,792 in severance payments, $4,720 for 401(k) plan matching and profit sharing contributions, $39,537 in cash pursuant to our non-employee director compensation policy and $30,147 for option grants, which represents the grant date fair value of stock options to purchase 16,000 shares granted in 2019, computed in accordance with FASB ASC Topic 718.

(4)

Mr. Morton's employment was terminated on January 24, 2019. Mr. Morton's salary amount includes $41,778 in accrued and unused vacation and personal time pay provided upon termination. Mr. Morton's All Other Compensation in 2019 includes $11,467 for COBRA reimbursement payments and $2,686 for 401(k) plan matching and profit sharing contributions.

(5)

Represents the grant date fair value of the stock option awards, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These figures do not reflect the amortized compensation expense or value received by the officer in the year indicated or that may be received by the officer with respect to such equity awards.

(6)	Represents the bonus paid to the Named Executive Officer in cash in 2019 performance pursuant to our annual incentive program.

Narrative Disclosure to Summary Compensation Table

Base Salary

In general, base salaries for our Named Executive Officers are approved by the Compensation Committee and are initially established through arm's length negotiation at the time the executive is hired, taking into account such executive's qualifications, experience, prior salary and market pay levels. Base salaries of our Named Executive Officers are approved and reviewed annually by our Compensation Committee and adjustments to base salaries are based on the scope of an executive's responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer's current salary, equity ownership, and the amounts paid to an executive officer's peers inside our Company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the Compensation Committee believes that other elements of the Named Executive Officer's compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is both cost-effective, competitive and contingent on the achievement of performance objectives.

None of our Named Executive Officers received base salary increases in 2019 or 2018. Effective January 1, 2020, Dr. Mehra's base salary increased from $437,500 to $475,000.

Annual Cash Incentive

We also generally provide executive officers with annual performance-based cash bonuses, which are specifically designed to reward executives for our overall performance in a given year. Corporate goals are established by the Compensation Committee with input from senior management and approved by the full Board.

The Compensation Committee considers our overall performance for the preceding fiscal year in deciding whether to award a bonus and, if one is to be awarded, the amount of the bonus. The annual cash bonus for each executive officer is based 100% on our overall performance. The Compensation Committee retains the ability to apply discretion in making adjustments to the final bonus payouts. The evaluation of our performance for 2019 bonus purposes was based solely on a qualitative evaluation for the named executive officer, in light of the closing of the Merger after the start of the fiscal year. For fiscal year 2019, the Compensation Committee evaluated Dr. Mehra's performance and our performance after the Merger, including the completion of two financings in 2019, the progress of our SLS-002 and SLS-005 programs, the achievement of certain development milestones related to SLS-002 and SLS-005 and the entry into certain licensing and collaboration agreements, and determined that Dr. Mehra should be paid his bonus at 104% of the targeted level.

The following table sets forth the target bonus for the executive officer for fiscal 2019 and resulting incentive payout, based on the level of achievement of the 2019 corporate goal:

		Fiscal Year		Final Ratio
		2019	2019	Incentive
		Incentive	Evaluation of	Bonus as a	Fiscal 2019
		Bonus Rate	Company	Percentage of	Incentive
Name	Title(s)	at Target	Performance	Base Salary	Bonus Award
Raj Mehra, Ph.D.	Chairman, Chief Executive Officer, President and Interim Chief Financial Officer	50%	104%	52%	$235,000

Equity Compensation

The Compensation Committee considers equity incentives to be important in aligning the interests of our executive officers with those of our stockholders. As part of our pay-for-performance philosophy, our compensation program tends to emphasize the long-term equity award component of total compensation packages paid to our executive officers.

Because vesting is based on continued employment, our equity-based incentives also encourage the retention of our Named Executive Officers through the vesting period of the awards. In determining the size of the long-term equity incentives to be awarded to our Named Executive Officers, we take into account a number of internal factors, such as the relative job scope, the value of existing long-term incentive awards, individual performance history, prior contributions to us and the size of prior grants. Based upon these factors, the Compensation Committee determines the size of the long-term equity incentives at levels it considers appropriate to create a meaningful opportunity for reward predicated on the creation of long-term stockholder value.

To reward and retain our Named Executive Officers in a manner that best aligns employees' interests with stockholders' interests, we have used stock options and restricted stock unit awards as the primary incentive vehicles for long-term compensation. We believe that stock options and restricted stock unit awards are effective tools for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock to our future performance. Because employees are able to profit from stock options only if our stock price increases relative to the stock option's exercise price, we believe stock options provide meaningful incentives to employees to achieve increases in the value of our stock over time.

We have used stock options and restricted stock unit awards to compensate our Named Executive Officers both in the form of initial grants in connection with the commencement of employment and annual refresher grants. Annual grants of equity awards are typically approved by the Compensation Committee during the end of the last quarter, or the beginning of the first quarter, of each year. While we intend that the majority of equity awards to our employees be made pursuant to initial grants or our annual grant program, the Compensation Committee retains discretion to grant equity awards to employees at other times, including in connection with the promotion of an employee, to reward an employee, for retention purposes or for other circumstances recommended by management or the Compensation Committee. In 2019, we granted: (i) options to purchase 243,750 shares of our common stock under the 2012 Plan to our employees; (ii) options to purchase 136,000 shares of our common stock under the 2012 Plan to our non-employee directors pursuant to our non-employee director compensation policy; and (iii) an option to purchase 97,285 shares of our common stock under the 2019 Inducement Plan to a new employee. We did not grant any equity awards to our Named Executive Officer in 2019. We did not grant any restricted stock unit awards in 2019.

The exercise price of each stock option grant is the fair market value of our common stock on the grant date. Time-based stock option awards granted to our Named Executive Officers generally vest over a four-year period as follows: 25% of the shares underlying the option vest on the first anniversary of the date of the vesting commencement date and the remainder of the shares underlying the option vest in equal monthly installments over the remaining 36 months thereafter. From time to time, our Compensation Committee may, however, determine that a different vesting schedule is appropriate. We do not have any stock ownership requirements for our Named Executive Officers.

Employee Benefit Program

Executive officers, including the Named Executive Officers, are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability and accidental death and dismemberment insurance, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including executive officers. These benefit programs are designed to enable us to attract and retain our workforce in a competitive marketplace. Health, welfare and vacation benefits ensure that we have a productive and focused workforce through reliable and competitive health and other benefits.

Our retirement savings plan (401(k) Plan) is a tax-qualified retirement savings plan, pursuant to which eligible employees can begin to participate immediately upon employment. The 401(k) Plan elective deferrals and employer contributions are subject to compensation limitations and annual maximum contribution limits as governed by Internal Revenue Service. Employees are eligible to defer up to 100% of compensation and we make safe harbor matching contributions of 100% match of first 3% of compensation contributed, then 50% match of next 2% of compensation contributed.

Outstanding Equity Awards as of December 31, 2019

None of our Named Executive Officers held any outstanding equity awards as of December 31, 2019, except for Mr. Pascoe, who held the following:

	Option Awards						Stock Awards
				Equity
				Incentive						Equity Incentive
				Plan					Equity Incentive	Plan Awards:
	Number of		Number of	Awards:			Number		Plan Awards:	Market or
	Securities		Securities	Number of			of	Market Value	Number of	Payout Value of
	Underlying		Underlying	Securities			Shares	of Shares or	Unearned Shares,	Unearned Shares,
	Unexercised		Unexercised	Underlying			Units of Stock	Units of Stock	Units or Other	Units or Other
	Options		Options	Unexercised	Option	Option	That Have	That Have	Rights That	Rights That Have
	Exercisable		Non-Exercisable	Unearned	Exercise Price	Expiration	Not Vested	Not Vested	Have Not	Not Vested
Name	(#)		(#)	Options (#)	($)	Date	(#)	($)	Vested (#)	($)
Richard W.	12,000	(1)	4,000	-	$3.23	3/20/2029	-	$-	-	$-
Pascoe
	8,166	(2)		-	$63.30	1/3/2028	-	$-	-	$-
	1,666	(2)		-	$333.00	3/15/2026	-	$-	-	$-
	1,000	(2)		-	$429.00	1/29/2025	-	$-	-	$-
	3,000	(2)		-	$753.00	3/18/2023	-	$-	-	$-

(1)

The stock option has a term of ten years from the date of grant and vests monthly, with 1/12th of the shares subject to the option vesting on one month anniversary of the date of grant and the remainder vesting in 12 monthly tranches thereafter.

(2)

The stock option has a term of ten years from the date of grant and vests over four years, with 25% of the shares subject to the option vesting on the first anniversary of the date of grant and the remainder vesting in 36 monthly tranches thereafter. The vesting of Mr. Pascoe's option award accelerated upon his termination of employment on January 24, 2019, pursuant to the terms of his release agreement with us.

Amended and Restated 2012 Stock Long Term Incentive Plan

The following is only a summary of the material terms of the 2012 Plan, is not a complete description of all provisions of the 2012 Plan and should be read in conjunction with the 2012 Plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Under the 2012 Plan, we may issue various types of stock-based awards, including ISOs, non-incentive stock options ("NSOs"), restricted and unrestricted stock awards of our common stock, stock unit awards, stock appreciation rights ("SARs"), dividend equivalent rights, other stock-based awards, as well as certain cash awards (together, "Awards").

We believe that these types of awards are an integral part of the compensation packages to be offered to our executives, directors, employees and consultants and that the grant of these types of awards, which align the interests of the recipients with those of our stockholders, is an effective method to attract and retain employees in an industry characterized by a high level of employee mobility and aggressive recruiting of the services of a limited number of skilled personnel.

Nature and Purposes of the 2012 Plan

The purposes of the 2012 Plan are to attract and recruit talented employees, to induce certain individuals to remain in the employ of, or to continue to serve as directors of, or as independent consultants to, us and our present and future subsidiary corporations, and to encourage such individuals to secure or increase on reasonable terms their stock ownership in us. Our Board believes that the granting of Awards under the 2012 Plan will promote continuity of management, increased incentive and personal interest in our welfare, and aid in securing our growth and financial success.

Duration and Modification

The 2012 Plan became effective on January 23, 2019. The 2012 Plan terminates on August 26, 2028. No Awards may be granted after that date, although previously granted Awards may continue in accordance with their terms. The Administrator may at any time terminate the 2012 Plan or make such modifications to the 2012 Plan as it may deem advisable. The Administrator, however, may not, without approval by our stockholders (except pursuant to the evergreen feature) approve any amendment to the 2012 Plan to the extent, if any, such approval is required by law (including the Internal Revenue Code of 1986, as amended (the "Code"), and applicable stock exchange rules). Neither the 2012 Plan nor outstanding Awards may be amended to effect a repricing of Awards without stockholder approval, as described below. The Administrator may not alter the terms of an Award so as to materially and adversely affect an Award holder's rights under the Award without his or her consent, unless the Administrator expressly reserved the right to do so at the time of the Award.

Repricing Prohibited

The Administrator may not, without the approval of our stockholders, authorize the amendment of the 2012 Plan or any outstanding award if such amendment would reduce the exercise price per share of any stock option or SAR or otherwise constitute a repricing. Without the approval of our stockholders, the Administrator shall not approve a repurchase or exchange by s for cash, other awards or other property of stock options or SARs for which the exercise price or base price, as applicable, exceeds the fair market value of a share of our common stock as of the date of such repurchase or exchange.

Administration of the Plan

The 2012 Plan is administered by the Compensation Committee. Subject to the terms and conditions of the 2012 Plan, the Compensation Committee has the authority to select the persons to whom awards are to be made, to determine the type or types of awards to be granted to each person, the number of awards to grant, the number of shares to be subject to such awards, and the terms and conditions of such awards, and to make all other determinations and decisions and to take all other actions necessary or advisable for the administration of the 2012 Plan. The Compensation Committee is also authorized to establish, adopt, amend or revise rules relating to administration of the 2012 Plan. The Board may at any time revest in itself the authority to administer the 2012 Plan.

Eligibility and Extent of Participation

Participation in the 2012 Plan is limited to those employees and directors, as well as consultants and advisors, who in the Administrator's opinion are in a position to make a significant contribution to our success and that of affiliated entities and who are selected by the Administrator to receive an Award.

Stock Options

Under the 2012 Plan, the Compensation Committee may grant Awards in the form of options to purchase shares of our common stock. Stock options give the holder the right to purchase shares of our common stock within a specified period of time at a specified price. Two types of stock options may be granted under the 2012 Plan: ISOs, which are subject to special tax treatment as described below, and NSOs. Eligibility for ISOs is limited to our employees and employees of our subsidiaries. The initial per share exercise price for an ISO may not be less than 100% of the fair market value of a share of our common stock on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of our common stock. The initial per share exercise price for a NSO may not be less than 100% of the fair market value of a share of underlying our common stock on the date of grant.

No option granted pursuant to the 2012 Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of our common stock at the time the ISO is granted may not be exercised more than five years after the date of grant.

Restricted and Unrestricted Awards of Common Stock; Stock Units

The 2012 Plan also permits the grant of restricted or unrestricted shares of our common stock, as well as stock units. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met and that the shares remain nontransferable until vested. Subject to these and other conditions that may be imposed by the Administrator, the recipient of an award of restricted stock has all the rights of a stockholder, including the right to vote and to receive dividends. Stock units are awards that may be denominated in shares of our common stock or a cash value that provide for the future delivery of the shares or cash. Stock units may be made subject to vesting and other conditions and restrictions but, unlike awards of restricted stock, do not give the holder the rights of a stockholder until and unless actual shares of our common stock are delivered in the future.

Dividend Equivalents

The 2012 Plan also provides that the Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to our common stock subject to an award whether or not the holder of such award is otherwise entitled to share in the actual dividend or distribution in respect of such award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered either consistent with exemption from, or in compliance with, the requirements of Section 409A. No dividend equivalents may be payable with respect to stock options or SARs. Dividend equivalents granted in respect of awards subject to vesting may not be paid under the 2012 Plan unless and until such underlying awards have vested.

Stock Appreciation Rights

The 2012 Plan also permits the grant of Awards of SARs, which are grants of the right to receive cash or shares of our common stock, upon exercise with an aggregate fair market value equal to the value of the SAR. The value of a SAR with respect to one share of our common stock on any date is the excess of the fair market value of a share on such date over the base value on the grant date. The minimum base value for SARs is the fair market value of our common stock at the time of grant and the maximum term of a SAR is 10 years from the date of grant.

Cash Awards

The 2012 Plan may also be used to grant cash-based awards, including performance awards, as described below.

Performance Awards

Awards, including both stock-based and cash-based awards, may be conditioned on the satisfaction of specified performance criteria. The performance criteria used in connection with a particular performance award will be determined by the Administrator. The Administrator may use measures of performance relating to any or any combination of performance criteria, including without limitation, the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A performance criterion and any related targets need not be based on an increase, a positive or improved result, or avoidance of loss. The Administrator may provide that performance criteria or payouts under an Award will be adjusted in an objectively determinable manner to reflect events occurring during the performance period that would affect the performance criteria or payouts. The Administrator will determine whether performance targets or goals chosen for a particular Award have been met.

Other Stock-Based Awards

Under the 2012 Plan, the Administrator may grant other types of equity-based awards that are convertible into or otherwise based upon our common stock.

Transferability

Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution. During a recipient's lifetime an ISO and, except as the Administrator may provide, other non-transferable Awards requiring exercise may be exercised only by the recipient.

Shares Subject to the 2012 Plan

A total of 1,619,152 shares of our common stock are reserved under the 2012 Plan. The 2012 Plan contains an "evergreen" feature, under which the number of shares of our common stock authorized for issuance and available for future grants under the 2012 Plan will be increased each January 1 by a number of shares of our common stock equal to the lesser of: (a) 4% of the number of shares of our common stock issued and outstanding on a fully-diluted basis as of the close of business on the immediately preceding December 31, or (b) a number of shares of our common stock set by our Board.

The aggregate maximum number of shares available under the 2012 Plan will be determined, to the extent consistent with the ISO rules, net of shares of our common stock withheld by us in payment of the exercise price of an Award or in satisfaction of tax withholding requirements with respect to the Award and without including any shares of our common stock underlying Awards settled in cash or which otherwise expire or become unexercisable without having been exercised or are forfeited to or repurchased by us due to failure to vest.

Notwithstanding the foregoing, (a) in no event may more than 1,333,333 shares of our common stock be delivered upon satisfaction of Awards under the 2012 Plan, and (b) the maximum number of shares of Apricus common stock that may be issued or transferred pursuant to ISOs under the 2012 Plan shall be 1,333,333 shares.

To the extent consistent with the rules applicable to ISOs, the Nasdaq rules, and any other applicable legal requirements (including applicable stock exchange requirements, if any), our common stock issued under awards that are the result of converting, replacing, or adjusting equity awards of an acquired company in connection with an acquisition will not reduce the number of shares available for Awards under the 2012 Plan and such shares will not be subject to the per participant limits described above.

In addition, under the 2012 Plan, the total aggregate value of cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, or any successor thereto) of awards granted to a non-employee director as compensation for services as a non-employee director during any calendar year under the 2012 Plan may not exceed $400,000 (increased to $600,000 in the fiscal year of a non-employee director's initial service as a non-employee director). For the avoidance of doubt, an award made to an individual as compensation for his or her services as an employee of us or in lieu of compensation otherwise payable to such individual for his or her services as an employee of us, even if made concurrently with or following his or her termination of employment but while such individual is still serving as a non-employee director, shall not be treated as compensation for services as a non-employee director for purposes of this limitation, even if such award is subject to vesting based on continued services as a non-employee director.

The Administrator may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Administrator may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors.

Adjustments

In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718, the Administrator shall make appropriate adjustments to the maximum number of shares that may be delivered under the 2012 Plan, and shall also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards then outstanding or subsequently granted, any exercise prices relating to awards and any other provision of awards affected by such change. The Administrator may also make adjustments to take into account distributions to stockholders other than those provided for in the preceding sentence, or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the 2012 Plan and to preserve the value of awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), to the extent applicable.

Mergers and Similar Transactions

In the event of a consolidation or merger in which we are not the surviving corporation or which results in the acquisition of substantially all of our common stock by a person or entity or by a group of persons or entities acting together, or in the event of a sale of substantially all of our assets or our dissolution or liquidation, the Administrator may provide for the assumption or continuation of all or some Awards, the grant of substitute Awards, a cash-out payment for all or some Awards or the acceleration of all or some Awards. Following any such transaction, all Awards that have not been assumed will terminate.

Forfeiture and Clawback Provisions

Pursuant to its general authority to determine the terms and conditions applicable to awards under the 2012 Plan, the Administrator has the right to provide, in an award agreement or otherwise, that an award shall be subject to the provisions of any recoupment or clawback policies implemented by us, including, without limitation, any recoupment or clawback policies adopted to comply with the requirements of applicable law or stock exchange listing standards, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

Securities Laws

The 2012 Plan is intended to conform to all provisions of the Securities Act and the Exchange Act, and any and all regulations and rules promulgated by the SEC thereunder, including without limitation Rule 16b−3. The 2012 Plan will be administered, and options will be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations.

United States Federal Income Tax Consequences

The following discussion summarizes the U.S. federal income tax consequences of the granting and exercise of Awards under the 2012 Plan, and the sale of any common stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2012 Plan, not does it cover state and/or local income tax consequences in the jurisdiction in which a participant works and/or resides. The tax consequences of Awards issued to participants outside of the U.S. may differ from the U.S. tax consequences. Participants should consult their tax advisors about the potential tax consequences of participating in the 2012 Plan.

Incentive Stock Options

In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to us. For purposes of the alternative minimum tax, however, the spread on the exercise of an ISO will be considered as part of the optionee's income in the year of exercise of an ISO.

The sale of the shares of our common stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to us. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must not dispose of such shares within two years after the option is granted or within one year after the exercise of the option. In addition, an optionee generally must be an employee of us (or a subsidiary of us) at all times between the date of grant and the date three months before exercise of the option.

If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of our common stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. Subject to Section 162(m) of the Code, we will generally be entitled to a deduction equal to the amount of such ordinary income. We are not entitled to a deduction with respect to any remaining capital gain or loss.

Restricted Stock Awards

Restricted stock awards are generally subject to ordinary income tax at the time the restrictions (the "risk of forfeiture") lapse, subject to valid deferral elections made in compliance with Section 409A under the Code, which may allow the awardee to defer the receipt of the underlying shares and thereby defer the recognition of taxable income. When the risk of forfeiture lapses, he or she will have ordinary income equal to the excess of the fair market value of the shares at the time over the purchase price, if any. Subject to Section 162(m) of the Code, we will be entitled to a corresponding income tax deduction at the time the participant recognizes ordinary income.

The participant may make an election under Section 83(b) of the Code to be taxed on restricted stock at the time it is acquired rather than later, when the substantial risk of forfeiture lapses. The so-called "83(b) election" must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. If the participant makes an effective 83(b) election, he or she will realize ordinary income equal to the fair market value of the shares as of the time of acquisition, less any price paid for the shares. Fair market value for this purpose is to be determined without regard to the forfeiture restrictions. If he or she makes an effective 83(b) election, no additional income will result by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if the participant makes an effective 83(b) election in connection with an award or purchase of stock subject to a substantial risk of forfeiture and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what he or she paid for the shares (if anything) over the amount (if any) reimbursed in connection with the forfeiture.

Stock Units

An award of stock units does not itself result in taxable income. When the participant actually acquires the shares of stock or cash issuable upon vesting or settlement of a stock unit, unless the shares are restricted, he or she will have ordinary income equal to the value of the shares at that time. Subject to Section 162(m) of the Code, we will be entitled to a corresponding income tax deduction at the time the participant recognizes ordinary income.

Stock Appreciation Rights

The participant receiving a SAR will not recognize taxable income at the time the SAR is granted nor does taxable income result merely because a SAR becomes exercisable. In general, if a participant exercises a stock appreciation right for shares of stock or receives payment in cancellation of a stock appreciation right he or she will have ordinary income equal to the amount of any cash and the fair market value of any stock received. Subject to Section 162(m) of the Code, we will be entitled to a corresponding income tax deduction at the time the participant recognizes ordinary income.

Dividend Equivalents and Other Stock- or Cash-Based Awards

A 2012 Plan participant will not recognize taxable income and we will not be entitled to a tax deduction upon the grant of dividend equivalents, stock payment awards or other stock- or cash-based awards until cash or shares are paid or distributed to the participant. At that time, any cash payments or the fair market value of shares that the participant receives will be taxable to the participant at ordinary income tax rates. Subject to Section 162(m) of the Code, we will be entitled to a corresponding income tax deduction at the time the participant recognizes ordinary income. Payments in shares will be valued at the fair market value of the shares at the time of the payment, and upon the subsequent disposition of the shares, the participant will recognize a capital gain or loss in the amount of the difference between the sales price of the shares and the participant's tax basis in the shares.

Limits on Deductions

In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1 million (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. Prior to the TCJA, compensation that qualified as "performance-based" under Section 162(m) was exempt from this $1 million deduction limitation. As part of the TCJA, the ability to rely on this exemption was, with certain limited exceptions, eliminated; in addition, the definition of covered employees was expanded to generally include all named executive officers. Certain awards under the 2012 Plan granted prior to November 2, 2017 may be grandfathered from the changes made by the TCJA under certain limited transition relief, however, for grants after that date and any grants which are not grandfathered, we will no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee. There is no guarantee that we will be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee under the 2012 Plan.

Payments Upon Termination or Change In Control

We entered into employment agreements with each of the Named Executive Officers. These agreements set forth the individual's base salary, annual incentive opportunities, equity compensation and other employee benefits, which are described in this Executive Compensation section. All employment agreements provide for "at-will" employment, meaning that either party can terminate the employment relationship at any time, although our agreements with our Named Executive Officers provide that they would be eligible for severance benefits in certain circumstances following a termination of employment without cause. Our Compensation Committee approved the severance benefits to mitigate certain risks associated with working in a biopharmaceutical company at our current stage of development and to help attract and retain qualified executives.

Raj Mehra, Ph.D.

On March 20, 2019, we entered into an employment agreement with Raj Mehra, Ph.D. (the "2019 Employment Agreement"), pursuant to which Dr. Mehra will serve as our President, Chief Executive Officer, Chairman of the Board and Interim Chief Financial Officer. Dr. Mehra's employment is for an initial term of three years and will be on an "at will" basis.

Pursuant to the 2019 Employment Agreement, if Dr. Mehra is terminated by us without cause or by Dr. Mehra for good reason (a "Covered Termination") outside of the period commencing three months prior to a change in control and ending 12 months after a change in control (a "Change in Control Period"), we will pay to Dr. Mehra an amount equal to the sum of his annual base salary and the annual bonus earned by Dr. Mehra for the fiscal year immediately preceding the fiscal year in which the termination occurs, and a pro-rata portion of his earned annual bonus for the fiscal year in which the termination occurs. Additionally, the vesting of any outstanding equity awards that are scheduled to vest solely subject to continued service or employment shall accelerate so that such awards shall be vested to the same extent as if Dr. Mehra had provided an additional 12 months of service from the date of his termination. We will also either continue to provide Dr. Mehra and his dependents coverage under our group health plan at our sole expense or reimburse Dr. Mehra for such coverage for twelve months from the date of termination.

The 2019 Employment Agreement also provides that if Dr. Mehra experiences a Covered Termination during a Change in Control Period, we will pay to Dr. Mehra an amount equal to 1.5 times the sum of his annual base salary and the annual bonus earned by Dr. Mehra for the fiscal year immediately preceding the fiscal year in which the termination occurs, and a pro-rata portion of his earned annual bonus for the fiscal year in which the termination occurs. Additionally, the vesting of any outstanding equity awards that are scheduled to vest solely subject to continued service or employment shall accelerate so that such awards shall be fully vested. We will also either continue to provide Dr. Mehra and his dependents coverage under our group health plan at our sole expense or reimburse Dr. Mehra for such coverage for twelve months from the date of termination.

Richard W. Pascoe

On March 18, 2013, we entered into an employment agreement with Richard W. Pascoe when he became our Chief Executive Officer (the "Initial Employment Agreement"). Subsequently, on December 20, 2016, we entered into an amended and restated employment agreement with Mr. Pascoe (the "2016 Employment Agreement"), which superseded and replaced the Initial Employment Agreement.

The 2016 Employment Agreement provided that if Mr. Pascoe's employment ended due to an involuntary termination, as such term is defined in the 2016 Employment Agreement, he would receive, in a lump sum payment, 12 months of his annual base salary in effect on the date of termination, any accrued but unpaid bonus for the calendar year preceding his termination, to the extent that the criteria for the bonus had been met, plus his target bonus for the year in which the date of his involuntary termination occurred, full acceleration and vesting of his unvested equity awards and reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination (as provided under Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), or other applicable law) until the earliest of 12 months following the termination, the date Mr. Pascoe became eligible for coverage under health and/or dental plans of another employer or the date upon which he was no longer eligible for such COBRA or other benefits under applicable law.

The 2016 Employment Agreement also provided that if Mr. Pascoe's employment was terminated in connection with his death or a permanent disability, Mr. Pascoe or his estate would have been entitled to a pro rata bonus for the calendar year in which such termination occurred, equal to the bonus he would have received, to the extent all criteria for such a bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), for the calendar year of termination multiplied by a fraction, the numerator of which is the number of days in such year preceding and including the date of termination, and the denominator of which is 365. Such pro-rata bonus would have been paid at the same time as the bonus would have been paid had Mr. Pascoe remained employed by us through the date of payment, but in any event, not later than March 15 of the calendar year following the calendar year for which the bonus was payable. Mr. Pascoe was also entitled to receive any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus had been met (with the exception of the requirement that he be employed on the date the bonus was to be paid). Such bonus would have been paid at the same time as the bonus would have been paid had he remained employed by us through the date of payment. Additionally, all of his outstanding but unvested equity awards would have vested immediately and the expiration date for all such equity awards would have been extended so that they expire one year after termination due to death or permanent disability.

Under the 2016 Employment Agreement, in the event that Mr. Pascoe suffered an involuntary termination within the 12-month period following the effective date of a change of control, then in addition to all salary and bonuses accrued as of the date of his termination, he would also have been entitled to severance benefits, as follows: (i) we would have paid to Mr. Pascoe in one lump sum an amount equal to the greater of (A) 18 months of the salary that he was receiving immediately prior to the termination or (B) 18 months of the salary that he was receiving immediately prior to the change of control; (ii) we would have paid to Mr. Pascoe in one lump sum (A) any unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus had been met (with the exception of the requirement that he be employed on the date the bonus was to be paid), plus (B) 100% of his target bonus for the year in which the date of his involuntary termination occurred; (iii) Mr. Pascoe would have been entitled to full acceleration of the vesting of all equity awards held by Mr. Pascoe at the time of the termination, including any options, restricted stock, RSUs or other awards, and (iv) we would have reimbursed Mr. Pascoe for the cost of continuation of health insurance benefits provided to him immediately prior to the termination pursuant to the terms of COBRA or other applicable law for a period continuing until the earlier of 18 months following the termination or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law. In addition, Mr. Pascoe's outstanding performance-based stock options as well as the unvested portion of restricted stock units granted in March 2016, April 2016, January 2017, and June 2017 would have vested in the event of a "covered transaction" (as defined in the 2012 Plan).

If he was terminated for cause at any time or resigned under circumstances that did not constitute an involuntary termination, then Mr. Pascoe would not have been entitled to receive payment of any severance benefit or any continuation or acceleration of stock option vesting. He would have received payment for all salary accrued as of the date of termination of employment.

In connection with the Merger, our Board approved, and we entered into, an amended and restated employment agreement with Mr. Pascoe dated August 30, 2018 (the "2018 Employment Agreement"). Under the 2018 Employment Agreement, we and Mr. Pascoe agreed as follows:

  Mr. Pascoe's employment would be involuntarily terminated by us effective at the closing of the Merger and Mr. Pascoe would be entitled to receive the severance payments described above for an involuntary termination within 12 months following a change of control as a result of such termination.

  In the event the payment of the cash severance to Mr. Pascoe consisting of 18 months of his base salary and his target annual bonus (the "Base and Bonus Severance Obligation") in cash (and assuming that all other of our employees are terminated at the closing of the Merger and become entitled to severance pursuant to their employment arrangements) would cause the "Apricus Net Cash" (as defined in the Merger Agreement) to be less than $0, then Mr. Pascoe's severance would have been paid as follows:

    Such portion of the Base and Bonus Severance Obligation payable to Mr. Pascoe under his employment agreement as would cause the Apricus Net Cash to be less than $0 (but in no event more than 40% of the Base and Bonus Severance Obligation) (the "Equity-Settled Severance Portion") would have been paid as follows:

      At the closing of the Merger, Mr. Pascoe would have been granted a restricted stock unit under our equity incentive plan, denominated with a dollar value equal to 120% of the Equity-Settled Severance Portion (the "Pascoe Closing RSU").

      The Pascoe Closing RSU would vest in two equal installments on each of March 1, 2019 and March 1, 2020, subject to Mr. Pascoe's continued service to us as director on the applicable vesting date, subject to accelerated vesting in the event of (1) a change of control (following the closing of the Merger), (2) the failure of our Board to nominate Mr. Pascoe for reelection to our Board or Mr. Pascoe's failure to be reelected to our Board at any meeting of our stockholders or any other involuntary termination of Mr. Pascoe's service as a member of our Board, or (3) Mr. Pascoe's death or disability.

      The Pascoe Closing RSU would provide for settlement within 10 days of vesting in either (1) shares of our common stock with an aggregate value equal to the denominated dollar value vesting on the applicable vesting date (which value shall be converted into our shares based on the average closing price of our common stock over the 20 trading days preceding the settlement date) or (2) in the event any shares cannot be issued under the terms of our equity incentive plan for any reason, including as a result of there being insufficient shares available for issuance thereunder or the issuance of shares causing any individual award limit under the plan to be exceeded, in cash with respect to such shares. In addition, we may elect to settle the Pascoe Closing RSU in cash, in our discretion. If the settlement of the Pascoe Closing RSU would not be possible as of the grant date as a result of there being insufficient shares available for issuance under our equity incentive plan, or the issuance of such shares causing the award to exceed any individual award limits contained in the 2012 Plan, the Pascoe Closing RSU would still be granted but any share settlement shall be subject to the approval by our Board and/or our stockholders of an amendment to our equity incentive plan permitting such share settlement under the terms of such plan (and increasing or deleting the individual award limits).

      The Pascoe Closing RSU would permit Mr. Pascoe to elect net settlement of such RSU for tax withholding purposes.

      Mr. Pascoe would be entitled to implement a 10b5-1 trading plan with respect to the payment of tax withholding upon settlement of the Pascoe Closing RSU.

      In the event the Pascoe Closing RSU could not be granted at the closing of the Merger under the terms of our equity incentive plan for any reason, all of the Base and Bonus Severance Obligations would instead be paid in cash at the time set forth in the employment agreement.

    The remainder of the Base and Bonus Severance Obligation would be paid in cash at the time set forth in the employment agreement.

For the avoidance of doubt, the Pascoe Closing RSU was to be granted in consideration of Mr. Pascoe's services to us as an employee and not for his services as a non-employee director. All other terms of the 2016 Employment Agreement remained substantially unchanged.

Mr. Pascoe's employment was terminated on January 24, 2019 in connection with the closing of the Merger. Pursuant to the 2018 Employment Agreement, Mr. Pascoe received the following severance benefits: (i) $731,094 for 18 months of the amount of the salary that he was receiving immediately prior to the change of control, (ii) $243,698 for 100% of his target bonus for 2019, and (iii) full acceleration of the vesting of all equity awards held by Mr. Pascoe as of January 24, 2019, including any options, restricted stock, RSUs or other awards. The Pascoe Closing RSU was not granted, as the payment of the Base and Bonus Severance Obligation in cash did not cause the "Apricus Net Cash" to be less than $0.

Neil Morton

On March 20, 2014, we entered into an employment agreement with Neil Morton, which was later amended and restated on April 25, 2016. Subsequently, on December 20, 2016, we entered into a second amended and restated employment agreement with Mr. Morton, which superseded and replaced the first amended and restated employment agreement.

The second amended and restated agreement provided that if Mr. Morton's employment ended due to an involuntary termination, as such term is defined in his agreement, he would receive, in a lump sum payment, 12 months of his annual base salary in effect on the date of termination, any accrued but unpaid bonus for the calendar year preceding his termination, to the extent that the criteria for the bonus had been met, plus his target bonus for the year in which the date of his involuntary termination occurred, full acceleration and vesting of his unvested equity awards, and reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination (as provided under COBRA or other applicable law) until the earliest of 12 months following the termination, the date Mr. Morton becomes eligible for coverage under health and/or dental plans of another employer or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law.

If Mr. Morton's employment was terminated in connection with his death or a permanent disability, Mr. Morton or his estate was entitled to a pro rata target bonus for the calendar year in which such termination occurred. Mr. Morton was also entitled to receive any accrued but unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid). Such bonus amounts would be paid in cash in a lump sum following the effectiveness of a general release of claims (or, in the event of his death, within five days following the date of death). Additionally, all of his outstanding but unvested equity awards would vest immediately and the expiration date for all such equity awards would be extended so that they expire one year after termination due to death or permanent disability.

In the event that Mr. Morton suffered an involuntary termination within the 12-month period following the effective date of a change of control, then in addition to all salary accrued as of the date of his termination he would also be entitled to severance benefits. These include (i) we would pay to Mr. Morton in one lump sum an amount equal to the greater of (A) 18 months of the salary that he was receiving immediately prior to the termination or (B) 18 months of the salary that he was receiving immediately prior to the change of control; (ii) we would pay to Mr. Morton in one lump sum (A) any accrued but unpaid bonus for the calendar year preceding his termination, to the extent that all criteria for such bonus have been met (with the exception of the requirement that he be employed on the date the bonus is to be paid), plus (B) 100% of his target bonus for the year in which the date of his involuntary termination occurred; (iii) full acceleration of the vesting of all equity awards held by Mr. Morton at the time of the termination, including any options, restricted stock, RSUs or other awards, and (iv) reimbursement for the cost of continuation of health insurance benefits provided to him immediately prior to the termination pursuant to the terms of COBRA or other applicable law for a period continuing until the earlier of 18 months following the termination or the date upon which he is no longer eligible for such COBRA or other benefits under applicable law. In addition, Mr.

Morton's outstanding performance-based stock options as well as the unvested portion of restricted stock units granted in March 2016, May 2016, January 2017, and June 2017 would vest in the event of a "covered transaction" (as defined in the 2012 Plan).

If he was terminated for cause at any time or if he voluntarily resigned under circumstances that did not constitute an involuntary termination, then Mr. Morton would not be entitled to receive payment of any severance benefit or any continuation or acceleration of stock option vesting and all of his restricted stock awards shall remain subject to all applicable forfeiture provisions and transfer restrictions. He would have been entitled to receive payment for all salary accrued as of the date of termination of employment.

Mr. Morton's employment was terminated on January 24, 2019 in connection with the closing of the Merger. Pursuant to the second amended and restated employment agreement with Mr. Morton, Mr. Morton received the following severance benefits: (i) $412,500 for 18 months of the amount of the salary that he was receiving immediately prior to the change of control, (ii) $110,000 for 100% of his target bonus for 2019, (iii) full acceleration of the vesting of all equity awards held by Mr. Morton, including any options, restricted stock, RSUs or other awards, and (iv) $11,467 in COBRA reimbursement payments.

Non-Employee Director Compensation

We have adopted a non-employee director compensation policy pursuant to which our non-employee directors are eligible to receive cash and equity compensation.

On January 3, 2019, our Board determined to suspend our non-employee director compensation policy in light of the pending closing of the Merger. Therefore, none of our non-employee directors received any compensation for services rendered in 2019 prior to the closing of the Merger.

On March 20, 2019, the Compensation Committee approved a non-employee director compensation policy governing the compensation for our non-employee directors (the "Non-Employee Director Compensation Policy"), authorizing the payment of an annual retainer of $40,000 for service on the Board, an annual retainer of an additional $40,000 for service as the chairperson of the Board, an annual retainer of $15,000 for service as the chairperson of the Audit Committee, an annual retainer of $7,000 for service as a member of the Audit Committee (excluding the chairperson of the committee), an annual retainer of $12,000 for service as the chairperson of the Compensation Committee of the Board, an annual retainer of $5,000 for service as a member of the Compensation Committee of the Board (excluding the chairperson of the committee), an annual retainer of $8,000 for service as the chairperson of the Corporate Governance/Nominating Committee and an annual retainer of $3,000 for service as a member of the Corporate Governance/Nominating Committee (excluding the chairperson of the committee), and equity compensation in the form of an option to purchase 24,000 shares of our common stock upon election or appointment to the Board (the "Initial Grants") and an annual option to purchase 16,000 shares of our common stock (the "Annual Grants"). All equity awards will be granted pursuant to our 2012 Plan, as may be amended, restated or superseded. The Initial Grants will vest at rate of one-third of the shares subject to the option on the one-year anniversary of the date of grant and 1/36th of the shares subject to the option on a monthly basis over the following 24 months. The Annual Grants will vest at a rate of 1/12th per month from the date of grant. In connection with the approval of the Non-Employee Director Compensation Policy, the Compensation Committee granted the following stock options to our non-employee directors: (i) Initial Grants to purchase 24,000 shares of our common stock to each of Brian Lian, Ph.D., Daniel J. O'Connor J.D. and Dr. Robin L. Smith, and (ii) Annual Grants to purchase 16,000 shares of our common stock to each of Brian Lian, Ph.D., Daniel J. O'Connor J.D., Dr. Robin L. Smith and Richard W. Pascoe.

Non-Employee Director Compensation for 2019

Below is a summary of the non-employee director compensation paid in fiscal 2019:
	Cash
Name (1)	Compensation (2)	Option Grants (3)	Stock Awards (4)	Total
Dr. Robin L. Smith (5)	$48,833	$76,293	$-	$125,126
Brian Lian, Ph.D. (6)	$61,660	$76,293	$-	$137,953
Daniel J. O'Connor, J.D. (7)	$53,663	$76,293	$-	$129,956
Kleanthis G. Xanthopoulos, Ph.D. (8)	$-	$-	$-	$-
Russell Ray (9)	$-	$-	$-	$-
Paul V. Maier (10)	$-	$-	$-	$-
Wendell Wierenga, Ph.D. (11)	$-	$-	$-	$-
Sandford D. Smith (12)	$-	$-	$-	$-

(1)	See "Executive Officer Compensation - Summary Compensation Table" for information regarding non-employee director compensation paid to Richard Pascoe in fiscal 2019.
(2)	Includes the value of the annual retainers payable to our non-employee directors.
(3)

Represents the grant date fair value of the stock options granted in 2019, computed in accordance with FASB ASC Topic 718. As of December 31, 2019, each of our non-employee directors held stock options to purchase the following number of shares of our common stock: Dr. Smith, options to purchase 40,000 shares; Dr. Lian, options to purchase 40,000 shares; and Mr. O'Connor, options to purchase 40,000 shares.

(4)	No stock awards were granted to our directors in 2019.
(5)	Dr. Smith was appointed to our Board on January 24, 2019 in connection with the completion of the Merger.
(6)	Dr. Lian was appointed to our Board on January 24, 2019 in connection with the completion of the Merger.
(7)	Mr. O'Connor was appointed to our Board on January 24, 2019 in connection with the completion of the Merger.
(8)	Dr. Xanthopoulos resigned from our Board on January 24, 2019 in connection with the completion of the Merger.
(9)	Mr. Ray resigned from our Board on January 24, 2019 in connection with the completion of the Merger.
(10)	Mr. Maier resigned from our Board on January 24, 2019 in connection with the completion of the Merger.
(11)	Dr. Wierenga resigned from our Board on January 24, 2019 in connection with the completion of the Merger.
(12)	Dr. Smith resigned from our Board on January 24, 2019 in connection with the completion of the Merger.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Review and Approval of Transactions with Related Persons

Our Board has adopted a written policy and procedures for review, approval and monitoring of transactions involving us and "related persons" (directors, director nominees, executive officers and stockholders owning 5% or greater of our outstanding common stock and immediate family members of any of the foregoing). The policy covers any related person transaction that meets the minimum threshold for disclosure in our proxy statement under our policy addressing the relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). Related person transactions must be approved by the Board or by the Audit Committee consisting solely of independent directors, which will approve the transaction if they determine that it is in our best interests. The Board or Audit Committee will periodically monitor the transaction to ensure that there are no changes that would render it advisable for us to amend or terminate the transaction.

Transactions with Related Persons

IRRAS is a commercial stage medical technology company of which one of our former directors, Kleanthis G. Xanthopoulos, Ph.D., is currently the President, Chief Executive Officer and director. In January 2018, we entered into a sublease with IRRAS, pursuant to which we subleased to IRRAS excess capacity in our corporate headquarters. The sublease has a term of two years and aggregate payments due to us of approximately $0.3 million. On October 30, 2018, we entered into an amended and restated sublease with IRRAS, commencing January 1, 2019, pursuant to which we agreed to sublease to IRRAS the remainder of our current corporate headquarters (the "IRRAS Restated Sublease"), which satisfied a closing condition related to the Merger. The IRRAS Restated Sublease has a term of one year and provides for aggregate payments due to us of approximately $0.4 million, which approximate fair value.

The employment and release agreements we entered into with each of our former executive officers provide for severance benefits in specified circumstances, as well as benefits in connection with a change in control. See the section of this prospectus titled "Executive Compensation - Payments Upon Termination or Change In Control" for additional information about these arrangements.

Dr. Raj Mehra is an executive officer of each of the Company and STI, a member of each of the Company's and STI's respective boards of directors and, in his individual capacity, a holder of more than 5% of the Company's outstanding capital stock. Prior to the Merger, Dr. Mehra was also a holder of more than 5% of STI's outstanding capital stock. Dr. Mehra received 3,081,546 shares of our common stock in the Merger.

In connection with the Merger and in accordance with the terms of the Merger Agreement, STI also entered into a Support Agreement, with Dr. Mehra, pursuant to which, among other things Dr. Mehra agreed, solely in his capacity as a stockholder of STI, to vote all of his shares of STI's common stock in favor of the adoption of the Merger Agreement and the approval of the Merger and against any action or agreement that would reasonably be expected to result in a material breach of any covenant, representation, warranty or other obligation of STI under the Merger Agreement. He also agreed to vote against any acquisition proposal or other matter that would reasonably be expected to impede, interfere with, delay, postpone, discourage or materially adversely affect the consummation of the Merger and the transactions contemplated by the Merger Agreement. Dr. Mehra also granted STI an irrevocable proxy to vote his STI common stock in accordance with the support agreement.

Our Bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the laws of the State of Nevada. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership, as of December 31, 2019, of common stock by (a) each of our Named Executive Officers and current directors individually, (b) our current directors and executive officers as a group and (c) each holder of more than 5% of our outstanding common stock.

Beneficial ownership and percentage ownership are determined in accordance with the Rule 13d-3 of the Exchange Act. Under these rules, shares of common stock issuable under stock options or warrants that are exercisable within 60 days of December 31, 2019 are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrant(s), but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person's spouse.

	Number of Shares	Percentage of Class (%)
Name and Address of Beneficial Owner	Beneficially Owned	(1)
Ligand Pharmaceuticals Incorporated (2)	2,224,000	8.1%

Directors and Named Executive Officers (3)
Raj Mehra, Ph.D.	3,081,546	11.4%
Robin L. Smith, M.D., Director (4)	40,000	*
Daniel J. O'Connor, J.D., Director (4)	40,000	*
Brian Lian, Ph.D., Director (4)	40,000	*
Richard W. Pascoe, Director (5)	35,071	*
Neil Morton, Former Senior Vice President, Chief Business Officer	3,339	*
All current executive officers and directors as a group (five persons) (6)	3,236,617	11.9%

* Denotes less than one percent.

(1)	Percentage ownership is calculated based on a total of 27,028,533 shares of common stock issued and outstanding as of December 31, 2019.
(2)

Ligand Pharmaceuticals Incorporated ("Ligand") filed a Schedule 13G on April 15, 2019, reporting that it is the record holder of (i) 1,921,581 shares of common stock held directly by Ligand, and (ii) warrants to purchase 302,419 shares of common stock that are currently exercisable. The directors and executive officers of Ligand may be deemed to beneficially own the shares held by Ligand as they control voting and investment decisions over Seelos' shares held by Ligand. Each of the directors and executive officers of Ligand disclaims beneficial ownership over the shares of common stock held by Ligand except to the extent of any respective pecuniary interest therein. Ligand's address is 3911 Sorrento Valley Blvd, #110, San Diego, CA 92121.

(3)	Unless otherwise indicated, the address for each of our executive officers and directors is c/o 300 Park Avenue, 12th Floor, New York, NY 10022.
(4)	Comprised solely of shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of December 31, 2019.
(5)

Represents (i) 5,180 shares of common stock held directly by Mr. Pascoe, (ii) 59 shares of common stock issuable upon exercise of warrants that are exercisable within 60 days of December 31, 2019, and (iii) 29,832 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of December 31, 2019.

(6)	Comprised of shares beneficially owned by each of our current directors, including Dr. Mehra, our Chairman, Chief Executive Officer, President & Interim Chief Financial Officer.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Amended and Restated Articles of Incorporation, as amended, which have been publicly filed with the SEC. See "Where You Can Find More Information."

Our authorized capital stock consists of:

  120,000,000 shares of common stock, $0.001 par value; and

  10,000,000 shares of preferred stock, $0.001 par value.

Common Stock

As of December 31, 2019, there were 27,028,533 shares of common stock outstanding. Holders of shares of common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of common stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of shares of common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Shares of common stock do not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Dividend

We have never paid cash dividends on shares of common stock. Moreover, we do not anticipate paying periodic cash dividends on shares of common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon its earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

Preferred Stock

We currently have no outstanding shares of preferred stock. Under our Amended and Restated Articles of Incorporation, as amended, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock. Of our authorized preferred stock, 1,000,000 shares have been designated as Series A Junior Participating Preferred Stock, 800 shares have been designated as Series B 8% Cumulative Convertible Preferred Stock, and 600 shares have been designated as Series C 6% Cumulative Convertible Preferred Stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of shares of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of the common stock and the voting and other rights of the holders of shares of common stock.

Our Board of Directors may specify the following characteristics of any preferred stock:

  the designation and stated value, if any, of the class or series of preferred stock;

  the number of shares of the class or series of preferred stock offered, the liquidation preference, if any, per share;

  the dividend rate(s), period(s) or payment date(s) or method(s) of calculation, if any, applicable to the class or series of preferred stock;

  whether dividends, if any, are cumulative or non-cumulative and, if cumulative, the date from which dividends on the class or series of preferred stock will accumulate;

  the provisions for a sinking fund, if any, for the class or series of preferred stock;

  the provision for redemption, if applicable, of the class or series of preferred stock;

  the terms and conditions, if applicable, upon which the class or series of preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

  voting rights, if any, of the class or series of preferred stock;

  the relative ranking and preferences of the class or series of preferred stock as to dividend rights and rights, if any, upon the liquidation, dissolution or winding up of our affairs;

  any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights, if any, upon liquidation, dissolution or winding up of our affairs; and

  any other specific terms, preferences, rights, limitations or restrictions of the class or series of preferred stock.

Outstanding Warrants

As of December 31, 2019, warrants to purchase an aggregate of approximately 3,583,629 shares of our common stock with a weighted-average exercise price of approximately $3.85 per share were outstanding. All of our outstanding warrants are currently exercisable, except to the extent that certain of them may be subject to a blocker provision, which restricts the exercise of a warrant if, as a result of such exercise, the warrant holder, together with its affiliates and any other person whose beneficial ownership of shares of common stock would be aggregated with the warrant holder's for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 4.99% or 9.99% of our then issued and outstanding shares of common stock (including the shares of common stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of such warrant. All of our outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, certain of the warrants contain a "cashless exercise" feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.

The Series A Warrants provide that, from January 31, 2019 through January 31, 2022, inclusive, if we publicly announce, issue or sell, or are deemed to have issued or sold, any shares of our common stock for a price per share less than the exercise price of the Series A Warrants in effect immediately prior to such public announcement, issue or sale or deemed issuance or sale, subject to certain limited exceptions, then the exercise price of the Series A Warrants shall be reduced to such lower price per share. If we publicly announce, issue or sell, or are deemed to have issued or sold any shares of our common stock for a price per share lower than the exercise price of the Series A Warrants then in effect after January 31, 2022, subject to certain limited exceptions, then the exercise price of the Series A Warrants shall be reduced to an amount equal to the product of (i) the exercise price in effect immediately prior to such public announcement, issue or sale or deemed issuance or sale and (ii) the quotient determined by dividing (a) the sum of (x) the product derived by multiplying the exercise price then in effect and the number of shares of our common stock outstanding immediately prior to the new issuance plus (y) the consideration received by us for the new issuance, by (b) the product derived by multiplying (x) the exercise price then in effect by (y) the number of shares of our common stock outstanding immediately after the new issuance. Shares of our common stock will be deemed to be issued or sold if we: (1) grant or sell, or publicly announce the issuance or sale of, any options to purchase shares of our common stock and the lowest price per share for which one share of common stock is issuable upon the exercise of such option (or upon conversion, exercise or exchange of any convertible security issuable upon exercise of such option) is less than the exercise price of the Series A Warrant, or (2) issue or sell, or publicly announce the issuance or sale of, any convertible securities and the lowest price per share for which one share of our common stock is issuable upon the conversion, exercise or exchange of such convertible security is less than the exercise price of the Series A Warrant. As of December 31, 2019, the exercise price of the Series A Warrants was $0.9267 per share. The exercise price is subject to adjustment in accordance with the foregoing provisions and in the event of stock dividends, stock splits or similar transactions.

Anti-Takeover Effects of Nevada Law and Provisions of our Amended and Restated Articles of Incorporation, as amended, and Fourth Amended and Restated Bylaws, as amended

Certain provisions of Nevada law and our Amended and Restated Articles of Incorporation, as amended, and Fourth Amended and Restated Bylaws, as amended, could make the following more difficult:

  acquisition of us by means of a tender offer;

  acquisition of us by means of a proxy contest or otherwise; or

  removal of our incumbent officers and directors.

These provisions, summarized below, could have the effect of discouraging certain types of coercive takeover practices and inadequate takeover bids. These provisions may also encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Classified Board. Our Amended and Restated Articles of Incorporation, as amended, provide that our board of directors is to be divided into three classes, as nearly equal in number as possible, with directors in each class serving three-year terms. This provision may have the effect of delaying or discouraging an acquisition of us or a change in our management.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Fourth Amended and Restated Bylaws, as amended, establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors.

Special Meetings of the Stockholders. Our Fourth Amended and Restated Bylaws, as amended, provide that special meetings of the stockholders may be called by our Chair of the Board or our President, or by our board of directors acting pursuant to a resolution adopted by the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships.

No Cumulative Voting. Our Amended and Restated Articles of Incorporation, as amended, and Fourth Amended and Restated Bylaws, as amended, do not provide for cumulative voting in the election of directors.

Undesignated Preferred Stock. The authorization of undesignated preferred stock in our Amended and Restated Articles of Incorporation, as amended, makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

In addition, the Nevada Revised Statutes contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. Nevada's "acquisition of controlling interest" statutes (NRS 78.378 through 78.3793, inclusive) contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These "control share" laws provide generally that any person that acquires a "controlling interest" in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. These laws will apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a "controlling interest" whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one-fifth or more, but less than one-third, (2) one-third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become "control shares" to which the voting restrictions described above apply. These laws may have a chilling effect on certain transactions if our Amended and Restated Articles of Incorporation, as amended, or Fourth Amended and Restated Bylaws, as amended, are not amended to provide that these provisions do not apply to us or to an acquisition of a controlling interest, or if our disinterested stockholders do not confer voting rights in the control shares.

Nevada's "combinations with interested stockholders" statutes (NRS 78.411 through 78.444, inclusive) provide that specified types of business "combinations" between certain Nevada corporations and any person deemed to be an "interested stockholder" of the corporation are prohibited for two years after such person first becomes an "interested stockholder" unless the corporation's board of directors approves the combination (or the transaction by which such person becomes an "interested stockholder") in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation's voting power not beneficially owned by the interested stockholder, its affiliates and associates. Furthermore, in the absence of prior approval certain restrictions may apply even after such two-year period. For purposes of these statutes, an "interested stockholder" is any person who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then- outstanding shares of the corporation. The definition of the term "combination" is sufficiently broad to cover most significant transactions between a corporation and an "interested stockholder". These laws generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation's original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have not made such an election in our original articles of incorporation or in our Amended and Restated Articles of Incorporation, as amended, and we have not amended our Amended and Restated Articles of Incorporation to so elect.

Further, NRS 78.139 also provides that directors may resist a change or potential change in control of the corporation if the board of directors determines that the change or potential change is opposed to or not in the best interest of the corporation upon consideration of any relevant facts, circumstances, contingencies or constituencies pursuant to NRS 78.138(4).

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is EQ Shareowner Services. The transfer agent and registrar's address is 1110 Centre Pointe Curve, Suite 101, Mendota Heights, MN 55120.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol "SEEL".

UNDERWRITING

We have entered into an underwriting agreement, dated                 , 2020, with The Benchmark Company, LLC ("Benchmark"), pursuant to which Benchmark is acting as the sole book-running manager of this offering and representative of the underwriters with respect to the shares of common stock subject to the offering. In connection with the offering and subject to certain terms and conditions, each of the underwriters named below has severally agreed to purchase, and we have agreed to sell, the number of shares of common stock set forth opposite the name of such underwriter:

Underwriters	Number of Shares
The Benchmark Company, LLC
Total

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

We have granted the underwriters an option to purchase up to an additional          shares of common stock from us at the public offering price, less the underwriting discount, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 45 day period after the date of this prospectus.

Discounts, Commissions and Expenses

The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $        per share. After the offering, the public offering price and concession may be changed by the underwriters. No such change will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus.

The underwriters' discount will be 7.0% of the gross proceeds of the offering, or $        per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus.

We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $         and are payable by us. In addition, we have agreed to reimburse the underwriters for certain of their expenses in an amount up to $90,000. We have also agreed to pay certain costs and expenses of the underwriters relating to background checks of our senior management in an amount up to $5,000.

The following table shows the underwriting discount payable to the underwriters by us in connection with the offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriters):

Total
				Without		With
		Per Share		Over-allotment		Over-allotment
Public offering price	$		$		$
Underwriting discounts and commissions to be paid by us (7.0%)	$		$		$

Determination of Offering Price

Our common stock is currently traded on the Nasdaq Capital Market under the symbol "SEEL." On January 17, 2020, the closing price of our common stock was $1.52 per share.

The public offering price of the securities offered by this prospectus will be determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering price of the shares were:

  our history and our prospects;
  the industry in which we operate;
  our past and present operating results;
  the previous experience of our executive officers; and
  the general condition of the securities markets at the time of this offering, including discussions between the underwriters and prospective investors.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the securities sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the securities sold in this offering can be resold at or above the public offering price.

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

We have agreed not to (i) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock; or (ii) file any registration statement with the SEC relating to the offering of any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock, except for a registration statement on Form S-4 in connection with a business combination transaction or a registration statement on Form S-8 with respect to the registration of securities to be issued under one or more of our equity incentive plans, without the prior written consent of Benchmark for a period of 90 days following the closing of this offering. This consent may be given at any time. These restrictions on future issuances are subject to exceptions for (i) securities issued pursuant to one or more "at-the-market" offering or arrangements, provided that such securities may be issued only if the price of our common stock is equal or greater than 200% of the public offering price per share of common stock issued in this offering and the price of such securities issued is equal or greater than 200% of the public offering price per share issued in this offering, (2) securities issued upon the exercise, conversion or vesting of warrants, restricted stock units, options and other convertible securities outstanding immediately prior to the closing of this offering, (3) securities issued or issuable pursuant to our equity incentive plans, (4) securities issued or issuable pursuant to agreements or arrangements in effect immediately prior to the closing of this offering and disclosed in the registration statement, and (5) the entry into agreements providing for the issuance of securities in connection with joint ventures, marketing or distribution arrangements, collaboration agreements, intellectual property license agreements, commercial relationships, acquisitions or other strategic transactions and the issuance of any such securities pursuant to any such agreement.

In addition, our directors and executive officers have entered into lock-up agreements with the underwriters. Under these agreements, these individuals have agreed, subject to specified exceptions, not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for shares of our capital stock for a period of 90 days following the date of this prospectus, without first obtaining the written consent of Benchmark. Specifically, these individuals have agreed, in part, not to:

  offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, whether now owned or hereafter acquired or with respect to which such person has or later acquires the power of disposition, whether any such transaction is to be settled by delivery of shares of our common stock, in cash, or otherwise;

  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction is to be settled by delivery shares of our common stock, in cash or otherwise;

  make any demand for or exercise any right with respect to the registration of any shares of our common stock; or

  publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap or other arrangement relating to any shares of our common stock.

Electronic Distribution

This prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus in electronic format, the information on the underwriters' website or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Discretionary Accounts

The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, each underwriter may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.
  Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.
  Syndicate covering transactions involve purchases of shares of our common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
  Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of our common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of shares of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Other Relationships

The underwriters and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates for which they may in the future receive customary fees.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Selling Restrictions

European Economic Area

Neither this prospectus nor any related free writing prospectus is a prospectus for the purposes of the Prospectus Regulation (as defined below). This prospectus and any related free writing prospectus have been prepared on the basis that any offer of shares of our common stock in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares of our common stock. Accordingly any person making or intending to make an offer in that Member State of shares of our common stock which are the subject of the offering contemplated in this prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of shares of our common stock in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression "Prospectus Regulation" means Regulation (EU) 2017/1129.

In relation to each Member State, no offer to the public of any shares of our common stock which are the subject of the offering contemplated by this prospectus and any related free writing prospectus may be made in that Member State other than:

  to any legal entity which is a qualified investor as defined in the Prospectus Regulation;
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or
  in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an "offer of shares of our common stock to the public" in relation to any shares of our common stock in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of our common stock.

United Kingdom

The communication of this prospectus, any related free writing prospectus and any other document or materials relating to the issue of the shares of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom's Financial Services and Markets Act 2000, as amended (the "FSMA"). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Financial Promotion Order")), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as "relevant persons"). In the United Kingdom, the shares of BIOLASE, Inc.'s common stock offered hereby are only available to, and any investment or investment activity to which this prospectus and any related free writing prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any related free writing prospectus or any of their contents.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any of the shares of our common stock may only be communicated or caused to be communicated in circumstances in which section 21(1) of the FSMA does not apply to us.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada. Ellenoff Grossman & Schole LLP, New York, New York, is counsel to the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements of Seelos Therapeutics, Inc. (formerly Apricus Biosciences, Inc.) as of December 31, 2018 and 2017 and for the years then ended included in this Prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding our ability to continue as a going concern), given on the authority of said firm as experts in auditing and accounting.

The financial statements of Seelos Therapeutics, Inc. as of December 31, 2018 and 2017, and for each of the years in the two-year period ended December 31, 2018, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 financial statements contains an explanatory paragraph that states that Seelos Therapeutics, Inc.'s recurring losses from operations and net capital deficiency raises substantial doubt about the entity's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, that file electronically with the SEC. The SEC's Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 300 Park Avenue, 12th Floor, New York, New York 10022 or telephoning us at (646) 998-6475.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available at the website of the SEC referred to above. We also maintain a website at https://seelostherapeutics.com. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 14 of the registration statement of which this prospectus is a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

SEELOS THERAPEUTICS, INC.

INDEX TO FINANCIAL STATEMENTS OF SEELOS THERAPEUTICS, INC., A DELAWARE CORPORATION, FOR THE FISCAL YEARS ENDED DECEMBER 31, 2018 AND 2017

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED COMBINED FINANCIAL INFORMATION OF APRICUS BIOSCIENCES, INC., A NEVADA CORPORATION, AND SEELOS THERAPEUTICS, INC., A DELAWARE CORPORATION, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018

PAGE
Unaudited Pro Forma Condensed Combined Financial Information	F-18
Unaudited Pro Forma Condensed Combined Statements of Operations - Year Ended December 31, 2018	F-19
Notes to the Unaudited Pro Forma Condensed Combined Financial Information	F-20

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF SEELOS THERAPEUTICS, INC., A NEVADA CORPORATION, FOR THE FISCAL YEARS ENDED DECEMBER 31, 2018 AND 2017

INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF SEELOS THERAPEUTICS, INC., A NEVADA CORPORATION, FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2019

Report of Independent Registered Public Accounting Firm

To the Stockholder and Board of Directors
Seelos Therapeutics, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Seelos Therapeutics, Inc. (the Company) as of December 31, 2018 and 2017, the related statements of operations, stockholder's deficit, and cash flows for the years then ended, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company's ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the relevant ethical requirements relating to our audits.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company's auditor since 2017.
Short Hills, New Jersey
April 26, 2019

Seelos Therapeutics, Inc.
Balance Sheets

	December 31, 2018	December 31, 2017

Assets:
Current assets:
Cash	$41,888	$258,174
Due from related party	2,390	2,390
Deferred offering costs	140,141	-
Other current assets	6,411	-
Total current assets	$190,830	$260,564

Liabilities and Stockholders' Deficit:
Current liabilities:
Accounts payable	$2,219,897	$407,345
Accrued expenses	84,000	180,563
Accrued interest	151,527	20,963
Convertible notes payable, at fair value	2,441,754	-
Total current liabilities	4,897,178	608,871
Convertible notes payable, at fair value	-	916,599
Total liabilities	4,897,178	1,525,470

Commitments and Contingencies

Stockholders' Deficit:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding as of December 31, 2018 and December 31, 2017	-	-
Common stock, $0.001 par value; 120,000,000 shares authorized; 3,081,546 issued and outstanding as of December 31, 2018 and December 31, 2017	3,082	3,082
Additional paid-in capital	97,232	63,687
Accumulated deficit	(4,806,662)	(1,331,675)
Total stockholders' deficit	(4,706,348)	(1,264,906)
Total liabilities and stockholders' deficit	$190,830	$260,564

The accompanying notes are an integral part of these financial statements.

Seelos Therapeutics, Inc.
Statements of Operations

	For the Year Ended December 31,
	2018	2017
Operating expenses:
General and administrative expenses	$2,630,951	$654,477
Research and development expenses	553,317	400,000
Total operating expenses	3,184,268	1,054,477

Other expenses:
Interest expense	130,564	20,963
Change in fair value of convertible notes payable	160,155	1,599
Total other expenses	290,719	22,562

Net loss	$(3,474,987)	$(1,077,039)

 The accompanying notes are an integral part of these financial statements.

Seelos Therapeutics, Inc.
Statements of Stockholders' Deficit

					Total
	Common Stock		Additional Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Deficit
Balance - December 31, 2016	3,081,546	$ 3,082	$ (2,682)	$ (254,636)	$ (254,236)
Stock-based compensation	-	-	66,369	-	66,369
Net loss	-	-	-	(1,077,039)	(1,077,039)
Balance - December 31, 2017	3,081,546	$ 3,082	$ 63,687	$ (1,331,675)	$ (1,264,906)
Stock-based compensation	-	-	33,545	-	33,545
Net loss	-	-	-	(3,474,987)	(3,474,987)
Balance - December 31, 2018	3,081,546	$ 3,082	$ 97,232	$ (4,806,662)	$ (4,706,348)

The accompanying notes are an integral part of these financial statements.

Seelos Therapeutics, Inc.
Statements of Cash Flows

	For the Year Ended December 31,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$ (3,474,987)	$ (1,077,039)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	33,545	66,369
Change in fair value of convertible notes payable	160,155	1,599
Changes in operating assets and liabilities:
Other current assets	(6,411)	-
Accounts payable	1,672,411	178,109
Accrued expenses	(96,563)	180,563
Accrued interest	130,564	20,963
Due from related party	-	(2,390)
Net cash used in operating activities	(1,581,286)	(631,826)

Cash Flows from Investing Activities:
Payments for research and development related license	-	(25,000)
Net cash used in financing activities	-	(25,000)

Cash Flows from Financing Activities:
Proceeds from convertible notes	1,365,000	915,000
Net cash provided by financing activities	1,365,000	915,000

Net change in cash	(216,286)	258,174

Cash - beginning of the period	258,174	-
Cash - ending of the period	$ 41,888	$ 258,174

Supplemental disclosure of cash flow information:
Cash paid for interest	$ -	$ -

Supplemental disclosure of non-cash financing activities:
Deferred offering costs	$ 140,141	$ -

The accompanying notes are an integral part of these financial statements.

Note 1-Organization and description of business operations

Seelos Therapeutics, Inc. (the "Company" or "Seelos") was formed on June 1, 2016 and is registered in the State of Delaware. The Company is an emerging company with licenses to four developmental programs focused on various central nervous system (CNS) disorders. Seelos' mission is to apply its clinical expertise to develop novel therapeutics to address unmet medical needs for the benefit of patients with psychiatric and movement disorders.

Merger with Apricus Biosciences, Inc. and Reverse Stock Split

On January 24, 2019, the Company completed its business combination with Apricus Biosciences, Inc., a Nevada corporation ("Apricus"), in accordance with the terms of the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") entered into on July 30, 2018. Pursuant to the Merger Agreement, (a) Apricus will be merged with and into Seelos (the "Seelos Merger"), with Seelos continuing as a wholly owned subsidiary of Apricus and the surviving corporation of the merger (the "Merger").

Under the terms of the Merger Agreement, Apricus issued shares of Common Stock to Seelos' stockholders at an exchange rate of 0.7704 shares of Common Stock. Immediately prior to the execution of the aforementioned Merger Agreement, Seelos completed a reverse split of the existing common stock outstanding at an exchange rate of 1-to-0.7704. The exchange rate was determined through arms'-length negotiations between Apricus and Seelos. Apricus also assumed all of the stock options outstanding under the Seelos 2016 Equity Incentive Plan (the "Seelos 2016 Plan") with such stock options henceforth representing the right to purchase a number of shares of Common Stock equal to 0.7704 multiplied by the number of shares of Seelos' common stock previously represented by such options.

All share information has been retroactively restated to reflect the stock to Seelos from Apricus in the Seelos Merger in these financial statements.

Liquidity and capital resources

The Company had no revenues, incurred operating losses since inception, and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of December 31, 2018, the Company had an accumulated deficit of $4.8 million.

Through December 31, 2018, the Company obtained proceeds of $2.3 million from the issuance of convertible notes ("Notes"). These Notes accrue 8% interest and mature on April 30, 2019. The Notes are convertible into shares of common stock upon a preferred stock equity raise of greater than $1,000,000 at 90% of the lowest purchase price per share paid by another investor in a qualified financing.

In connection with the closing of the Merger, the Company raised $18.0 million in gross proceeds from this financing (net proceeds of $16.5 million, after payment of transaction expenses). See Note 10 for more details.

The Company expects to use the net proceeds from the above transaction primarily for general corporate purposes, which may include financing the Company's growth, developing new or existing product candidates, and funding capital expenditures, acquisitions and investments. The Company believes that in order for the Company to meet its obligations arising from normal business operations for the next twelve months, the Company requires additional capital either in the form of equity or debt.  Without additional capital, the Company's ability to continue to operate will be limited.  These financial statements do not include any adjustments to the recoverability and classification of recorded assets amounts and classification of liabilities that might be necessary should the Company not be able to continue as a going concern.

Note 2-Significant accounting policies

Basis of presentation

The Company's financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") as determined by the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC").

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The most significant estimates in the Company's financial statements relate to the valuation of convertible notes payable, valuation of common stock, the valuation of stock options and the valuation allowance of deferred tax assets resulting from net operating losses. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company's future results of operations will be affected.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of 90 days or less at acquisition to be cash equivalents. Cash and cash equivalents include cash held in banks and money market mutual funds. There are no cash equivalents as of December 31, 2018 and December 31, 2017.

Concentrations of credit risk and off-balance sheet risk

Cash and cash equivalents are financial instruments that are potentially subject to concentrations of credit risk. The Company's cash and cash equivalents are deposited in accounts at large financial institutions, and amounts may exceed federally insured limits. The Company believes it is not exposed to significant credit risk due to the financial strength of the depository institutions in which the cash and cash equivalents are held. The Company has no financial instruments with off-balance sheet risk of loss.

Research and development costs

Research and development costs, including in-process research and development associated with the in-license of technology, are expensed as incurred. Advance payments for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made.

Fair Value Measurement

The Company follows the accounting guidance in ASC 820 for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Under this accounting guidance, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The Company's convertible notes are classified within Level 3 of the fair value hierarchy because their fair values are estimated by utilizing valuation models and significant unobservable inputs. The convertible notes were valued using a scenario-based discounted cash flow analysis. Two primary scenarios were considered and probability weighted to arrive at the valuation conclusion for each convertible note. The first scenario considers the value impact of conversion at the stated discount to the issue price in a qualified financing event, while the second scenario assumes the convertible notes are held to maturity.  As of the issue date of the convertible notes, an implied yield was calculated such that the probability weighted value of the convertible note was equal to the principal investment amount. The average implied yield of previously issued convertible notes is carried forward and used as the primary discount rate for subsequent valuation dates.

Fair Value Option

As permitted under the ASC 825, Financial Instruments, ("ASC 825"), the Company has elected the fair value option to account for its convertible notes. In accordance with ASC 825, the Company records these convertible notes at fair value with changes in fair value recorded in the Statement of Operations. As a result of applying the fair value option, direct costs and fees related to the convertible notes were expensed as incurred and were not deferred.

Stock-based compensation

The Company expenses stock-based compensation to employees and board members over the requisite service period based on the estimated grant-date fair value of the awards and forfeitures rates. The Company accounts for forfeitures as they occur. Stock-based awards with graded-vesting schedules are recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award. The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model, and the assumptions used in calculating the fair value of stock-based awards represent management's best estimates and involve inherent uncertainties and the application of management's judgment. All stock-based compensation costs are recorded in general and administrative or research and development costs in the statements of operations based upon the underlying individual's role at the Company.

The accounting for non-employee options are measured at the vesting date and are marked to market until they vest.

Income taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes ("ASC 740"), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company recognizes any interest and penalties accrued related to unrecognized tax benefits as income tax expense.

Recently adopted accounting pronouncements

In January 2016, the FASB issued ASU No. 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. ASU No. 2016-01 requires equity investments to be measured at fair value with changes in fair value recognized in net income; simplifies the impairment assessment of equity investments without readily determinable fair values by requiring a qualitative assessment to identify impairment; eliminates the requirement for public business entities to disclose the method(s) and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; requires public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; requires an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; requires separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the accompanying notes to the financial statements and clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity's other deferred tax assets. ASU No. 2016-01 is effective for financial statements issued for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company adopted this guidance effective January 1, 2018 and the adoption of the guidance did not have a material impact on the Company's financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. The new standard will be effective on January 1, 2018; however, early adoption is permitted. The Company adopted this guidance effective January 1, 2018 and the adoption of the guidance did not have a material impact on the Company's financial statements.

In June 2018, the FASB issued ASU No. 2018-07, Improvements to Nonemployee Share-Based Payment Accounting, which simplifies the accounting for share-based payments granted to nonemployees for goods and services. Under the ASU, most of the guidance on such payments to nonemployees would be aligned with the requirements for share-based payments granted to employees. The changes take effect for public companies for fiscal years starting after December 15, 2018, including interim periods within that fiscal year. Early adoption is permitted, but no earlier than an entity's adoption date of ASC 606, Revenue from Contracts with Customers. The Company adopted ASU No. 2018-07 as of January 1, 2019. The adoption of this update did not have a material impact on the Company's financial statements because there are no unvested share based awards to non-employees as of December 31, 2018.

Note 3-Purchases of Assets

Acquisition of License from Ligand Pharmaceuticals ("Ligand")

On September 21, 2016, Ligand Pharmaceuticals, Inc. out-licensed four development programs to the Company, including its aplindore program for Parkinson's disease, a CRTH2 antagonist program for rare pediatric chronic inflammation and other chronic respiratory disorders, a Captisol-enabled acetaminophen program for pain and fever management and an H3 receptor antagonist program for narcolepsy and excessive daytime sleepiness ("Purchased Licenses").

Under the license agreement, Ligand is entitled to receive initial payments in equity or cash of $1.3 million upon the Company's completing a minimum of $7.5 million financing and up to an additional $3.5 million if the Company becomes a public company and up to $126.7 million of additional cash milestones relating to certain regulatory and commercial achievements, with the first being submission of an application in the United States for a particular licensed product. In addition, Ligand is entitled to net sales royalties ranging from low single digits to low double digits for the various programs licensed. If certain conditions are met, Ligand will provide a three-year convertible loan facility to the Company in an amount up to $500,000. The Company is responsible for all development activities under the license. The Company has also entered into a supply agreement with Ligand for Captisol at negotiated prices which term is concurrent with the license agreement.

The Company became obligated in September 2016 to pay Ligand a $25,000 option fee and was expensed as research and development costs. The Company paid this option fee on August 4, 2017. In addition, the potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at December 31, 2018.

In connection with the closing of the Merger, the Company issued 392,307 shares of its common stock with a value of $1.3 million and 408,946 shares of its common stock with a value of $1.6 million to Ligand.

Payments Towards the Acquisition of Asset from Vyera Pharmaceuticals, AG ("Vyera")

On May 25, 2017, the Company entered into a non-binding term sheet to acquire TUR-002 (intranasal ketamine) ("TUR-002") from Vyera Pharmaceuticals, LLC ("Vyera"). During the year ended December 31, 2017, the Company recorded $400,000 in research and development expenses related to the non-refundable but creditable payments to continue to negotiate exclusively with Vyera while the Company continued to identify financing terms with other parties to provide the necessary funding to purchase TUR-002.

On January 18, 2018, the Company and Vyera entered into an Amendment to the May 25, 2017 Term Sheet for TUR-002. The Company paid $100,000 as a non-refundable but creditable payment to continue to negotiate exclusively with Vyera to purchase TUR-002.

On March 6, 2018, the Company entered into an asset purchase agreement ("the Agreement") to acquire TUR-002 from Vyera which was contingent upon certain events, as defined, including the Company completing a merger transaction. The Company has previously paid Vyera non-refundable amounts totaling $0.5 million towards the Agreement. The Agreement was amended on May 22, 2018 ("Amended Agreement"). Under the Amended Agreement, the Company will pay Vyera a non-refundable $0.15 million upon execution of the Amended Agreement, a non-refundable $0.15 million upon an announcement regarding a merger between the Company and another public company ("Proposed Merger Transaction") and $1.5 million (less $0.5 million previously paid by the Company) upon the closing of such Proposed Merger Transaction. Pursuant to the Amended Agreement, Vyera would also be entitled to receive 248,615 unrestricted common shares of the Company's common stock valued at approximately $4.0 million. The Company would be responsible to make payments to Vyera and/or the licensor up to $21.0 million upon the achievement of certain clinical development and regulatory milestones, with the first being $3.5 million upon the first patient dosing in a Phase III clinical trial for TUR-002. The Amended Agreement also provides for payments of a royalty percentage in the mid-teens on net sales and up to $75.0 million upon the Company's achievement of certain cumulative net sales milestones for TUR-002. The Company would be responsible for all development activities for TUR-002.

In addition to royalties and milestone payments, the Company would be obligated to the licensor, until such time as the Company receives regulatory approval of a NDA for any product derived from the licensed assets, 2.5% of the total external investment costs incurred in connection with the development of such product. The external investment costs include all expenses related to the development and regulatory approval of the licensed assets incurred and paid to external vendors for the performance of formulation in vitro studies, animal pharmacokinetic studies, efficacy and toxicity studies, and Phase I, II and III clinical trials.

If the Company were to sublicense to, sell to, assign to, partner with or transfer to a third party the licensed assets, 2.5% - 3.5% of amounts received by the Company, subject to adjustment downward in certain circumstances, pursuant to such a transaction would be owed by the Company to the licensor.

In connection with the closing of the Merger, the Company issued 191,529 shares of its common stock with a value of $4.0 million to Vyera and $1.0 million in cash.

Note 4- Convertible notes

From May 2017 to October 2018, the Company entered into convertible note agreements with investors. The aggregate principal amount of the Notes is $2.3 million which are due no later than April 30, 2019 with simple interest at the rate of 8% per annum. The Notes shall automatically convert, upon the issuance of preferred stock of the Company for capital-raising purposes occurring on or prior to the Notes maturity date resulting in gross proceeds in excess of a specific amount, into shares of common stock of the Company by dividing the then-outstanding convertible note by 80% or 90%, depending on the terms for each note, of the lowest purchase price per share paid, or $9.70 to 10.91 per share, by another investor in the Qualifying Financing (the $18 million of gross proceeds raised in connection with the Merger meets the definition of a Qualifying Financing). In the event of the issuance of preferred stock that does not exceed specified amounts noted above, the noteholders will have the option to convert outstanding notes at similar terms, provided that in the event the majority of the noteholders, elect to convert their Notes, all Notes shall be automatically converted. The Notes also provide for automatic conversion upon a change in control, as defined.

As permitted under accounting guidance, the Company elected to account for the convertible notes under the fair value option (see Note 2). The fair value of these convertible notes was approximately $2.4 million as of December 31, 2018 and the change in fair value of the convertible notes was $160,155 for the year ended December 31, 2018. The portion of the total change in the fair value of the convertible notes resulting from changes in the instrument-specific credit risk was not material at December 31, 2018 or December 31, 2017, respectively.

In connection with the closing of the Merger, the Notes were converted into 223,648 shares of the Company's common stock or at a price of $9.70 or $10.91 per share.

Note 5-Stockholders' equity

Preferred Stock

The Company has no outstanding shares of preferred stock. The Company has authorized 10,000,000 shares of $0.001 par value per share as of December 31, 2018 and December 31, 2017.

Common stock

The Company has authorized 120,000,000 shares of $0.001 par value per share as of December 31, 2018 and December 31, 2017. Each share of common stock is entitled to one voting right. Common stock owners are entitled to dividends when funds are legally available and declared by the Board of Directors.

Restricted stock

On July 8, 2016, the Company issued 3,081,546 restricted stock shares to its Chief Executive Officer for the contribution of technology valued at approximately $308. 1,232,618 restricted stock shares vested on July 8, 2016 and the remaining 1,848,928 restricted stock shares vest monthly evenly over the two years following July 8, 2016. These shares were issued for the assignment of technology. All restricted shares were vested as of December 31, 2018.

Note 6-Stock-based compensation

The Company has a 2016 Equity Incentive Plan (the "Plan") that permits the granting of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock and restricted stock units. The maximum aggregate shares of common stock that may be subject to awards and issued under the Plan is 1,540,773. At December 31, 2018, 30,815 stock options have been awarded and 1,509,958 shares remain available for issuance under the Plan.

Stock options

In September 2016, the Company granted 30,815 non-qualified stock options to two non-employees with an exercise price per share of $0.65 and a 10 year term, subject to the terms and conditions of the Plan above. The stock options are subject to time vesting requirements. The stock options were 50% vested on the grant date and the other 50% vest monthly over two years from the grant date. The Company recorded $33,545 and $66,369 in stock-based compensation expense for the year ended December 31, 2018 and 2017, respectively.

The fair value of non-employee stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect for time periods approximately equal to the expected term of the award. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

The fair value of the Company's common stock was estimated to be $21.09 per share and $10.89 per share at December 31, 2018 and 2017, respectively. In order to determine the fair value, the Company considered, among other things, contemporaneous valuations of the Company's common stock, the Company's business, financial condition and results of operations, including related industry trends affecting its operations; the likelihood of achieving a liquidity event, such as an initial public offering, or IPO, or sale, given prevailing market conditions; the lack of marketability of the Company's common stock; the market performance of comparable publicly traded companies; and U.S. and global economic and capital market conditions.

Key assumptions used to estimate the fair value of the non-employee stock options measured during the year ended December 31, 2017 included risk-free interest rates of 2.15% to 2.48%, an expected volatility of 53.7% to 60.0%, and no expected dividend yield. Key assumptions used to estimate the fair value of the non-employee stock options measured during the year ended December 31, 2018 included risk-free interest rates of 2.78% to 3.03%, an expected volatility of 54.0%, and no expected dividend yield. No options were issued during the year ended December 31, 2018.

At December 31, 2018, 30,815 stock options had vested which had an intrinsic value of $630,000. These stock options have a weighted average remaining contractual term of 7.7 years. As of December 31, 2018, the Company had recognized all of the stock compensation related to non-employee stock options.

As of December 31, 2018, no stock options have been exercised or forfeited.

Note 7-Income Taxes

A reconciliation of the statutory U.S. federal rate to the Company's effective tax rate are as follows:

For the Year Ended December 31,
	2018	2017
Statutory federal income tax rate	(21.0) %	(34.0) %
State and local taxes, net of federal benefit	(11.7) %	(9.8) %
Permanent items	2.7%	1.0%
Deferred rate change	0.0%	(2.7) %
Prior year true-up	1.4%	0.0%
Current/ deferred tax rate differential	0.0%	16.1%
Change in valuation allowance	28.6%	29.4%
Income tax provision (benefit)	0.0%	0.0%

The components of income tax provision (benefit) are as follows:

	December 31,	December 31,
	2018	2017
Federal
Current	$ -	$ -
Deferred	(636,372)	(188,085)
State and Local
Current	-	-
Deferred	(356,166)	(128,580)
Change in valuation allowance	992,538	316,665
Income tax provision (benefit)	$ -	$ -

The components of the net deferred tax asset as of December 31, 2018 and 2017 are as follows:

	December 31,	December 31,
	2018	2017
Deferred tax assets:
Net operating loss carryovers	$ 1,041,682	$ 142,726
Accrued expenses	21,287	58,022
Amortization	268,950	138,456
Stock based compensation	26,667	21,860
Start up cost	62,143	67,127
Total deferred tax assets	1,420,729	428,191
Valuation allowance	(1,420,729)	(428,191)
Deferred tax assets, net of allowance	$ -	$ -

The Company has determined, based upon available evidence, that it is more likely than not that the net deferred tax asset will not be realized and, accordingly, has provided a full valuation allowance against its net deferred tax asset. A valuation allowance of approximately $1,421,000 and $428,000 was recorded as of December 31, 2018 and 2017, respectively.

As of December 31, 2018 and 2017, the Company had federal net operating loss carryforwards of approximately $3,181,000 and $436,000, respectively, and state net operating loss carryforwards of approximately $3,181,000 and $436,000, respectively. The federal and state net operating loss carryforwards will begin to expire, if not utilized, by 2036 and 2037. Future changes in ownership may limit the utilization of the net operating loss carryforward due to the ownership change limitations provided by Section 382 of the Internal Revenue Code of 1986, as amended, and similar provisions. Additionally, the Company may be entitled to claim federal and state income tax credits for its research and development activities ("R&D Credits") occurring during 2017 which have not yet been determined. Any R&D Credits generated by the Company in 2017 would result in an additional deferred tax asset that would be subject to a full valuation allowance.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cuts and Jobs Act (the "Tax Act"), which makes broad and complex changes to the U.S. tax code. Certain of these changes may be applicable to the Company, including but not limited to, reducing the U.S. federal corporate tax rate from 35 percent to 21 percent, and modifying the rules related to uses and limitations of net operating loss carryforwards generated in tax years ending after December 31, 2017. Changes in tax rates and tax laws are accounted for in the period of enactment. The Tax Act reduces the corporate tax rate to 21 percent, effective January 1, 2018. Consequently, we have recorded a decrease related to deferred tax assets of $29,194 exclusive of the corresponding change in the valuation allowance, for the year ended December 31, 2017. Due to the full valuation allowance on the deferred tax assets, there is no net adjustment to deferred tax expense or benefit due to the reduction of the corporate tax rate.

At December 31, 2018 and 2017, the Company did not have any significant uncertain tax positions. The Company will recognize interest and penalties related to uncertain tax positions in income tax expense. As of December 31, 2018 and 2017, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company's consolidated statement of operations. The Company does not anticipate a material change to unrecognized tax benefits in the next twelve months.

The Company's 2016, 2017 and 2018 tax years remain open for the assessment of income taxes.

Note 8-Commitments and contingencies

Leases

The Company is not a party to any leases for office space or equipment.

Litigation

As of December 31, 2018 there was no litigation against the Company.

Note 9- Related party transaction

As of December 31, 2018 and December 31, 2017, the Company had a receivable of $2,390 from the Chief Executive Officer which is due on demand.

Note 10-Subsequent events

The Company evaluated subsequent events through April 26, 2019, the date of which these statements were available for issuance.

On January 24, 2019, the Company and Apricus closed a private placement transaction with certain accredited investors (the "Financing Closing"), whereby, among other things, the Company issued to investors shares of the Company's common stock immediately prior to the merger in a private placement transaction (the "Financing"), pursuant that certain Securities Purchase Agreement (the "Purchase Agreement"), made and entered into as of October 16, 2018, by and among the Company, Apricus and the buyers, and amended by those certain Third Amendment Agreements, made and entered into as of January 16, 2019.

At the Financing Closing, the Company issued and sold to the Investors an aggregate of 1,187,336 shares of the Company's common stock (the "Initial Shares" and, as converted pursuant to the exchange ratio in the Merger into the right to receive 914,703 shares of Common Stock, the "Converted Initial Shares") and deposited an additional 1,187,336 shares of the Company's common stock (or, as converted pursuant to the exchange ratio in the Merger, 914,703 shares of Common Stock) into escrow for the benefit of the Investors if 80% of the volume-weighted average closing trading price of a share of the Common Stock as quoted on the Nasdaq Capital Market for the first three trading days immediately following the closing date of the Financing is lower than the price paid by the Investors for the Initial Shares (to the extent issued and as converted into the right to receive a number of shares of Common Stock equal to the exchange ratio in the Merger, the "Converted Additional Shares"), and (ii) the Company agreed to issue warrants representing the right to acquire an amount of Common Stock up to the amount issuable in exchange for 80% of the combined Converted Initial Shares and Converted Additional Shares (the "Series A Warrants"), and additional warrants to purchase shares of Company common stock (the "Series B Warrants" together with the Series A Warrants, the "Investor Warrants"), for aggregate gross proceeds of $18.0 million.

On January 31, 2019, pursuant to the terms of the Securities Purchase Agreement and following the pre-merger financing of $18.0 million, the Company issued warrants to purchase an aggregate of 1,463,519 shares of its common stock, to the investors. The warrants are comprised of two series of warrants, the Series A Warrants to Purchase Common Stock (the "Series A Warrants") and the Series B Warrants to Purchase Common Stock (the "Series B Warrants"). On March 7, 2019, the Company entered into Amendment Agreements (collectively, the "Fourth Amendment") with each Investor (as defined below) amending: (i) that certain Securities Purchase Agreement (the "Purchase Agreement" and the transactions contemplated thereby, the "Financing"), made and entered into as of October 16, 2018, by and among the Company and the buyers listed on the signature pages attached thereto (the "Investors"), and amended by those certain Amendment Agreements, made and entered into as of November 16, 2018, by those certain Second Amendment Agreements, made and entered into as of January 4, 2019 and by those certain Third Amendment Agreements, made and entered into as of January 16, 2019, (ii) the Series A Warrants to Purchase Common Stock issued in the Financing (the "Series A Warrants") and (iii) the Series B Warrants to Purchase Common Stock issued in the Financing (the "Series B Warrants"). The Fourth Amendment, among other things, (i) fixed the aggregate number of shares of common stock of the Company ("Common Stock") issued and issuable pursuant to the Series B Warrants at 11,614,483 (which number includes shares of Common Stock issued pursuant to exercises of Series B Warrants on or prior to March 7, 2019), (ii) fixed the aggregate number of shares of Common Stock issued and issuable pursuant to the Series A Warrants at 3,629,023 (none of which were exercised as of March 7, 2019), (iii) reduced the duration of the period during which the Investors are limited in the number of shares of Common Stock subject to Series B Warrants that Investors can exercise on a daily basis, such that such period will terminate March 21, 2019, (iv) reduced the duration of the period during which the number of shares of Common Stock underlying the Series B Warrants will adjust based on the volume-weighted average price of the Common Stock, such that the adjustment period terminated on March 7, 2019, (v) fixed the "Reset Price" based on which the Series B Warrants adjusted on March 7, 2019 at $1.3389, (vi) amended the Purchase Agreement such that the date until which the Company is restricted from effecting certain variable rate transactions will be March 20, 2019, (vii) amended the Series A Warrants so that any references therein to the Series B Warrants refer to the Series B Warrants, as amended or restated from time to time, and (viii) made certain other technical, conforming and clarifying changes.

On February 15, 2019, the Company entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Bioblast Pharma Ltd. ("Bioblast"). Pursuant to the Asset Purchase Agreement, the Company acquired all of the assets of Bioblast relating to a therapeutic platform known as Trehalose (the "Asset Purchase"). At the closing of the Asset Purchase (the "Closing"), the Company paid to Bioblast $1.5 million in cash, and the Company agreed to pay to Bioblast an additional $2.0 million in cash by the one-year anniversary of the Closing.

Under the terms of the Asset Purchase Agreement, the Company agreed to pay additional consideration to Bioblast upon the achievement of certain milestones in the future, as follows: (1) within 15 days following the completion of the Company's or its affiliate's first Phase 2(b) clinical trial of Trehalose satisfying certain criteria, the Company will pay to Bioblast $8.5 million in cash; and (2) within 15 days following the approval for commercialization by the United States Food and Drug Administration or the Health Products and Food Branch of Health Canada of the first New Drug Application or New Drug Submission, respectively, of Trehalose filed by the Company or its affiliates, the Company will pay to Bioblast $8.5 million in cash. In addition, the Company agreed to pay Bioblast a cash royalty equal to 1% of the net sales of Trehalose.

On March 7, 2019, the Company entered into Amendment Agreements (collectively, the "Fourth Amendment") with each Investor (as defined below) amending: (i) that certain Securities Purchase Agreement (the "Purchase Agreement" and the transactions contemplated thereby, the "Financing"), made and entered into as of October 16, 2018, by and among the Company and the buyers listed on the signature pages attached thereto (the "Investors"), and amended by those certain Amendment Agreements, made and entered into as of November 16, 2018, by those certain Second Amendment Agreements, made and entered into as of January 4, 2019 and by those certain Third Amendment Agreements, made and entered into as of January 16, 2019, (ii) the Series A Warrants to Purchase

Common Stock issued in the Financing (the "Series A Warrants") and (iii) the Series B Warrants to Purchase Common Stock issued in the Financing (the "Series B Warrants").

The Fourth Amendment, among other things, (i) fixed the aggregate number of shares of common stock of the Company ("Common Stock") issued and issuable pursuant to the Series B Warrants at 11,614,483 (which number includes shares of Common Stock issued pursuant to exercises of Series B Warrants on or prior to March 7, 2019), (ii) fixed the aggregate number of shares of Common Stock issued and issuable pursuant to the Series A Warrants at 3,629,023 (none of which were exercised as of March 7, 2019), (iii) reduced the duration of the period during which the Investors are limited in the number of shares of Common Stock subject to Series B Warrants that Investors can exercise on a daily basis, such that such period will terminate March 21, 2019, (iv) reduced the duration of the period during which the number of shares of Common Stock underlying the Series B Warrants will adjust based on the volume- weighted average price of the Common Stock, such that the adjustment period terminated on March 7, 2019, (v) fixed the "Reset Price" based on which the Series B Warrants adjusted on March 7, 2019 at $1.3389, (vi) amended the Purchase Agreement such that the date until which the Company is restricted from effecting certain variable rate transactions will be March 20, 2019, (vii) amended the Series A Warrants so that any references therein to the Series B Warrants refer to the Series B Warrants, as amended or restated from time to time, and (viii) made certain other technical, conforming and clarifying changes.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information was prepared under United States generally accepted accounting principles ("U.S. GAAP") and gives effect to the merger (the "Merger") between Apricus Biosciences, Inc., a Nevada corporation that has since been renamed Seelos Therapeutics, Inc. ("Apricus") and Seelos Therapeutics, Inc., a Delaware corporation that has since been renamed Seelos Corporation ("Seelos"), which was accounted for as a reverse acquisition under U.S. GAAP. Seelos acquired no tangible assets and assumed no employees or operations from Apricus. Additionally, Apricus' intellectual property was considered to have no value. Immediately prior to the Merger, Apricus' liabilities had a fair value of approximately $300 thousand.

The Merger was accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of Apricus were nominal at the close of the Merger. Seelos was determined to be the accounting acquirer based upon the terms of the Merger and other factors, including: (i) Seelos' stockholders and other persons holding securities convertible, exercisable or exchangeable directly or indirectly for Seelos common stock owned the majority of the combined company immediately following the effective time of the Merger, (ii) Seelos holds the majority (four of five) of board seats of the combined company, and (iii) Seelos' management holds all key positions in the management of the combined company.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018 (the "Pro Forma Statement") has been prepared in compliance with the requirements of Regulation S-X under the Securities Act of 1933, as amended, using accounting policies in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial information is based on Seelos' and Apricus' historical consolidated financial statements as adjusted to give effect to the Merger. The pro forma statement of operations for the nine months ended September 30, 2019 have not been included because the pro forma adjustments for Apricus are immaterial.

Accounting policies used in the preparation of the Pro Forma Statement are based on the audited financial statements of Seelos for the year ended December 31, 2018.

The pro forma adjustments are based on estimates and currently available information and assumptions that Seelos' management believes are reasonable. The notes to the Pro Forma Statement provide a discussion of how such adjustments were derived and presented in the Pro Forma Statement. Changes in facts and circumstances or discovery of new information may result in revised estimates.

The Pro Forma Statement should be read in conjunction with the audited consolidated financial statements of Seelos and Apricus as of and for the year ended December 31, 2018 included herein.

The Pro Forma Statement gives effect to the Merger as if it had occurred on January 1, 2018, for purposes of the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2018. The historical consolidated financial information has been adjusted to give effect to pro forma adjustments that are factually supportable, directly attributable to the Merger, and expected to have a continuing impact on the financial statements.

The Pro Forma Statement is presented for illustrative purposes only and may not be indicative of the results of operations that would have occurred if the events reflected therein had been in effect on the date indicated or the results which may be obtained in the future. In preparing the Pro Forma Statement, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the combination of Seelos and Apricus. Actual amounts recorded upon completion of the Merger may differ from the Pro Forma Statement and the differences may be material.

Unaudited Pro Forma Condensed Combined Statement of Operations - Year Ended
December 31, 2018
(in thousands, except per share amounts)

			Pro Forma		Pro Forma
	Seelos	Apricus	Adjustments	Note 3	Combined

Research and development	$553	$1,220	$3,000	(a)	$4,773
General and administrative	2,631	7,928	-		10,559
Total operating expenses	3,184	9,148	3,000		15,332
Loss from operations	(3,184)	(9,148)	(3,000)		(15,332)

Interest expense	(131)	-	-		(131)
Change in fair value of convertible notes payable	(160)	-	-		(160)
Change in fair value of warrant liability	-	222	-		222
Amendment of equity classified warrants	-	(293)	-		(293)
Other income	-	1	-		1
Total other (income)/expense	(291)	(70)	-		(361)
Loss from continuing operations	$(3,475)	$(9,218)	$(3,000)		$(15,693)

Loss from continuing operations per share:
Basic and diluted	$(1.13)	$(12.11)			$(2.68)

Weighted average number of shares	3,081,546	761,000	2,015,625	(b)	5,858,171

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 - Basis of Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of Securities and Exchange Commission Regulation S-X and presents the pro forma financial position and results of operations of the combined companies based upon the historical data of Apricus and Seelos.

For the purposes of the unaudited pro forma condensed combined financial information, the accounting policies of Apricus and Seelos are aligned with no differences.

Note 2 - Preliminary Fair Value of the Assets Acquired and the Liabilities Assumed

Upon the completion of the Merger, Seelos acquired no tangible assets and assumed no employees or operations from Apricus. Additionally, Apricus' intellectual property was considered to have no value and Apricus' liabilities had a fair value of approximately $300 thousand.

Note 3 - Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

(a)

Reflects the fair value of the issuance of 992,782 shares of Seelos common stock valued at approximately $3.0 million for the purchase of in-process research and development licenses ("IPR&D Licenses"). The purchase of these IPR&D Licenses was contingent on the closing of the Merger.

(b)	The following summarizes the changes in weighted average shares:
Seelos weighted average shares - year ended December 31, 2018	3,081,546
Apricus weighted average shares - year ended December 31, 2019	761,000
Subtotal	3,842,546

Adjustments:
Less: elimination of Apricus weighted average shares	(761,000)
Add: issuance of Seelos shares to former Apricus shareholders in connection with the Merger	947,218
Add: issuance of shares in a private placement in connection with the Merger	1,829,407
Subtotal adjustments	2,015,625

Pro forma weighted average shares - year ended December 31, 2018	5,858,171

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
Seelos Therapeutics, Inc. (formerly Apricus Biosciences, Inc.)

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Seelos Therapeutics, Inc. (formerly Apricus Biosciences, Inc.) or the "Company" as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Reverse Merger

As described in Note 1, subsequent to December 31, 2018, Apricus Biosciences, Inc. completed a reverse merger with Seelos Therapeutics, Inc. Upon completion of the merger, Apricus Biosciences, Inc. changed its name to Seelos Therapeutics, Inc.

/s/ BDO USA, LLP
We have served as the Company's auditor since 2015.
San Diego, California

March 28, 2019

Seelos Therapeutics, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and per share data)

	December 31,
	2018	2017
Assets
Current assets
Cash	$3,579	$6,331
Prepaid expenses and other current assets	106	261
Total current assets	3,685	6,592
Property and equipment, net	38	79
Other long term assets	37	35
Noncurrent assets of discontinued operations	-	-
Total assets	$3,760	$6,706

Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$235	$58
Accrued expenses	644	650
Accrued compensation	272	863
Deferred revenue	-	12
Current liabilities of discontinued operations	21	-
Total current liabilities	1,172	1,583
Warrant liabilities	-	694
Other long term liabilities	16	58
Total liabilities	1,188	2,335

Commitments and contingencies (note 11)
Stockholders' equity (deficit)
Preferred stock, $.001 par value, 10,000,000 shares authorized, no shares
issued or outstanding as of December 31, 2018 and 2017	-	-
Common stock, $.001 par value, 60,000,000 and 30,000,000 shares authorized,
941,553 and 507,241 issued and outstanding as of
December 31, 2018 and 2017, respectively	28	15
Additional paid-in-capital	327,773	320,343
Accumulated deficit	(325,229)	(315,987)
Total stockholders' equity (deficit)	2,572	4,371
Total liabilities and stockholders' equity (deficit)	$3,760	$6,706

The accompanying notes are an integral part of these consolidated financial statements.

Seelos Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except per share data)

	Year Ended December 31,
	2018	2017
Operating expense
Research and development	$1,220	$3,463
General and administrative	7,928	7,210
Loss on disposal of assets	-	2
Total operating expense	9,148	10,675
Loss before other expense	(9,148)	(10,675)
Other income (expense)
Interest expense, net	-	(83)
Change in fair value of warrant liabilities	222	(646)
Loss on extinguishment of debt	-	(422)
Amendment of equity classified warrants	(293)	-
Other income, net	1	77
Total other expense	(70)	(1,074)
Loss from continuing operations	(9,218)	(11,749)
(Loss) income from discontinued operations	(24)	12,070
Net (loss) income	$(9,242)	$321
Total earnings (loss) per share
Continuing operations	$(12.11)	$(29.64)
Discontinued operations	$(0.03)	$30.45
Total earnings (loss) per share	$(12.14)	$0.81

Weighted average common shares outstanding used for basic and diluted earnings (loss) per share	761	396

The accompanying notes are an integral part of these consolidated financial statements.

Seelos Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2018	2017
Cash flows from operating activities:
Net income (loss)	$(9,242)	$321
Net income (loss) from discontinued operations	(24)	12,070
Net loss from continuing operations	(9,218)	(11,749)
Adjustments to reconcile net loss to net cash used in operating activities from continuing operations:
Depreciation and amortization	41	117
Non-cash interest expense	-	56
Stock-based compensation expense	1,301	1,138
Warrant liabilities revaluation	(222)	646
Amendment of equity classified warrants	293	-
Loss on debt extinguishment	-	422
Other	-	2
Changes in operating assets and liabilities from continuing operations:
Prepaid expenses and other current assets	155	(84)
Other assets	(2)	25
Accounts payable	177	(705)
Accrued expenses	(6)	(681)
Accrued compensation	(591)	249
Deferred revenue	(12)	-
Other liabilities	(42)	(7)
Net cash used in operating activities from continuing operations	(8,126)	(10,571)
Cash flows from financing activities from continuing operations:
Issuance of common stock and warrants	4,792	10,733
Issuance costs related to common stock and warrants	(690)	(1,392)
Proceeds from exercise of warrants	1,275	289
Repayment of notes payable	-	(7,129)
Net cash provided by financing activities from continuing operations	5,377	2,501
Cash flows from discontinued operations:
Net cash (used in) provided by operating activities of discontinued operations	(3)	105
Net cash provided by investing activities of discontinued operations	-	12,209
Net cash (used in) provided by discontinued operations	(3)	12,314
Net (decrease) increase in cash	(2,752)	4,244
Cash, beginning of period	6,331	2,087
Cash, end of period	$3,579	$6,331

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$92
Cash paid for income taxes	$-	$-
Non-cash investing and financing activities:
Reclassification of warrant liabilities to equity	$472	$798
Issuance of placement agent warrants	$159	$287

The accompanying notes are an integral part of these consolidated financial statements.

Seelos Therapeutics, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders' Equity (Deficit)
(In thousands)

	Common	Common	Additional		Total
	Stock	Stock	Paid-In	Accumulated	Stockholders'
	(Shares)	(Amount)	Capital	Deficit	(Deficit) Equity
Balance as of December 31, 2016	258	$8	$308,784	$(316,308)	$(7,516)
Stock-based compensation expense	-	-	1,138	-	1,138
Issuance of common stock and warrants	245	7	10,726	-	10,733
Issuance of common stock due to the vesting of restricted stock
units, net of shares withheld to cover taxes	4	-	-	-	-
Issuance costs related to common stock and warrants	-	-	(1,392)	-	(1,392)
Proceeds from exercise of warrants	-	-	289	-	289
Reclassification of warrant liabilities to equity	-	-	798	-	798
Net income	-	-	-	321	321
Balance as of December 31, 2017	507	15	320,343	(315,987)	4,371
Stock-based compensation expense	-	-	1,301	-	1,301
Issuance of common stock due to the vesting of restricted stock
units, net of shares withheld to cover taxes	10	-	-	-	-
Issuance of common stock and warrants	390	12	4,780	-	4,792
Issuance costs related to common stock and warrants	-	-	(690)	-	(690)
Proceeds from exercise of warrants	35	1	1,274	-	1,275
Amendment of equity classified warrants	-	-	293	-	293
Reclassification of warrant liabilities to equity			472		472
Net loss	-	-	-	(9,242)	(9,242)
Balance as of December 31, 2018	942	$28	$327,773	$(325,229)	$2,572

The accompanying notes are an integral part of these consolidated financial statements.

Seelos Therapeutics, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Seelos Therapeutics, Inc. and Subsidiaries ("Seelos" or the "Company") is a Nevada corporation that was initially formed in 1987. The Company is a clinical-stage biopharmaceutical company focused on developing novel technologies and therapeutics for the treatment of central nervous system, respiratory and other disorders.

Merger

On January 24, 2019, the Company completed a reverse merger transaction (the "Merger") with Seelos Therapeutics, Inc., a Delaware corporation (now known as Seelos Corporation) ("STI"). Upon completion of the Merger, the Company changed its name to Seelos Therapeutics, Inc. and will focus on the development and commercialization of CNS therapeutics with known mechanisms of action in areas with a highly unmet medical need. On January 23, 2019, in connection with, and prior to the completion of, the Merger, the Company effected a reverse stock split of our common stock at a ratio of 1-for-30 (the "Reverse Stock Split"). Unless otherwise noted, references to share amounts, and other information have been adjusted to reflect the Reverse Stock Split. Shares of the Company's common stock commenced trading on the Nasdaq Capital Market under the ticker symbol "SEEL" as of market open on January 24, 2019. The Company's previous ticker symbol was "APRI".  See note 2 below for more information regarding the Merger.

These financial statements are of Apricus Biosciences, Inc. prior to the Merger because the Merger was consummated after the period covered by these financial statements. Accordingly, the historical financial information included in this Annual Report on Form 10-K, unless otherwise indicated or as the context otherwise requires, is that of Apricus Biosciences Inc. prior to the Merger.

The Company plans on developing its clinical and regulatory strategy with its internal research and development team with a view toward prioritizing market introduction as quickly as possible. The Company's lead programs following the completion of the merger are SLS-002 for the potential treatment of suicidality in post-traumatic stress disorder, and in major depressive disorder, SLS-005 for Sanfilippo syndrome and SLS-006 for the potential treatment of Parkinson's disease.

Additionally, the Company is developing several preclinical programs, most of which have well-defined mechanisms of action, including: SLS-008 targeted at chronic inflammation in asthma and orphan indications such as pediatric esophagitis, SLS-010, in narcolepsy and related disorders and SLS-012, an injectable therapy for post-operative pain management.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles ("GAAP") requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. The Company's most significant estimates relate to the valuation of stock-based compensation, the valuation of its warrant liabilities, the impairment of long-lived assets and valuation allowances for the Company's deferred tax assets. The Company's actual results may differ from these estimates under different assumptions or conditions.

Liquidity

The accompanying consolidated financial statements have been prepared on a basis which assumes the Company is a going concern and that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. The Company had an accumulated deficit of approximately $325.2 million as of December 31, 2018. As of December 31, 2018, the Company had a cash balance of approximately $3.6 million. The Company also reported negative cash flows from operations of $8.1 million for the year ended December 31, 2018. The Company's history and other factors raise substantial doubt about the Company's ability to continue as a going concern. The Company has principally been financed through the sale of its common stock and other equity securities, debt financings, up-front payments received from commercial partners for the Company's products under development, and through the sale of assets.

On September 20, 2018, the Company entered into a Securities Purchase Agreement (the "September 2018 SPA") with an accredited investor (the "Purchaser") for net proceeds of approximately $1.1 million. Pursuant to the September 2018 SPA, the Company sold 153,333 shares of the Company's common stock, at a purchase price of $8.10 per share and warrants to purchase up to 115,000 shares of common stock, exercisable six months after issuance at an exercise price equal to $9.00 per share, in a private placement. In addition, the Company issued warrants to purchase up to 7,667 shares of common stock to H.C. Wainwright (the "September 2018 Placement Agent Warrants"). The September 2018 Placement Agent Warrants are exercisable six months after issuance at an exercise price of $10.125 per share, and expire five years from the initial exercise date. The Company also issued additional warrants to the Purchaser in an amount of 89,239 shares of common stock, exercisable six months after issuance at an exercise price equal to $12.00 per share (all warrants issued to the Purchaser in the September 2018 SPA, the "September 2018 Warrants"). The September 2018 Warrants are exercisable for five years from the initial exercise date. In addition, pursuant to the terms of the September 2018 SPA, outstanding warrants to purchase up to 89,239 shares of common stock previously issued to and held by the Purchaser were canceled at the closing, which occurred on September 24, 2018. It is explicitly stated in the Form of Warrant for both the September 2018 Warrants and the September 2018 Placement Agent Warrants that under no circumstances would the Company be required to net cash settle the warrants. In connection with the September 2018 SPA, the Purchaser agreed to enter into a voting agreement with the Company to vote all of their respective shares of the Company's capital stock in favor of the adoption of the Merger Agreement.

On June 22, 2018, the Company entered into a subscription agreement amendment (the "Subscription Agreement Amendment") with Sarissa Capital Domestic Fund LP ("Sarissa Domestic") and Sarissa Capital Offshore Master Fund LP ("Sarissa Offshore" and together with Sarissa Domestic, the "Investors"), which, among other things, removed the Investors' preemptive rights with respect to future issuances of the Company's equity securities. Concurrently with the Subscription Agreement Amendment, the Company entered into a warrant amendment (the "June 2018 Warrant Amendment") with Sarissa Offshore regarding the warrants to purchase common stock of the Company, issued in February 2015 (the "February 2015 Warrants") and January 2016 (together with the February 2015 Warrants, the "2015 and 2016 Warrants"), pursuant to which the exercise price of the warrants was reduced from $21.30 to $12.60 per share. Previously, in March 2018, the Company entered into a warrant amendment (the "March 2018 Warrant Amendment") with the holders of the 2015 and 2016 Warrants, which, among other things, (i) reduced the exercise price of the 2015 and 2016 Warrants from $264.00 to $21.3 per share, and (ii) amended certain provisions of the 2015 and 2016 Warrants such that they, effective as of the March 2018 Warrant Amendment, can no longer be net-cash settled.

On April 2, 2018, the Company completed a public offering (the "April 2018 Financing") for net proceeds of approximately $3.1 million, after deducting placement agent fees and other estimated offering expenses. Pursuant to the agreement, the Company sold 236,667 units (the "2018 Units") at a purchase price of $15.00 per share, with each unit consisting of one share of the Company's common stock and one warrant to purchase 0.5 of a share of the Company's common stock (the "April 2018 Warrants"). The April 2018 Warrants have an exercise price equal to $15.00 per share of common stock and were exercisable following the Company's May 17, 2018 announcement that it had received stockholder approval of an amendment to its Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock to a total of 60,000,000 shares (the "2018 Charter Amendment") and the 2018 Charter Amendment became effective. The April 2018 Warrants will expire five years from that date. In addition, the Company issued warrants to purchase up to 11,833 shares of common stock (the "April 2018 Placement Agent Warrants") to H.C. Wainwright & Co., LLC ("H.C. Wainwright"). The April 2018

Placement Agent Warrants were exercisable upon the announcement of the effectiveness of the 2018 Charter Amendment at an exercise price of $18.75 per share, and also expire five years from that date.

On September 10, 2017, the Company entered into a Securities Purchase Agreement (the "September 2017 SPA") with certain investors for net proceeds of approximately $3.1 million, after deducting commissions and estimated offering expenses payable by the Company. Pursuant to the agreement, the Company sold 71,220 shares of the Company's common stock at a purchase price of $51.90 per share, and warrants to purchase up to 35,610 shares of common stock in a private placement (the "September 2017 Warrants"). The September 2017 Warrants were originally exercisable upon closing, or on September 13, 2017, at an exercise price equal to $50.10 per share of common stock and are exercisable for two and one half years from that date. In addition, the Company issued warrants to purchase up to 3,561 shares of common stock to H.C. Wainwright (the "September 2017 Placement Agent Warrants"). The September 2017 Placement Agent Warrants were originally exercisable upon closing at an exercise price of $64.80 per share, and also expire two and one half years from the closing date. In connection with the April 2018 Financing, the September 2017 Warrants and the September 2017 Placement Agent Warrants were amended to, among other things, (i) reduce the exercise price of the warrants to $18.00 per share (the closing price of the Company's stock on March 27, 2018, or the date of the amendment), and (ii) change the date upon which such warrants became exercisable to the effective date of the 2018 Charter Amendment, or May 17, 2018 (the "April 2018 Warrant Amendment").

On April 26, 2017, the Company completed an underwritten public offering (the "April 2017 Financing") for net proceeds of approximately $5.9 million, after deducting the underwriting discounts and commissions and offering expenses payable by the Company. Pursuant to the underwriting agreement with H.C. Wainwright, the Company sold to H.C. Wainwright an aggregate of 167,667 units (the "2017 Units"). Each unit consisted of one share of common stock and one warrant to purchase 0.75 of a share of common stock (the "April 2017 Warrants"), sold at a public offering price of $42.00 per unit. At the time of the offering closing, the Company did not have a sufficient number of authorized common stock to cover shares of common stock issuable upon the exercise of the April 2017 Warrants. The sufficient number of authorized common stock became available on May 17, 2017 when the Company received stockholder approval of the proposed amendment to the Company's Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock (the "2017 Charter Amendment") and the 2017 Charter Amendment became effective on that date. The April 2017 Warrants will expire five years from May 17, 2017, the date they became exercisable, and the exercise price of the April 2017 Warrants is $46.50 per share of common stock. In connection with this transaction, the Company issued to H.C. Wainwright warrants to purchase up to 8,383 shares of common stock (the "2017 Underwriter Warrants"). The 2017 Underwriter Warrants have substantially the same terms as the April 2017 Warrants sold concurrently to the investors in the offering, except that the 2017 Underwriter Warrants have a term of five years from the effective date of the related prospectus, or April 20, 2017, and an exercise price of $52.50 per share. The common shares, warrants and warrant shares were issued and sold pursuant to an effective registration statement on Form S-1, which was previously filed with the SEC and declared effective on April 20, 2017, and a related prospectus.

On April 20, 2017, the Company entered into a warrant amendment (the "April 2017 Warrant Amendment") with the holders of the Company's September 2016 Warrants (as defined below) issued in a financing in September 2016, (the "September 2016 Financing"), which, among other things, (i) reduced the exercise price of the September 2016 Warrants to $46.50 per share (the exercise price of the April 2017 Warrants), and (ii) changed the date upon which the September 2016 Warrants became exercisable to the effective date of the 2017 Charter Amendment, or May 17, 2017.

On March 8, 2017, the Company entered into an asset purchase agreement (the "Ferring Asset Purchase Agreement") with Ferring International Center S.A. ("Ferring'), pursuant to which it sold to Ferring its assets and rights related to Vitaros outside of the United States for approximately $12.7 million, which consisted of an upfront payment of $11.5 million, approximately $0.7 million for the delivery of certain product-related inventory, and an aggregate of $0.5 million related to transition services. The Company used approximately $6.6 million of the proceeds from the sale to repay all outstanding amounts due and owed, including applicable termination fees, under its Loan and Security Agreement (the "Credit Facility") with Oxford Finance LLC ("Oxford") and Silicon Valley Bank ("SVB" and together as the "Lenders").

The Company currently has an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission ("SEC") under which it may offer from time to time any combination of debt securities, common and preferred stock and warrants. As of December 31, 2018, the Company had approximately $95.2 million available under its Form S-3 shelf registration statement. Under current SEC regulations, at any time during which the aggregate market value of the Company's common stock held by non-affiliates ("public float"), is less than $75.0 million, the amount it can raise through primary public offerings of securities in any twelve-month period using shelf registration statements is limited to an aggregate of one-third of the Company's public float. SEC regulations permit the Company to use the highest closing sales price of the Company's common stock (or the average of the last bid and last ask prices of the Company's common stock) on any day within 60 days of sales under the shelf registration statement. While the Company's public float was greater than $75.0 million as of March 14, 2019, there is no guarantee that this will continue to be the case, and if the Company's public float were to fall below $75.0 million, the Company would be limited to an aggregate of one-third of its public float in the amount it could raise through primary public offerings of securities in any twelve-month period using shelf registration statements. The Company still would maintain the ability to raise funds through other means, such as through the filing of a registration statement on Form S-1 or in private placements. The rules and regulations of the SEC or any other regulatory agencies may restrict the Company's ability to conduct certain types of financing activities, or may affect the timing of and amounts it can raise by undertaking such activities.

The accompanying consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

The Company's future liquidity and capital funding requirements will depend on numerous factors, including:

  its ability to raise additional funds to finance its operations;
  its ability to maintain compliance with the listing requirements of The Nasdaq Capital Market ("Nasdaq");
  the outcome, costs and timing of clinical trial results for the Company's current or future product candidates;
  litigation expenses and the extent and amount of any indemnification claims;
  the emergence and effect of competing or complementary products;
  its ability to maintain, expand and defend the scope of its intellectual property portfolio, including the amount and timing of any payments the Company may be required to make, or that it may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;
  its ability to retain its current employees and the need and ability to hire additional management and scientific and medical personnel;
  the terms and timing of any collaborative, licensing or other arrangements that it has or may establish;
  the trading price of its common stock; and
  its ability to increase the number of authorized shares outstanding to facilitate future financing events.

The Company will likely need to raise substantial additional funds through one or more of the following: issuance of additional debt or equity, or the completion of a licensing transaction for one or more of the Company's pipeline assets. If the Company is unable to maintain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. This could affect future development and business activities and potential future clinical studies and/or other future ventures. Failure to obtain additional equity or debt financing will have a material, adverse impact on the Company's business operations. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all. Additionally, equity or debt financings will likely have a dilutive effect on the holdings of the Company's existing stockholders.

On April 10, 2018, the Company was notified that, based on the previous thirty consecutive business days, the Company's common stock no longer met the minimum $1.00 bid price per share requirement for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the "Bid Price Requirement") and at that time, the Company was provided 180 calendar days, or until October 8, 2018, to regain compliance.

On October 9, 2018, the Company received a letter from Nasdaq indicating that the Company's common stock has not regained compliance with the Bid Price Requirement. However, in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an additional 180 calendar day period, or until April 8, 2019, to regain compliance. The Nasdaq Staff's determination that the Company is eligible for additional time is based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Bid Price Requirement, and the Company's written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. If at any time before April 8, 2019, the closing bid price of the Company's common stock is at least $1.00 per share for a minimum of ten consecutive business days, the Nasdaq Staff will provide written confirmation of compliance with Rule 5550(a) and this matter will be closed. The Nasdaq letter has no immediate effect on the listing or trading of the Company's common stock and the common stock will continue to trade on The Nasdaq Capital Market under the symbol "APRI." The Company intends to monitor the bid price of its common stock and consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the Bid Price Requirement by April 8, 2019. If compliance cannot be demonstrated by April 8, 2019, the Nasdaq Staff will provide written notification that the Company's common stock will be delisted. At that time, the Company may appeal the Nasdaq Staff's determination to a Hearings Panel.

On February 7, 2019, the Company was notified by the Nasdaq Staff that for more than the last 10 consecutive business days, from January 24, 2019 through February 6, 2019, the closing bid price of the Company's common stock had been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2), and this matter is now closed.

Warrant Liabilities

Prior to 2018, the Company's 2015 and 2016 Warrants were classified as liabilities in the accompanying consolidated 2017 balance sheet as they contained provisions that were considered outside of the Company's control, such as requiring the Company to maintain active registration of the shares underlying such warrants. The 2015 and 2016 Warrants were recorded at fair value using the Black-Scholes option pricing model. The fair value of these warrants was re-measured at each financial reporting period with any changes in fair value being recognized as a component of other income (expense) in the accompanying consolidated statements of operations for 2017.

In March 2018, the Company entered into the March 2018 Warrant Amendment with the holders of its 2015 and 2016 Warrants, which amended the terms so that in no circumstances may the 2015 and 2016 Warrants be net-cash settled. As a result, the fair value of the 2015 and 2016 Warrants at the date of the modification were reclassified to equity.

All of the Company's outstanding warrants, other than the Pre-Merger Warrants, have similar terms whereas under no circumstance may the warrants be net-cash settled. As such, all warrants are equity-classified. See note 7 for further details.

Fair Value of Financial Instruments

The Company's financial instruments consist principally of accounts payable, accrued expenses, and historically, its Credit Facility with the Lenders.

The carrying amounts of financial instruments such as accounts receivable, accounts payable and accrued expenses approximate their related fair values due to the short-term nature of these instruments.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets. The Company estimates useful lives as follows:

  Machinery and equipment: three to five years
  Furniture and fixtures: ten years
  Computer software: five years

Amortization of leasehold improvements and capital lease equipment is provided on a straight-line basis over the shorter of their estimated useful lives or the lease term. The costs of additions and betterments are capitalized, and repairs and maintenance costs are charged to operations in the periods incurred (see note 5 for further details).

Leases

Leases are reviewed and classified as capital or operating at their inception. Historically, the Company recorded rent expense associated with its operating lease on a straight-line basis over the term of the lease. The difference between rent payments and straight-line rent expense was recorded as deferred rent in accrued liabilities. In January 2018, the Company subleased a portion of its office space. During the first quarter of 2018, the Company recorded a liability for the present value of the remaining lease due, offset by the sublease income reasonably expected over the remaining term of the lease.

Fair Value Measurements

The Company determines the fair value measurements of applicable assets and liabilities based on a three-tier fair value hierarchy established by accounting guidance and prioritizes the inputs used in measuring fair value. These tiers include: Level 1, defined as observable inputs such as quoted market prices in active markets; Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions. The Company's common stock warrant liabilities were measured and disclosed at fair value on a recurring basis, and were classified within the Level 3 designation.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

In March 2018, the Company entered into the March 2018 Warrant Amendment with the holders of its 2015 and 2016 Warrants, which amended the terms so that in no circumstances may the 2015 and 2016 Warrants be net-cash settled. As a result, the Company's 2015 and 2016 Warrants were reclassified from liabilities to equity during the first quarter of 2018 and will no longer be measured at fair value on a recurring basis.

The following table presents the Company's fair value hierarchy for its warrant liabilities measured at fair value on a recurring basis (in thousands) as of December 31, 2017:

Quoted
	Market	Significant
	Prices for	Other	Significant
	Identical	Observable	Unobservable
	Assets	Inputs	Inputs
Warrant liabilities	(Level 1)	(Level 2)	(Level 3)	Total
Balance as of December 31, 2017	$-	$-	$694	$694

The common stock warrant liabilities were recorded at fair value using the Black-Scholes option pricing model. There were no liabilities classified as warrants as of December 31, 2018. The following assumptions were used in determining the fair value of the common stock warrant liabilities valued using the Black-Scholes option pricing model as of December 31, 2017:

December 31,
2017
Risk-free interest rate	2.2%-2.2%
Volatility	89%-89.41%
Dividend yield	- %
Expected term	5.04-5.17
Weighted average fair value	$24.00

The following table is a reconciliation for the common stock warrant liabilities measured at fair value using Level 3 unobservable inputs (in thousands):

Warrant liabilities
Balance as of December 31, 2017	$694
Change in fair value measurement of warrant liability	(222)
Warrant liability reclassified to stockholders' equity	(472)
Balance as of December 31, 2018	$-

Of the inputs used to value the outstanding common stock warrant liabilities as of December 31, 2018, the most subjective input is the Company's estimate of expected volatility of its common stock.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss is recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. If such assets are considered impaired, the amount of the impairment loss recognized is measured as the amount by which the carrying value of the asset exceeds the fair value of the asset, fair value being determined based upon future cash flows or appraised values, depending on the nature of the asset. The Company recognized no impairment losses during either of the periods presented within its financial statements.

Research and Development

Research and development costs are expensed as incurred and include the cost of compensation and related expenses, as well as expenses for third parties who conduct research and development on the Company's behalf, pursuant to development and consulting agreements in place.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company also follows the provisions of accounting for uncertainty in income taxes which prescribes a model for the recognition and measurement of a tax position taken or expected to be taken in a tax return, and provides guidance on derecognition, classification, interest and penalties, disclosure and transition.

Income (Loss) Per Common Share

Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding during the same period. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares and common equivalent shares outstanding during the same period. Common equivalent shares may be related to stock options, restricted stock units, or warrants. The Company excludes common stock equivalents from the calculation of diluted net income (loss) per share when the effect is anti-dilutive.

The following securities that could potentially decrease net income (loss) per share in the future are not included in the determination of diluted income (loss) per share as their effect is anti-dilutive (in thousands):

	Year Ended December 31,
	2018	2017
Outstanding stock options	29	12
Outstanding warrants	437	236
Restricted stock units	9	24
	475	272

Stock-Based Compensation

The estimated grant date fair value of stock options granted to employees and directors is calculated based upon the closing stock price of the Company's common stock on the date of the grant and recognized as stock-based compensation expense over the expected service period, which is typically approximated by the vesting period. The Company estimates the fair value of each option award on the date of grant using the Black-Scholes option pricing model. The value of restricted stock unit grants is calculated based upon the closing stock price of the Company's common stock on the date of the grant.

Segment Information

The Company operates under one segment which develops pharmaceutical products.

Geographic Information

Revenues (included in discontinued operations) by geographic area for the Company's operations are as follows (in thousands):

	Year Ended December 31,
	2018	2017
Europe (1)(2)	$-	$364
Canada(1)	-	142
Other(1)(2)	-	5
	$-	$511

(1) As a result of the Ferring Asset Purchase Agreement, all revenues have been reflected as discontinued operations in the statement of operations for all periods presented.
(2) Amounts included have not been broken out by country as it is impractical to do so given the nature and structure of the license agreements which cover multiple countries and/or territories. The basis for attributing product sales and royalty revenues from external customers to individual countries was based on the geographic location of the end user customer.

All of the Company's net long-lived assets were located in the United States for each of the years ended December 31, 2018 and 2017, respectively.

Recent Accounting Pronouncements

In May 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. ASU 2016-12, Revenue from Contracts with Customers, the amendment of which addressed narrow-scope improvements to the guidance on collectability, noncash consideration, and completed contracts at transition as well as providing a practical expedient for contract modifications. In April 2016 and March 2016, the FASB issued ASU No. 2016-10 and ASU No. 2016-08, respectively, the amendments of which further clarified aspects of Topic 606: identifying performance obligations and the licensing and implementation guidance and intended to improve the operability and understandability of the implementation guidance on principal versus agent considerations. The FASB issued the initial release of Topic 606 in ASU No. 2014-09, which requires entities to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Entities may use a full retrospective approach or report the cumulative effect as of the date of adoption. In July 2015, the FASB issued ASU No. 2015-14, which deferred the effective date of ASU 2014-09 by one year to annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period, for public entities, though early adoption was permitted. The Company adopted the standard on January 1, 2018 using a modified retrospective approach with the cumulative effect of adopting the standard recognized at the date of initial application being zero. Due to the Company's sale of certain assets and rights to Ferring in March 2017 (see note 2), the Company does not currently have a revenue stream. Accordingly, the adoption of this update on January 1, 2018 does not have a material effect on its consolidated financial statements and related disclosures.

In February 2016, the FASB issued ASU 2016-2, Leases. The new standard establishes a right-of-use ("ROU") model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is currently evaluating whether the adoption of the new standard will have a material effect on its consolidated financial statements and related disclosures.

2. MERGER

On January 24, 2019, the Company completed its business combination with STI in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of July 30, 2018 (the "Merger Agreement"), by and among the Company, Arch Merger Sub, Inc. ("Merger Sub"), and STI, as amended by Amendment No. 1 thereto made and entered into as of October 16, 2018 (the "First Amendment"), Amendment No. 2 thereto made and entered into as of December 14, 2018 (the "Second Amendment") and Amendment No. 3 thereto made and entered into as of January 16, 2019 (the "Third Amendment" and the Merger Agreement, as amended by the First Amendment, Second Amendment and Third Amendment, the "Amended Merger Agreement"), pursuant to which Merger Sub merged with and into STI, with STI surviving as the Company's wholly-owned subsidiary. On January 23, 2019, in connection with, and prior to the completion of, the Merger, the Company effected a reverse stock split of its common stock, par value $0.001 per share, at a ratio of 1-for-30 (the "Reverse Stock Split"), and on January 24, 2019, immediately after completion of the Merger, the Company changed its name to "Seelos Therapeutics, Inc." Following the completion of the Merger, the business conducted by the Company became primarily the business conducted by STI, which is a clinical-stage biopharmaceutical company focused on the development and advancement of novel therapeutics to address unmet medical needs for the benefit of patients with central nervous system disorders.

Under the terms of the Amended Merger Agreement, the Company issued shares of its common stock to the stockholders of STI at an exchange rate of 0.7704 shares of its common stock, after taking into account the Reverse Stock Split, for each share of STI's common stock outstanding immediately prior to the Merger. The exchange rate was determined through arms'-length negotiations between the Company and the STI. The Company also assumed all of the stock options outstanding under STI's 2016 Equity Incentive Plan (the "2016 Plan") with such stock options henceforth representing the right to purchase a number of shares of the Company's common stock equal to 0.7704 multiplied by the number of shares of STI's common stock previously represented by such options.

Immediately after the Merger, there were approximately 6,221,822 shares of the Company's common stock outstanding, subject to rounding up any fractional shares as a result of the Reverse Stock Split as further described below. Immediately after the Merger, the former stockholders, optionholders and noteholders of STI owned, or held rights to acquire, approximately 84.85% of the fully-diluted shares of the Company's common stock, which for these purposes is defined as the outstanding shares of common stock, plus restricted stock units and "in the money" options and warrants to purchase shares of Common Stock, assuming that all of its "in the money" options and warrants outstanding immediately prior to the Merger were exercised on a cashless basis immediately prior to the closing of the Merger (the "Fully-Diluted Capitalization"), with its stockholders, optionholders, restricted stock unit holders and warrantholders immediately prior to the Merger owning, or holding rights to acquire, approximately 15.15% of the Fully-Diluted Capitalization.

The shares of common stock issued to the former stockholders of STI were registered with the SEC.

The shares of the Company's common stock listed on the Nasdaq Capital Market, previously trading through the close of business on January 23, 2019 under the ticker symbol "APRI," commenced trading on the Nasdaq Capital Market, on a post-Reverse Stock Split adjusted basis, under the ticker symbol "SEEL" on January 24, 2019.

Contingent Value Rights Agreement

Upon the closing of the Merger, the Company, STI, Richard Pascoe, as representative of the Company's stockholders, and a rights agent entered into the Contingent Value Rights Agreement (the "CVR Agreement"). Pursuant to the CVR Agreement, Company stockholders will receive one CVR for each share of the Company's common stock held of record immediately prior to the closing of the Merger. Each CVR will represent the right to receive payments based on the Company's Vitaros assets. In particular, CVR holders will be entitled to receive 90% of any cash payments (or the fair market value of any non-cash payments) exceeding $500,000 received, during a period of ten years from the closing of the Merger, based on the sale or out-licensing of the Vitaros assets, including any contingent payments, less reasonable transaction expenses. The Company is entitled to retain the first $500,000 and 10% of any contingent payments. In order to be eligible for the CVR, a Company stockholder must have been a holder of record at the close of business immediately prior to the closing of the Merger. The Company agreed to use commercially reasonable efforts to out-license or sell the Vitaros assets for a period of three years following the closing of the Merger.

The CVRs are not be transferable, except in limited circumstances and will not be registered with the SEC. Richard Pascoe, the Company's former President and CEO, was appointed to serve as the representative of the CVR holders' interests under the CVR Agreement.

3. FERRING ASSET PURCHASE AGREEMENT AND DISCONTINUED OPERATIONS

On March 8, 2017, the Company entered into the Ferring Asset Purchase Agreement, pursuant to which, and on the terms and subject to the conditions thereof, among other things, the Company agreed to sell to Ferring its assets and rights (the "Purchased Assets") related to the business of developing, marketing, distributing, and commercializing, outside the United States, the Company's products currently marketed or in development, intended for the topical treatment of sexual dysfunction (the "Product Business"), including products sold under the name Vitaros (the "Products") for approximately $12.7 million. The Purchased Assets include, among other things, certain pending and registered patents and trademarks, contracts, manufacturing equipment and regulatory approvals relating to the Products outside of the United States. The Company retained the U.S. development and commercialization rights for Vitaros and a license from Ferring (the "Ferring License") for intellectual property rights for Vitaros and other products which relate to development both within the United States and internationally.

Pursuant to the terms of the Ferring Asset Purchase Agreement, Ferring paid the Company $11.5 million in cash at closing and paid approximately $0.7 million for the value of inventory related to the Products in April 2017. The Company was also eligible to receive two additional quarterly payments totaling $0.5 million for transition services, the first of which was received in July 2017 and the second of which was received in September 2017. The Company used a portion of the proceeds from the sale of the Purchased Assets to repay all amounts owed, including applicable termination fees, under the Credit Facility, which was approximately $6.6 million. The extinguishment of the Credit Facility was a stipulation of the Ferring Asset Purchase Agreement; however, since it was corporate debt, the loss on extinguishment was not offset against the gain on the sale of the Purchased Assets.

As of the transaction date, Ferring assumed responsibility for future obligations under the purchased contracts and regulatory approvals, as well as other liabilities associated with the Purchased Assets arising after the closing date, including $1.1 million, the remainder of the installment payments owed by the Company to Sandoz as a condition under the termination agreement between the two parties. The Company retained all liabilities associated with the Purchased Assets arising prior to the closing date.

Under the Ferring Asset Purchase Agreement, the Company has also agreed to indemnify Ferring for, among other things, breaches of its representations, warranties and covenants, any liability for which it remains responsible and its failure to pay certain taxes or comply with certain laws, subject to a specified deductible in certain cases. The Company's aggregate liability under such indemnification claims is generally limited to $2.0 million.

At the closing of the Ferring Asset Purchase Agreement, the Company entered into the Ferring License with respect to certain intellectual property rights necessary to or useful for its exploitation of the Purchased Assets within the United States and for its exploitation of the Purchased Assets in certain fields outside of sexual dysfunction, including for the treatment of Raynaud's Phenomenon, outside the United States. The parties granted one another a royalty free, perpetual and non-exclusive license to product know-how in their respective fields and territories and Ferring granted the Company a royalty-free, perpetual and exclusive license to certain patents in the field of sexual dysfunction in the United States and in certain fields other than sexual dysfunction outside of the United States.

The Ferring Asset Purchase Agreement was treated as a sale of a business and the total proceeds from the sale were allocated to the Purchased Assets. The total gain on sale of the Purchased Assets to Ferring consisted of the following:

Upfront payment received	$11,500
Transition services payments	500
Payment received for inventory	709
Total proceeds from sale	$12,709
Carrying value of assets sold in sale	(1,578)
Liabilities transferred upon sale	1,186
Total gain on sale of Purchased Assets	$12,317

Discontinued Operations

The Company had $0.02 million in accrued expenses related to discontinued operations as of December 31, 2018. There were no assets and liabilities presented as discontinued operations as of December 31, 2017.

The operating results of the Company's discontinued operations are as follows (in thousands):

	Year Ended
	December 31,
	2018	2017
Product sales	$-	$143
Royalty revenue	-	368
License fee revenue	-	-
Cost of goods sold	(24)	(74)
Cost of Sandoz rights	-	(10)
Operating expenses	-	(658)
Other expense	-	(16)
Gain on sale	-	12,317
(Loss) income from discontinued operations	$(24)	$12,070

Product sales, royalty revenue and cost of goods sold all relate to the sale of Vitaros product outside of the United States. Historically, the Company relied on its former commercial partners to sell Vitaros in approved markets and received royalty revenue from its former commercial partners based upon the amount of those sales. Royalty revenues were computed and recognized on a quarterly basis, typically one quarter in arrears, and at the contractual royalty rate pursuant to the terms of each respective license agreement. The Company recorded $0.4 million in royalty revenue during the year ended December 31, 2017 related to sales of Vitaros prior to the completion of the Ferring Asset Purchase Agreement, during the fourth quarter of 2016 and the first quarter of 2017. "Cost of Sandoz rights" represents the payments owed by the Company to Sandoz as a condition under the termination agreement between the two parties related to Vitaros outside of the United States. Operating expenses for the current periods include primarily patent and legal fees and accounting expenses incurred in connection with the Ferring Asset Purchase Agreement.

4. ALLERGAN IN-LICENSING AGREEMENT

In 2009, Warner Chilcott Company, Inc., now a subsidiary of Allergan, acquired the commercial rights to Vitaros in the United States. In September 2015, the Company entered into a license agreement and amendment to the original agreement with Warner Chilcott Company, Inc., granting the Company exclusive rights to develop and commercialize Vitaros in the United States in exchange for a $1.0 million upfront payment, paid in September 2015, and a $1.5 million regulatory milestone payment, paid in September 2017 following the FDA's acknowledgment of receipt of the Company's NDA resubmission. Since the intangibles acquired in the license agreement do not have alternative future use, all costs incurred including the upfront payment and the regulatory milestone payment, were treated as research and development expense.

As part of the license agreement, Allergan has the right to exercise a one-time opt-in right to assume all future commercialization activities in the United States, assuming FDA approval, in exchange for a total of $25.0 million in upfront and potential launch milestone payments owed to the Company for that right, plus a high double-digit royalty in the ten to twenty percent range on Allergan's net sales of the product. If Allergan elects not to exercise its opt-in right, the Company may commercialize Vitaros, and in return, pay Allergan a high double-digit royalty in the ten to twenty percent range on our net sales of the product.

In 2008, the FDA issued a complete response letter (the "2008 CRL") for the Vitaros NDA, identifying certain deficiencies in the application. Based on the Company's subsequent interactions with the FDA and after completion of further drug-device engineering and other activities intended to address issues previously raised in the 2008 CRL, which included human factor testing and new non-clinical studies, the Company resubmitted the Vitaros NDA in August 2017.

On February 15, 2018, the FDA issued a CRL indicating that the modest treatment effect did not outweigh certain safety concerns specific to the 2.5% concentration of its permeation enhancer NexACT (DDAIP.HCl) contained in the current formulation and identifying deficiencies related to chemistry, manufacturing and controls.

In April 2018, the Company met with the FDA and confirmed that two new Phase 3 clinical efficacy trials would be necessary at a lower formulation concentration in order to potentially reach approval.

5. OTHER FINANCIAL INFORMATION

Property and Equipment

Property and equipment are comprised of the following (in thousands):

	December 31,
	2018	2017
Leasehold improvements	$20	$20
Machinery and equipment	270	270
Capital lease equipment	76	76
Computer software	130	130
Furniture and fixtures	25	25
Total property and equipment	521	521
Less: accumulated depreciation and amortization	(483)	(442)
Property and equipment, net	$38	$79

Depreciation expense totaled $0.04 million and $0.1 million for the years ended December 31, 2018 and 2017, respectively.

Accrued Expenses

Accrued expenses are comprised of the following (in thousands):

	December 31,
	2018	2017
Professional fees	$548	$575
Outside research and development services	4	61
Other	92	14
Accrued expenses, net	$644	$650

Other Long Term Liabilities

Other long term liabilities are comprised of the following (in thousands):

	December 31,
	2018	2017
Deferred rent	$4	$46
Security deposit	12	12
Other long term liabilities, net	$16	$58

6. DEBT

Credit Facility

On October 17, 2014 (the "Closing Date"), the Company entered into the Credit Facility with the Lenders, pursuant to which the Lenders agreed, subject to certain conditions, to make term loans totaling up to $10.0 million available to the Company. The first $5.0 million term loan was funded on the Closing Date. A second term loan of $5.0 million was funded at the Company's request on July 23, 2015. The first and second term loans had annual interest rates of 7.95% and 8.01%, respectively. The repayment schedule provided for interest-only payments in arrears until November 2015, followed by consecutive equal monthly payments of principal and interest in arrears through the original maturity date, which was October 1, 2018 (the "Maturity Date").

On the Closing Date, the Company issued warrants to purchase up to an aggregate of 646 shares of common stock at an exercise price of $387.00 per share to the Lenders. On July 23, 2015, in connection with the funding of the second term loan, the Company issued additional warrants to purchase up to an aggregate of 508 shares of common stock at an exercise price of $492.00 per share to the Lenders. The warrants were exercisable upon issuance and expire ten years from their dates of issuance. The warrants were classified in equity since they do not include provisions that would require the Company to repurchase its shares or cash settle, among other factors that would require liability classification. The fair value of the warrants at issuance of approximately $0.1 million was initially recorded as a discount to the principal balance and was being amortized over the life of the Credit Facility using the effective interest method. As a result of the prepayment of the Credit Facility in March 2017, the remaining discount was also written off.

On March 8, 2017, pursuant to the Ferring Asset Purchase Agreement, the Company repaid to the Lenders all amounts due and owed in full under the Credit Facility. Per the Credit Facility, the Company was subject to a prepayment fee of up to 3% since prepaying the outstanding balance of the term loans in full prior to the Maturity Date. Upon repayment of each term loan, the Company was also required to make a final payment to the Lenders equal to 6% of the original principal amount of each term loan. This final payment had been partially accreted over the life of the Credit Facility using the effective interest method. The final payment included the outstanding balance of the term loans in full as well as (i) a prepayment fee of approximately 2%, or $0.1 million, (ii) a final payment equal to 6% of the original principal amount of each term loan, or $0.6 million, and (iii) per diem interest of approximately $0.05 million, for a total payment of $6.6 million.

The Company's notes payable balance was zero for each of the years ended December 31, 2018 and 2017, respectively.

The Company recognized interest expense related to the Credit Facility of $0 and $0.1 million during the years ended December 31, 2018 and 2017, respectively. Although the extinguishment of the debt was a closing condition of the Ferring Asset Purchase Agreement, since the Credit Facility was related to corporate debt, the loss on extinguishment and related interest expense is presented on the consolidated statements of operations as continuing operations.

7. STOCKHOLDERS' EQUITY

Preferred Stock

The Company is authorized to issue 10.0 million shares of preferred stock, par value $0.001, of which 1.0 million shares are designated as Series A Junior Participating Preferred Stock, 800 are designated as Series B 8% Cumulative Convertible Preferred Stock, and 600 are designated as Series C 6% Cumulative Convertible Preferred Stock. No shares of preferred stock were outstanding as of December 31, 2018 or 2017.

Common Stock Offerings

September 2018 Financing

On September 20, 2018, the Company entered into a Securities Purchase Agreement (the "September 2018 SPA") with an investor (the "Purchaser") for net proceeds of approximately $1.1 million. Pursuant to the September 2018 SPA, the Company sold 153,333 shares of the Company's common stock, at a purchase price of $8.10 per share and warrants to purchase up to 115,000 shares of common stock, exercisable six months after issuance at an exercise price equal to $9.00 per share, in a private placement. In addition, the Company issued warrants to purchase up to 7,667 shares of common stock to H.C. Wainwright (the "September 2018 Placement Agent Warrants"). The September 2018 Placement Agent Warrants are exercisable six months after issuance at an exercise price of $10.125 per share, and expire five years from the initial exercise date. The Company also issued additional warrants to the Purchaser in an amount of 89,239 shares of common stock, exercisable six months after issuance at an exercise price equal to $12.00 per share (all warrants issued to the Purchaser in the September 2018 SPA, the "September 2018 Warrants"). The September 2018 Warrants are exercisable for five years from the initial exercise date. It is explicitly stated in the Form of Warrant for both the September 2018 Warrants and the September 2018 Placement Agent Warrants that under no circumstances would the Company be required to net cash settle the warrants. In connection with the September 2018 SPA, the Purchaser agreed to enter into a voting agreement with the Company to vote all of their respective shares of the Company's capital stock in favor of the adoption of the Merger Agreement.

The total initial $0.9 million fair value of the combined warrants was determined using the Black-Scholes option pricing model and was recorded to equity. The September 2018 Warrants and the September 2018 Placement Agent Warrants were classified as equity and valued using assumptions of an expected term of 5.5 years for each, a volatility of 107.3% for each, annual rate of dividends of 0% for each, and risk-free interest rates of 2.97% for each. Transaction costs of approximately $0.2 million were netted against the proceeds allocated to the common stock shares in equity.

In addition, pursuant to the terms of the September 2018 SPA, outstanding warrants to purchase up to 89,239 shares of common stock previously issued to and held by the Purchaser were cancelled at the closing, which occurred on September 24, 2018. The fair value of the exchange between the warrants previously issued and outstanding prior to the September 2018 SPA and those issued in replacement of those warrants was $0.6 million on the date of the modification, which resulted in a charge of $0.1 million to amendment of equity classified warrants on the consolidated statements of operations.

June 2018 Warrant Amendment

On June 22, 2018, the Company entered into the Subscription Agreement Amendment with the Investors, which, among other things, removed the Investors' preemptive rights with respect to future issuances of the Company's equity securities. Concurrently with the Subscription Agreement Amendment, the Company entered into the June 2018 Warrant Amendment with Sarissa Offshore regarding the 2015 and 2016 Warrants, pursuant to which the exercise price of the warrants was reduced from $21.30 to $12.60 per share. The amendment to the warrants resulted in a charge of approximately $17,000, which was recorded as amendment of equity classified warrants expense during the three months ended June 30, 2018.

March 2018 Warrant Amendment

In March 2018, the Company entered into the March 2018 Warrant Amendment with the holders of the 2015 and 2016 Warrants, which, among other things, (i) reduced the exercise price of the 2015 and 2016 Warrants from $264.00 to $21.30 per share, and (ii) amended certain provisions of the 2015 and 2016 Warrants such that they can no longer be net-cash settled. The fair value of the 2015 and 2016 Warrants on the date of the modification was $0.5 million, which resulted in a charge of $0.2 million to amendment of equity classified warrants on the consolidated statements of operations. Upon modification, the 2015 and 2016 Warrants were reclassified to stockholders' equity.

April 2018 Financing & Warrant Amendment

On April 2, 2018, the Company completed the April 2018 Financing for net proceeds of approximately $3.1 million, after deducting placement agent fees and other estimated offering expenses for the sale. Pursuant to the agreement, the Company sold 236,667 of the Company's 2018 Units. The April 2018 Warrants issued pursuant to the April 2018 Financing have an exercise price equal to $15.00 per share of common stock, and are only exercisable following the Company's announcement that it has received stockholder approval of the 2018 Charter Amendment and the effective date of the 2018 Charter Amendment. The April 2018 Warrants will expire five years from the date they are first exercisable. In addition, the Company issued the April 2018 Placement Agent Warrants to purchase up to 11,833 shares of common stock to H.C. Wainwright. The April 2018 Placement Agent Warrants are exercisable upon the announcement of the effectiveness of the 2018 Charter Amendment at an exercise price of $18.75 per share, and also expire five years from that date. It is explicitly stated in the Form of Warrant for both the April 2018 Warrants and the Placement Agent Warrants that under no circumstances may the shares be settled in cash.

The total initial $1.2 million fair value of the combined warrants was determined using the Black-Scholes option pricing model and was recorded to equity. The April 2018 Warrants and the April 2018 Placement Agent Warrants were classified as equity and valued using assumptions of expected terms of 5.12 years and 5.0 years, volatilities of 104.0% and 105%, respectively, annual rate of dividends of 0%, and risk-free interest rates of 2.55% for each. Transaction costs of approximately $0.7 million were netted against the proceeds allocated to the common stock shares in equity.

In connection with the April 2018 Financing, the Company entered into a warrant amendment with the holders of the Company's warrants to purchase common stock of the Company, issued in the September 2017 Financing. See below for details.

September 2017 Financing

On September 10, 2017, the Company entered into the September 2017 SPA with certain accredited investors for net proceeds of approximately $3.1 million. Pursuant to the agreement, the Company sold 71,220 shares of the Company's common stock at a purchase price of $51.90 per share and the September 2017 Warrants. The September 2017 Warrants were exercisable upon closing, or on September 13, 2017, at an exercise price equal to $50.10 per share of common stock and are exercisable for two and one-half years from that date. In addition, the Company issued the September 2017 Placement Agent Warrants. The September 2017 Placement Agent Warrants were exercisable upon closing at an exercise price of $64.80 per share, and also expire two and one-half years from the closing date.

The standalone fair value of the combined warrants was determined using the Black-Scholes option pricing model and was recorded to equity. The September 2017 Warrants and September 2017 Placement Agent Warrants were valued using assumptions of expected terms of 2.5 for each, volatilities of 110.4% for each, annual rate of dividends of 0.0% for each, and risk-free interest rates of 1.38% for each. The terms of the warrants state that under no circumstance may the shares be settled in cash. Therefore, the September 2017 Warrants and the September 2017 Placement Agent Warrants have been classified within stockholders' equity. The total proceeds from the private placement were allocated to the common stock and warrants on a relative fair values basis, with $2.8 million attributed to the common stock and $0.9 million attributed to the warrants. Transaction costs of approximately $0.6 million were netted against the proceeds and allocated to the common stock shares in equity.

In connection with the April 2018 Financing, the Company entered in the April 2018 Warrant Amendment, which (i) reduced the exercise price of the September 2017 Warrants and the September 2017 Placement Agent Warrants to $18.00 per share (the closing price of the Company's stock on March 27, 2018, the date of the amendment), and (ii) changed the date upon which such warrants become exercisable to the effective date of the 2018 Charter Amendment. The April 2018 Warrant Amendment resulted in a charge of approximately $0.1 million, which was recorded as amendment of equity classified warrants in the consolidated statement of operations for the year ended December 31, 2018.

April 2017 Financing & Warrant Amendment

On April 26, 2017, the Company completed the April 2017 Financing for net proceeds of approximately $5.9 million, after deducting the underwriting discounts and commissions and offering expenses payable by the Company. Pursuant to the underwriting agreement with H.C. Wainwright, the Company sold to H.C. Wainwright an aggregate of 167,667 units. Each unit consisted of one share of common stock and one warrant to purchase 0.75 of a share of common stock, sold at a public offering price of $42.00 per unit. The April 2017 Warrants became exercisable only following the Company's announcement that it has received stockholder approval of the effectiveness of the 2017 Charter Amendment and the 2017 Charter Amendment had become effective. The April 2017 Warrants were exercisable upon the effective date of the 2017 Charter Amendment on May 17, 2017, expire five years from such date and have an exercise price $46.50 per share of common stock. In connection with this transaction, the Company issued to H.C. Wainwright the 2017 Underwriter Warrants. The 2017 Underwriter Warrants have substantially the same terms as the 2017 Warrants, except that the 2017 Underwriter Warrants have a term of five years from April 20, 2017 and an exercise price of $52.50 per share. The terms of the April 2017 Warrants and the April 2017 Underwriter Warrants state that under no circumstance may the shares be settled in cash. Therefore, the April 2017 Warrants and the April 2017 Underwriter Warrants have been classified within stockholders' equity. The common shares, warrants and warrant shares were issued and sold pursuant to an effective registration statement on Form S-1, which was previously filed with the SEC and declared effective on April 20, 2017, and a related prospectus.

The total initial $2.9 million fair value of the combined warrants was determined using the Black-Scholes option pricing model and was recorded to equity. The warrants and Underwriter Warrants were valued using assumptions of expected terms of 5.06 and 5.0 years, respectively, volatilities of 88.3% and 88.7%, respectively, annual rate of dividends of 0.0% for each, and risk-free interest rates of 1.8% for each. Transaction costs of approximately $1.1 million were netted against the proceeds allocated to the common stock shares in equity.

Pursuant to the April 2017 Financing, the Company entered into a warrant amendment with the holders of the Company's warrants to purchase common stock of the Company, issued in the September 2016 Financing. See below for details.

September 2016 Financing

In September 2016, the Company completed the September 2016 Financing, which was a registered direct offering of 36,080 shares of common stock at a purchase price of $103.50 per share with a group of investors.  Concurrently in a private placement, for each share of common stock purchased by each investor, such investor received from the Company an unregistered warrant to purchase three quarters of a share of common stock (the "2016 Private Placement Warrants"). Initially, the 2016 Private Placement Warrants had an exercise price of $135.00 per share, were exercisable six months from the initial issuance date, and would expire five and a half years from the initial issuance date. The aggregate gross proceeds from the sale of the common stock and warrants was approximately $3.7 million, and the net proceeds after deduction of commissions, fees and expenses was approximately $3.2 million. In connection with this transaction, the Company issued to the placement agent warrants to purchase up to 1,804 shares of common stock sold in this offering (the "2017 Placement Agent Warrants" and, together with the 2016 Private Placement Warrants, the "September 2016 Warrants"). The 2016 Placement Agent Warrants have substantially the same terms as the 2016 Private Placement Warrants, except that initially, the 2016 Placement Agent Warrants had an exercise price of $129.375 per share and would expire five years from the initial issuance date. Initially, the September 2016 Warrants were accounted for as a liability and fair-valued at the issuance date. Out of the total gross proceeds, $1.6 million was allocated to the 2016 Private Placement Warrants based on their fair value, and the rest was allocated to the common stock and recorded in equity. Also, in connection with the transaction, the Company incurred cash-based transaction costs of approximately $0.5 million and non-cash transaction costs of $0.1 million related to the fair value of the 2016 Placement Agent Warrants. These costs were allocated between the warrant liability and equity based on their relative values at the issuance date. The transaction costs that were allocated to the warrant liability of approximately $0.3 million were expensed and included in other financing expenses on the consolidated statements of operations and the transaction costs of approximately $0.4 million related to the common stock were netted against the proceeds allocated to the common stock shares in equity.

In connection with the April 2017 Financing, the Private Placement Warrants and the Placement Agent Warrants were amended pursuant to which, among other things, (i) the exercise price of the warrants was reduced to $46.50 per share (the exercise price of the warrants sold in the April 2017 Financing), (ii) the terms of the agreement were amended so that the shares cannot be cash settled under any circumstance, and (iii) the date upon which such warrants became exercisable was changed to the effective date of the Charter Amendment, or May 17, 2017 (the "April 2017 Warrant Amendment"). Based upon the amended terms of the agreement, the September 2016 Warrants were reclassified to stockholders' equity at the time of the April 2017 Warrant Amendment, or April 20, 2017. The fair value of the warrants on that date was $0.8 million, which resulted in a charge of $0.2 million to change in fair value of warrant liability on the consolidated statements of operations before reclassification to stockholders' equity during the second quarter of 2017.

July 2016 Aspire Common Stock Purchase Agreement

In July 2016, the Company and Aspire Capital entered into the Aspire Purchase Agreement, which provided that Aspire Capital was committed to purchase, if the Company chooses to sell and at the Company's discretion, an aggregate of up to $7.0 million of shares of the Company's common stock over the 24-month term of the Aspire Purchase Agreement. The Aspire Purchase Agreement could have been terminated at any time by the Company by delivering notice to Aspire Capital. On the Aspire Closing Date, the Company delivered to Aspire Capital a commitment fee of 5,063 shares of the Company's common stock at a value of $0.6 million, in consideration for Aspire Capital entering into the Aspire Purchase Agreement. Additionally, on the Aspire Closing Date, the Company sold 8,439 shares of the Company's common stock to Aspire Capital for proceeds of $1.0 million. In connection with the transaction, the Company incurred cash transaction costs of approximately $0.1 million, which were netted against the proceeds in equity.

On any business day during the 24-month term of the Aspire Purchase Agreement, the Company has the right, in its sole discretion, to present Aspire Capital with a purchase notice (each, a "Purchase Notice") directing Aspire Capital to purchase up to 333 shares of the Company's common stock per business day, subject to certain limitations. The Company and Aspire Capital could have mutually agreed to increase the number of shares that could have been sold pursuant to a Purchase Notice to as much as an additional 6,667 shares of the Company's common stock per business day. The purchase price per share of the Company's common stock sold to Aspire Capital pursuant to a Purchase Notice was equal to the lower of (i) the lowest sales price of the Company's common stock on the purchase date or (ii) the average of the lowest three closing sales prices of the Company's common stock for the twelve business days prior to the purchase date. Under the Aspire Purchase Agreement, the Company and Aspire Capital shall not effect any sales on any purchase date where the closing sale price of the Company's common stock is less than $30.00.

Additionally, on any date on which (i) the Company submitted a Purchase Notice to Aspire Capital for at least 333 shares of the Company's common stock and (ii) the last closing trade price for the Company's common stock was higher than $90.00, the Company has the right, in its sole discretion, to present Aspire Capital with a volume-weighted average price purchase notice (each, a "VWAP Purchase Notice") directing Aspire Capital to purchase an amount of the Company's common stock equal to up to 30% of the aggregate shares of the Company's common stock traded on the next business day (the "VWAP Purchase Date"), subject to certain limitations. The purchase price per share of the Company's common stock sold to Aspire Capital pursuant to a VWAP Purchase Notice shall be the lesser of (i) the closing sale price of the Company's common stock on the VWAP Purchase Date or (ii) 97% of the volume weighted average price of the Company's common stock traded on the VWAP Purchase Date, subject to certain limitations.

The Company also entered into a registration rights agreement with Aspire Capital, in which the Company agreed to file one or more registration statements, as permissible and necessary to register, under the Securities Act of 1933, as amended, the sale of the shares of the Company's common stock that have been and may be issued to Aspire Capital under the Purchase Agreement.

Pursuant to the Aspire Purchase Agreement, in no case could the Company issue more than 40,000 shares of the Company's common stock (which is equal to approximately 19.99% of the Company's common stock outstanding on the Aspire Closing Date) to Aspire Capital unless (i) the average price paid for all shares issued under the Aspire Purchase Agreement is at least $114.60 per share (a price equal to the most recent consolidated closing bid price of the Company's common stock prior to the execution of the Aspire Purchase Agreement) or (ii) the Company received stockholder approval to issue more shares to Aspire Capital. Since the inception of the Aspire Purchase Agreement through its termination, the Company has issued a total of 16,667 shares for gross proceeds of $1.2 million. Upon its termination, all of the reserve was available under the committed equity financing facility since the Company's stock price was above $3.00, subject to SEC limitations under the Form S-3 Registration Statement. However, in connection with the September 2016, April 2017 and April 2018 Financings, the Company agreed to not make any further sales under the Aspire Purchase Agreement for a period of twelve months following the date of each financing.

January 2016 Financing

In January 2016, the Company entered into subscription agreements with certain purchasers pursuant to which it agreed to sell an aggregate of 37,879 shares of its common stock and warrants to purchase up to an additional 18,939 shares of its common stock to the purchasers for an aggregate offering price of $10.0 million, to take place in separate closings (the "January 2016 Financing"). Each share of common stock was sold at a price of $264.00 and included one half of a warrant to purchase a share of common stock. During the first closing in January 2016, the Company sold an aggregate of 8,428 shares and warrants to purchase up to 4,214 shares of common stock for gross proceeds of $2.2 million. The remaining shares and warrants were sold in a subsequent closing in March 2016 for gross proceeds of $7.8 million following stockholder approval at a special meeting on March 2, 2016. The aggregate net proceeds, after deduction of fees and expenses of approximately $0.4 million, were approximately $9.6 million.

The warrants issued in connection with the January 2016 financing (the "January 2016 Warrants") occurred in separate closings in January 2016 and March 2016 and gave rights to purchase up to 18,939 total shares of the Company's common stock at an exercise price of $264.00 per share. The total initial $4.8 million fair value of the warrants on their respective closing dates was determined using the Black-Scholes option pricing model and was recorded as the initial carrying value of the common stock warrant liabilities. The warrants issued in January 2016 and March 2016 were initially valued using assumptions of expected terms of 7.0 years, volatilities of 101.9% and 99.4%, respectively, annual rate of dividends of 0.0%, and risk-free interest rates of 1.6% and 1.4%, respectively. Fees and expenses of approximately $0.2 million were allocated to the warrant liability and expensed in Other Financing Costs. The remaining expenses were netted against the proceeds allocated to the common stock shares in equity. The fair value of these warrants is remeasured at each financial reporting period with any changes in fair value recognized as a change in fair value of warrant liability in the accompanying consolidated statements of operations. These warrants became exercisable in July 2016 and September 2016 and have expiration dates of January 2023 and March 2023, respectively.

Pursuant to the January 2016 financing, the exercise price of warrants issued in connection with a financing in February 2015 were reduced from $546.00 per share to $264.00 per share. The modification to these warrants resulted in a charge to other financing costs of approximately $0.7 million in 2016. The exercise price of these warrants was further reduced in March 2018. See above for details.

Warrants

A summary of warrant activity during the year ended December 31, 2018 is as follows (share amounts in thousands):

		Weighted
	Common Shares	Average
	Issuable upon	Exercise
	Exercise	Price
Outstanding at December 31, 2017	236	$117.30
Issued	342	$12.30
Exercised	(35)	$44.40
Cancelled	(107)	$119.70
Outstanding as of December 31, 2018	437	$20.70
Exercisable as of December 31, 2018	225	$30.30

The following table shows the number of outstanding warrants by exercise price and date of expiration as of December 31, 2018 (share amounts in thousands):

Shares Issuable Upon Exercise	Exercise Price	Expiration Date
13	$18.00	March 2020
8	$52.50	April 2022
82	$46.50	May 2022
11	$12.60	January 2023
3	$21.30	January 2023
11	$12.60	March 2023
4	$21.30	March 2023
12	$18.90	March 2023
80	$15.00	May 2023
8	$10.14	March 2024
115	$9.00	March 2024
89	$12.00	March 2024
1	$387.00	October 2024
1	$492.00	July 2025
437

8. EQUITY COMPENSATION PLANS

As of December 31, 2018, the Company has one share-based compensation plan, the 2012 Stock Long Term Incentive Plan (the "2012 Plan"), which provides for the issuance of incentive and non-incentive stock options, restricted and unrestricted stock awards, stock unit awards and stock appreciation rights. Options and restricted stock units granted generally vest over a period of one to four years and have a maximum term of ten years from the date of grant. As of December 31, 2018, an aggregate of 67,731 shares of common stock were authorized under the 2012 Plan, of which 10,872 common shares were available for future grants.

Stock Options

A summary of stock option activity during the year ended December 31, 2018 is as follows (share amounts in thousands):

		Weighted	Weighted	Total
		Average	Average Remaining	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (in years)	Value
Outstanding as of December 31, 2017	12	$521.10	6.7	$-
Granted	23	63.30
Exercised	-	-
Cancelled	(6)	183.90	-	-
Outstanding as of December 31, 2018	29	$230.10	7.8	$-
Vested and expected to vest as of December 31, 2018	29	$230.10	7.8	$-
Exercisable as of December 31, 2018	15	$375.00	6.8	$-

As of December 31, 2018 and 2017, there were 15,076 and 9,777 options exercisable, respectively. There were no options exercised during either of the years ended December 31, 2018 and 2017. The total fair value of options vested during the years ended December 31, 2018 and 2017 was $1.0 million and $0.8 million, respectively.

Restricted Stock Units

A summary of restricted stock unit activity during the year ended December 31, 2018 is as follows:

		Weighted
	Number of	Average Grant
	Shares	Date Fair Value
Nonvested as of December 31, 2017	24	$47.10
Granted	-	$-
Vested	(14)	$49.50
Forfeited	(1)	$39.60
Nonvested as of December 31, 2018	9	$43.80

The total fair value of awards vested during the years ended December 31, 2018 and 2017 was $0.3 million and $0.4 million for each year, respectively.

Share-Based Compensation

The value of restricted stock unit grants is calculated based upon the closing stock price of the Company's common stock on the date of the grant. For stock options granted to employees and directors, the Company recognizes compensation expense based on the grant-date fair value over the requisite service period of the awards, which is the vesting period. The Company estimates the fair value of each option award on the date of grant using the Black-Scholes option pricing model.

The following table presents the weighted average assumptions used by the Company to estimate the fair value of stock option grants using the Black-Scholes option-pricing model, as well as the resulting weighted average fair values at their issuance dates during the year ended December 31, 2018. No stock options were granted during the year ended December 31, 2017.

2018
Risk-free interest rate	2.3%-2.3%
Volatility	98%-105%
Dividend yield	-- %
Expected term	5-6.08 years
Forfeiture rate	11.33%
Weighted average fair value	$ 49.88

Expected Volatility. The Company uses analysis of historical volatility to determine the expected volatility of its stock options.

Expected Term. The expected life assumptions are based on the simplified method due to the lack of sufficient history as set forth in SEC's Staff Accounting Bulletin Topic 14.

Risk-Free Interest Rate. The interest rate used in valuing awards is based on the yield at the time of grant of a United States Treasury security with an equivalent remaining term.

Dividend Yield. The Company has never paid cash dividends, and does not currently intend to pay cash dividends, and thus has assumed a 0% dividend yield.

Pre-Vesting Forfeitures. Estimates of pre-vesting option forfeitures are based on the Company's experience. The Company adjusts its estimate of forfeitures over the requisite service period based on the extent to which actual forfeitures differ, or are expected to differ, from such estimates. Changes in estimated forfeitures are recognized through a cumulative catch-up adjustment in the period of change and also impact the amount of compensation expense to be recognized in future periods. Adjustments have not been significant to date.

As of December 31, 2018, there was $0.6 million in unrecognized compensation cost related to non-vested stock options expected to be recognized over a weighted average period of 2.7 years. As of December 31, 2018, there was $0.06 million in unrecognized compensation cost related to non-vested restricted stock units expected to be recognized over a weighted average period of 0.08 year. In addition, the Company has $0 in unrecognized compensation cost related to performance restricted stock units. The Company records expense related to its performance RSUs based on the probability of occurrence, which is reassessed each quarter.

The following table summarizes the total stock-based compensation expense resulting from share-based awards recorded in the Company's consolidated statements of operations (in thousands):

	Year Ended December 31,
	2018	2017
Research and development	$336	$227
General and administrative	965	911
	$1,301	$1,138

9. RELATED PARTY TRANSACTIONS

The Company had the following related party transaction for 2018:

IRRAS AB

IRRAS AB ("IRRAS") is a commercial stage medical technology company of which a current director of the Company, Kleanthis G. Xanthopoulos, Ph.D., is currently the President, Chief Executive Officer and director. In January 2018, the Company and IRRAS entered into a Sublease, pursuant to which the Company subleased to IRRAS excess capacity in its corporate headquarters. The sublease has a term of two years and aggregate payments due to the Company of approximately $0.3 million. On October 30, 2018, the Company and IRRAS entered into an amended and restated sublease, commencing January 1, 2019, pursuant to which the Company agreed to sublease to IRRAS the remainder of its current corporate headquarters (the "IRRAS Restated Sublease"), which satisfied a closing condition related to the merger. The IRRAS Restated Sublease has a term of one year and provides for aggregate payments due to the Company of approximately $0.4 million, which approximate fair value.

10. INCOME TAXES

The Company has incurred losses since inception, which have generated net operating loss carryforwards and capital loss carryforwards of approximately $118.4 million and $9.8 million for federal and California income tax purposes, respectively. These carryforwards are available to offset future taxable income and expire beginning in 2019 through 2037 for federal income tax purposes and beginning in 2030 through 2033 for California income tax purposes. Also, Federal net operating loss carryforwards that were generated in 2018 have an indefinite carryforward period. In addition, the Company has research and development tax credit carryforwards for federal and state income tax purposes as of December 31, 2018 of $1.8 million and $1.0 million, respectively. The federal credits will begin to expire in 2019 unless utilized and the state credits have an indefinite life.

Utilization of the loss carryforwards may be subject to a substantial annual limitation due to ownership change limitations that may have occurred or that could occur in the future, as required under Internal Revenue Code Section 382 ("Section 382"), as well as similar state and foreign provisions. These ownership changes may limit the amount of loss carryforwards that can be utilized annually to offset future taxable income. In general, an "ownership change" as defined by Section 382 results from a transaction or series of transactions over a three-year period resulting in an ownership change of more than 50 percentage points of the outstanding stock of a company by certain stockholders or public groups. Since the Company's formation, the Company has raised capital through the issuance of capital stock on several occasions which, combined with the purchasing stockholders' subsequent disposition of those shares, likely resulted in such an ownership change, or could result in an ownership change in the future upon subsequent disposition.

During the first quarter of 2017, the Company completed a study to assess whether an ownership change occurred and determined that there have been multiple ownership changes since the Company's formation. As a result, utilization of the loss carryforwards are subject to an annual limitation under Section 382, which was determined by first multiplying the value of the Company's stock at the time of the ownership change by the applicable long-term, tax-exempt rate. These limitations resulted in the expiration of the majority of the Company's loss carryforwards. These loss carryforwards that have expired due to these limitations have been removed from deferred tax assets with a corresponding reduction of the valuation allowance with no net effect on income tax expense or the effective tax rate. Despite the assessment completed during the first quarter of 2017, additional ownership changes may have occurred subsequent to the completion of the study, which would continue to limit utilization of any future loss carryforwards including as a result of the Merger which occurred subsequent to the Company's year end.

Deferred tax assets consist of the following (in thousands):

	December 31,
	2018	2017
Net operating tax loss and capital loss carryforwards	$25,549	$23,463
Capitalized research and development costs	4,194	4,620
Research and development tax credits	1,937	1,923
Other accruals and reserves	494	721
Basis of intangible assets	3,136	3,658
Total deferred tax asset	35,310	34,385
Less valuation allowance	(35,310)	(34,385)
Net deferred tax asset	$-	$-

The federal net operating loss carryforwards and tax credit carryforwards resulted in a noncurrent deferred tax asset as of December 31, 2018 and 2017 of approximately $27.5 million and $25.4 million, respectively. In consideration of the Company's accumulated losses and the uncertainty of its ability to utilize this deferred tax asset in the future, the Company has recorded a full valuation allowance as of such dates.

The Company follows the provisions of income tax guidance which provides recognition criteria and a related measurement model for uncertain tax positions taken or expected to be taken in income tax returns. The guidance requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by tax authorities. Tax positions that meet the more likely than not threshold are then measured using a probability weighted approach recognizing the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company's Federal income tax returns for 2015 to 2018 are still open and subject to audit. In addition, net operating losses and capital losses arising from prior years are also subject to examination at the time they are utilized in future years. Unrecognized tax benefits, if recognized, would have no effect on the Company's effective tax rate. The Company's policy is to recognize interest and penalties related to income tax matters in income tax expense. For the years ended December 31, 2018 and 2017, the Company has not recorded any interest or penalties related to income tax matters. The Company does not foresee any material changes to unrecognized tax benefits within the next twelve months.

A reconciliation of the Company's unrecognized tax benefits for the years ended December 31, 2018 and 2017, are as follows (in thousands):

	Year Ended December 31,
	2018	2017
Beginning balance	$713	$3,047
Change in current period positions	13	34
Change in prior period positions	(8)	(2,368)
Ending balance	$718	$713

The reconciliation of income taxes computed using the statutory United States income tax rate and the provision (benefit) for income taxes for the years ended December 31, 2018 and 2017, are as follows:

	Year Ended December 31,
	2018	2017
Federal statutory tax rate	(21)%	(34)%
Change in rate	-%	165%
Valuation allowance	10%	(360)%
Deferred tax true-ups	5%	227%
Revaluation of warrants	-%	2%
Permanent differences	7%	1%
Tax credits	(1)%	(1)%
Income tax expense	-%	-%

US Tax Reform

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (Tax Act) was enacted into law and the new legislation contains several key tax provisions that affected the Company, including a reduction of the corporate income tax rate to 21% effective January 1, 2018, among others. The Company is required to recognize the effect of the tax law changes in the period of enactment, such as determining the transition tax, remeasuring the Company's U.S. deferred tax assets and liabilities, as well as reassessing the net realizability of the Company's deferred tax assets and liabilities. In December 2017, the SEC staff issued Staff Accounting Bulletin No. 118, Income Tax Accounting Implications of the Tax Cuts and Jobs Act (SAB 118), which allowed the Company to record provisional amounts during a measurement period not to extend beyond one year of the enactment date. As a result, the Company previously provided a provisional estimate of the effect of the Tax Act in the Company's financial statements. In the fourth quarter of 2018, the Company completed its analysis to determine the effect of the Tax Act and recorded no material adjustments as of December 31, 2018.

11. COMMITMENTS AND CONTINGENCIES

Operating Leases

In December 2011, the Company entered into a five-year lease agreement for its headquarters in San Diego, California expiring December 31, 2016. In December 2015, the Company amended the lease agreement to extend the term through December 31, 2020. The Company has an option to extend the lease an additional three years. The original lease term contained a base rent of approximately $24,000 per month with 3% annual escalations, plus a supplemental real estate tax and operating expense charge to be determined annually. The Company received a total of a six-month base rent abatement from the lease agreement and amendment. This abatement is recoverable by the landlord on a straight-line amortized basis over 60 months should the Company terminate the lease early for any reason.

In 2018, the Company subleased excess capacity in its San Diego headquarters to a subtenant under a non-cancellable lease. The sublease has a term of two years and aggregate payments due to the Company of approximately $0.3 million. On October 30, 2018, the Company amended and restated its sublease, commencing January 1, 2019, pursuant to which the Company agreed to sublease the remainder of its San Diego headquarters, which satisfied a closing condition related to the merger. The amended and restated sublease has a term of one year and provides for aggregate payments due to the Company of approximately $0.4 million, which approximate fair value.

For the years ended December 31, 2018 and 2017, rent expense totaled $0.3 million and $0.3 million, respectively.

Future minimum rental payments under operating leases as of December 31, 2018 are as follows (in thousands):

2019	$374
2020	32
Total	$406

Certain employees have agreements that provide for severance compensation in the event of termination or a change in control. These agreements can provide for a severance payment of up to 18 months of base salary and bonus in effect at the time of termination and continued health benefits at the Company's cost for up to 18 months.

Litigation

The Company may be a party to certain other litigation that is either judged to be not material or that arises in the ordinary course of business from time to time. The Company intends to vigorously defend its interests in these matters and does not expect that the resolution of these matters will have a material adverse effect on its business, financial condition or results of operations. However, due to the uncertainties inherent in litigation, no assurance can be given as to the outcome of these proceedings.

A complaint was filed in the Supreme Court of the State of New York by Laboratoires Majorelle SAS and Majorelle International SARL ("Majorelle") on July 25, 2017 naming Apricus Biosciences, Inc., NexMed (U.S.A.), Inc. and Ferring as defendants. The complaint sought a declaratory judgment that a non-compete provision in a license agreement between the Company and Majorelle, dated November 12, 2013, was unenforceable and made other claims relating to invalidity of the Company's assignment of the license agreement to Ferring under the Ferring Asset Purchase Agreement. The complaint also alleged breach of contract, fraudulent inducement, misrepresentation and unjust enrichment relating to a separate supply agreement between the Company and Majorelle. In addition to declaratory relief, Majorelle sought damages in excess of $1.0 million, disgorgement of profits and attorney's fees. On August 30, 2017, the Company and NexMed removed the case to federal district court in the Southern District of New York. Majorelle filed an amended complaint on October 16, 2017. The Company filed a motion to dismiss all claims in the amended complaint on December 5, 2017. The Company filed a motion to dismiss all claims in the amended complaint on December 5, 2017. On September 21, 2018, the Court granted the Company's motion to dismiss Majorelle's federal antitrust claim and dismissed the entire case.

12. SUBSEQUENT EVENT

Merger

On January 24, 2019, the Company completed the Merger with STI, pursuant to which Merger Sub merged with and into STI, with STI surviving as the Company's wholly-owned subsidiary. See note 2 to the consolidated financial statements above for additional information on the Merger.

Severance

The Company paid approximately $1.8 million in January 2019 pursuant to certain employment agreements that triggered upon the completion of the Merger with STI.

Seelos Therapeutics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)

	September 30,	December 31,
	2019	2018
Assets	(unaudited)
Current assets
Cash	$15,315	$42
Deferred offering costs	-	140
Prepaid expenses and other current assets	896	9
Total current assets	16,211	191
Total assets	$16,211	$191

Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$1,848	$2,220
Accrued expenses	900	84
Licenses payable	2,100	-
Accrued interest	-	151
Convertible notes payable, at fair value	-	2,442
Warrant liabilities, at fair value	690	-
Total current liabilities	5,538	4,897

Licenses payables, long-term	325	-
Total liabilities	5,863	4,897

Commitments and contingencies (note 10)
Stockholders' equity (deficit)
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no shares
issued or outstanding as of September 30, 2019 and December 31, 2018	-	-
Common stock, $0.001 par value, 120,000,000 shares authorized,
26,949,905 and 3,081,546 issued and outstanding as of
September 30, 2019 and December 31, 2018, respectively	27	3
Additional paid-in-capital	55,723	97
Accumulated deficit	(45,402)	(4,806)
Total stockholders' equity (deficit)	10,348	(4,706)
Total liabilities and stockholders' equity (deficit)	$16,211	$191

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Seelos Therapeutics, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues
Grant revenue	$375	$-	$375	$-
Total revenues	375	-	375	-
Operating expense
Research and development	2,641	172	13,365	422
General and administrative	1,415	915	6,427	1,722
Total operating expense	4,056	1,087	19,792	2,144
Loss from operations	(3,681)	(1,087)	(19,417)	(2,144)
Other income (expense)
Interest income	46	-	110	-
Interest expense	(1)	(67)	(28)	(113)
Loss on warrant issuance	-	-	(5,020)	-
Change in fair value of warrant liabilities	415	-	(16,132)	-
Change in fair value of convertible notes payable	-	57	(109)	2
Total other income (expense)	460	(10)	(21,179)	(111)
Net loss	$(3,221)	$(1,097)	$(40,596)	$(2,255)

Net loss per share basic and diluted	$(0.13)	$(0.36)	$(2.25)	$(0.73)

Weighted-average common shares outstanding basic and diluted	24,157,217	3,081,546	18,066,764	3,081,546

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Seelos Therapeutics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(40,596)	$(2,255)
Adjustments to reconcile net loss to net cash used in operating activities
Stock-based compensation expense	315	34
Research and development expensed - license acquired	3,000	-
Change in fair value of convertible notes payable	109	(2)
Change in fair value of warrant liability	16,132	-
Loss on warrant issuance	5,020	-
Changes in operating assets and liabilities
Prepaid expenses and other current assets	(890)	(116)
Accounts payable	(371)	1,278
Accrued expenses	517	(170)
Accrued interest	12	113
Licenses payable	2,425	-
Deferred offering costs	140	(66)
Net cash used in operating activities	(14,187)	(1,184)
Cash flows provided by financing activities
Proceeds from issuance of common stock and warrants in a private offering	16,520	1,265
Proceeds from issuance of common stock and warrants, pursuant to
Securities Purchase Agreement, net of issuance costs	5,930	-
Proceeds from issuance of common stock in at-the-market offering	2,567	-
Proceeds from exercise of warrants	4,443	-
Net cash provided by financing activities	29,460	1,265
Net increase in cash	15,273	81
Cash, beginning of period	42	258
Cash, end of period	$15,315	$339

Supplemental disclosure of cash flow information:
Cash paid for interest	$16	$-
Cash paid for income taxes	$-	$-
Non-cash investing and financing activities:
Issuance of common stock for conversion of debt	$2,551	$-
Issuance of common stock for conversion of accrued interest	$164	$-
Effect of reverse merger	$299	$-
Reclass of warrant liabilities related to Series A warrants exercised for cash	$5,504	$-
Reclass of Series B warrants from warrant liability to stockholders' equity	$31,473	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Seelos Therapeutics, Inc. and Subsidiaries
Condensed Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the Three Months Ended September 30, 2019 and 2018
(In thousands, except share data)
(Unaudited)

	Common	Common	Additional		Total
	Stock	Stock	Paid-In	Accumulated	Stockholders'
	(Shares)	(Amount)	Capital	Deficit	Equity
Balance as of June 30, 2019	21,277,229	$21	$47,099	$(42,181)	$4,939
Stock-based compensation expense	-	-	133	-	133
Issuance of common stock in at-the-market offering,
net of issuance	1,197,676	1	2,566	-	2,567
Issuance of common stock and warrants, pursuant to
Securities Purchase Agreement, net of issuance	4,475,000	5	5,925	-	5,930
Net loss	-	-	-	(3,221)	(3,221)
Balance as of September 30, 2019	26,949,905	$27	$55,723	$(45,402)	$10,348

	Common	Common	Additional		Total
	Stock	Stock	Paid-In	Accumulated	Stockholders'
	(Shares)	(Amount)	Capital	Deficit	Deficit
Balance as of June 30, 2018	3,081,546	$3	$95	$(2,490)	$(2,392)

Stock-based compensation expense	-	-	3	-	3
Net loss	-	-	-	(1,097)	(1,097)
Balance as of September 30, 2018	3,081,546	$3	$98	$(3,587)	$(3,486)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Seelos Therapeutics, Inc. and Subsidiaries
Condensed Consolidated Statements of Changes in Stockholders' Equity (Deficit)
For the Nine Months Ended September 30, 2019 and 2018
(In thousands, except share data)
(Unaudited)

	Common	Common	Additional		Total
	Stock	Stock	Paid-In	Accumulated	Stockholders'
	(Shares)	(Amount)	Capital	Deficit	(Deficit) Equity
Balance as of December 31, 2018	3,081,546	$3	$97	$(4,806)	$(4,706)
Stock-based compensation expense	-	-	315	-	315
Issuance of common stock and warrants in a private
offering, net of $16.5 million warrant liability	1,829,407	2	-	-	2
Effect of reverse merger	947,218	1	(300)	-	(299)
Issuance of common stock in at-the-market offering,
net of issuance	1,197,676	1	2,566	-	2,567
Issuance of common stock and warrants, pursuant to
Securities Purchase Agreement, net of issuance	4,475,000	5	5,925	-	5,930
Warrants exercised for cash	14,253,992	14	4,429	-	4,443
Issuance of common stock for license acquired	992,782	1	2,999	-	3,000
Reclass of warrant liabilities related to Series A
warrants exercised for cash	-	-	5,504	-	5,504
Reclass of Series B warrants from warrant liability
to stockholders' equity	-	-	31,473	-	31,473
Issuance of common stock for conversion of debt and
accrued interest	172,284	-	2,715	-	2,715
Net loss	-	-	-	(40,596)	(40,596)
Balance as of September 30, 2019	26,949,905	$27	$55,723	$(45,402)	$10,348

	Common	Common	Additional		Total
	Stock	Stock	Paid-In	Accumulated	Stockholders'
	(Shares)	(Amount)	Capital	Deficit	Deficit
Balance as of December 31, 2017	3,081,546	$3	$64	$(1,332)	$(1,265)
Stock-based compensation expense	-	-	34	-	34
Net loss	-	-	-	(2,255)	(2,255)
Balance as of September 30, 2018	3,081,546	$3	$98	$(3,587)	$(3,486)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Seelos Therapeutics, Inc. and Subsidiaries
Notes to Condensed Consolidated Financial Statements
(Unaudited)

1. Organization and Description of Business

Seelos Therapeutics, Inc. and its subsidiaries (the "Company") plan on developing its clinical and regulatory strategy with its internal research and development team with a view toward prioritizing market introduction as quickly as possible. The Company's lead programs are SLS-002 for the potential treatment of suicidality in post-traumatic stress disorder, and in major depressive disorder, SLS-005 for Sanfilippo syndrome and SLS-006 for the potential treatment of Parkinson's Disease ("PD"). Additionally, the Company is developing several preclinical programs, most of which have well-defined mechanisms of action, including: SLS-004 and SLS-007 for the potential treatment of PD, SLS-008 targeted at chronic inflammation in asthma and orphan indications such as pediatric esophagitis, SLS-010, in narcolepsy and related disorders and SLS-012, an injectable therapy for post-operative pain management.

Merger with Apricus Biosciences, Inc.

On January 24, 2019, Apricus Biosciences, Inc., a Nevada corporation ("Apricus"), completed a business combination with Seelos Therapeutics, Inc., a Delaware corporation ("Seelos"), in accordance with the terms of the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") entered into on July 30, 2018. Pursuant to the Merger Agreement, (i) a subsidiary of Apricus merged with and into Seelos, with Seelos (renamed as "Seelos Corporation") continuing as a wholly owned subsidiary of Apricus and the surviving corporation of the merger and (ii) Apricus was renamed as "Seelos Therapeutics, Inc." (the "Merger").

The Merger was accounted for as a reverse recapitalization under United States generally accepted accounting principles ("U.S. GAAP") because the primary assets of Apricus were nominal following the close of the Merger. Seelos was determined to be the accounting acquirer based upon the terms of the Merger and other factors, including: (i) Seelos' stockholders and other persons holding securities convertible, exercisable or exchangeable directly or indirectly for Seelos common stock owned the majority of Apricus immediately following the effective time of the Merger, (ii) Seelos holds the majority (four of five) of board seats of the combined company and (iii) Seelos' management holds all key positions in the management of the combined company. Accordingly, the historical financial statements of Seelos Therapeutics, Inc. became the Company's historical financial statements, including the comparative prior periods. All references in the unaudited condensed consolidated financial statements to the number of shares and per-share amounts of common stock have been retroactively restated to reflect the exchange rate.

Liquidity

The Company had no revenues, incurred operating losses since inception, and expects to continue to incur significant operating losses for the foreseeable future and may never become profitable. As of September 30, 2019, the Company had $15.3 million in cash and an accumulated deficit of $45.4 million. The Company has historically funded its operations through the issuance of convertible notes (the "Notes") (see Note 6), the sale of common stock (see Note 3) and the sale of warrants (see Note 7).

On August 23, 2019, the Company entered into a Securities Purchase Agreement with certain institutional investors (the "Securities Purchase Agreement"), pursuant to which the Company agreed to issue and sell an aggregate of 4,475,000 shares of common stock in a registered direct offering, resulting in total gross proceeds of approximately $6.7 million, before deducting the placement agents' fees and other estimated offering expenses (see Note 3).

On June 17, 2019, the Company entered into an Equity Distribution Agreement (the "Equity Distribution Agreement") with Piper Jaffray & Co., as sales agent ("Piper Jaffray"), pursuant to which the Company may offer and sell, from time to time, through Piper Jaffray up to $50,000,000 in shares of its common stock. During the three and nine months ended September 30, 2019, the Company sold 1,197,676 shares for net proceeds of approximately $2.6 million pursuant to the Equity Distribution Agreement (see Note 3).

As of September 30, 2019, the Company had approximately $87.0 million available under its Form S-3 shelf registration statement. Under current regulations of the Securities and Exchange Commission (the "SEC"), in the event the aggregate market value of the Company's common stock held by non-affiliates ("public float"), is less than $75.0 million, the amount it can raise through primary public offerings of securities, including sales under the Securities Purchase Agreement and the Equity Distribution Agreement, in any twelve-month period using shelf registration statements is limited to an aggregate of one-third of the Company's public float. SEC regulations permit the Company to use the highest closing sales price of the Company's common stock (or the average of the last bid and last ask prices of the Company's common stock) on any day within 60 days of sales under the shelf registration statement. As of September 30, 2019, the Company's public float was approximately $39.1 million based on 26.9 million shares of the Company's common stock outstanding at a price of $1.78 per share, which was the closing sale price of the Company's common stock on August 22, 2019.  As the Company's public float was less than $75.0 million as of September 30, 2019, the Company's usage of its S-3 shelf registration statement is limited. The Company still maintains the ability to raise funds through other means, such as through the filing of a registration statement on Form S-1 or in private placements. The rules and regulations of the SEC or any other regulatory agencies may restrict the Company's ability to conduct certain types of financing activities, or may affect the timing of and amounts it can raise by undertaking such activities.

The Company evaluated whether there are any conditions and events, considered in the aggregate, that raise substantial doubt about its ability to continue as a going concern within one year beyond the filing of this Quarterly Report on Form 10-Q. Based on such evaluation and the Company's current plans, which are subject to change, management believes that the Company's existing cash and cash equivalents as of September 30, 2019 are sufficient to satisfy its operating cash needs for at least one year after the filing of this Quarterly Report on Form 10-Q.

The accompanying unaudited condensed consolidated financial statements have been prepared assuming the Company will continue to operate as a going concern, which contemplates the realization of assets and settlement of liabilities in the normal course of business, and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from uncertainty related to its ability to continue as a going concern.

The Company's future liquidity and capital funding requirements will depend on numerous factors, including:

  its ability to raise additional funds to finance its operations;
  its ability to maintain compliance with the listing requirements of The Nasdaq Capital Market ("Nasdaq");
  the outcome, costs and timing of clinical trial results for the Company's current or future product candidates;
  the extent and amount of any indemnification claims, including any made by Ferring International Center S.A. ("Ferring") under the asset purchase agreement with Ferring, entered into on March 8, 2017, pursuant to which the Company sold to Ferring its ex-U.S. assets and rights related to products in development, intended for the topical treatment of erectile dysfunction, which are known as Vitaros in certain countries outside of the United States;
  potential litigation expenses;
  the emergence and effect of competing or complementary products or product candidates;
  its ability to maintain, expand and defend the scope of its intellectual property portfolio, including the amount and timing of any payments the Company may be required to make, or that it may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;
  its ability to retain its current employees and the need and ability to hire additional management and scientific and medical personnel;
  the terms and timing of any collaborative, licensing or other arrangements that it has or may establish;
  the trading price of its common stock;

  its ability to secure a development partner for the CVR Product Candidate (as defined below) in order to overcome deficiencies raised in the 2018 complete response letter issued by the U.S. Food and Drug Administration (the "FDA") related to the CVR Product Candidate; and
  its ability to increase the number of authorized shares outstanding to facilitate future financing events.

The Company will need to raise substantial additional funds through one or more of the following: issuance of additional debt or equity and/or the completion of a licensing or other commercial transaction for one or more of the Company's product candidates. If the Company is unable to maintain sufficient financial resources, its business, financial condition and results of operations will be materially and adversely affected. This could affect future development and business activities and potential future clinical studies and/or other future ventures. Failure to obtain additional equity or debt financing will have a material, adverse impact on the Company's business operations. There can be no assurance that the Company will be able to obtain the needed financing on acceptable terms or at all. Additionally, equity or convertible debt financings will likely have a dilutive effect on the holdings of the Company's existing stockholders.

2. Significant Accounting Policies

Basis of presentation

The accompanying unaudited interim condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto as of and for the year ended December 31, 2018 included in the Company's Annual Report on Form 10-K ("Annual Report") filed with the SEC on March 28, 2019. The accompanying financial statements have been prepared by the Company in accordance with U.S. GAAP for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. In the opinion of management, the accompanying unaudited condensed consolidated financial statements for the periods presented reflect all adjustments, consisting of only normal, recurring adjustments, necessary to fairly state the Company's financial position, results of operations and cash flows. The December 31, 2018 condensed consolidated balance sheet was derived from audited financial statements, but does not include all U.S. GAAP disclosures. The unaudited condensed consolidated financial statements for the interim periods are not necessarily indicative of results for the full year. The preparation of these unaudited condensed consolidated financial statements requires the Company to make estimates and judgments that affect the amounts reported in the financial statements and the accompanying notes. The Company's actual results may differ from these estimates under different assumptions or conditions.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. The most significant estimates in the Company's financial statements relate to the valuation of warrants, valuation of convertible notes payable, valuation of common stock and the valuation of stock options. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company's future results of operations will be affected.

Fair Value Measurements

The Company follows the accounting guidance in the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 820, Fair Value Measurements and Disclosures ("ASC 820"), for its fair value measurements of financial assets and liabilities measured at fair value on a recurring basis. Under this accounting guidance, fair value is defined as an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

The accounting guidance requires fair value measurements be classified and disclosed in one of the following three categories:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Observable inputs other than Level 1 prices, for similar assets or liabilities that are directly or indirectly observable in the marketplace.

Level 3: Unobservable inputs which are supported by little or no market activity and that are financial instruments whose values are determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant judgment or estimation.

The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Assets and liabilities measured at fair value are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The Company's warrant liabilities and convertible notes were classified within Level 3 of the fair value hierarchy because their fair values were estimated by utilizing valuation models and significant unobservable inputs. The warrants and convertible notes were valued using a scenario-based discounted cash flow analysis. Two primary scenarios were considered and probability weighted to arrive at the valuation conclusion for each convertible note. The first scenario considers the value impact of conversion at the stated discount to the issue price in a qualified financing event, while the second scenario assumes the convertible notes are held to maturity.

The following tables present information about the Company's financial assets and liabilities measured at fair value on a recurring basis and indicate the level of the fair value hierarchy utilized to determine such fair values. There were no transfers between fair value measurement levels during the nine months ended September 30, 2019 (in thousands):

	Fair Value Measurements
	as of September 30, 2019
	(Level 1)	(Level 2)	(Level 3)	Total
Assets
Cash	$15,315	$-	$-	$15,315
Liabilities
Warrant liabilities	$-	$-	$690	$690

Fair Value Option

As permitted under ASC Topic 825, Financial Instruments, ("ASC 825"), the Company had elected the fair value option to account for its convertible notes. In accordance with ASC 825, the Company records these convertible notes at fair value with changes in fair value recorded in the Statement of Operations. As a result of applying the fair value option, direct costs and fees related to the convertible notes were expensed as incurred and were not deferred.

Stock-based compensation

The Company expenses stock-based compensation to employees, non-employees and board members over the requisite service period based on the estimated grant-date fair value of the awards and forfeitures rates. The Company accounts for forfeitures as they occur. Stock-based awards with graded-vesting schedules are recognized on a straight-line basis over the requisite service period for each separately vesting portion of the award. The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model, and the assumptions used in calculating the fair value of stock-based awards represent management's best estimates and involve inherent uncertainties and the application of management's judgment. All stock-based compensation costs are recorded in general and administrative or research and development costs in the statements of operations based upon the underlying individual's role at the Company.

Net Loss Per Share

Basic loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of shares of common stock outstanding during each period. Diluted loss per share includes the effect, if any, from the potential exercise or conversion of securities, such as convertible debt, warrants and stock options that would result in the issuance of incremental shares of common stock. In computing the basic and diluted net loss per share applicable to common stockholders, the weighted average number of shares remains the same for both calculations due to the fact that when a net loss exists, dilutive shares are not included in the calculation as the impact is anti-dilutive.

The following potentially dilutive securities outstanding for the three and nine months ended September 30, 2019 and 2018 have been excluded from the computation of diluted weighted average shares outstanding, as they would be anti-dilutive (in thousands):

	Three and Nine Months Ended September 30,
	2019	2018
Outstanding stock options	508	31
Outstanding warrants	3,662	-
Convertible notes	-	169
	4,170	200

Amounts in the table reflect the common stock equivalents of the noted instruments.

Recent Accounting Pronouncements

In February 2016, the FASB issued Accounting Standards Update ("ASU") No. 2016-02, Leases ("ASU 2016-02"). The new standard establishes a right-of-use ("ROU") model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company adopted ASU 2016-02 on January 1, 2019 and the adoption of the standard did not have a material effect on its unaudited condensed consolidated financial statements and related disclosures.

In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820), Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement ("ASU 2018-13"). The amendments in this ASU require certain existing disclosure requirements in Topic 820 to be modified or removed, and certain new disclosure requirements to be added to the Topic. In addition, this ASU allows entities to exercise more discretion when considering fair value measurement disclosures. ASU 2018-13 will be effective for the Company beginning January 1, 2020 with early adoption permitted. The Company is in the process of evaluating the impact of ASU 2018-13 on its consolidated financial statements and related disclosures.

3. Common Stock Offerings

Securities Purchase Agreement

On August 23, 2019, the Company entered into the Securities Purchase Agreement with certain institutional investors, pursuant to which the Company agreed to issue and sell an aggregate of 4,475,000 shares of common stock in a registered direct offering, resulting in total gross proceeds of approximately $6.7 million, before deducting the placement agents' fees and other estimated offering expenses. The shares were offered by the Company pursuant to the Company's shelf registration statement on Form S-3 filed with the SEC on November 2, 2017, as amended. The Company also agreed to issue to the investors unregistered warrants to purchase up to 2,237,500 shares of common stock in a concurrent private placement (the "August 2019 Warrants"). The August 2019 Warrants have an exercise price of $1.78 per share of common stock, will be exercisable six months from the date of issuance and will expire four years following the date of issuance. The combined purchase price for one share and one warrant to purchase half of a share of common stock in the offerings was $1.50. The closing of the offerings occurred on August 27, 2019. The Company also agreed, pursuant to the Securities Purchase Agreement, to file a registration statement on Form S-1 by November 21, 2019 to provide for the resale of the shares of common stock issuable upon the exercise of the August 2019 Warrants (the "Warrant Shares"), and will be obligated to use commercially reasonable efforts to keep such registration statement effective from the date the warrants initially become exercisable until the earlier of (i) the date on which the Warrant Shares may be sold without registration pursuant to Rule 144 under the Securities Act during any 90 day period, and (ii) the date on which no purchaser owns any warrants or Warrant Shares. On August 23, 2019, the Company also entered into a Placement Agency Agreement (the "Placement Agency Agreement") with Roth Capital Partners, LLC ("Roth"), pursuant to which Roth agreed to serve as the placement agent for the issuance and sale of the shares and the warrants, and the Company agreed to pay Roth an aggregate fee equal to 7.0% of the gross proceeds received by the Company in the offerings. The Placement Agency Agreement includes indemnity and other customary provisions for transactions of this nature.

Equity Distribution Agreement

On June 17, 2019, the Company entered into the Equity Distribution Agreement with Piper Jaffray, as sales agent, pursuant to which the Company may offer and sell, from time to time, through Piper Jaffray up to $50,000,000 in shares. Any shares offered and sold in the offering will be issued pursuant to the Company's shelf registration statement on Form S-3, the prospectus supplement relating to the offering filed with the SEC on June 17, 2019 and any applicable additional prospectus supplements related to the offering that form a part of the registration statement. The number of shares eligible for sale under the Equity Distribution Agreement will be subject to the limitations of General Instruction I.B.6 of Form S-3. Subject to the terms and conditions of the Equity Distribution Agreement, Piper Jaffray will use its commercially reasonable efforts to sell the shares from time to time, based upon the Company's instructions. Under the Equity Distribution Agreement, Piper Jaffray may sell the shares by any method permitted by law deemed to be an "at the market offering" as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on Nasdaq or on any other existing trading market for the shares. Subject to the Company's prior written consent, Piper Jaffray may also sell shares by any other method permitted by law including, but not limited to, privately negotiated transactions. The Company has no obligation to sell any of the shares, and may at any time suspend offers under the Equity Distribution Agreement. The Offering will terminate upon the earlier of (i) the sale of all of the shares, or (ii) the termination of the Equity Distribution Agreement according to its terms by either the Company or Piper Jaffray. The Company and Piper Jaffray may each terminate the Equity Distribution Agreement at any time by giving advance written notice to the other party as required by the Equity Distribution Agreement. Under the terms of the Equity Distribution Agreement, Piper Jaffray will be entitled to a commission at a fixed rate of 3.0% of the gross proceeds from each sale of shares under the Equity Distribution Agreement. The Company will also reimburse Piper Jaffray for certain expenses incurred in connection with the Equity Distribution Agreement, and agreed to provide indemnification and contribution to Piper Jaffray with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). During the three and nine months ended September 30, 2019, the Company sold 1,197,676 shares for net proceeds of approximately $2.6 million pursuant to the Equity Distribution Agreement. On August 23, 2019, the Company suspended its continuous offering under the Equity Distribution Agreement.

Pre-Merger Financing

On January 24, 2019, Seelos Corporation and Apricus closed a private placement transaction with certain accredited investors (the "Investors"), whereby, among other things, Seelos Corporation issued to investors shares of the Company's common stock immediately prior to the Merger in a private placement transaction (the "Financing"), pursuant to the Securities Purchase Agreement, made and entered into as of October 16, 2018, by and among Seelos Corporation, Apricus and the investors, as amended (the "Purchase Agreement").

Pursuant to the Purchase Agreement, Seelos Corporation issued and sold to the Investors an aggregate of 2,374,672 shares of Seelos Corporation's common stock as converted pursuant to the exchange ratio in the Merger into the right to receive 1,829,407 shares of common stock and (ii) issued warrants representing the right to acquire 1,463,519 shares of common stock at a price per share of $4.15, subject to adjustment as provided therein (the "Series A Warrants"), and additional warrants initially representing the right to acquire no shares of common stock at a price per share of $0.001, subject to adjustment as provided therein (the "Series B Warrants" together with the Series A Warrants, the "Investor Warrants"), for aggregate gross proceeds of $18.0 million, or $16.5 million net of financing fees. The terms of the Investor Warrants included certain provisions that could result in adjustments to both the number of warrants issued and the exercise price of each warrant, which resulted in the warrants being classified as a liability upon issuance (see Note 7). The Investor Warrants were recorded at fair value of $21.5 million upon issuance and given the liability exceed the proceeds received, a loss of $5.0 million was recognized.

On March 7, 2019, the Company entered into Amendment Agreements (collectively, the "Amendment Agreements") with each Investor amending: (i) the Purchase Agreement, (ii) the Series A Warrants, and (iii) the Series B Warrants. The Amendment Agreements, among other things, (i) fixed the aggregate number of shares of common stock issued and issuable pursuant to the Series B Warrants at 11,614,483 (which number includes shares of common stock issued pursuant to exercises of the Series B Warrants on or prior to March 7, 2019), (ii) fixed the aggregate number of shares of common stock issued and issuable pursuant to the Series A Warrants at 3,629,023 (none of which were exercised as of March 7, 2019), (iii) reduced the duration of the period during which the Investors were limited in the number of shares of common stock subject to the Series B Warrants that Investors can exercise on a daily basis, such that such period terminated on March 21, 2019, (iv) reduced the duration of the period during which the number of shares of common stock underlying the Series B Warrants would adjust based on the volume-weighted average price of the common stock, such that the adjustment period terminated on March 7, 2019, (v) fixed the "Reset Price" based on which the Series B Warrants adjusted on March 7, 2019 at $1.3389, (vi) amended the Purchase Agreement such that the date until which the Company was restricted from effecting certain variable rate transactions would be March 20, 2019, (vii) amended the Series A Warrants so that any references therein to the Series B Warrants refer to the Series B Warrants, as amended or restated from time to time, and (viii) made certain other technical, conforming and clarifying changes. The terms of the Investor Warrants continue to include certain provisions that could result in a future adjustment to the exercise price of the Investor Warrants and accordingly, they continue to be classified as a liability after the Amendment Agreements.

Effective August 23, 2019, pursuant to the terms of the Series A Warrants, the exercise price of the Series A Warrants automatically decreased from $1.6736 per share to $0.9267 per share as a result of the announcement of the issuance of the August 2019 Warrants pursuant to the Securities Purchase Agreement.

At September 30, 2019, 1.0 million Series A Warrants remain unexercised. All Series B Warrants were exercised during the nine months ended September 30, 2019.

4. License Agreements

Acquisition of License from Ligand Pharmaceuticals Incorporated

On September 21, 2016, the Company entered into a License Agreement (the "License Agreement") with Ligand Pharmaceuticals Incorporated ("Ligand"), Neurogen Corporation and CyDex Pharmaceuticals, Inc. (collectively, the "Licensors"), pursuant to which, among other things, the Licensors granted to the Company an exclusive, perpetual, irrevocable, worldwide, royalty-bearing, nontransferable right and license under (i) patents related to a product known as Aplindore, which is now known as SLS-006, acetaminophen (as it may have been or may be modified for use in a product to be administered by any method in any form including, without limitation injection and intravenously, the sole active pharmaceutical ingredient of which is acetaminophen), which is now known as SLS-012, an H3 receptor antagonist, which is now known as SLS-010, and either or both of the Licensors' two proprietary CRTh2 antagonists, which are now known collectively as SLS-008 (collectively, the "Licensed Products"), and (ii) copyrights, trade secrets, moral rights and all other intellectual and proprietary rights related thereto. The Company is obligated to use commercially reasonable efforts to (a) develop the Licensed Products, (b) obtain regulatory approval for the Licensed Products in the United States, the European Union (either in its entirety or including at least one of France, Germany or, if at the time the United Kingdom is a member of the

European Union, the United Kingdom), the United Kingdom, if at the time the United Kingdom is not a member of the European Union, Japan or the People's Republic of China (each a "Major Market"), and (c) commercialize the Licensed Products in each country where regulatory approval is obtained. The Company has the exclusive right and sole responsibility and decision-making authority to research and develop any Licensed Products and to conduct all clinical trials and non-clinical studies the Company believes appropriate to obtain regulatory approvals for commercialization of the Licensed Products. The Company also has the exclusive right and sole responsibility and decision-making authority to commercialize any of the Licensed Products.

As consideration for the grant of the rights and licenses under the License Agreement, the Company paid to Ligand a nominal option fee. As further consideration for the grant of the rights and licenses to the Company under the License Agreement, the Company was obligated to pay to Ligand an aggregate of $1.3 million within 30 days after the closing of the issuance and sale by the Company of debt and/or equity securities for gross proceeds to the Company of at least $7.5 million. In connection with the closing of the Merger, the Company issued 392,307 shares of common stock to settle this obligation. As further consideration for the grant of the rights and licenses to the Company by Ligand under the License Agreement, the Company agreed to pay to Ligand certain one-time, non-refundable milestone payments upon the achievement of certain financing milestones, consisting of (i) the lesser of $3.5 million or 10% of the net proceeds to the Company in the event of the Company's initial public offering or a financing transaction consummated in connection with a transaction as a result of which the Company's business becomes owned or controlled by an existing issuer with a class of securities registered under the Exchange Act and immediately after such transaction, the security holders of the Company as of immediately before such transaction own, as a result of such transaction, at least 35% of the equity securities or voting power of such issuer, or (ii) the lesser of $3.5 million or 10% of the net proceeds to the Company in the event the Company is acquired. In connection with the closing of the Merger, the Company issued 408,946 shares of common stock to settle this obligation. The Company recognized research and development expense totaling approximately $2.2 million during the nine months ended September 30, 2019 for the common stock issued in connection with the Merger.

As further consideration for the grant of the rights and licenses under the License Agreement, the Company agreed to pay to Ligand certain one-time, non-refundable regulatory milestone payments in connection with the Licensed Products, other than in connection with Aplindore for the indication of PD or Restless Leg Syndrome, consisting of (i) $750,000 upon submission of an application with the FDA or equivalent foreign body for a particular Licensed Product, (ii) $3.0 million upon FDA approval of an application for a particular Licensed Product, (iii) $1.125 million upon regulatory approval in a Major Market for a particular Licensed Product, and (iv) $1.125 million upon regulatory approval in a second Major Market for a particular Licensed Product.

As further consideration for the grant of the rights and licenses under the License Agreement, the Company agreed to pay to Ligand certain one-time, non-refundable regulatory milestone payments in connection with the Licensed Products in connection with Aplindore for the indication of PD or Restless Leg Syndrome, consisting of (i) $100,000 upon submission of an application with the FDA or equivalent foreign body for such a particular Licensed Product, (ii) $350,000 upon FDA approval of an application for such a particular Licensed Product, (iii) $125,000 upon regulatory approval in a Major Market for such a particular Licensed Product, and (iv) $125,000 upon regulatory approval in a second Major Market for such a particular Licensed Product.

As further consideration for the grant of the rights and licenses under the License Agreement, the Company agreed to pay to Ligand certain one-time, non-refundable commercial milestone payments in connection with the Licensed Products, consisting of (i) $10.0 million upon the achievement of $1.0 billion of cumulative worldwide net sales of Licensed Products based upon Aplindore, (ii) $10.0 million upon the achievement of $1.0 billion of cumulative worldwide net sales of Licensed Products based upon an H3 receptor antagonist, (iii) $10.0 million upon the achievement of $1.0 billion of cumulative worldwide net sales of Licensed Products based upon acetaminophen (as it may have been or may be modified for use in a product to be administered by any method in any form including, without limitation injection and intravenously, the sole active pharmaceutical ingredient of which is acetaminophen), (iv) $10.0 million upon the achievement of $1.0 billion of cumulative worldwide net sales of Licensed Products based upon CRTh2 antagonists, (v) $20.0 million upon the achievement of $2.0 billion of cumulative worldwide net sales of Licensed Products based upon Aplindore, (vi) $20.0 million upon the achievement of $2.0 billion of cumulative worldwide net sales of Licensed Products based upon an H3 receptor antagonist, (vii) $20.0 million upon the achievement of $2.0 billion of cumulative worldwide net sales of Licensed Products based upon acetaminophen (as it may have been or may be modified for use in a product to be administered by any method in any form including, without limitation injection and intravenously, the sole active pharmaceutical ingredient of which is acetaminophen), and (viii) $20.0 million upon the achievement of $2.0 billion of cumulative worldwide net sales of Licensed Products based upon CRTh2 antagonists.

The Company will also pay to Ligand middle single-digit royalties on aggregate annual net sales of Licensed Products other than in connection with Aplindore for the indication of PD or Restless Leg Syndrome in a country where such Licensed Products are covered under a licensed patent and a tiered incremental royalty in the upper single digit to lower double digit range on aggregate annual net sales of Licensed Products in connection with Aplindore for the indication of PD or Restless Leg Syndrome in a country where such Licensed Products are covered under a licensed patent. Additionally, the Company will pay to Ligand low single digit royalties on aggregate annual net sales of Licensed Products other than in connection with Aplindore for the indication of PD or Restless Leg Syndrome in a country where such Licensed Products are not covered under a licensed patent and a tiered incremental royalty in the lower single digit to middle single digit range on aggregate annual net sales of Licensed Products in connection with Aplindore for the indication of PD or Restless Leg Syndrome in a country where such Licensed Products are not covered under a licensed patent.

The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at September 30, 2019.

Acquisition of Assets from Phoenixus AG f/k/a Vyera Pharmaceuticals, AG and Turing Pharmaceuticals AG ("Vyera")

On May 25, 2017, the Company entered into a non-binding term sheet to acquire TUR-002 (intranasal ketamine) ("TUR-002") from Vyera. During the year ended December 31, 2017, the Company recorded $400,000 in research and development expenses related to the non-refundable but creditable payments to continue to negotiate exclusively with Vyera while the Company continued to identify financing terms with other parties to provide the necessary funding to purchase TUR-002.

On January 18, 2018, the Company and Vyera entered into an Amendment to the May 25, 2017 term sheet for TUR-002. The Company paid $100,000 as a non-refundable but creditable payment to continue to negotiate exclusively with Vyera to purchase TUR-002.

On March 6, 2018, the Company entered into an Asset Purchase Agreement with Vyera, as amended by an amendment thereto entered into on May 18, 2018 and an amendment thereto entered into on December 31, 2018 (as amended, the "Vyera Agreement"), pursuant to which the Company agreed to acquire the assets (the "Vyera Assets") and liabilities (the "Vyera Assumed Liabilities"), of Vyera related to a product candidate known as TUR-002 (intranasal ketamine), which is now known as SLS-002. The Company is obligated to use commercially reasonable efforts to seek regulatory approval in the United States for and commercialize SLS-002. The Company agreed that if it receives regulatory approval to commence a Phase 3 clinical trial for SLS-002 and no third party has alleged any claim of conflict, infringement, invalidity or other violation of any rights of others with regard to the Vyera Assets, then the Company must commence a Phase 3 clinical trial for SLS-002 by June 30, 2020 (the "Phase III Obligation"), and if the Company failed to do so, the Vyera Agreement would terminate immediately and become null and void and all of the Vyera Assets and the Vyera Assumed Liabilities would automatically be returned to Vyera. As partial consideration for the Vyera Assets, the Company agreed to make a non-refundable milestone payment of $3.5 million upon dosing of the first patient in a Phase III clinical trial for SLS-002 (the "Dosing Milestone").

In the event that the Company sells, directly or indirectly, all or substantially all of the Vyera Assets to a third party, then the Company must pay Vyera an amount equal to 4% of the net proceeds actually received by the Company as an upfront payment in such sale.

As consideration for the Vyera Assets, the Company paid to Vyera a non-refundable cash payment of $150,000. As further consideration for the Vyera Assets, upon public announcement of the entry by Apricus and Seelos Corporation into the Merger Agreement, the Company paid to Vyera a non-refundable cash payment of $150,000. As further consideration for the Vyera Assets, the Company issued to Vyera 191,529 shares of common stock and paid Vyera a non-refundable cash payment of $1,000,000. The Company agreed to pay to Vyera certain one-time, non-refundable milestone payments consisting of (i) $3.5 million upon dosing of the first patient in a Phase 3 clinical trial for SLS-002, (ii) $10.0 million upon approval by the FDA of a new drug application (an "NDA"), with respect to SLS-002, (iii) $5.0 million upon approval by the European Medicines Agency (the "EMA") of the foreign equivalent to an NDA with respect to SLS-002 in a Major Market, (iv) $2.5 million upon approval by the EMA of the foreign equivalent to an NDA with respect to SLS-002 in a second Major Market, (v) $5.0 million upon the achievement of $250.0 million in net sales of SLS-002, (vi) $10.0 million upon the achievement of $500.0 million in net sales of SLS-002, (vii) $15.0 million upon the achievement of $1.0 billion in net sales of SLS-002, (viii) $20.0 million upon the achievement of $1.5 billion in net sales of SLS-002, and (ix) $25.0 million upon the achievement of $2.0 billion in net sales of SLS-002. The Company will also pay to Vyera a royalty percentage in the mid-teens on aggregate annual net sales of SLS-002. Also see Note 11.

The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at September 30, 2019.

Acquisition of License from Stuart Weg, MD

On August 29, 2019, the Company entered into an amended and restated exclusive license agreement with Stuart Weg, M.D.(the "Weg License Agreement"), pursuant to which the Company was granted an exclusive worldwide license to certain intellectual property and regulatory materials related to SLS-002. Under the terms of the Weg License Agreement, the Company paid an upfront license fee of $75,000 upon execution of the agreement. The Company agreed to pay additional consideration to Dr. Weg as follows: (i) $0.1 million on January 2, 2020, (ii) $0.125 million on January 2, 2021, and (iii) in the event the FDA has not approved an NDA for a product containing ketamine in any dosage on or before December 31, 2021, $0.2 million on January 2, 2022. As further consideration, the Company agreed to pay Dr. Weg certain milestone payments consisting of (i) $0.1 million and shares of common stock equal to $0.15 million divided by the closing sales price of the Company's common stock upon the issuance of the first patent directed to an anxiety indication, (ii) $0.5 million after the locking of the database and unblinding the data for the statistically significant readout of a Phase III trial of an intranasal racemic ketamine product that has been conducted for the submission of an NDA or the foreign equivalent to an NDA in a Major Market (the "Milestone Product"), (iii) $3.0 million upon FDA approval of an NDA for the Milestone Product, (iv) $2.0 million upon regulatory approval by the EMA for the Milestone Product, (v) $1.5 million upon regulatory approval in Japan for the Milestone Product; provided, however, that the maximum amount to be paid by the Company under milestones (i)-(v) will be $6.6 million. The Company will also pay to Dr. Weg a royalty percentage equal to 2.25% on the sale of each product containing ketamine in any dosage.

Acquisition of Assets from Bioblast Pharma Ltd. ("Bioblast")

On February 15, 2019, the Company entered into an Asset Purchase Agreement (the "Bioblast Asset Purchase Agreement") with Bioblast. The Company acquired all of the assets of Bioblast relating to a therapeutic platform known as Trehalose (the "Bioblast Asset Purchase"). The Company paid to Bioblast $1.5 million in cash, and the Company agreed to pay to Bioblast an additional $2.0 million within one-year of the closing of the Bioblast Asset Purchase. Accordingly, the Company recognized a $3.5 million charge to research and development expense during the nine months ended September 30, 2019. The Company agreed to pay additional consideration to Bioblast upon the achievement of certain milestones in the future, as follows: (i) within 15 days following the completion of the Company's first Phase 2(b) clinical trial of Trehalose satisfying certain criteria, the Company will pay to Bioblast $8.5 million; and (ii) within 15 days following the approval for commercialization by the FDA or the Health Products and Food Branch of Health Canada of the first NDA or New Drug Submission, respectively, of Trehalose filed by the Company or its affiliates, the Company will pay to Bioblast $8.5 million. In addition, the Company agreed to pay Bioblast a cash royalty equal to 1% of the net sales of Trehalose. Under the terms of the Bioblast Asset Purchase, the Company assumed a collaborative agreement with Team Sanfilippo Foundation ("TSF"), a nonprofit medical research foundation founded by parents of children with Sanfilippo syndrome. TSF, upon approval by the FDA, planned to begin an open label, Phase 2(b) clinical trial in up to 20 patients with Sanfilippo syndrome, which is now known under the study name SLS-005. The Company will provide the clinical supply of Trehalose. The terms of the Bioblast Asset Purchase Agreement entitle the Company access to all clinical data from this trial. On July 15, 2019, TSF and the Company amended the agreement whereby the Company agreed to assume responsibility for the Phase 2(b)/3 clinical trial and TSF agreed to provide a grant of up to $1.5 million towards the funding of the trial.

The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at September 30, 2019.

Acquisition of License from The Regents of the University of California

On March 7, 2019, the Company entered into an exclusive license agreement with The Regents of the University of California ("The UC Regents") for intellectual property owned by The UC Regents pertaining to a technology that was created by researchers at the University of California, Los Angeles (UCLA). Such technology relates to a family of rationally-designed peptide inhibitors that target the aggregation of alpha-synuclein (α-synuclein). The Company plans to study this initial approach in PD and will further evaluate the potential clinical approach in other disorders affecting the central nervous system ("CNS"). This program is now known as SLS-007. Upon entry into the license agreement with the UC Regents, the Company paid to The UC Regents $0.1 million and recognized a $0.1 million charge to research and development expense during the nine months ended September 30, 2019. The Company agreed to pay additional consideration upon the achievement of certain milestones in the future, as follows: (i) within 90 days following the completion of dosing of the first patient in a Phase 1 clinical trial, the Company will pay $50,000; (ii) within 90 days following dosing of the first patient in a Phase 2 clinical trial, the Company will pay $0.1 million; (iii) within 90 days following dosing of the first patient in a Phase 3 clinical trial, the Company will pay $0.3 million; (iv) within 90 days following the first commercial sales in the U.S., the Company will pay $1.0 million; (v) within 90 days following the first commercial sales in any European market, the Company will pay $1.0.million; and (vi) within 90 days following $250 million in cumulative worldwide net sales of a licensed product, the Company will pay $2.5 million. The Company is also obligated to pay a single digit royalty on sales of the product, if any. In addition, if the Company fails to achieve certain milestones within a specified timeframe, The UC Regents may terminate the agreement or reduce the Company's license to a nonexclusive license.

The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at September 30, 2019.

Acquisition of License from Duke University

On June 27, 2019, the Company entered into an exclusive license agreement with Duke University pursuant to which the Company was granted an exclusive license to a gene therapy program targeting the regulation of the SNCA gene, which encodes alpha-synuclein expression. The Company plans to study this initial approach in PD and will further evaluate the potential clinical approach in other disorders affecting the CNS. This program is now known as SLS-004. The Company paid to Duke University $0.1 million and recognized $0.1 million charge to research and development expense during the nine months ended September 30, 2019. The Company agreed to pay additional consideration to Duke University upon the achievement of certain milestones in the future, as follows: (i) within 30 days following filing of an IND following the completion of preclinical studies including comprehensive validation of the platform, the Company will pay $0.1 million; (ii) within 30 days following dosing of the first patient in a Phase 1 clinical trial, the Company will pay $0.2 million; (iii) within 30 days following dosing of the first patient in a Phase 2 clinical trial, the Company will pay $0.5 million; (iv) within 30 days following dosing of the first patient in a Phase 3 clinical trial, the Company will pay $1.0 million; and (v) within 30 days following an NDA approval, the Company will pay $2.0 million. The Company is also obligated to pay a single digit royalty on sales of the product, if any. In addition, if the Company fails to achieve certain milestones within a specified timeframe, Duke University may terminate the agreement.

The potential regulatory and commercial milestones are not yet considered probable, and no milestone payments have been accrued at September 30, 2019.

5. Acquisition of Apricus

On January 24, 2019, the Company completed the acquisition of Apricus in accordance with the terms of the Merger Agreement.

The Merger was accounted for as a reverse recapitalization under U.S. GAAP because the primary assets of Apricus were nominal at the close of the Merger. Seelos was determined to be the accounting acquirer based upon the terms of the Merger and other factors, including: (i) Seelos stockholders and other persons holding securities convertible, exercisable or exchangeable directly or indirectly for Seelos common stock owned the majority of the Company immediately following the effective time of the Merger, (ii) Seelos holds the majority (four of five) of board seats of the combined company, and (iii) Seelos' management holds all key positions in the management of the combined company.

Upon the completion of the Merger, Seelos acquired no tangible assets and assumed no employees or operation from Apricus. Additionally, Apricus' intellectual property was considered to have no value. The remaining Apricus liabilities had a fair value of approximately $300 thousand.

In connection with the Merger, Seelos entered into a Contingent Value Rights Agreement (the "CVR Agreement"). Pursuant to the CVR Agreement, Apricus stockholders received one contingent value right ("CVR") for each share of Apricus common stock held of record immediately prior to the closing of the Merger. Each CVR represents the right to receive payments based on Apricus' U.S. assets related to products in development, intended for the topical treatment of erectile dysfunction, which are known as Vitaros in certain countries outside of the United States (the "CVR Product Candidate"). In particular, CVR holders will be entitled to receive 90% of any cash payments (or the fair market value of any non- cash payments) exceeding $500,000 received, during a period of ten years from the closing of the Merger, based on the sale or out-licensing of Apricus' CVR Product Candidate intangible asset, including any milestone payments (the "Contingent Payments"), less reasonable transaction expenses. Seelos is entitled to retain the first $500,000 and 10% of any Contingent Payments. Seelos assigned no value to the CVR Product Candidate intangible asset as of September 30, 2019 or the CVR in the acquisition accounting.

6. Convertible Notes

From May 2017 to October 2018, the Company entered into convertible note agreements with investors. The aggregate principal amount of the Notes was $2.3 million which were due no later than April 30, 2019 with simple interest at the rate of 8% per annum. The Notes automatically converted, upon the issuance of preferred stock of the Company for capital-raising purposes occurring on or prior to the Notes' maturity date resulting in gross proceeds in excess of a specific amount, into shares of common stock of the Company by dividing the then-outstanding balance of each convertible note by 80% or 90%, depending on the terms for each note, of the lowest purchase price per share paid, or $9.70 to $10.91 per share, respectively, by another investor in the qualifying financing, which condition was satisfied by the Pre-Merger Financing.

The Notes are carried at fair value. The Company recognized an adjustment relating to changes in the Notes fair value of $0 and $57 thousand during the three months ended September 30, 2019 and 2018, respectively, and $109 thousand and $2 thousand during the nine months ended September 30, 2019 and 2018, respectively,

In connection with the closing of the Merger, the Notes plus unpaid interest were converted into 172,295 shares of common stock at a price of $9.70 or $10.91 per share.

7. Stockholders' Equity

Preferred Stock

The Company is authorized to issue 10.0 million shares of preferred stock, par value $0.001. No shares of preferred stock were outstanding as of September 30, 2019 or December 31, 2018.

Common Stock

The Company has authorized 120,000,000 shares of common stock as of September 30, 2019 and had authorized 60,000,000 shares of common stock as of December 31, 2018. Each share of common stock is entitled to one voting right. Common stock owners are entitled to dividends when funds are legally available and declared by the Board of Directors.

Warrants

August 2019 Warrants

The August 2019 Warrants are exercisable for 2,237,500 shares of common stock at an exercise price per share equal to $1.78. The August 2019 Warrants are exercisable beginning six months after the date of issuance and have a term of four years from the date of issuance.

As of September 30, 2019, 2.2 million August 2019 Warrants remain outstanding at an exercise price of $1.78 per share.

Series A Warrants

The Series A Warrants were initially exercisable for 1,463,519 shares of common stock at an exercise price per share equal to $4.15, which was adjusted to 2,640,128 shares of the common stock at an exercise price per share equal to $2.3005 on February 27, 2019, which was further adjusted to 3,629,023 shares of common stock at an exercise price per share equal to $1.6736 on March 7, 2019, in each case essentially due to trading at a lower price, pursuant to the terms thereof. Effective August 23, 2019, pursuant to the terms of the Series A Warrants, the exercise price of the Series A Warrants automatically decreased from $1.6736 per share to $0.9267 per share as a result of the announcement of the issuance of the August 2019 Warrants pursuant to the Securities Purchase Agreement. The Series A Warrants were immediately exercisable upon issuance and have a term of five years from the date of issuance.

During the three and nine months ended September 30, 2019, 0 and 2.6 million, respectively, Series A Warrants were exercised for approximately $0 and $4.4 million, respectively. As of September 30, 2019, 1.0 million Series A Warrants remain outstanding at an exercise price of $0.9267 per share.

Series B Warrants

The Series B Warrants were initially exercisable for no shares of common stock, which was adjusted to 7,951,090 shares of common stock on February 27, 2019 and which was further adjusted to 11,614,483 shares of common stock on March 7, 2019, in each case essentially due to trading at a lower price, pursuant to the terms thereof. The Series B Warrants had an exercise price of $0.001, were immediately exercisable upon issuance and provided for an expiration date of the day following the later to occur of (i) the Reservation Date (as defined therein), and (ii) the date on which the Series B Warrants have been exercised in full (without giving effect to any limitation on exercise contained therein) and no shares remain issuable thereunder.

During the nine months ended September 30, 2019, 11.6 million Series B Warrants were exercised for approximately $11,614. As of September 30, 2019, no Series B Warrants remain outstanding and the Series B Warrants are therefore no longer subject to any further changes in warrants or exercise price.

A summary of warrant activity during the nine months ended September 30, 2019 is as follows (in thousands):

		Weighted	Weighted
		Average	Average
		Exercise	Remaining
	Warrants	Price	Contractual Life
Outstanding at December 31, 2018	-	$-	-
Assumed in merger	436	$20.59	3.7
Issued	17,481	$0.42	4.7
Exercised	(14,255)	$0.31
Cancelled	-	$-
Outstanding as of September 30, 2019	3,662	$3.79	4.0
Exercisable as of September 30, 2019	1,425	$6.95	4.1

The August 2019 Warrants, the Series A Warrants and the Series B Warrants were each recognized as a liability at their fair value upon issuance. The warrant liability is remeasured to the then fair value prior to their exercise or at period end for warrants that are un-exercised and the gain or loss recognized in earnings during the period.

8. Stock-based Compensation

The Company has a 2012 Stock Long Term Incentive Plan (the "2012 Plan"), which provides for the issuance of incentive and non-incentive stock options, restricted and unrestricted stock awards, stock unit awards and stock appreciation rights. Options and restricted stock units granted generally vest over a period of one to four years and have a maximum term of ten years from the date of grant. As of September 30, 2019, an aggregate of 373,798 shares of common stock were authorized under the Apricus 2012 Plan, of which no shares of common stock were available for future grants. Upon completion of the Merger, the Company assumed the 2016 Equity Incentive Plan (the "2016 Plan") and awards outstanding under the 2016 Plan became awards for common stock. Effective as of the Merger, no further awards may be issued under the 2016 Plan.

On July 28, 2019, the Compensation Committee of the Board of Directors (the "Compensation Committee") of the Company adopted the Seelos Therapeutics, Inc. 2019 Inducement Plan (the "2019 Inducement Plan"), which became effective on August 12, 2019. The 2019 Inducement Plan is substantially similar to the 2016 Plan. The 2019 Inducement Plan provides for the grant of equity-based awards in the form of stock options, stock appreciation rights, restricted stock, unrestricted stock, stock units, including restricted stock units, performance units and cash awards, solely to prospective employees of the Company or an affiliate of the Company provided that certain criteria are met. Awards under the 2019 Inducement Plan may only be granted to an individual, as a material inducement to such individual to enter into employment with the Company, who (i) has not previously been an employee or director of the Company or (ii) is rehired following a bona fide period of non-employment with the Company. The maximum number of shares available for grant under the 2019 Inducement Plan is 1,000,000 shares of the Company's common stock. The 2019 Inducement Plan is administered by the Compensation Committee and expires on August 12, 2029.

Stock options

During the nine months ended September 30, 2019, the Company granted 341,035 incentive stock options to employees with a weighted average exercise price per share of $2.20 and a 10-year term, subject to the terms and conditions of the 2012 Plan above. The stock options are subject to time vesting requirements. The stock options granted to employees vest 25% on the first anniversary of the grant and monthly thereafter over the next three years.

During the nine months ended September 30, 2019, the Company also granted 136,000 non-qualified stock options to non-employee directors with a weighted average exercise price per share of $2.33 and a 10-year term, subject to the terms and conditions of the 2012 Plan above. 72,000 of the stock options granted to non-employee directors vest 1/3rd on the first anniversary of the grant and monthly thereafter over the next two years. 64,000 of the stock options granted to non-employee directors vest monthly over the 12 months following the grant.

The fair value of stock option grants are estimated on the date of grant using the Black-Scholes option-pricing model. The Company was historically a private company and lacked company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. The expected term of stock options granted is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect for time periods approximately equal to the expected term of the award. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

During the nine months ended September 30, 2019, no stock options were exercised or forfeited.

The following assumptions were used in determining the fair value of the stock options granted during the nine months ended September 30, 2019:

Nine Months Ended
September 30, 2019
Risk-free interest rate	1.9%-2.6%
Volatility	109%-113%
Dividend yield	-%
Expected term	5.04-6.97
Weighted average fair value	$1.77

A summary of stock option activity during the nine months ended September 30, 2019 is as follows (in thousands):

		Weighted	Weighted-		Total
		Average	Average Remaining		Aggregate
	Stock	Exercise	Contractual		Intrinsic
	Options	Price	Life (in years)		Value
Outstanding as of December 31, 2018	31	$0.65	7.7	$
Granted	477	2.24	9.5
Exercised	-	-
Cancelled	-	-	-
Outstanding as of September 30, 2019	508	$2.14	9.4		$8
Vested and expected to vest as of September 30, 2019	55	$1.39	8.1		$8
Exercisable as of September 30, 2019	55	$1.39	8.1		$8

The Company recorded $133,000 and $315,000 in stock-based compensation expense for the three and nine months ended September 30, 2019, respectively and $3,000 and $34,000 in stock-based compensation expense for the three and nine months ended September 30, 2018, respectively.

9. Related Party Transactions

IRRAS AB ("IRRAS") is a commercial stage medical technology company of which a former director of the Company is also the President, Chief Executive Officer and director. In January 2018, the Company and IRRAS entered into a Sublease, pursuant to which the Company subleased to IRRAS excess capacity in its corporate headquarters. The sublease had a term of two years. On October 30, 2018, the Company and IRRAS entered into an amended and restated sublease, commencing January 1, 2019, pursuant to which the Company agreed to sublease to IRRAS the remainder of its San Diego, California location (the "IRRAS Restated Sublease"), which satisfied a closing condition related to the Merger. The IRRAS Restated Sublease has a term of one year and provides for aggregate payments due to the Company of approximately $0.4 million, which approximates fair value.

10. Commitments and Contingencies

Leases

In March 2019, the Company entered into a nine-month office space rental agreement for its headquarters in New York, New York expiring November 2019. The rental agreement contains a base rent of approximately $8,000 per month.

In December 2011, Apricus entered into a five-year lease agreement for its original headquarters in San Diego, California expiring December 31, 2016. In December 2015, Apricus amended the lease agreement to extend the term through January 31, 2020. The Company has an option to extend the lease an additional three years. The original lease term contained a base rent of approximately $24,000 per month with 3% annual escalations, plus a supplemental real estate tax and operating expense charge to be determined annually.

In 2018, Apricus subleased excess capacity in its San Diego location to a subtenant under a non-cancellable lease. The sublease had a term of two years and aggregate payments due to Apricus of approximately $0.3 million. On October 30, 2018, Apricus amended and restated its sublease, commencing January 1, 2019, pursuant to which Apricus agreed to sublease the remainder of its San Diego location, which satisfied a closing condition related to the Merger. The amended and restated sublease has a term of one year and provides for aggregate payments due to the Company of approximately $0.4 million, which approximate fair value.

Litigation

As of September 30, 2019, there was no material litigation against the Company.

11. Subsequent Event

Subsequent events have been evaluated through November 7, 2019, the date which these interim consolidated financial statements were filed in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.

On October 15, 2019, the Company and Vyera entered into an amendment (the "Amendment") to the Vyera Agreement. Pursuant to the Amendment, the Company remains obligated to use its commercially reasonable efforts to seek regulatory approval in the United States for and commercialize SLS-002. However, the Amendment eliminates the Phase III Obligation. In addition, in replacement of the Company's obligation to pay the Dosing Milestone, the Company agreed pursuant to the Amendment to (i) issue Vyera in January 2020 that number of registered shares of the Company's common stock equal to $2,250,000 divided by the 30-day volume weighted average price of the common stock calculated prior to such issuance date, provided that the Company may elect, in its sole discretion, to pay Vyera cash (in whole or in part) in lieu of any shares of the Company's common stock and (ii) make cash payments to Vyera in the amounts of $750,000, $750,000, $1.0 million and $1.0 million in October 2019, early January 2020, early April 2020 and early July 2020, respectively (each, a "Payment Obligation"). In event the Company fails to timely meet a Payment Obligation (subject to a cure period), Vyera has the right to require that all of the Vyera Assets and the Vyera Assumed Liabilities be returned to Vyera.

Shares

Common Stock

PROSPECTUS

Benchmark Company

, 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Seelos Therapeutics, Inc. (the "Registrant"), in connection with the sale and distribution of the securities being registered. All amounts are estimated except the Securities and Exchange Commission (the "SEC") registration fee.

Item		Amount
SEC registration fee		$1,791.24
Legal fees and expenses
Accounting fees and expenses
Printing, transfer agent fees and miscellaneous expenses
Total	$

Item 14.	Indemnification of Directors and Officers

The Registrant's officers and directors are indemnified under Nevada law, the Registrant's Amended and Restated Articles of Incorporation, as amended, and its Fourth Amended and Restated Bylaws, as amended, against certain liabilities. The Registrant's Amended and Restated Articles of Incorporation, as amended, require the Registrant to indemnify its directors and officers to the fullest extent permitted by the laws of the State of Nevada in effect from time to time.

Pursuant to its Amended and Restated Articles of Incorporation, as amended, none of the Registrant's directors or officers shall be personally liable to the Registrant or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (2) the payment of dividends in violation of the applicable statutes of Nevada. Further, the Registrant's Amended and Restated Articles of Incorporation, as amended, provide that if Nevada law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by Nevada law, as so amended from time to time. However, Nevada Revised Statutes 78.138 currently provides that, except as otherwise provided in the Nevada Revised Statutes, a director or officer shall not be individually liable to the Registrant or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (i) the presumption established by Nevada Revised Statutes 78.138(3) has been rebutted, (ii) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties as a director or officer, and (iii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Pursuant to the Registrant's Amended and Restated Articles of Incorporation, as amended, it shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Registrant or is serving at the Registrant's request as a director or officer of another entity or enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer, to the fullest extent permitted by applicable law, against any and all loss, liability and expenses, including attorneys' fees, costs, damages, judgments, fines, amounts paid in settlement, and ERISA excise taxes or penalties, actually and reasonably incurred by such person in connection with such action, suit or proceeding, including any appeal. This right to indemnification shall continue for any person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

The Registrant's Amended and Restated Articles of Incorporation, as amended, also provide that it shall pay the expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, suit or proceeding, but, if applicable law so requires, only upon receipt by the Registrant of an undertaking from the director or officer to repay the advanced amounts in the event it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses.

The Registrant's Fourth Amended and Restated Bylaws, as amended, provide that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by the laws of the State of Nevada, each director or officer of the corporation who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and including, without limitation, an action, suit or proceeding by or in the right of the corporation), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving in any capacity at the request of the corporation as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust or other enterprise. Such indemnification shall be against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such director or officer in connection with any such action, suit or proceeding; provided that such director or officer either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any such action, suit or proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful. No such indemnification shall be made to or on behalf of any such director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of law and was material to the cause of action, or for any expenses of such director or officer incurred in his or her capacity as a stockholder. The Fourth Amended and Restated Bylaws, as amended, also require that the expenses of such directors and officers must be paid by the corporation (or through insurance maintained, or other financial arrangements made, by the corporation) as such expenses are incurred and in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Any indemnification of directors and officers under the Fourth Amended and Restated Bylaws, as amended, shall inure to the benefit of their respective heirs, executors and administrators.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify, pursuant to that statutory provision, a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person's service in such capacity if such person (i) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Any discretionary indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, may be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.751 of the Nevada Revised Statutes further provides that indemnification pursuant to Section 78.7502 of the Nevada Revised Statutes does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under our Amended and Restated Articles of Incorporation, as amended, or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in the person's official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 of the Nevada Revised Statutes or for the advancement of expenses, may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, and such misconduct, fraud or violation was material to the cause of action.

The Registrant maintains a general liability insurance policy that covers certain liabilities of directors and officers of the corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

See also the undertakings set out in response to Item 17 herein.

Item 15.	Recent Sales of Unregistered Securities.

Since January 1, 2017, the Registrant has issued the following securities that were not registered under the Securities Act of 1933, as amended (the "Securities Act") (all share amounts have been retrospectively adjusted to reflect a 30-for-1 reverse stock split that was effected on January 24, 2019, in connection with, and prior to the completion of, the Merger):

(1) On September 13, 2017, the Registrant completed a private placement (the "September 2017 Private Placement") of 71,220 shares of the Registrant's common stock at a purchase price of $51.90 per share, and warrants to purchase up to 35,610 shares of common stock (the "September 2017 Warrants") with a group of accredited investors. The September 2017 Warrants were exercisable on the date of issuance at an exercise price equal to $50.10 per share of common stock and will expire two and a half years from the date of issuance. The aggregate net proceeds from the September 2017 Private Placement were approximately $3.1 million. In connection with the transaction, the Registrant also issued to the placement agent, warrants to purchase up to 3,561 shares of the Registrant's common stock (the "September 2017 Placement Agent Warrants"). The September 2017 Placement Agent Warrants have an exercise price of $64.80 per share, were exercisable on the date of issuance and will expire two and a half years from the initial issuance date. H.C. Wainwright & Co. acted as the Registrant's placement agent for the offering. In April 2018, the September 2017 Warrants and the September 2017 Placement Agent Warrants were amended, pursuant to which, among other things, (i) the exercise price of the warrants was reduced to $18.00 per share, and (ii) the date upon which such warrants became exercisable was changed to May 17, 2018.

The issuance of the securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(c) of Regulation D promulgated by the SEC, and in reliance on similar exemptions under applicable state laws.

Appropriate legends were affixed to the securities issued in the transaction. Each of the recipients of the securities had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of the securities in the above transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

The securities are deemed restricted securities for purposes of the Securities Act. There were no underwriters employed in connection with the above transaction.

(2) On April 2, 2018, the Registrant completed a public offering of 236,667 units, at a purchase price of $15.00 per share, with each unit consisting of one share of the Registrant's common stock and one warrant to purchase 0.5 shares of the Registrant's common stock. In connection with the transaction, the Registrant also issued to the placement agent, warrants to purchase up to 11,833 shares of the Registrant's common stock (the "April 2018 Placement Agent Warrants"). The April 2018 Placement Agent Warrants have an exercise price of $18.75 per share, were exercisable on May 17, 2018 and expire five years from the initial exercise date. H.C. Wainwright & Co. acted as the Registrant's placement agent for the offering.

The issuance of the warrants was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and in reliance on similar exemptions under applicable state laws. Appropriate legends were affixed to the warrants issued in the transaction. Each of the recipients of the warrants had adequate access, through employment, business or other relationships, to information about the Registrant.

The warrants are deemed restricted securities for purposes of the Securities Act. There were no underwriters employed in connection with the above transaction.

(3) On September 24, 2018, the Registrant completed a private placement (the "September 2018 Private Placement") of 153,333 shares of the Registrant's common stock at a purchase price of $8.10 per share, warrants to purchase up to 115,000 shares of the Registrant's common stock (the "September 2018 Warrants") and warrants to purchase up to 89,239 shares of the Registrant's common stock (the "Additional September 2018 Warrants") with an accredited investor. The September 2018 Warrants have an exercise price of $9.00 per share, were exercisable six months from the date of issuance and will expire five years from the initial exercise date. The Additional September 2018 Warrants have an exercise price of $12.00 per share, were exercisable six months from the date of issuance and will expire five years from the initial exercise date. The net proceeds from the September 2018 Private Placement were approximately $1.1 million. In addition, outstanding warrants to purchase up to 89,239 shares of the Registrant's common stock previously issued to and held by the purchaser in the September 2018 Private Placement were cancelled at the closing of the September 2018 Private Placement. In connection with the transaction, the Registrant also issued to the placement agent, warrants to purchase up to 7,667 shares of the Registrant's common stock (the "September 2018 Placement Agent Warrants"). The September 2018 Placement Agent Warrants have an exercise price of $10.125 per share, were exercisable six months from the date of issuance and will expire five years from the initial exercise date. H.C. Wainwright & Co. acted as the Registrant's placement agent for the offering.

The issuance of the securities was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC, and in reliance on similar exemptions under applicable state laws.

Appropriate legends were affixed to the securities issued in the transaction. Each of the recipients of the securities had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of the securities in the above transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

The securities are deemed restricted securities for purposes of the Securities Act. There were no underwriters employed in connection with the above transaction.

(4) On January 31, 2019, the Registrant issued warrants to purchase an aggregate of 1,463,519 shares of the Registrant's common stock to certain investors pursuant to a securities purchase agreement dated as of October 16, 2018, by and among the Registrant, the Delaware corporation that was previously known as "Seelos Therapeutics, Inc." and the buyers listed on the signature pages attached thereto, as amended. The warrants were comprised of Series A Warrants to Purchase Common Stock (the "Series A Warrants"), which were initially exercisable for an aggregate of 1,463,519 shares of the Registrant's common stock, and Series B Warrants to Purchase Common Stock (the "Series B Warrants"), which were initially not exercisable for any shares of common stock. The Series A

Warrants have an exercise price of $4.15 per share, were immediately exercisable upon issuance and will expire five years from the date of issuance. The Series B Warrants have an exercise price of $0.001 per share, were immediately exercisable upon issuance and would initially expire on the 45th trading day following the earlier to occur of (x) the date the holder of a Series B Warrant can sell all the underlying shares of common stock of the Registrant pursuant to Rule 144 without restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1) and (y) January 24, 2020. On March 7, 2019, the Series A Warrants and Series B Warrants were amended, pursuant to which, among other things, (i) the aggregate number of shares of common stock of the Registrant issued and issuable pursuant to the Series B Warrants was fixed at 11,614,483, and (ii) the aggregate number of shares of common stock of the Registrant issued and issuable pursuant to the Series A Warrants was fixed at 3,629,023. Roth Capital Partners, LLC acted as the Registrant's exclusive placement agent for the offering.

The issuance of the warrants was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC, and in reliance on similar exemptions under applicable state laws.

Appropriate legends were affixed to the warrants issued in the transaction. Each of the recipients of the warrants had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of the warrants in the above transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

The warrants are deemed restricted securities for purposes of the Securities Act. There were no underwriters employed in connection with the above transaction.

(5) On August 27, 2019, the Registrant issued warrants to purchase up to 2,237,500 shares of the Registrant's common stock in a concurrent private placement to certain institutional investors. Pursuant to a securities purchase agreement, dated as of August 23, 2019, by and among the Registrant and certain institutional investors (the "Securities Purchase Agreement"), the Registrant also issued and sold an aggregate of 4,475,000 shares of common stock in a registered direct offering, where the shares were offered by the Registrant pursuant to its shelf registration statement on Form S-3 filed with the SEC on November 2, 2017 as amended. Pursuant to the Securities Purchase Agreement, the combined purchase price for one share and one warrant to purchase half of a share of common stock in the registered offering and concurrent private placement was $1.50. The Registrant received total gross proceeds of approximately $6.7 million, before deducting the placement agents' fees of approximately $0.5 million. The warrants have an exercise price of $1.78 per share of common stock, will be exercisable six months from the date of issuance and will expire four years following the date of issuance. Roth Capital Partners, LLC acted as the Registrant's placement agent for the offering.

The issuance of the warrants was not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated by the SEC.

Appropriate legends were affixed to the warrants issued in the transaction. Each of the recipients of the warrants had adequate access, through employment, business or other relationships, to information about the Registrant.

All purchasers of the warrants in the above transaction exempt from registration pursuant to Section 4(a)(2) of the Securities Act represented to the Registrant that they were accredited investors and were acquiring the shares for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof and that they could bear the risks of the investment and could hold the securities for an indefinite period of time. The purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from the registration requirements of the Securities Act.

The warrants are deemed restricted securities for purposes of the Securities Act. There were no underwriters employed in connection with the above transaction.
Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

EXHIBITS NO.	DESCRIPTION

1.1**	Form of Underwriting Agreement.

2.1+

Agreement and Plan of Merger and Reorganization, dated July 30, 2018, by and among the Company, Arch Merger Sub, Inc. and Seelos Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

2.2

Amendment No. 1 Agreement and Plan of Merger and Reorganization, dated October 16, 2018, by and among the Company, Arch Merger Sub, Inc. and Seelos Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

2.3

Amendment No. 2 Agreement and Plan of Merger and Reorganization, dated December 14, 2018, by and among the Company, Arch Merger Sub, Inc. and Seelos Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2018).

2.4

Amendment No. 3 Agreement and Plan of Merger and Reorganization, dated January 16, 2019, by and among the Company, Arch Merger Sub, Inc. and Seelos Therapeutics, Inc. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2019).

2.5+

Asset Purchase Agreement, dated February 15, 2019, by and between the Company and Bioblast Pharma Ltd. (incorporated herein by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 19, 2019).

3.1

Amended and Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 2.1 to the Company's Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on March 14, 1997).

3.2

Certificate of Amendment to Articles of Incorporation of the Company, dated June 22, 2000 (incorporated herein by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2003).

3.3

Certificate of Amendment to Articles of Incorporation of the Company, dated June 14, 2005 (incorporated herein by reference to Exhibit 3.4 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 16, 2006).

3.4

Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.6 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.5

Certificate of Correction to Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company, dated March 3, 2010 (incorporated herein by reference to Exhibit 3.7 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010).

3.6

Certificate of Designation for Series D Junior-Participating Cumulative Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-A filed with the Securities and Exchange Commission on March 24, 2011).

3.7

Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2010).

3.8

Certificate of Amendment to Amended and Restated Articles of Incorporation of the Company, dated September 10, 2010 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 10, 2010).

3.9

Certificate of Withdrawal of Series D Junior Participating Cumulative Preferred Stock, dated May 15, 2013 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 16, 2013).

3.10

Certificate of Change filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 25, 2016).

3.11

Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.10 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2017).

3.12

Certificate of Amendment filed with the Nevada Secretary of State (incorporated herein by reference to Exhibit 3.12 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2018).

3.13

Certificate of Amendment related to the Share Increase Amendment, filed January 23, 2019 (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

3.14

Certificate of Amendment related to the Name Change, filed January 23, 2019 (incorporated herein by reference to Exhibit 3.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

3.15

Amended and Restated Bylaws, dated January 24, 2019 (incorporated herein by reference to Exhibit 3.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2019 at 8:05 Eastern Time).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 24, 2011).

4.2	Form of Warrant (incorporated herein by reference to Exhibit 1.1 to the Company's Current Report on From 8-K filed with the Securities and Exchange Commission on May 24, 2013).

4.3

Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of October 17, 2014, by and among the Company, NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and Apricus Pharmaceuticals USA, Inc., as borrowers, Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time including Oxford Finance LLC and Silicon Valley Bank (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 20, 2014).

4.4	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2015).

4.5

Form of Warrant issued to Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.6

Form of Warrant issued to other purchasers (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.7	Form of Warrant Amendment (incorporated herein by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

4.8	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2016).

4.9

Form of Warrant (incorporated herein by reference to Exhibit 4.9 of Amendment No. 1 to Company's Registration Statement on Form S-1 (File No. 333-217036) filed with the Securities and Exchange Commission on April 17, 2017).

4.10	Form of Warrant Amendment (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 21, 2017).

4.11	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017).

4.12

Form of Indenture (incorporated herein by reference to Exhibit 4.13 to the Company's Registration Statement on Form S-3 (File No. 333-221285) filed with the Securities and Exchange Commission on November 2, 2017).

4.13

Amendment to Warrant to Purchase Common Stock (incorporated herein by reference to Exhibit 4.12 of Amendment No. 1 to the Company's Registration Statement on Form S-3 (File No. 333-2223353) filed with the Securities and Exchange Commission on March 22, 2018).

4.14

Amendment to Warrant to Purchase Common Stock, dated as of March 27, 2018 (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on 8-K filed with the Securities and Exchange Commission on March 29, 2018).

4.15	Form of Warrant (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2018).

4.16	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2018).

4.17

Amendment to Warrant to Purchase Common Stock, dated as of June 22, 2018, by and between the Company and Sarissa Offshore (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2018).

4.18	Form of Warrant (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).

4.19	Form of Wainwright Warrant (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).

4.20

Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).

4.21	Form of Investor Warrant (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

4.22

Registration Rights Agreement, dated October 16, 2018, by and among the Company and certain investors named therein (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

4.23

Form of Series A Warrant, issued to investors on January 31, 2019 (incorporated herein by reference to Exhibit 4.1 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2019).

4.24

Form of Series B Warrant, issued to investors on January 31, 2019 (incorporated herein by reference to Exhibit 4.2 of the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 6, 2019).

4.25

Form of Warrant, issued to investors on August 27, 2019 (incorporated herein by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2019).

5.1**	Opinion of Brownstein Hyatt Farber Schreck, LLP.

10.1#	2006 Stock Incentive Plan (incorporated herein by reference to Annex A of the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 6, 2006).

10.2#	Amendment to 2006 Stock Incentive Plan (incorporated herein by reference to Appendix A of the Company's Definitive Proxy Statement filed with the Securities and Exchange Commission on April 18, 2008).

10.3†

License Agreement and Amendment, by and between NexMed (U.S.A.), Inc. and Warner Chilcott Company, LLC, dated September 9, 2015 (incorporated herein by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2015).

10.4

Subscription Agreement dated January 12, 2016, among the Company, Sarissa Capital Domestic Fund LP and Sarissa Capital Offshore Master Fund LP (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 13, 2016).

10.5#

Form of Restricted Stock Unit Award Agreement (incorporated herein by reference to Exhibit 10.6 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2016).

10.6#

Non-Employee Director Compensation Policy (incorporated herein by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2016).

10.7

Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2016).

10.8#

Second Amended and Restated Employment Agreement by and between the Company and Richard W. Pascoe, December 20, 2016 (incorporated herein by reference to Exhibit 10.10 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2018).

10.9#

Second Amended and Restated Employment Agreement, by and between the Company and Neil Morton, dated December 20, 2016 (incorporated herein by reference to Exhibit 10.22 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2017).

10.10

Asset Purchase Agreement, dated March 8, 2017, by and between Ferring International Center S.A. and the Company, NexMed (U.S.A.), Inc., NexMed Holdings, Inc. and NexMed International Limited (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2017).

10.11

License Agreement, dated March 8, 2017, by and between the Company and Ferring International Center S.A. (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 8, 2017).

10.12#

2012 Stock Long Term Incentive Plan, as amended and restated effective May 17, 2017 (incorporated herein by reference to Appendix A to the Company's Definitive Proxy Statement on Schedule 14A filed on April 13, 2017).

10.13

Form of Registration Rights Agreement (incorporated herein by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017).

10.14

Securities Purchase Agreement dated as of September 10, 2017, between the Company and each purchaser named in the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2017).

10.15

Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 29, 2018).

10.16	Form of CVR Agreement (incorporated herein by reference to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on July 30, 2018).

10.17

Form of Indemnification Agreement for the Company's Directors and Officers (incorporated herein by reference to Exhibit 10.32 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.18†

License Agreement, dated September 21, 2016, by and among Seelos Therapeutics, Inc., Ligand Pharmaceuticals Incorporated, Neurogen Corporation and CyDex Pharmaceuticals, Inc. (incorporated herein by reference to Exhibit 10.33 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.19+†

Asset Purchase Agreement, dated as of March 6, 2018, by and between Seelos Therapeutics, Inc. and Vyera Pharmaceuticals AG f/k/a Turing Pharmaceuticals AG (incorporated herein by reference to Exhibit 10.34 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.20†

Amendment to Asset Purchase Agreement, dated as of May 18, 2018, by and between Seelos Therapeutics, Inc. and Vyera Pharmaceuticals AG f/k/a Turing Pharmaceuticals AG (incorporated herein by reference to Exhibit 10.35 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.21

Indemnity Agreement, dated July 8, 2016, by and between Seelos Therapeutics, Inc. and Raj Mehra, Ph.D. (incorporated herein by reference to Exhibit 10.36 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.22	Form of Seelos Therapeutics, Inc. Note Purchase Agreement (incorporated herein by reference to Exhibit 10.37 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.23	Form of Seelos Therapeutics, Inc. Convertible Promissory Note (incorporated herein by reference to Exhibit 10.38 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.24#	Seelos Therapeutics, Inc. 2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.39 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.25#

Form of Option Agreement under the Seelos Therapeutics, Inc. 2016 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.40 of the Company's Registration Statement on Form S-4 filed on August 31, 2018).

10.26

Securities Purchase Agreement, dated as of September 20, 2018, between the Company and the purchaser named in the signature pages thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on September 21, 2018).

10.27

Securities Purchase Agreement, dated as of October 16, 2018, by and among Seelos Therapeutics, Inc., the Company and the investors party thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

10.28

Conversion Agreement, effective as of October 15, 2018, by and among Seelos Therapeutics, Inc., and the holders listed on the Schedule of Holders attached thereto (incorporated herein by reference to Exhibit 10.43 to the Company's Amendment No. 2 to the Form S-4 filed with the Securities and Exchange Commission on October 24, 2018).

10.29	Form of Escrow Agreement (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

10.30	Form of Lock-Up Agreement (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 17, 2018).

10.31

Form of Second Amendment Agreement, dated as of January 4, 2019, by and among Seelos Therapeutics, Inc., the Company and the investors party thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2019).

10.32

Form of Third Amendment Agreement, dated as of January 16, 2019, by and among Seelos Therapeutics, Inc., the Company and the investors party thereto (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 16, 2019).

10.33#

Non-Employee Director Compensation Policy (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2019)

10.34#

Employment Agreement by and between the Company and Raj Mehra, Ph.D., dated March 20, 2019 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 26, 2019).

10.35

Equity Distribution Agreement, dated as of June 17, 2019, by and between the Company and Piper Jaffray & Co. (incorporated herein by reference to Exhibit 1.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on June 17, 2019).

10.36#

Seelos Therapeutics, Inc. 2019 Inducement Plan (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 14, 2019).

10.37

Amendment No. 2 to Asset Purchase Agreement, dated as of December 31, 2018, by and between Seelos Therapeutics, Inc. and Phoenixus AG f/k/a Vyera Pharmaceuticals AG and Turing Pharmaceuticals AG. (incorporated herein by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2019).

10.38#

Form of Stock Option Agreement under the Seelos Therapeutics, Inc. 2019 Inducement Plan (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on August 15, 2019).

10.39

Form of Securities Purchase Agreement, dated August 23, 2019 (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2019).

10.40

Placement Agency Agreement, dated August 23, 2019 (incorporated herein by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2019).

10.41	Form of Leak-Out Agreement (incorporated herein by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 27, 2019).

10.42^

Amended and Restated Exclusive License Agreement, dated August 29, 2019, by and between Seelos Therapeutics, Inc. and Stuart Weg, MD. (incorporated herein by reference to Exhibit 10.7 to the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2019).

10.43

Amendment No. 3 to Asset Purchase Agreement, dated October 15, 2019, by and between Seelos Therapeutics, Inc. and Phoenixus AG. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2019).

10.44

Stock Purchase Agreement, dated January 2, 2020, by and between Seelos Therapeutics, Inc. and Phoenixus AG. (incorporated herein by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 3, 2020).

10.45#

2012 Stock Long Term Incentive Plan, as amended and restated effective January 23, 2019 (incorporated herein by reference to Annex E to the Company's Registration Statement on Form S-4/A (File No. 333-217036), filed with the Securities and Exchange Commission on November 16, 2018).

21.1	Subsidiaries. (incorporated herein by reference to Exhibit 21.1 to the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2019).

23.1*	Consent of BDO USA, LLP, independent registered public accounting firm.

23.2*	Consent of KPMG, LLP, independent registered public accounting firm.

23.3*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).

24.1*	Power of Attorney

__________________

+     All schedules and exhibits to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities Exchange Commission upon request.
†     Confidential treatment has been granted with respect to certain portions of this exhibit, which portions have been omitted and filed separately with the Securities and Exchange Commission.
*     Filed herewith.
**     To be filed by amendment.
#     Management compensatory plan or arrangement
^     Non-material schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

(b) Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable, the required information is not present in amounts sufficient to require submission of such schedules or the information is included in the Registrant's financial statements or notes thereto.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 21, 2020.

SEELOS THERAPEUTICS, INC.

By:	/s/ Raj Mehra, Ph.D.
Raj Mehra, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Raj Mehra, Ph.D. his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Raj Mehra, Ph.D.	President, Chief Executive Officer, Chairman of the Board and Interim Chief Financial Officer	January 21, 2020
Raj Mehra, Ph.D.	(Principal Executive Officer, Principal Financial and Accounting Officer)

/s/ Brian Lian, Ph.D.	Director	January 21, 2020
Brian Lian, Ph.D.

/s/ Daniel J. O'Connor, J.D.	Director	January 21, 2020
Daniel J. O'Connor, J.D.

/s/ Richard W. Pascoe	Director	January 21, 2020
Richard W. Pascoe

/s/ Dr. Robin L. Smith	Director	January 21, 2020
Dr. Robin L. Smith